As filed with the Securities and Exchange Commission on May 15, 2007

Registration No. 333- 141930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

SLM FUNDING LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary Standard Industrial Classification Code Number)	52-0974271 (I.R.S. employer identification no.)

12061 Bluemont Way; V3419

Reston, VA 20190

(703) 810-3000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert Lavet, Esquire

12061 Bluemont Way; V3419

Reston, VA 20190

(703) 810-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reed D. Auerbach, Esquire McKee Nelson LLP One Battery Park Plaza, 34th Floor New York, NY 10004 (917) 777-4400	Charles E. Bryan, Esquire Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [   ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Per Unit Offering Price	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Student Loan-Backed Securities	$117,191,270,358 (2)(3)(4)	100%	$117,191,270,358	$3,597,772
(1)	Estimated solely for the purposes of calculating the registration fee.
(2)

A total registration fee in the amount of $3,597,772 due under this registration statement was calculated pursuant to Rule 457(a) of the Securities Act of 1933.  The registrant has previously paid a registration fee in the amount of $8,025,000 in connection with registered securities under the registration statement on Form S-3 (Registration No. 333-132315), which was initially filed on March 9, 2006. Under such previous registration statement, $33,624,046,000 of securities remain unissued relating to $3,597,772 of unused registration fees. Pursuant to Rule 457(p) of the Commission’s Rules and Regulations under the Securities Act of 1933, such $3,597,772 of unused registration fees are offset against the total registration fee currently due in connection with this registration statement.  Accordingly, no additional registration fee is being paid in connection with the filing of this registration statement.

(3)	Includes an indeterminate amount of securities offered or sold in a remarketing transaction in connection with a reset date.
(4)

This registration statement also includes securities offered or sold by SLM Corporation (or one of its subsidiaries) following any exercise of a related call option, which offers or sales will be treated as original issuance for purposes of payment of registration fees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-132315 and such Post-Effective Amendment shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933.

This document is subject to completion and amendment.  This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The definitive terms of the transaction described herein will be described in the final version of this document.

Subject to completion, dated May 15, 2007

Prospectus Supplement to Prospectus dated __________, 200_

$____________________

SLM Student Loan Trust 200__-__

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes, Series 200__-__

On ____   , 200__, the trust will issue:

Class	Principal	Interest Rate		Legal Maturity
Class A-1 Notes		$3-month LIBOR minus	%
Class A-2 Notes		$3-month LIBOR plus	%
Class A-3 Notes		$3-month LIBOR plus	%
Class A-4 Notes		$3-month LIBOR plus	%
Class A-5 Notes	$		%
Class A-6 Notes	$		%
Class B Notes		$3-month LIBOR plus	%

The trust will make payments, beginning on           , 200_, primarily from collections on a pool of [student loans made under the Federal Family Education Loan Program (FFELP),] [consolidation student loans] a combination of FFELP student loans and consolidation student loans.]  Interest and principal will be paid to the applicable noteholders quarterly on the 25th day of each January, April, July and October, beginning ______ ___, 200_.  In general, the trust will pay principal allocable to the class A notes sequentially to the class A-1 through class A-6 notes, in that order, until paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the distribution date in           20  . The class B notes then will receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.  Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, the reserve fund and, until the distribution date in ______, 200__ the capitalized interest account.  The class A-1 through A-4 notes and the class B notes are LIBOR-based notes. The class A-5 and class A-6 notes are reset rate notes; their respective initial reset dates are       and        .  A description of how LIBOR is determined appears in the attached prospectus under “Additional Information Regarding the Securities—Determination of Indices— LIBOR.”

We are offering the notes through the underwriters at the prices shown below, when and if issued. Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

You should consider carefully the risk factors on page S-35 of this supplement and on page 19 of the prospectus.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any other government agency.

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class A-4 Note	%	%	%
Per Class A-5 Note	%	%	%
Per Class A-6 Note	%	%	%
Per Class B Note	%	%	%

We expect the proceeds to the depositor from the sale of the notes to be $               before deducting expenses payable by the depositor estimated to be $           and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

[LIST OF UNDERWRITERS]

____  , 200__

Prospectus Supplement

Page

Summary of Terms

S-10

●

Issuing entity

S-10

●

Depositor

S-10

●

Sponsor, Servicer and Administrator

S-10

●

Indenture Trustee

S-10

●

Eligible Lender Trustee

S-10

●

Delaware Trustee

S-10

●

The Notes

S-10

●

Dates

S-11

●

Information About the Notes

S-11

●

LIBOR-Based Notes

S-11

●

Reset Rate Notes

S-12

●

All Notes

S-16

●

Indenture Trustee and Paying Agent

S-19

●

Luxembourg Paying Agent

S-19

●

Eligible Lender Trustee

S-19

●

Remarketing Agents

S-19

●

Administrator

S-20

●

Information About the Trust

S-20

Formation of the Trust

S-20

Its Assets

S-20

Significant Guarantors

S-21

●

Administration of the Trust

S-26

Distributions

S-26

Transfer of the Assets to the Trust

S-28

Servicing of the Assets

S-28

Compensation of the Servicer

S-28

●

Termination of the Trust

S-29

Optional Purchase

S-29

Auction of Trust Assets

S-29

●

Initial Interest Rate Swap Agreement

S-30

●

Interest Rate Cap

S-30

●

Excess Distribution Certificateholder

S-31

●

Tax Considerations

S-31

●

ERISA Considerations

S-31

●

Ratings of the Notes

S-31

●

Listing Information

S-32

●

Risk Factors

S-32

●

Identification Numbers

S-32

Risk Factors

S-34

●

The Notes Are Not Suitable Investments For All Investors

S-34

●

Subordination of the Class B Notes and Sequential Payment of the Notes Result in a Greater

Risk of Loss

S-34

●

Investors in the Class B Notes Bear Greater Risk of Loss Because the Priority of Payment of

Interest and the Timing of Principal Payments on the Class B Notes May Change Due to the

Variability of Cash Flows

S-34

●

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted,

There May Be Shortfalls In Distributions To Noteholders

S-35

●

The Characteristics of the Trust Student Loans May Change

S-35

●

Because the Initial Principal Balance of the Notes Exceeds the Trust Assets, You May be

Adversely Affected by a High Rate of Prepayments

S-36

●

Your Notes May Have a Degree of Basis Risk, Which Could Compromise the Trust’s Ability

to Pay Principal and Interest on Your Notes

S-36

●

Certain Actions Can be Taken Without Noteholder Approval

S-37

Defined Terms

S-39

Formation of the Trust

S-39

●

The Trust

S-39

●

Capitalization of the Trust

S-40

●

Eligible Lender Trustee

S-41

●

Delaware Trustee

S-42

●

Indenture Trustee

S-42

Use of Proceeds

S-42

The Trust Student Loan Pool

S-43

●

General

S-43

●

Eligible Trust Student Loans

S-43

●

Certain Expenses

S-44

●

Characteristics of Initial Trust Student Loans

S-44

●

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

S-44

●

Cure Period for Trust Student Loans

S-45

●

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other

Trusts

S-46

●

Exceptional Performance Designation

S-47

Recent Developments

S-54

Description of the Notes

S-47

●

General

S-47

●

The Notes

S-47

●

The Reset Rate Notes

S-50

●

Notice of Interest Rates

S-60

●

Accounts

S-60

●

Supplemental Purchase Period

S-61

●

Consolidation Loan Add-on Period

S-61

●

Servicing Compensation

S-62

●

Distributions

S-62

●

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

S-65

●

Voting Rights and Remedies; Insolvency Events

S-67

●

Credit Enhancement

S-67

●

Potential Interest Rate Cap Agreement

S-68

●

Administration Fee

S-69

●

Trust Accounts

S-69

●

Trust Fees

S-69

●

Determination of Indices

S-69

●

Optional Purchase

S-69

●

Auction of Trust Assets

S-70

Static Pools

S-71

Prepayments, Extensions, Weighted Average Lives And Expected Maturities Of The Notes

S-71

Initial Interest Rate Swap Agreements

S-72

●

Interest Rate Cap

S-75

U.S. Federal Income Tax Consequences

S-77

ERISA Considerations

S-77

Accounting Considerations

S-78

Reports to Securityholders

S-78

Underwriting

S-79

Notice To Canadian Residents

S-81

●

Resale Restrictions

S-81

●

Representations of Purchasers

S-81

●

Rights of Action – Ontario Purchasers Only

S-82

●

Enforcement of Legal Rights

S-82

●

Taxation and Eligibility for Investment

S-82

Listing Information

S-82

Legal Proceedings

S-83

Ratings of the Notes

S-83

Legal Matters

S-84

Glossary for Prospectus Supplement

S-85

Annex A:  Characteristics of the Initial Trust Student Loan Pool

A-1

Exhibit I:  Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

B-1

Prospectus

Page

Prospectus Summary

7

Risk Factors

20

Formation of the Issuing Entities

41

Use of Proceeds

43

The Depositor

43

The Sponsor, Servicer and Administrator

45

The Sellers

47

The Student Loan Pools

48

Sallie Mae’s Student Loan Financing Business

51

Transfer and Servicing Agreements

58

Servicing and Administration

62

Trading Information

75

Description of the Notes

76

Additional Information Regarding the Notes

83

Certain Legal Aspects of the Student Loans

128

U.S. Federal Income Tax Consequences

130

European Union Directive on the Taxation of Savings Income

142

State Tax Consequences

143

ERISA Considerations

143

Available Information

146

Reports to Noteholders

146

Incorporation of Documents by Reference

147

The Plan of Distribution

147

Legal Matters

150

Appendix A: Federal Family Education Loan Program

A-1

Appendix B:  Undergraduate and Graduate Loan Programs

B-1

Appendix C:  Law Loan Programs

C-1

Appendix D:  MBA Loan Programs

D-1

Appendix E:  Medical Loan Programs

E-1

Appendix F:  Direct-to-Consumer Loan Programs

F-1

Appendix G:  Private Consolidation Loan Program

G-1

Appendix H: Global Clearance, Settlement and Tax Documentation Procedures

H-1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

●

the accompanying prospectus, which begins after the end of this prospectus supplement and provides general information, some of which may not apply to your particular class of notes; and

●

this prospectus supplement, which describes the specific terms of the notes being offered.

You should read both the prospectus and the prospectus supplement to fully understand the notes.  We have not authorized anyone to provide you with different information.

For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Tables of Contents on pages S-3 through S-5 provide the pages on which you can find these captions.

NOTICE TO INVESTORS

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

_______________

Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that the application will be granted. You should consult with _________________________, the Luxembourg listing agent for the notes, to determine their status.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

SUMMARY OF PARTIES

TO THE TRANSACTION*

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.

** Each of these entities is a direct or indirect wholly-owned subsidiary of SLM Corporation.

PAYMENT FLOWS

AND DELIVERIES

SUMMARY OF TERMS

This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus. You should read the full description of this information appearing elsewhere in this document and in the prospectus to understand all of the terms of the offering of the notes.

Issuing entity

SLM Student Loan Trust 200__-___, which is a newly formed Delaware statutory trust.  Its principal address is c/o the eligible lender trustee, at  __________, ______, Delaware ______.

Depositor

SLM Funding LLC, which is a Delaware limited liability company.  Its principal address is 12061 Bluemont Way, V3419, Reston, Virginia 20190.

Sponsor, Servicer and Administrator

Sallie Mae, Inc., which is a Delaware corporation.  Its principal address is 12061 Bluemont Way, Reston, Virginia 20190.

Sallie Mae, Inc. is an affiliate of the depositor and each seller.

Indenture Trustee

[___________________]

Eligible Lender Trustee

[___________________]

Delaware Trustee

[___________________]

The Notes

The trust is offering the following classes of notes, which are obligations of the trust:

Class A Notes:

●

Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $         ;

●

Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $         ;

●

Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $         ;

●

Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $         ;

●

Reset Rate Class A-5 Student Loan-Backed Notes in the amount of $         ; and

●

Reset Rate Class A-6 Student Loan-Backed Notes in the amount of $         .

Class B Notes:

●

Floating Rate Class B Student Loan-Backed Notes in the amount of $         .

We refer to the class A-5 notes and the class A-6 notes, collectively, as the reset rate notes. We sometimes refer to the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the reset rate notes, collectively, as the class A notes, and to the class A notes and the class B notes, collectively, as the notes.

Dates

The closing date for this offering is ____ ___   , 200__.

The information about the trust student loans in this prospectus supplement is calculated and presented as of ______ ___, 200__. We refer to this date as the statistical cutoff date.

The cutoff date for the pool of initial trust student loans will be the closing date. We refer to this date as the initial cutoff date.

The trust will be entitled to receive all collections and proceeds on the initial trust student loans on or after the closing date.

A distribution date for each class of notes is the 25th of each January, April, July and October, beginning           200___. If any such 25th day is not a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

Information About the Notes

The notes are debt obligations of the trust. The notes will receive payments primarily from collections on the initial trust student loans acquired by the trust on the closing date and any additional trust student loans acquired by the trust from time to time during the period commencing on the closing date and ending [ten] business days later on        , 200__. We refer to this period as the supplemental purchase period.

We refer to the pool of student loans purchased by the trust on the closing date as the initial trust student loans; we refer to any student loans purchased by the trust during the supplemental purchase period as the additional trust student loans; and we refer to the initial trust student loans and the additional trust student loans, collectively, as the trust student loans.

The trust may acquire additional trust student loans during the supplemental purchase period from amounts on deposit in the supplemental purchase account. The cutoff date for any additional trust student loans will be the date those loans are purchased by the trust. The trust will be entitled to receive all collections and proceeds on the additional trust student loans on and after their respective subsequent cutoff dates.

In addition, from the closing date through          , 200___, which we refer to as the consolidation loan add-on period, the trust student loans may be supplemented by add-on consolidation loans. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following origination of the consolidation loan. Add-on consolidation loans require additional disbursements by the trust, pursuant to which additional eligible education loans that were not originally included in a borrower’s consolidation loan are added to an existing trust student loan, thereby increasing its principal balance. Only amounts on deposit in the add-on consolidation loan account, as described below, may be used by the trust to fund the acquisition of such add-on consolidation loans.

LIBOR-Based Notes

The class A-1 through class A-4 notes and the class B notes are LIBOR-based notes. Interest will accrue on the outstanding principal balance of the LIBOR-based notes during three-month accrual periods and will be paid on each distribution date.

Each accrual period for the LIBOR-based notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the LIBOR-based notes, however, will begin on the closing date and end on          , 200__, the day before the first distribution date.

Except for the first accrual period, each class of LIBOR-based notes will bear interest at a rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-1	plus %
Class A-2	plus %
Class A-3	plus %
Class A-4	plus %
Class B	plus %

LIBOR for the first accrual period will be determined by the following formula:

x + [   /    * (y-x)]

where:

x =    -month LIBOR, and

y =    -month LIBOR.

The administrator will determine LIBOR as specified under “Additional Information Regarding the Securities—Determination of Indices— LIBOR” in the prospectus. The administrator will calculate interest on the LIBOR-based notes based on the actual number of days elapsed in each accrual period divided by 360.

Reset Rate Notes

Interest.  During their respective initial reset periods, the class A-5 notes and the class A-6 notes will be denominated in U.S. Dollars. The class A-5 notes and the class A-6 notes will bear interest during their respective initial reset periods on their outstanding principal balances at [a fixed rate of interest equal to     %] [or] [a floating rate of interest equal to three-month LIBOR plus      %; provided that for the first accrual period, LIBOR will be determined using the same formula as for the LIBOR-based notes.]

During each initial reset period, interest generally will be paid quarterly to the reset rate noteholders on each distribution date commencing on       , 200__.

Interest will accrue on the outstanding principal balance of the reset rate notes during the applicable accrual periods.

Except for the initial accrual period, generally an accrual period for any class of reset rate notes:

●

if bearing a floating rate of interest, will begin on a distribution date and ends on the day before the next distribution date for that class; or

●

if bearing a fixed rate of interest, will begin on the 25th day of the month of the immediately preceding distribution date and ends on the 24th day of the month of the current distribution date.

The initial accrual period for the class A-5 notes will begin on the closing date and end on          , 200__. The initial accrual period for the class A-6 notes will begin on the closing date and end on             , 200__.

Until the related initial reset date, if the class A-5 notes or the class A-6 notes bear interest at a fixed rate, interest on such notes will be calculated based on twelve 30-day months and a 360-day year, except for the initial accrual period.

The actual number of days in the initial accrual period for the class A-5 notes and the class A-6 notes will be      days.

Until the related initial reset date, if the class A-5 notes or the class A-6 notes bear interest at a floating rate, interest on such notes will be calculated based on the actual number of days elapsed in each accrual period and a 360-day year.

For each subsequent reset period, the currency, interest rate mode, accrual period, any changes in relative priorities with respect to the right to receive payments of principal if both classes of reset rate notes are successfully remarketed on the same reset date and applicable distribution dates for the applicable class of reset rate notes will be specified on the related remarketing terms determination date, and the interest rate will be specified on the related spread determination date.

Reset Dates.  The initial reset dates for the class A-5 notes and class A-6 notes are              , 20   and          , 20  , respectively. We refer to these dates, together with each later date on which either class of reset rate notes may be reset with respect to the currency, interest rate mode and other factors described above, as reset dates. We refer to the periods between reset dates as reset periods.

Remarketing Procedures.  At least eight business days prior to each reset date for a class of reset rate notes, the remarketing agents, in consultation with the administrator, will determine the proposed terms of the remarketing for that class including, among other things:

●

the applicable currency;

●

the applicable interest rate mode;

●

whether principal will be paid periodically or at the end of the related reset period;

●

if both classes of reset rate notes are successfully remarketed on the same reset date, any change in their relative priorities with respect to the right to receive payments of principal;

●

the index, if applicable;

●

the all-hold rate, if applicable;

●

the length of the reset period for that class and the applicable distribution dates; and

●

the identity of potential swap counterparties.

The all-hold rate will be the interest rate applicable for the next reset period if all holders of a class of reset rate notes choose not to tender their notes to the remarketing agents for remarketing. The all-hold rate will be applicable only if that class of reset rate notes is denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. See “Description of the Notes—The Reset Rate Notes” in this prospectus supplement.  See “Glossary For Prospectus Supplement—All-Hold Rate” in this prospectus supplement for a more detailed definition.

The interest rate mode for each class of reset rate notes during any reset period after its initial reset period may be based on a floating rate index or may be a fixed rate. The floating rate may be based on EURIBOR, GBP-LIBOR or another non-U.S. Dollar currency based rate, LIBOR, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require each rating agency then rating the notes to confirm its then-current rating of each class of the notes. If required during a reset period, the administrator will calculate the interest rate applicable to the related class of reset rate notes as specified under “Additional Information Regarding the Securities—Determination of Indices” in the prospectus.

Each reset date will occur on a distribution date. The related reset period will always end on the day before a distribution date and may not extend beyond the day before the maturity date of the reset rate notes.

Absent a failed remarketing, holders of a class of reset rate notes that wish to sell their notes on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. Tender is not mandatory if a class of reset rate notes is denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. In all other situations, tender is mandatory, and the holders of the applicable class of reset rate notes will be deemed to have tendered their notes pursuant to the remarketing process. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will be required to retain their notes during the immediately following reset period, absent any separate secondary market trades, and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

Principal.  During any reset period, a class of reset rate notes may be structured not to receive a payment of principal until the end of its related reset period, other than as described under “—Termination of the Trust” below. If a class of reset rate notes is structured in this manner, generally all amounts that otherwise would have been paid to the holders of that class of reset rate notes as principal will instead be deposited into an accumulation account for that class. In that case, those funds will remain in the accumulation account until the next reset date, unless there occurs prior to that reset date an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee. On each reset date, the trust will pay all amounts, less any investment earnings, on deposit in the related accumulation account, including amounts deposited on that reset date, to the holders of that class of reset rate notes or the related swap counterparty for payment to the holders of that class of reset rate notes if that class is denominated in a currency other than U.S. Dollars, as a distribution of principal.

Distributions of principal in respect of a reset rate note will be paid on or before the related maturity date at par.

Interest Rate Swap Agreements.  If the class A-5 notes or the class A-6 notes are structured to bear interest at a fixed rate during the applicable initial reset period, then, on the closing date, the trust will enter into one or more initial interest rate swap agreements with one or more eligible swap counterparties, to hedge the basis risk that results from the payment of a fixed rate of interest to the class A-5 noteholders or the class A-6 noteholders, as applicable.

In addition to any initial interest rate swap agreement, if, on any reset date, a class of reset rate notes is reset to. or continues to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements, to be effective until the next related reset date, with eligible swap counterparties.

Under any interest rate swap agreement with respect to reset rate notes bearing a fixed rate of interest, the related swap counterparty will be obligated to pay the trust the fixed rate of interest for the related class and the trust will be obligated to pay to that swap counterparty an amount based on LIBOR plus or minus a spread. See “Description of the Notes—The Reset Rate Notes—Fixed Rate Mode” in this prospectus supplement.

Each interest rate swap agreement will terminate, generally, on the first to occur of:

●

the next succeeding reset date for the related class; or

●

the distribution date on which the outstanding principal balance of the related class is reduced to zero, excluding for this purpose all sums on deposit in a related accumulation account.

See “Description of the Notes—Initial Interest Rate Swap Agreements” in this prospectus supplement.

If the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions, during any reset period when the related class of reset rate notes will bear a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will also enter into one or more interest rate swap agreements with eligible swap counterparties to hedge against some or all of the basis risk for that class of reset rate notes.

Other than any initial interest rate swap agreement, the trust may not enter into additional interest rate swap agreements with respect to the reset rate notes unless each rating agency then rating any of the notes confirms its then-current ratings of the notes.

Currency Swap Agreements.  If, on any reset date, a class of reset rate notes is reset to a currency other than U.S. Dollars, the trust will enter into one or more currency swap agreements to be effective until the next related reset date. See “Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode” in this prospectus supplement.

The trust may not enter into swap agreements with respect to either class of reset rate notes unless each rating agency then rating the notes confirms its then-current ratings of each class of notes then outstanding and certain additional criteria are satisfied. For a description of these criteria, see “Description of the Notes— The Reset Rate Notes—Foreign Exchange Mode,” “—Floating Rate Mode” and “—Fixed Rate Mode” in this prospectus supplement.

Spread Determination Date.  The spread or the applicable fixed rate will be determined by the remarketing agents three business days prior to the related reset date as the lowest spread or fixed rate, not less than the all-hold rate, if applicable, that would permit all of the related notes tendered for remarketing to be purchased by investors at a price equal to 100% of the outstanding principal balance of that class.

Failed Remarketing.  There will be a failed remarketing if:

●

the remarketing agents cannot determine the applicable required reset terms at least eight business days prior to the related reset date;

●

the remarketing agents cannot establish the required spread or fixed rate at least three business days prior to the related reset date;

●

either sufficient committed purchasers cannot be obtained for all of the tendered notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations and the remarketing agents choose not to purchase the related reset rate notes themselves;

●

one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable; or

●

any rating agency then rating the notes has not confirmed or upgraded its then-current rating of any class of notes, if confirmation is required.

See “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this prospectus supplement.

In the event a failed remarketing is declared with respect to either class of reset rate notes at a time when those notes are then denominated in U.S. Dollars:

●

all holders of that class will retain their reset rate notes, including in all deemed mandatory tender situations;

●

the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus     %; and

●

the related reset period will be three months.

In the event a failed remarketing is declared with respect to either class of reset rate notes at a time when those notes are then denominated in a currency other than U.S. Dollars:

●

all holders of that class will retain their notes;

●

that class will remain denominated in the then-current currency;

●

each related currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR- based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this prospectus supplement as the extension rate;

●

the trust will be entitled to receive from each related currency swap counterparty, for payment to the related noteholders, quarterly floating rate payments at the specified failed remarketing rate; and

●

the related reset period will be three months.

Call Option.  SLM Corporation will have the option to purchase each class of reset rate notes in its entirety as of the related reset date. SLM Corporation has the right to assign this option to certain of its subsidiaries. If this right is exercised, the interest rate for the related class of reset rate notes will be:

●

if that class had no related swap agreement in effect during the previous reset period, the interest rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

●

if that class had one or more related swap agreements in effect during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust was required to pay to the related swap counterparties hedging the currency and/or the basis risk for that class during the preceding reset period.

This rate will continue to apply for each reset period while the call holder retains that class of reset rate notes. In either case, the next reset date will occur on the next distribution date. See “Description of the Notes—The Reset Rate Notes—Call Option” in this prospectus supplement.

The administrator will notify the Luxembourg Stock Exchange of any exercise of the call option and a notice will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.

All Notes

Interest Payments.  Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the applicable distribution date.

Principal Payments.  Principal will be payable or allocable on each distribution date in an amount generally equal to:

●

the principal distribution amount for that distribution date, plus

●

any shortfall in the payment of principal as of the preceding distribution date.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the next business day and included as part of the available funds for the initial distribution date. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the next business day and will also be included as available funds on the initial distribution date.

Priority of Principal Payments.  We will apply or allocate principal sequentially on each quarterly distribution date:

●

first, the class A noteholders’ principal distribution amount, sequentially to the class A-1 through class A-4 notes, in that order, until their principal balances are reduced to zero;

●

second, any remaining class A noteholders’ principal distribution amount, first to the class A-5 notes until their principal balance is reduced to zero and then to the class A-6 notes, until their principal balance is reduced to zero; provided, that either (a) if a class of reset rate notes is then denominated in a currency other than U.S. Dollars, those payments will be made to the related currency swap counterparty or (b) if that class is then structured not to receive a payment of principal until the end of the related reset period, those payments will be allocated to the related accumulation account; and

●

third, on each quarterly distribution date on and after the stepdown date, and provided that no trigger event is in effect on such quarterly distribution date, the class B noteholders’ principal distribution amount, to the class B notes, until their principal balances are reduced to zero.

For purposes of priority second above:

●

if a class of reset rate notes is then structured not to receive a payment of principal until the end of the related reset period, the principal payments will be allocated to the related accumulation account until amounts on deposit in that account, less any investment earnings, are sufficient to reduce the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, to zero; and

●

on any reset date on which both classes of reset rate notes are successfully remarketed, the principal payment priorities of these classes may be changed from a sequential to a pro rata allocation or vice versa, and that allocation may not be changed again until the next reset date on which both of these classes are successfully remarketed.

Amounts received by the trust in a non-U.S. Dollar currency from a swap counterparty with respect to principal will be paid or allocated to the applicable reset rate noteholders from the related currency account described under “Information about the Trust—Its Assets—Currency Accounts” below on the related distribution date.

Principal will not be paid to either class of reset rate notes on any distribution date if that class is then structured not to receive a payment of principal until the end of the related reset period, unless that distribution date is also a reset date. Instead, principal will be allocated to that class of notes and set aside in the related accumulation account.

Amounts on deposit in an accumulation account, exclusive of investment earnings, will generally be distributed to the reset rate noteholders or the related swap counterparty, as applicable, only on the related reset date.

See “Description of the Notes— Distributions” in this prospectus supplement for a more detailed description of principal payments and for a description of the effects of a termination of any currency swap agreement.

Until the stepdown date, which is the earlier of the distribution date in           20    , or the first date on which no class A notes remain outstanding, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

The class A noteholders’ principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders’ principal distribution amount is equal to the principal distribution amount times the class B percentage.

The class B percentage is zero prior to the stepdown date and on any other distribution date if a trigger event is in effect. On each other distribution date, it is the percentage obtained by dividing:

●

the aggregate principal balance of the class B notes, by

●

the aggregate principal balance, or U.S. Dollar equivalent, of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in any accumulation account, in each case determined immediately prior to that distribution date.

The stepdown date will be the earlier of:

●

the distribution date in _____, 20__, or

●

the first date on which no class A notes remain outstanding.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less any amounts on deposit in any accumulation account, exclusive of any investment earnings and after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

See “Description of the Notes— Distributions” in this prospectus supplement for a more detailed description of principal payments.  See also “Description of the Notes— Distributions Following an Event of Default and Acceleration of the Notes” in this prospectus supplement for a description of cashflows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.

Maturity Dates.  Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity
Class A-1
Class A-2
Class A-3
Class A-4
Class A-5
Class A-6
Class B

The actual maturity of any class of notes could occur earlier if, for example,

●

there are prepayments on the trust student loans;

●

the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is [10%] or less of the initial pool balance; or

●

the indenture trustee auctions all remaining trust student loans, which absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is [10%] or less of the initial pool balance.

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.  The projected weighted average life and expected maturity date of each class of notes under various assumed prepayment scenarios may be found under “Weighted Average Lives and Expected Maturities of the Notes” in this prospectus supplement.  See “Exhibit I—Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” in this prospectus supplement.

Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty. In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes, trust swap payments due to any swap counterparty and any deposits required to be made into any supplemental interest account or any investment reserve account. See “Description of the Notes—The Notes— The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Denominations.  Each class of notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. All of the notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System. You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes.  The notes will be secured by the assets of the trust, primarily the trust student loans.

Potential Interest Rate Cap Agreement.  At any time, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “interest rate cap agreement”) with one or more cap counterparties (collectively, the “cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any payment due by the trust to the cap counterparty would be payable only out of funds otherwise payable to the excess distribution certificateholder under item (i) of “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement.  Any payments received from the cap counterparty would be included in available funds.  See “Description of the Notes—Potential Interest Rate Cap Agreement” in this prospectus supplement.

Indenture Trustee and Paying Agent

The trust will issue the notes under an indenture to be dated as of the closing date.  Under the indenture, ______________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

Luxembourg Paying Agent

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause a paying agent to be appointed. Initially, ______________ will act as the Luxembourg paying agent with respect to any of the notes listed on the Luxembourg Stock Exchange.

Eligible Lender Trustee

[__________________] will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the assets of the trust.

Remarketing Agents

The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of either class of reset rate notes from amounts on deposit in the remarketing fee account. The trust will also be obligated to reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each reset date.

Administrator

Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement dated as of the closing date. Sallie Mae, Inc. is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation. Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate. See “Servicing and Administration— Administration Agreement” in the prospectus.

Information About the Trust

Formation of the Trust

The trust is a Delaware statutory trust created under a trust agreement dated as of ________ ___, 200__.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any swap agreements [and the interest rate cap agreement] described below and other related activities. See “Formation of the Trust—The Trust” in this prospectus supplement.

The depositor is SLM Funding LLC. It is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to SLM Education Credit Finance Corporation as SLM ECFC.

The depositor will acquire the initial trust student loans from one or both of VG Funding, LLC and SLM ECFC under separate purchase agreements and will subsequently sell them to the trust on the closing date under the sale agreement. We sometimes refer to VG Funding, LLC as VG Funding. We also sometimes refer to SLM ECFC and/or VG Funding as a seller or the sellers, as applicable. The sale agreement and purchase agreements will each be dated as of the closing date.

[          ], as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust agreement.

The depositor will acquire any additional trust student loans from one or both of the sellers under additional purchase agreements and will sell them to the trust from time to time during the supplemental purchase period, provided there are sufficient funds on deposit in the supplemental purchase account.

Its Assets

The assets of the trust will include:

●

the trust student loans;

●

collections and other payments on the trust student loans;

●

funds it will hold from time to time in its trust accounts, including a collection account; a reserve account; a floor income rebate account, an add-on consolidation loan account; a supplemental purchase account; a capitalized interest account; a remarketing fee account; any accumulation account; any supplemental interest account; any investment reserve account; any investment premium purchase account; and, if either class of reset rate notes is denominated in a currency other than U.S. Dollars, a related currency account;

●

its rights under each swap agreement entered into from time to time; and

●

its rights under the interest rate cap agreement, as described under “Description of the Notes—Interest Rate Cap” in this prospectus supplement.

The rest of this section describes the trust student loans and trust accounts more fully.

Trust Student Loans.  The trust student loans (including the initial trust student loans, any additional trust student loans and any add-on consolidation loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP. [Approximately ___% of the trust student loans by principal balance are Stafford loans, ___% are PLUS loans and ___% are consolidation loans.]  [All of the trust student loans are consolidation loans.]  See “Appendix A:  Federal Family Education Loan Program” in the prospectus for a description of each type of FFELP loan.

Consolidation loans are used to combine a borrower’s obligations under various federally authorized student loan programs into a single loan.

Initial Trust Student Loans. The initial trust student loans have been selected from the student loans owned by SLM ECFC or VG Funding, or have been acquired by the related seller from one or more of their affiliates, based on the criteria established by the depositor, as described in this prospectus supplement and the prospectus.

The depositor will acquire the initial trust student loans from VG Funding and SLM ECFC on the closing date.

Guarantee agencies described in this document guarantee all of the initial trust student loans. They are also reinsured by the United States Department of Education.

As of the statistical cutoff date, the initial trust student loans had a pool balance of approximately $______________.

As of the statistical cutoff date, the weighted average annual borrower interest rate of the initial trust student loans was approximately ____% and their weighted average remaining term to scheduled maturity was approximately ___ months.

Any special allowance payments on the initial trust student loans are based on the three-month financial commercial paper rate as to approximately ____% of the initial trust student loans by principal balance and the 91-day treasury bill rate as to approximately ____% of the initial trust student loans by principal balance.

Significant Guarantors

[___________________,] which guarantees ___% of the initial trust student loans;

[___________________,] which guarantees ___% of the initial trust student loans.  See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.

Additional Trust Student Loans. From time to time during the supplemental purchase period, the depositor will acquire additional trust student loans from one or both of the sellers to the extent that the trust has sufficient funds on deposit in the supplemental purchase account for the purchase of such additional trust student loans.

Each applicable seller will have the right from time to time under the related purchase agreement to sell additional trust student loans to the depositor during the supplemental purchase period. All additional trust student loans purchased by the depositor are required under the sale agreement to be immediately sold to the trust, provided there are sufficient funds on deposit in the supplemental purchase account.

All additional trust student loans will also be guaranteed by guarantee agencies and reinsured by the United States Department of Education.

Add-on Consolidation Loans. From time to time through ________ 200__, the trust may fund add-on consolidation loans to the extent that the trust has sufficient funds on deposit in the add-on consolidation loan account.

The principal balance of the applicable add-on consolidation loan will serve to increase the principal balance of the related trust student loan by that amount.

Collection Account.  The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date. The deposit will be in cash or eligible investments equal to approximately $              , plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.  See “Servicing and Administration—Accounts” in the prospectus for a more complete description of eligible investments.

The administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account, as described in this prospectus supplement and the prospectus.

Supplemental Purchase Account. On the closing date, the administrator will establish and maintain the supplemental purchase account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the supplemental purchase account on the closing date. The deposit will be in cash or eligible investments in an amount equal to the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, but not to exceed 5% of the pool balance as of the statistical cutoff date. The amount on deposit in the supplemental purchase account will be reduced by the amount used from that account to purchase additional trust student loans from time to time during the supplemental period.

All additional trust student loans will be sold to the trust at a price equal to 100% of the outstanding principal balance of each additional trust student loan, plus accrued interest to be capitalized.

All additional trust student loans purchased by the trust will be required to satisfy certain eligibility criteria as described under “The Trust Student Loan Pool” in this prospectus supplement. We sometimes refer to additional student loans which satisfy the required eligibility criteria as eligible student loans in this prospectus supplement.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the next business day and included as part of available funds on the initial distribution date.

Add-on Consolidation Loan Account.  On the closing date, the administrator will establish and maintain the add-on consolidation loan account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit in cash or eligible investments from the net proceeds of the sale of the notes equal to $          into the add-on consolidation loan account on the closing date. The amount on deposit in the add-on consolidation loan account will be reduced by the amount used from that account to fund add-on consolidation loans from time to time during the consolidation loan add-on period.

All add-on consolidation loans will be added to the trust at a price equal to 100% of the outstanding principal balance of each add-on consolidation loan, plus accrued and unpaid interest, if any.

Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the next business day and included as part of available funds on the next distribution date.

Reserve Account.  The administrator will establish and maintain a reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $             .

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See “Description of the Notes—Distributions” in this prospectus supplement.

Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account. The specified reserve account balance for any distribution date will be equal to the greater of:

●

     % of the sum of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account, each as of the end of the related collection period; and

●

$                .

A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through             , 200__.

The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes, less all amounts then on deposit, exclusive of any investment earnings, in any accumulation account.

The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the administration fee, the remarketing fees, if any, the class A noteholders’ interest distribution amount, the class B noteholders’ interest distribution amount, payments owed to any swap counterparty with respect to interest, and certain swap termination payments.

In addition, the reserve account will be available:

●

on the maturity date for each class of class A notes, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest; and

●

on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest, any carryover servicing fee, any remaining swap termination payments and remarketing fees and expenses.

If the market value of the reserve account, together with amounts on deposit in any supplemental interest account on any distribution date, is sufficient to pay the remaining principal—for this purpose, as reduced by all amounts, other than investment earnings, on deposit in any accumulation account—interest accrued on the notes and any carryover servicing fee, amounts on deposit in those accounts will be so applied on that distribution date. See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

Capitalized Interest Account. The administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $                .

On and prior to the                 20   distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to each swap counterparty, other than any termination payments, pursuant to any swap agreement then in effect and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds in the capitalized interest account will not be replenished.

All remaining funds on deposit in the capitalized interest account on the                20   distribution date will be transferred to the collection account and included in available funds on that distribution date.

Remarketing Fee Account.  The administrator will establish and maintain a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders. Beginning on the distribution date that is one year prior to a reset date for a class of reset rate notes, and through that reset date, the trust will be required to deposit into the remarketing fee account, available funds, up to the related quarterly required amount on each related distribution date, until the balance on deposit in the remarketing fee account in respect of that class reaches the targeted level for the related reset date, prior to the payment of interest on the notes.

Investment earnings on deposit in the remarketing fee account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date. In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes available funds would not be sufficient to reduce the principal balance of that class to zero, the amount of that class A note interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes. See “Description of the Notes—The Reset Rate Notes— Tender of Reset Rate Notes; Remarketing Procedures” in this prospectus supplement.

Accumulation Accounts.  The administrator will establish and maintain in the name of the indenture trustee an accumulation account for the benefit of each class of reset rate notes, generally, whenever that class bears interest at a fixed rate or bears interest at a floating rate but is structured not to receive a payment of principal until the end of the related reset period. With respect to each related class for the related reset period, on each distribution date, the indenture trustee will deposit any payments of principal allocated to that class, in U.S. Dollars, into the related accumulation account. All sums on deposit in the related accumulation account, including any amounts deposited into that accumulation account on the related distribution date, but less any investment earnings, will be paid either:

●

if the applicable class of reset rate notes is then denominated in U.S. Dollars, on the next related reset date to the noteholders of that class, after all other required distributions have been made on that reset date; or

●

if the applicable class of reset rate notes is then denominated in a currency other than U.S. Dollars, on or about the next related reset date to the related currency swap counterparty or counterparties, which will in turn pay the applicable currency equivalent of those amounts to the trust, for payment to the noteholders of that class on the second business day following that reset date, after all other required distributions have been made on that reset date.

Amounts, exclusive of investment earnings, on deposit in an accumulation account may be used only to pay principal on the related class of reset rate notes or to the related currency swap counterparty or counterparties and for no other purpose. Investment earnings on deposit in an accumulation account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.

Amounts on deposit in an accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium. Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the related investment premium purchase account described below to pay the amount of the purchase price in excess of par.

Investment Premium Purchase Accounts.  If required on a reset date, the administrator will establish and maintain in the name of the indenture trustee one or more investment premium purchase accounts. On each distribution date when funds are deposited into an accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to         % of the amount deposited into that accumulation account into a related investment premium purchase account, together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full.

Amounts on deposit in an investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the related accumulation account. Amounts not used to pay those premium purchase amounts will become available funds on future distribution dates pursuant to a formula set forth in the administration agreement.

Investment Reserve Accounts. If required on a reset date, the administrator will establish and maintain in the name of the indenture trustee one or more investment reserve accounts. On any distribution date and to the extent of available funds, if the ratings of any eligible investments in an accumulation account have been downgraded by one or more rating agencies, the indenture trustee will deposit into a related investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition, that amount not to exceed the amount of the unrealized loss on the related eligible investments. On each distribution date, all amounts on deposit in an investment reserve account either will be withdrawn from that investment reserve account and deposited into the related accumulation account in an amount required to offset any realized losses on eligible investments related to that accumulation account, or will be deposited into the collection account to be used as available funds on that distribution date.

Supplemental Interest Accounts. If required on a reset date, the administrator will establish and maintain in the name of the indenture trustee a supplemental interest account related to any accumulation account.

On each distribution date when amounts are deposited into or are on deposit in an accumulation account, the indenture trustee, subject to sufficient available funds, will deposit into the related supplemental interest account an amount sufficient to pay either to the related reset rate noteholders or to each related swap counterparty, as applicable, the floating rate payments due to those noteholders or the swap counterparty, as applicable, through the next related distribution date at the related LIBOR-based floating rate on all amounts on deposit in the related accumulation account, after giving effect to an assumed rate of investment earnings on that account.

All amounts on deposit in a supplemental interest account will be withdrawn on or before each distribution date, deposited into the collection account and included in available funds for that distribution date.

Currency Accounts.  If either class of reset rate notes is denominated in a currency other than U.S. Dollars during any reset period and the administrator has not previously established a currency account for the applicable currency, then the administrator will establish and maintain a currency account for that currency in the name of the indenture trustee, for the benefit of the holders of the related reset rate notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into that currency account as described in this prospectus supplement.

Floor Income Rebate Account.  The administrator will establish and maintain a floor income rebate account as an asset of the trust in the name of the indenture trustee.  On or before the 25th of each month, the administrator will instruct the indenture trustee to transfer from the collection account to the floor income rebate account the monthly accrual of interest paid by borrowers on trust student loans originated on or after April 1, 2006 that exceeds the special allowance support levels applicable to such trust student loans, which we refer to in this prospectus supplement as “floor income.”  These deposited amounts will be used to offset the amount of floor income, if any, that is expected to be netted by the Department of Education against the interest subsidy payments and/or special allowance payments otherwise due to the trust for that collection period.  At the end of the next succeeding collection period all sums deposited into the floor income rebate account during the previous collection period will be withdrawn on the related distribution date and become part of available funds on such date.

Administration of the Trust

Distributions

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the various accounts described above. These funds will be applied monthly to the payment of the primary servicing fee and on or before each applicable distribution date generally as shown in the chart on the following page.

See “Description of the Notes— Distributions” in this prospectus supplement for a more detailed description of distributions.

COLLECTION ACCOUNT
1st
SERVICER (Primary Servicing Fee)
2nd
ADMINISTRATOR (Administration Fees)
3rd
REMARKETING FEE ACCOUNT (Quarterly Funding Amount, if any)
4th (pro rata)
CLASS A NOTEHOLDERS (Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTIES (Trust Swap Interest Payments, if any)
SWAP COUNTERPARTIES (Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS (Class B Noteholders' Interest Distribution Amount)
(first to the class A-1 notes until paid in full, then to the class A-2 notes until paid in full, then to the class A-3 notes until paid in full, then to the class A-4 notes until paid in full and then, subject to certain amounts being deposited into any related accumulation account, to the class A-5 notes (or to any applicable swap counterparties), until paid in full, and then to the class A-6 notes (or to any applicable swap counterparties), until paid in full)
6th
CLASS A NOTEHOLDERS (Class A Noteholders' Principal Distribution Amount)
7th
SUPPLEMENTAL INTEREST ACCOUNTS (Supplemental Interest Account Deposit Amount, if any)
8th
INVESTMENT RESERVE ACCOUNTS (Investment Reserve Account Required Amount, if any)
9th
CLASS B NOTEHOLDERS (Class B Noteholders' Principal Distribution Amount)
10th
RESERVE ACCOUNT (Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
INVESTMENT PREMIUM PURCHASE ACCOUNTS (Investment Premium Purchase Account Deposit Amount, if any)
12th
SERVICER (Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTIES (Remaining Swap Termination Payments, if any)
14th
REMARKETING AGENTS OR ADMINISTRATOR (Any amounts with respect to remarketing fees not paid from amounts on deposit in remarketing fee account)
15th
REMARKETING AGENTS OR ADMINISTRATOR (Certain expenses related to the remarketing of a class of reset rate notes)
16th
EXCESS DISTRIBUTION CERTIFICATEHOLDER (Any remaining amounts)

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the trust student loans to the trust. Additional trust student loans, if any, will be sold to the trust under additional sale agreements, each of which will be executed pursuant to the terms of the original sale agreement. The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

If the depositor breaches a representation under the initial sale agreement regarding an initial trust student loan or an additional sale agreement regarding an additional trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

The sellers will have similar obligations under the purchase agreements. See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the prospectus.

Amounts withdrawn from the add-on consolidation loan account will be remitted by the servicer or the indenture trustee, as applicable, to the applicable lender in repayment of the related student loan, the amount of which will be added to the existing trust student loan.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, Inc., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. See “Servicing and Administration—Servicing Procedures” and “—Administration Agreement” in the prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See “Servicing and Administration— Matters Regarding the Servicer” in the prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.

For the period from ________, 20__ through ________, 20__, the servicer has been awarded the “exceptional performance” designation by the United States Department of Education. So long as the servicer’s exceptional performance designation remains in effect, federally reinsured student loans serviced by the servicer, including the trust student loans, will be eligible to receive 100% reimbursement in any default claim properly submitted for payment.  [Update as applicable.]  See “The Trust Student Loan Pool— Exceptional Performance Designation” in this prospectus supplement.

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12 of an amount not to exceed       % of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th of each month, or if the 25th day is not a business day, then on the next business day, beginning in _____ 200__. The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of:

●

the amount of specified increases in the costs incurred by the servicer;

●

the amount of specified conversion, transfer and removal fees;

●

any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

●

interest on any unpaid amounts.

See “Description of the Notes— Servicing Compensation” in this prospectus supplement.

Termination of the Trust

The trust will terminate upon:

●

the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

●

the payment of all amounts required to be paid to the noteholders.

See “The Student Loan Pools— Termination” in the prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is [10%] or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

See “Description of the Notes— Optional Purchase” in this prospectus supplement, and “The Student Loan Pools— Termination” in the prospectus.

In addition to the optional purchase right described above, the servicer also will have an option, but not the obligation, to purchase any trust student loan on any date; provided that the servicer may not purchase trust student loans if the aggregate, cumulative principal balance thereof (at the time of purchase) exceeds 2% of the initial pool balance.  The purchase price for any trust student loans purchased by the servicer using this option will be equal to the outstanding principal amount of such trust student loans plus accrued and unpaid interest through the date of purchase.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans as described above. The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

●

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

●

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the notes or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase all of the remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the prospectus.

Initial Interest Rate Swap Agreement

If during the applicable initial reset period, the class A-5 notes or the class A-6 notes bear interest at a fixed rate, then, on the closing date, the trust will enter into one or more initial interest rate swaps with one or more eligible swap counterparties to hedge the basis risk that results from the payment of a fixed rate of interest on the applicable class of reset rate notes.  Any interest rate swap counterparty or counterparties will be identified in the final prospectus supplement.  See, “Initial Interest Rate Swap Agreements” in this prospectus supplement.

Interest Rate Cap

On the closing date, the trust will purchase an interest rate cap from one or more eligible swap counterparties, as cap counterparty. The cap counterparty or counterparties will be identified in the final prospectus supplement.

Under the interest rate cap agreement, the cap counterparty will make payments to the trust if three-month LIBOR, calculated in the same manner as for the LIBOR-based notes, exceeds       % during the period the interest rate cap is in effect. The interest rate cap will terminate, generally, on the         20   distribution date.

See “Description of the Notes—Interest Rate Cap” in this prospectus supplement.

Excess Distribution Certificateholder

Under the trust agreement, the trust will also issue an excess distribution certificate to the depositor. This excess distribution certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLM ECFC, the depositor will transfer the excess distribution certificate to SLM ECFC as a part of the consideration for the sale of the trust student loans being sold to the depositor by SLM ECFC under the related purchase agreement.

Distributions on the Excess Distribution Certificate.  The excess distribution certificate will not bear interest and will not have a principal balance.  In general, distributions on the excess distribution certificate will be made only after all of the notes have received or been allocated all amounts due or allocable on a quarterly distribution date.  See “Description of the Notes—Distributions” in this prospectus supplement.

Tax Considerations

Subject to important considerations described in the prospectus:

•

In the opinion of federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

•

In the opinion of federal tax counsel for the trust, the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

•

In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes and noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

Subject to important considerations and conditions described in this prospectus supplement and the prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:

•

an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the notes will not result in a non-exempt prohibited transaction; and

•

the purchase will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

Ratings of the Notes

The notes are required to be rated as follows:

●

Class A notes: Highest rating category from at least two of Fitch Ratings, Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

●

Class B notes: One of the two highest rating categories from at least two of Fitch, Moody’s and S&P.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity with respect to the notes or the likelihood of payment of any carryover amounts with respect to the auction rate notes.  See “Ratings of the Notes” in this prospectus supplement.

Listing Information

Application has been made for the floating rate notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that the application will be granted. You should consult with [         ], the Luxembourg listing agent for the notes, to determine their status. You can contact the listing agent at [        ]. So long as any class of notes is listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of notes, including if such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort, and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.

We expect that the notes will be accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear on or prior to the closing date.

Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the prospectus under “Risk Factors.”

Risk Factors

Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the prospectus under “Risk Factors.”

Identification Numbers

The notes will have the following CUSIP Numbers, ISIN and European Common Codes:

CUSIP Numbers

●

Class A-1 notes:

●

Class A-2 notes:

●

Class A-3 notes:

●

Class A-4 notes:

●

Class A-5 notes:

●

Class A-6 notes:

●

Class B notes:

International Securities Identification Numbers (ISIN)

●

Class A-1 notes:

●

Class A-2 notes:

●

Class A-3 notes:

●

Class A-4 notes:

●

Class A-5 notes:

●

Class A-6 notes:

●

Class B notes:

European Common Codes

●

Class A-1 notes:

●

Class A-2 notes:

●

Class A-3 notes:

●

Class A-4 notes:

●

Class A-5 notes:

●

Class A-6 notes:

●

Class B notes:

RISK FACTORS

You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 20 of the prospectus. These risk factors could affect your investment in or return on the notes.

The Notes Are Not Suitable Investments For All Investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss

Class B noteholders and, to a lesser extent, holders of class A notes with higher numerical designations, bear a greater risk of loss than do holders of class A notes with lower numerical designations because:

●

distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes, and distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;

● no principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full; and

● no principal will be paid to any class A noteholders until each class of the class A notes having a lower numerical designation has been paid in full.

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cash Flows

Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account), in the add-on consolidation loan account and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, less amounts, other than investment earnings, then on deposit in any accumulation account, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the stepdown date. However, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any distribution date until the class A notes have been paid in full.

Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders

Certain credit and liquidity enhancement features, including the reserve account and the capitalized interest account, are limited in amount.  In addition, the capitalized interest account will not be replenished, is available for a limited duration and will not be extended.  In certain circumstances, if there is a shortfall in available funds, such amounts may be depleted.  This depletion could result in shortfalls and delays in distributions to noteholders.

The Characteristics Of The Trust Student Loans May Change

The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date. The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the initial trust student loans presented in this prospectus supplement as of the statistical cutoff date.

Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this prospectus supplement due to the acquisition of additional trust student loans during the supplemental purchase period and the addition of add-on consolidation loans during the consolidation loan add-on period.

Because The Initial Principal Balance Of The Notes Exceeds The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments

The pool balance as of the statistical cutoff date plus the initial balances of the capitalized interest account and the add-on consolidation loan account is approximately         % of the aggregate principal balance of the notes. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing and administration fees, amounts, if any, necessary to fund the remarketing fee account to its targeted level and interest payable on the notes or to the swap counterparties, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Prepayments may result from borrowers further consolidating or re-consolidating their student loans (within the FFELP or into the Federal Direct Lending Program), from borrowers defaulting and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal balance of the notes for some period.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes

There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the effective interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of different indices or do not adjust at all. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on the notes could be compromised.  See “Annex A—Characteristics of the Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Cutoff Date” which specifies the percentages of trust student loans that adjust based on the three-month commercial paper rate or the 91-day Treasury bill rate, as applicable.

Certain Actions Can Be Taken Without Noteholder Approval

The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, investors in the notes will be dependent on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur.  Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

FORMATION OF THE TRUST

The Trust

SLM Student Loan Trust 200__-__ is a statutory trust newly formed in accordance with Delaware law on _________, 200_, under a short-term trust agreement dated as of ________, 200_ among the depositor, the Delaware trustee and the eligible lender trustee.  The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement to be dated the closing date among the depositor, the eligible lender trustee, the Delaware trustee and the indenture trustee. We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”

After its formation, the trust will not engage in any activity other than:

●

acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

●

issuing the notes;

●

making payments on them;

●

entering into swap agreements from time to time with respect to the reset rate notes and making the required payments set forth therein;

●

entering into any interest rate cap agreement at the direction of the administrator from time to time and making the payments required thereunder; and

●

engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust will be initially capitalized with equity of $           , excluding amounts to be deposited in the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account on the closing date. The proceeds from the sale of the notes will be used by the eligible lender trustee to make the initial deposits into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account, to make the upfront payment on the interest rate cap and to purchase, on behalf of the trust, the trust student loans. The trust will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. The trust will purchase any additional trust student loans under one or more additional sale agreements to be entered into with the depositor pursuant to the terms of the initial sale agreement. On the closing date, the depositor will use the net proceeds it receives from the sale of the trust student loans to the trust to pay the sellers the respective purchase prices for the trust student loans acquired from them under the purchase agreements. Additional trust student loans may be purchased by the depositor from SLM ECFC and/or VG Funding during the supplemental purchase period only to the extent there are sufficient funds on deposit in the supplemental purchase account.

With respect to add-on consolidation loans, the servicer, or the indenture trustee at the direction of the servicer, as applicable, will transfer from the add-on consolidation loan account (but only to the extent of available funds on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related student loan, and the principal balance of the related trust student loan will be increased by the same amount.

The property of the trust will consist of:

●

the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

●

all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the cutoff date;

●

all moneys and investments from time to time on deposit in the trust accounts;

●

its rights under any and all swap agreements entered into from time to time and the related documents;

●

its rights under the transfer and servicing agreements, including the right to require the applicable seller, the applicable purchaser or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions;

●

its rights under the guarantee agreements with guarantors; and

●

its rights under any interest rate cap agreement entered into from time to time and the related documents.

The sections “Transfer and Servicing Agreements,” “Servicing and Administration,” “Description of the Notes” and “Additional Information Regarding The Notes” in the prospectus contain descriptions of the material provisions of the transaction documents.

The notes will be secured by the property of the trust. The collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account, any accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency account will be maintained in the name of the indenture trustee for the benefit of the noteholders. The remarketing fee account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in __________, Delaware, in care of ____________, as eligible lender trustee, at its address shown below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the securities had taken place on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$
Floating Rate Class A-2 Student Loan-Backed Notes
Floating Rate Class A-3 Student Loan-Backed Notes
Floating Rate Class A-4 Student Loan-Backed Notes
Floating Rate Class A-5 Student Loan-Backed Notes
Floating Rate Class A-6 Student Loan-Backed Notes
Auction Rate Class B Student Loan-Backed Notes
Equity	100
Total	$

Eligible Lender Trustee

 [______________________] is the eligible lender trustee for the trust under the trust agreement. ________________ is a national banking association whose principal offices are located at ____________________, _______, Delaware ________. The eligible lender trustee will acquire on behalf of the trust legal title to all the initial trust student loans acquired on the closing date and any additional trust student loans purchased during the supplemental purchase period. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the prospectus.  [Disclosure regarding the particular eligible lender trustee’s prior experience to be provided by the applicable trustee, and included in the applicable prospectus supplement.]

Asset classes for which [        ] serves as owner trustee or eligible lender trustee, as applicable, include residential mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, and student loans.  As of [        ], 20[  ], [        ] has acted as eligible lender trustee for approximately [     ] asset-backed securities transactions involving federally-insured student loans.

The eligible lender trustee will acquire on behalf of the trust legal title to all the initial trust student loans purchased on the closing date and any additional trust student loans acquired during the supplemental purchase period.  The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with the guarantee agencies described in this prospectus supplement with respect to the trust student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans.  See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the prospectus.

The eligible lender trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement.  The eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the prospectus.  Affiliates of the depositor maintain banking relations with the eligible lender trustee.

The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee.  In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.  [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

Delaware Trustee

[                                                   ] is the Delaware trustee for the trust under the trust agreement.  [                                         ] is a Delaware banking corporation whose principal offices are located at [                                         ], Delaware [       ].  [Disclosure regarding the particular Delaware trustee’s prior experience to be provided by the applicable Delaware trustee, and included in the applicable prospectus supplement.]

The Delaware trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the Delaware trustee in the trust agreement.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the prospectus.  VG Funding, SLM Education Credit Finance Corporation and their parent, SLM Corporation, maintain banking relations with the Delaware trustee.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the Delaware trustee.  [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

Indenture Trustee

The trust will issue the notes under an indenture to be dated as of the closing date.  Under the indenture, _______________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. [______________] is a national banking association whose principal offices are located at ____________________, _______, Delaware ________.  [Disclosure regarding the particular indenture trustee’s prior experience to be provided by the applicable trustee, and included in the applicable prospectus supplement.]

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.  [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

USE OF PROCEEDS

The trust will use the net proceeds of $              from the sale of the notes to make the initial deposits to the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account, to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement and to make the upfront payment on the interest rate cap.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.

THE TRUST STUDENT LOAN POOL

General

The eligible lender trustee, on behalf of the trust, will purchase the pool of initial trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the initial trust student loans on and after that date.

Eligible Trust Student Loans

The initial trust student loans were selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

●

is a FFELP loan that is guaranteed as to at least (1) 100% with respect to trust student loans with an initial date of disbursement prior to October 1, 1993, (2) 98% with respect to trust student loans with an initial date of disbursement prior to July 1, 2006 and on or after October 1, 1993 or (3) 97% with respect to trust student loans with an initial date of disbursement on or after July 1, 2006, of its principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

●

contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

●

is fully disbursed;

●

is not more than 210 days past due;

●

does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

●

has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

Each additional trust student loan will be selected from portfolios of student loans owned by one of the sellers or an affiliate by employing the criteria listed above (as of the related subsequent cutoff date).

No trust student loan as of the applicable cutoff date was or will be subject to any prior obligation to sell that loan to a third party.

The depositor expects that any additional trust student loans, acquired by the trust following the closing date and prior to the end of the supplemental purchase period, will have been sold to the depositor by SLM ECFC or VG Funding, and such student loans will be owned by SLM ECFC or VG Funding or one of their affiliates, and will be student loans that are eligible to be sold to the trust. Concurrently with the acquisition of any eligible student loans from SLM ECFC or VG Funding, the depositor will sell those loans directly to the trust. During the supplemental purchase period, the purchase of eligible student loans by the depositor and in turn by the trust will be funded by means of a transfer of amounts on deposit in the supplemental purchase account as described in this prospectus supplement.

The addition of any add-on consolidation loans will not be a sale of a new loan to the trust; rather, such addition will merely serve to increase the principal balance of the existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller will be required to repurchase the entire trust student loan, including the portion attributable to the add-on consolidation loan.

Certain Expenses

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the trust (including the expenses of accountants, underwriters and rating agencies) are paid by Sallie Mae, Inc. and/or the depositor.  Such expenses are not paid from proceeds of the sale of the notes.

Characteristics of Initial Trust Student Loans

The tables contained in Annex A to this prospectus supplement, which is a part of this prospectus supplement, provide a description of certain characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest to be capitalized of $_______________ as of the statistical cutoff date.

Unless otherwise specified, all information with respect to the initial trust student loans presented in this prospectus supplement or in Annex A is as of _________, 200__, which is the statistical cutoff date.

Following the sale of additional trust student loans during the supplemental purchase period to the eligible lender trustee, the aggregate characteristics of the final pool of trust student loans may vary from those shown in Annex A for the initial pool of trust student loans.  If the aggregate characteristics of the final pool of trust student loans are materially different from those shown in Annex A, updated information will be provided in the first quarterly servicing report provided by the administrator for the period in which the supplemental purchase period ends.

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guarantee agencies and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.

In general, student loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. Student loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. However, so long as the servicer’s “exceptional performance” designation remains in effect, all federally insured student loans serviced by the servicer, including the trust student loans acquired by the trust, will be eligible to receive 100% reimbursement on any default claim properly submitted for payment. See “Appendix A—Federal Family Education Loan Program— Guarantee Agencies under the FFELP” in the prospectus.

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. We cannot assure you that the Department of Education would ever make that determination with respect to a guarantee agency or, if that determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in the prospectus.

The table on page A-10 of Annex A to this prospectus supplement provides information with respect to the applicable percentage by outstanding principal balance of the initial trust student loans guaranteed by each guarantor.

Some historical information about the guarantee agency that guarantees trust student loans comprising at least 10% of the Initial Pool Balance is also provided beginning on page A-11 in Annex A. For purposes of the tables in Annex A, we refer to this guarantee agency as the Significant Guarantor.

The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See “Appendix A—Federal Family Education Loan Program” to the prospectus.

Each guarantee agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

●

the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency’s rules and other applicable requirements;

●

the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

●

the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

Cure Period for Trust Student Loans

The sellers, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer’s receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the pool balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See “Servicing and Administration—Servicer Covenants” and “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guarantee agencies resulting from the eligible lender trustee’s activities in the FFELP. As a result, if the Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees, consolidation loan rebate fees or floor income rebates that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust’s behalf.

Exceptional Performance Designation

For the period from _________, 20__ through _________, 20__, Sallie Mae, Inc., the servicer, has been awarded the “exceptional performance” designation by the United States Department of Education. So long as the servicer’s exceptional performance designation remains in effect, all federally reinsured student loans serviced by the servicer, including the trust student loans to be acquired with the proceeds of the notes, will be eligible to receive 100% reimbursement on any default claim properly submitted for payment. The Secretary of Education may revoke the servicer’s exceptional performance designation if, among other things, subsequent audits of the servicer’s servicing operations reflect a failure to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that the servicer will maintain its exceptional performance designation in the future. Failure by the servicer to maintain its exceptional performance designation in the future is not a default under the servicing agreement between the trust and the servicer.

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RECENT DEVELOPMENTS

On April 15, 2007, SLM Corporation, Mustang Holding Company Inc. (“Parent”) and Mustang Merger Sub, Inc. (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Parent is owned 50.2% by J.C. Flowers II L.P., 24.9% by Bank of America, N.A. and 24.9% JPMorgan Chase Bank, N.A. (collectively, the “Investors”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, Merger Subsidiary will merge with and into SLM Corporation (the “Merger”), with SLM Corporation continuing as the surviving corporation and a wholly-owned subsidiary of Parent.  As of the effective time of the Merger, each issued and outstanding share of common stock of SLM Corporation will be cancelled and converted into the right to receive $60.00 in cash, without interest.  Parent has provided SLM Corporation with executed equity and debt financing commitments, the proceeds of which will provide for the payment of the aggregate cash consideration contemplated by the Merger Agreement.  The financing commitments are subject to customary closing conditions.

The Merger Agreement contains certain termination rights for both SLM Corporation and Parent.  The Merger Agreement provides that, upon termination under specified circumstances, SLM Corporation would be required to pay Parent a termination fee of $900 million.  The Merger Agreement further provides that, upon termination under specified circumstances, Parent would be required to pay SLM Corporation a termination fee of $900 million.  The termination fee payable by Parent is severally guaranteed by the Investors in separate limited guarantees.

Consummation of the Merger is subject to several conditions, including the adoption of the Merger Agreement by SLM Corporation’s stockholders, the absence of legal prohibitions and the receipt of requisite regulatory approvals.

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DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes some terms of the notes, the indenture, the trust agreement, any initial interest rate swap agreements and the interest rate cap agreement. The prospectus describes other terms of the notes. See “Description of the Notes” and “Additional Information Regarding the Securities” in the prospectus. The following summary does not cover every detail and is subject to the provisions of the notes, the indenture, the trust agreement, any swap agreements and the interest rate cap agreement.

The Notes

The Class A Notes.

Distributions of Interest.  Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each applicable distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See “—Distributions” and “—Credit Enhancement” below. If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

Except for the first accrual period, the interest rate for each class of LIBOR-based notes for each accrual period will be equal to the sum of three-month LIBOR and the following applicable spread:

Class of Notes	Spread
Class A-1	plus %
Class A-2	plus %
Class A-3	plus %
Class A-4	plus %

The interest rate for the class A-5 notes for each accrual period that ends before the related initial reset date will be:

●

[a fixed rate equal to    %, calculated on the basis of twelve 30-day months and a 360-day year, except that the initial accrual period will consist of    days] [or]

●

[except for the first accrual period, a floating rate equal to the sum of three-month LIBOR and 0.  %,]

The interest rate for the class A-6 notes for each accrual period that ends before the related initial reset date will be:

●

[a fixed rate equal to   %, calculated on the basis of twelve 30-day months and a 360-day year, except that the initial accrual period will consist of   days] [or]

●

[except for the first accrual period, a floating rate equal to the sum of three-month LIBOR and 0.  %,]

The interest rate for each class of reset rate notes will be reset on each applicable reset date. See “—The Reset Rate Notes” below.

LIBOR for the first accrual period for all classes of LIBOR-based notes [and for the class A-5 notes and/or the class A-6 notes, to the extent applicable] will be determined by the following formula:

x

+ [   /  × (y — x)]

where:

x

=  -month LIBOR, and

y

=  -month LIBOR.

The administrator will determine LIBOR for the specified maturity and each subsequent accrual period on the second business day before the beginning of that accrual period, as described under “Additional Information Regarding the Securities—Determination of Indices—LIBOR” in the prospectus. [The initial accrual period for the related notes will consist of    days.]

Distributions of Principal.  Principal payments will be made or allocated to the class A noteholders and each applicable swap counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero (taking into account, if applicable, funds on deposit (less any investment earnings) in any accumulation account that, if distributed, would reduce the outstanding principal amount of each class of reset rate notes to zero). Principal payments on the class A notes and to each applicable swap counterparty will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See “—Distributions,” “—Credit Enhancement” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders’ Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and each applicable swap counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments generally will be applied on each distribution date in the priorities set forth under “—Distributions” below.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to the applicable swap counterparties will be made pro rata, without preference or priority, except that amounts on deposit in any accumulation account will be applied only to the payment of principal of the related class of reset rate notes.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the prospectus.

In addition, on the next business day after the end of the supplemental purchase period, all amounts remaining on deposit in the supplemental purchase account will be transferred to the collection account and included as part of Available Funds on the initial distribution date. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will also be transferred to the collection account on the next business day and included as part of Available Funds on the initial distribution date.

The Class B Notes.

Distributions of Interest.  Interest will accrue on the principal balance of the Class B notes at the Class B interest rate. Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See “—Distributions,” “—Credit Enhancement—Reserve Account” and “—The Class B Notes—Subordination of the Class B Notes” below.

Except for the first accrual period, the interest rate for the class B notes with respect to each accrual period will be equal to the sum of three-month LIBOR and   %. The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the LIBOR-based class A notes.

Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See “—Distributions” and “—Credit Enhancement—Reserve Account” below.

The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a swap counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes, amounts, if any, due to a swap counterparty for trust swap payments and any required deposits into any supplemental interest account and any investment reserve account. Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and the administration fee, required deposits to the remarketing fee account and, through the                        20      distribution date, amounts on deposit in the capitalized interest account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the applicable Class A Noteholders’ Principal Distribution Amount. In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in any accumulation account to pay the outstanding principal amount in full of the related class of reset rate notes), the Class B Noteholders’ Principal Distribution Amount will be subordinated to the payment of any required deposits into any supplemental interest account and any investment reserve account.

Notwithstanding the foregoing, if

(1) on any distribution date following distributions under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” below to be made on that distribution date, the outstanding principal balance of the class A notes, less amounts, other than investment earnings, on deposit in any accumulation account, would be in excess of:

●

the outstanding principal balance of the trust student loans plus

●

any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

●

the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” below plus

●

the balance of the add-on consolidation loan account on such distribution date plus

●

the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” below minus

●

the Specified Reserve Account Balance and any Supplemental Interest Account Deposit Amount for that distribution date, or

(2) an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders’ Distribution Amount and any Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

The Reset Rate Notes

General.  The applicable currency and interest rate for each class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below and in more detail in the prospectus under “Additional Information Regarding the Securities—Reset Rate Securities.”

During their initial reset period, the class A-5 notes will be denominated in U.S. Dollars and will bear [a fixed rate of interest] [a floating rate of interest] as described above. During their initial reset period, the class A-6 notes will be denominated in U.S. Dollars and will bear [a fixed rate of interest] [a floating rate of interest] as described above.

Interest.  Interest on each class of reset rate notes, during any reset period when that class bears interest at a floating rate based on LIBOR, EURIBOR, GBP-LIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described under “Additional Information Regarding the Securities—Determination of Indices” in the prospectus. Interest on each class of reset rate notes during each reset period when that class bears a fixed rate of interest will accrue daily and will be computed based on:

●

if that class is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

●

if that class is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in “—Determination of Indices” below or another day-count convention as will be set forth on the related Remarketing Terms Determination Date.

Interest on each class of reset rate notes during any reset period when that class bears a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Except for the initial accrual period, an accrual period during any reset period when a class of reset rate notes bears interest at a floating rate, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on a distribution date and end on the day before the next related distribution date. [The initial accrual period for [the class A-5 notes] [the class A-6 notes] will begin on the closing date and end on                    , 200__, the day before the first distribution date, and thereafter each related accrual period during the applicable initial reset period will begin on a distribution date and end, with respect to each applicable class of reset rate notes, on the day before the next related distribution date.] An accrual period during any reset period when a class of reset rate notes is denominated in U.S. Dollars and bears a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date. [The initial accrual period for [the class A-5 notes] [the class A-6 notes] will begin on the closing date and end on                , 200__.] An accrual period during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars and bears a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date. Accrual periods and the distribution dates for payments of interest for that class may be monthly, quarterly, semi-annual or annual, as specified on the related Remarketing Terms Determination Date as described under “Additional Information Regarding the Securities—The Reset Rate Securities—Reset Periods” in the prospectus. Interest and principal will be payable or allocated, as applicable, on each applicable distribution date.

However, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars, if a distribution date for that class of reset rate notes coincides with a reset date, payments will be paid to the applicable reset rate noteholders on the second business day following that distribution date (which we sometimes refer to as the “special reset payment date” in this prospectus supplement), together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes (as described below), payments of interest and principal to that class of reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

Principal.  In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date as described above. If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when it is then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever that class bears a fixed rate of interest), principal generally will be allocated to that class of reset rate notes and deposited into the related accumulation account until the next reset date for that class of reset rate notes, when such amounts will be distributed to the applicable reset rate noteholders or to the related swap counterparty as applicable, on or about that reset date. See “Additional Information Regarding The Securities—The Reset Rate Securities—Principal” in the prospectus.

Reset Periods.  The initial reset date for the class A-5 notes will be           , 20  . The initial reset date for the class A-6 notes will be                 , 20    .  We refer to these dates, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates for the same class as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the maturity date for the reset rate notes.

The applicable currency, interest rate and the frequency and, if applicable, priority of principal payments on each class of reset rate notes will be reset as of each related reset date as determined by:

●

the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Euros, Pounds Sterling or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, any change in relative priorities with respect to the right to receive payments of principal (if applicable) and the related All-Hold Rate (if applicable); and

●

the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars (including during its initial reset period), that class is said to be in foreign exchange mode. In that case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the applicable reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See “Additional Information Regarding the Securities—The Reset Rate Securities— Foreign Exchange Mode” in the prospectus.

In the event that a class of reset rate notes is reset to bear (or continues to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on that class of reset rate notes and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See “Additional Information Regarding the Securities—The Reset Rate Securities—Fixed Rate Mode” in the prospectus. In the event that a class of reset rate notes is reset to bear (or continues to bear) a floating rate of interest the Spread will be determined in the manner described below for each reset period. See also “Additional Information Regarding the Securities—The Reset Rate Securities—Spread Determination Date” in the prospectus.

Each reset period will be no less than three months and will always end on the day before a distribution date. Each distribution date when the applicable reset rate noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.

Absent a Failed Remarketing, reset rate noteholders that wish to be repaid on a related reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process; provided that tender is deemed mandatory when those reset rate notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed under “Additional Information Regarding the Securities—The Reset Rate Securities—Tender of Reset Rate Notes; Remarketing Procedures” in the prospectus. If there is a Failed Remarketing of a class of reset rate notes, however, the related reset rate noteholders will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date, as described under “Additional Information Regarding the Securities—The Reset Rate Securities—Failed Remarketing” in the prospectus.

Interest on each class of reset rate notes during each reset period after the related initial reset period will accrue and be payable either:

●

at a floating interest rate, in which case those reset rate notes are said to be in floating rate mode, or

●

at a fixed interest rate, in which case those reset rate notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.  On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “Remarketing Terms Determination Date”, unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the applicable reset rate noteholders whether tender is deemed mandatory or optional. Additionally, in consultation with the administrator, the remarketing agents will establish the following terms for the applicable class of reset rate notes by the Remarketing Terms Determination Date, which terms will be applicable during the upcoming reset period:

●

the weighted average life of that class of reset rate securities under several assumed prepayment scenarios;

●

the name and contact information of the remarketing agents;

●

the next reset date and reset period;

●

the applicable minimum denomination and additional increments;

●

if both classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

●

the interest rate mode (i.e., fixed rate or floating rate);

●

the applicable currency;

●

if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

●

if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the applicable reset rate noteholders, if other than quarterly;

●

whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case, generally, but not exclusively, whenever that class bears a fixed rate of interest);

●

if in floating rate mode, the applicable interest rate index;

●

if in floating rate mode, the interval between interest rate change dates;

●

if in floating rate mode, the applicable interest rate determination date;

●

if in fixed rate mode, the applicable fixed rate pricing benchmark;

●

if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

●

if in floating rate mode, whether there will be a related swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;

●

the applicable interest rate day-count basis; and

●

the related All-Hold Rate, if applicable.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the applicable reset rate noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on the Remarketing Terms Determination Date, the remarketing agents, in consultation with the administrator, will establish the related All-Hold Rate. In this event, on or before the Notice Date, the applicable reset rate noteholders will have the option to deliver a Hold Notice, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes either is in foreign exchange mode during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the applicable reset rate noteholders will be deemed to have tendered their reset rate notes on the related reset date (including on each initial reset date), regardless of any desire by those reset rate noteholders to retain their ownership, and no All-Hold Rate will be applicable.

If applicable, the All-Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period. In the event some but not all of the applicable reset rate noteholders elect to hold their reset rate notes for the next reset period and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All-Hold Rate, all noteholders who delivered a Hold Notice agreeing to be subject to the All-Hold Rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the applicable reset rate noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the All-Hold Rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date as described under “Additional Information Regarding The Securities—The Reset Rate Securities— Spread Determination Date” and “Failed Remarketing” in the prospectus.

Call Option.  Each class of reset rate notes will be subject, as of each related reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related reset rate noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date. Once notice is given, the holder of the call option may not rescind its exercise of the call option. If the call option is exercised with respect to a class of reset rate notes, the interest rate on those reset rate notes will be the Call Rate and the applicable currency will be U.S. Dollars. In that event, a reset period of three months will be established, at the end of which the holder of the call option may either remarket that class of reset rate notes pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing Call Rate. See “Additional Information Regarding The Securities—The Reset Rate Securities—Call Option” in the prospectus.

Spread Determination Date.  On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if the related class of reset rate notes will be in floating rate mode during the next reset period) or applicable fixed rate of interest (if the related class of reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the related class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into one or more swap agreements to hedge basis and/or currency risks for the next related reset period. Furthermore, if either class of reset rate notes is to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the related currency swap counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained. See “Additional Information Regarding The Securities—The Reset Rate Securities—Spread Determination Date” in the prospectus.

Timeline.  The following chart shows a timeline of the remarketing process:

Foreign Exchange Mode.  If a class of reset rate notes is to be reset in foreign exchange mode on the related reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with Eligible Swap Counterparties:

●

to facilitate the trust’s ability to pay principal and interest in the applicable currency;

●

to pay additional interest at the applicable interest rate and in the applicable currency on the related class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

●

to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

See “Additional Information Regarding The Securities—The Reset Rate Securities—Foreign Exchange Mode” in the prospectus.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.

The terms of all currency swap agreements must satisfy the Rating Agency Condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If a class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, those notes will be deemed tendered mandatorily by the holders thereof on the related reset date. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase their reset rate notes through the remarketing agents. Those reset rate noteholders may not be allocated their desired amount of reset rate notes as part of the remarketing process. Holders of a class of reset rate notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust as well as payment of any outstanding principal amount payable as a result of the remarketing process on or about the second business day following the reset date as a result of the required delay in payment through Euroclear and Clearstream, Luxembourg.

Floating Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition. In the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR, the remarketing agents, in consultation with the administrator, generally will use the procedures set forth under “—Foreign Exchange Mode” above and “Additional Information Regarding The Securities—The Reset Rate Securities—Foreign Exchange Mode” in the prospectus.

Fixed Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:

●

the applicable spread as determined by the remarketing agents on the Spread Determination Date; and

●

the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish that fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, that fixed rate of interest will in no event be lower than the related All-Hold Rate, if applicable.

Interest on a class of reset rate notes during any reset period when it bears a fixed rate of interest and is denominated in U.S. Dollars generally will be computed on the basis of a 360-day year of twelve 30-day months. Interest on a class of reset rate notes during any reset period when it bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “Additional Information Regarding The Securities—Determination of Indices” in the prospectus, or another day-count convention as is established on the related Remarketing Terms Determination Date. This interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.

In addition, if either class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and this interest rate swap will be made as part of any required currency swap agreement as described in “Additional Information Regarding The Securities—The Reset Rate Securities—Foreign Exchange Mode” in the prospectus. Each of these interest rate swap agreements will terminate, generally, on the earliest to occur of:

●

the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if the related class of reset rate notes is then in foreign exchange mode;

●

the related reset date for which the related call option is exercised;

●

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

●

the maturity date of the related class of reset rate notes.

See “Additional Information Regarding The Securities—The Reset Rate Securities—Fixed Rate Mode” in the prospectus.

Allocation of Principal to Accumulation Account.  If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when it is then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever that class bears a fixed rate of interest), principal generally will be allocated to that class of reset rate notes and deposited into the related accumulation account. Those principal amounts will remain in the related accumulation account until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee. On that reset date, all amounts (less any investment earnings) then on deposit in the related accumulation account, including any allocation of principal made on that distribution date, will be distributed to the applicable reset rate noteholders, as of the related record date, in reduction of principal (or if in foreign exchange mode, on or about that reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable reset rate noteholders on or about that reset date).

However, in the event that on any distribution date the amount (less any investment earnings) on deposit in the related accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the applicable class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the applicable reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the related currency swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable reset rate noteholders on or about that reset date). On that reset date the outstanding principal balance of that class of reset rate notes will be reduced to zero. Amounts (less any investment earnings) on deposit in the related accumulation account may be used only to pay principal on the applicable class of reset rate notes (or to make payments to the related currency swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement) and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The indenture trustee, subject to sufficient available funds therefor, will deposit into the related supplemental interest account the related Supplemental Interest Account Deposit Amount as described under “—Distributions” below.

Tender of Reset Rate Notes; Remarketing Procedures.  On the closing date, the trust, the administrator and the remarketing agents will enter into a remarketing agreement for the remarketing of each class of reset rate notes by the remarketing agents. Pursuant to the remarketing agreement,               and                   have each agreed to act as remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for a class of reset rate notes for any reset period at any time on or before the related Remarketing Terms Determination Date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a Remarketing Terms Determination Date.

On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related Spread Determination Date (unless a Failed Remarketing is declared, 100% of the related reset rate noteholders have delivered a Hold Notice, or an exercise of the call option has occurred), that remarketing agency agreement will be supplemented to include all other required terms of the related remarketing. See “Additional Information Regarding The Securities—The Reset Rate Securities— Tender of Reset Rate Notes; Remarketing Procedures” in the prospectus for a description of the remarketing procedures applicable to the reset rate notes.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, the excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date. Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of that class to zero, the amount of the Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes.

Notice of Interest Rates

Information concerning the past and current LIBOR, any other applicable index, and the interest rates applicable to the notes, will be available on the administrator’s website at http://www2.salliemae.com/investors/debtasset/ slmsltrusts/ issuedetails/ _______.htm or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.

Accounts

The administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited. The administrator will also establish the following accounts in the name of the indenture trustee:

●

the reserve account, the capitalized interest account, the floor income rebate account, the add-on consolidation loan account, the supplemental purchase account, any accumulation account, any supplemental interest account, any investment premium purchase account and any investment reserve account, for the benefit of the noteholders;

●

the remarketing fee account for the benefit of the remarketing agents and the class A noteholders; and

●

any currency account for the benefit of the applicable reset rate noteholders.

The indenture trustee will invest funds in the collection account, the supplemental purchase account, the add-on consolidation loan account, the reserve account, any investment premium purchase account, any investment reserve account, any accumulation account, any supplemental interest account, the remarketing fee account and the capitalized interest account in eligible investments as provided in the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that with respect to funds on deposit in any accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the applicable class of reset rate notes.  See “Servicing and Administration—Accounts” in the prospectus for a more complete description of eligible investments.

The administrator will direct the related swap counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any currency swap agreement into the applicable currency account.

Supplemental Purchase Period

During the supplemental purchase period, which is the period beginning on the closing date and ending [ten] business days later on ____________, ___ 200__, the eligible lender trustee, on behalf of the trust, will be permitted to purchase additional trust student loans, to the extent that: (1) they are eligible student loans, (2) they are purchased by the depositor from SLM ECFC or VG Funding, and (3) there are sufficient amounts on deposit in the supplemental purchase account. The supplemental purchase account will be created with an initial deposit by the trust on the closing date of cash or eligible investments. The initial deposit will equal the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date, but not to exceed 5% of the Pool Balance as of the statistical cutoff date. This account will not be replenished.

Subject to the availability of eligible student loans, the applicable seller will have the right to sell to the depositor additional trust student loans, and subject to the availability of funds in the supplemental purchase account, the depositor will purchase such additional trust student loans, to be sold to the trust, at a price equal to 100% of the sum of (i) the outstanding principal balance of each additional trust student loan and (ii) all accrued interest to be capitalized.

As a condition to any sale, all of the additional trust student loans will be required to satisfy certain eligibility criteria as described above under “The Trust Student Loan Pool” in this prospectus supplement.

The eligible lender trustee, on behalf of the trust, will purchase from the depositor and the depositor will purchase and sell to the eligible lender trustee, on behalf of the trust, all additional trust student loans purchased from the applicable seller immediately following the purchase of such loans.

Any amounts remaining on deposit in the supplemental purchase account as of the end of the supplemental purchase period will be transferred to the collection account on the next business day and included as part of Available Funds on the initial distribution date.

Consolidation Loan Add-on Period

The Higher Education Act permits borrowers to add additional eligible education loans to an existing consolidation loan up to 180 days after the origination of such consolidation loan. If the borrower of a trust student loan wanted to include an additional student loan in that borrower’s existing consolidation loan and if the trust could not fund such additional student loan, the related trust student loan would have to be removed from the trust and treated as having been prepaid in full. To mitigate this effect, during the consolidation loan add-on period, which is the period from the closing date through ____________, 200__, the trust will be permitted to acquire add-on consolidation loans, which would increase the outstanding principal balance of an existing trust student loan, but only to the extent of funds on deposit in the add-on consolidation loan account.

On the closing date, the depositor will fund the add-on consolidation loan account with proceeds from the sale of the notes in an amount equal to $          . No additional deposits will be made into the add-on consolidation loan account. Amounts may be withdrawn from time to time during the consolidation loan add-on period to acquire add-on consolidation loans and for no other purposes. Add-on consolidation loans will be added to the trust at a price equal to their outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following such acquisition, the outstanding principal balance of the related trust student loan will be increased by an identical amount. To the extent any funds remain on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period, all such amounts will be transferred to the collection account on the next business day and included as part of Available Funds on the initial distribution date.

Servicing Compensation

The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (k) under “—Distributions—Distributions from the Collection Account” below. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

Deposits into the Collection Account.  On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $  plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, to the extent such excess amount is not deposited into the supplemental purchase account.

On or before the business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.

Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

However, for so long as no administrator default has occurred and is continuing, the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, together with interest calculated from the first day of the month following receipt by the administrator to but excluding the day on which the administrator remits those amounts to the collection account at a rate no less than the federal funds rate for each day during that period less 0.20%. See “Servicing and Administration— Payments on Student Loans” in the prospectus.

Distributions from the Collection Account.  On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” above, to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the                   20    distribution date with respect to clauses (d)(1), (d)(2) and (e) below for that distribution date, and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the remarketing fee account, any Quarterly Funding Amount for that distribution date;

(d) pro rata, based on amounts due and owing:

(1) to the class A noteholders (other than any class of reset rate noteholders if a swap agreement with respect to interest payments to be made to those noteholders is then in effect), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(2) if a swap agreement is then in effect for any class of reset rate notes with respect to interest payments to be made to those noteholders, to each applicable swap counterparty, the amount of interest at the related floating rate of interest due to each applicable swap counterparty under the related swap agreement; and

(3) if applicable, to each swap counterparty (other than the cap counterparty) the amount of any swap termination payment due to that swap counterparty under the related swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;

(e) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(f) (1) sequentially, to the class A-1, class A-2, class A-3 and class A-4 noteholders, in that order, until each of those classes is paid in full, the Class A Noteholders’ Principal Distribution Amount; and

(2) any remaining Class A Noteholders’ Principal Distribution Amount, sequentially to the class A-5 and class A-6 noteholders, in that order, until the principal balance of each of those classes is paid in full; provided, however, that

(A) if either class of reset rate notes is then denominated in U.S. Dollars and is then structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,

(B) if either class of reset rate notes is then denominated in a currency other than U.S. Dollars, principal payments either will be made to the related currency swap counterparty or will be allocated to the related accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of that class has been distributed to the related currency swap counterparty or allocated to the related accumulation account,

(C) for purposes of this clause (f) (2), the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in any related accumulation account, and

(D) on any reset date on which both classes of reset rate notes are successfully remarketed, the priority set forth in this clause (f) (2) may be changed from a sequential to a pro rata allocation (or vice versa), and that allocation may not be changed again until the next reset date on which both classes of reset rate notes are successfully remarketed;

(g) to any supplemental interest account, the Supplemental Interest Account Deposit Amount, if any, for that distribution date;

(h) to any investment reserve account, the amount, if any, required to fund that account to the applicable Investment Reserve Account Required Amount;

(i) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on that distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(j) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(k) to any investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

(l) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(m) if applicable, to any swap counterparty or counterparties, pro rata, the amount of any swap termination payments due to the swap counterparty or counterparties, as the case may be, not payable in clause (d)(3) above;

(n) if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;

(o) if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of a class of reset rate notes on that distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

(p) to the extent not applied to make an upfront or other payment to an interest rate cap counterparty under an interest rate cap agreement, to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses

Amounts that would be paid to each swap counterparty pursuant to clauses (d), (f) or (m) above with respect to a class of reset rate notes, will be paid by the trust to the related swap counterparty on or about the third business day preceding each distribution date.

In the event that a swap termination payment is owed by the trust to any swap counterparty and a replacement swap agreement is procured by the trust under which the replacement swap counterparty makes a payment to the trust, the trust will pay that amount directly to the original swap counterparty to the extent that a payment is owed by the trust to that counterparty. If after making that payment, the original swap counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (m) above.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the excess distribution certificateholder.

The excess distribution certificate will represent the ownership of the residual interest in the trust.  Under the purchase agreement between the depositor and ________, the depositor will transfer the excess distribution certificate to ________ as part of the consideration for the sale of the trust student loans being sold to the depositor by ________ under the related purchase agreement.

For a discussion of the ramifications of a termination of a swap agreement meant to hedge currency risk, see “—Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode” below.

Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode.  On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the applicable currency account to the related class of reset rate notes if then in foreign exchange mode. If a currency swap agreement terminates, amounts that would have otherwise been paid to the related swap counterparty under that currency swap agreement will be used to make payments to the related class of reset rate notes, in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related swap counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the related class of reset rate notes. If the then-current exchange rate of U.S. Dollars for the applicable non-U.S. Dollar currency is less favorable than under the applicable currency swap agreement or if the then-current spread to LIBOR for another applicable index or a fixed rate is less favorable than under the applicable currency swap agreement, the trust will use more U.S. Dollars to pay the related class of reset rate noteholders than it would have paid to the related swap counterparty. As a result, amounts paid pursuant to clauses (d)(1) and (f) above, as applicable, under “—Distributions from the Collection Account” above could be higher if a currency swap agreement terminates.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

Following the occurrence of an event of default and an acceleration of the notes, as described under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus, the priority of distributions on each distribution date shown above under “—Distributions—Distributions from the Collection Account” will be made in the following order of priority:

FIRST:

A:

to the applicable noteholders of each class of reset rate notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for such reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding principal amount of such reset rate notes until they are paid in full; and/or

B:

to the related currency swap counterparty if any class of reset rate notes then in foreign exchange mode is structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for such reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding principal amount of such reset rate notes until they are paid in full;

SECOND:

pro rata, to the indenture trustee, for annual fees and any other amounts due and owing under the indenture, and to the eligible lender trustee, for annual fees and any other amounts due and owing under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);

THIRD:

to the servicer for due and unpaid primary servicing fees;

FOURTH:

to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees

FIFTH:

pro rata, based on the aggregate principal balance of the notes (or, with respect to any class of reset rate notes then in foreign currency mode, its U.S. Dollar Notional Principal Balance) and the amount of any swap termination payment and trust swap payment due and payable by the trust to the swap counterparty under this clause FIFTH:

A:

to the class A noteholders (other than the noteholders of a class of reset rate notes if one or more swap agreements with respect to interest payments to be made to such noteholders is then in effect), for amounts due and unpaid on the class A notes for interest at the applicable rate of interest due such class, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

B:

if one or more swap agreement is then in effect for a class of reset rate notes with respect to interest payments to be made to the related reset rate noteholders, to each swap counterparty, the amount of any swap interest payments due and payable by the trust (other than as paid to each such swap counterparty under clause FIRST); and

C:

if any swap agreement with respect to a class of reset rate notes has been terminated, to the related swap counterparty, the amount of any swap termination payments due to such swap counterparty due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this clause FIFTH remaining unpaid;

SIXTH:

A:

if one or more classes of reset rate notes are then in foreign exchange mode, pro rata (1) to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balance of those class A notes (other than the class or classes of reset rate notes then in foreign currency mode) to zero, and (2) to the applicable currency swap counterparties an amount sufficient to reduce the applicable U.S. Dollar Notional Principal Balance of such class or classes of reset rate notes to zero; or

B:

if all classes of the reset rate notes are then denominated in U.S. Dollars, pro rata to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of all class A notes to zero;

SEVENTH:

to the class B noteholders for amounts due and unpaid on the class B notes for interest;

EIGHTH:

to the class B noteholders, an amount sufficient to reduce the outstanding principal amount of the class B notes to zero;

NINTH:

to the servicer, for any unpaid carryover servicing fees;

TENTH:

to any swap counterparties, pro rata, the amount of any swap termination payments due to such swap counterparties by the trust and not payable in clause FIFTH (C);

ELEVENTH:

to the remarketing agents, any due and unpaid remarketing fees payable by the trust to the extent not previously paid from amounts on deposit in the remarketing fee account;

TWELFTH:

sequentially, first to the remarketing agents, and second to the administrator for any advances made on behalf of the trust, in each case, for payment of certain costs and expenses in connection with the remarketing of any class of reset rate notes not previously reimbursed by the trust; and

THIRTEENTH:

to the extent not applied to make an upfront or other payment to an interest rate cap counterparty under an interest rate cap agreement, to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

If the trust has entered into a currency swap agreement and such currency swap agreement terminates, amounts that would have otherwise been paid to the related currency swap counterparty (other than amounts payable as a termination payment thereunder) will be used to make payments to the related class of reset rate noteholders in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related currency swap counterparty would have made.  If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency on the open market in order to make distributions on the applicable class of reset rate notes.

Voting Rights and Remedies; Insolvency Events

Noteholders will have the voting rights and remedies described in the prospectus. The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights. See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Credit Enhancement

Reserve Account.  The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $  . The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under “—Distributions—Distributions from the Collection Account” above.

If the market value of securities and cash in the reserve account together with amounts on deposit in any supplemental interest account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c), (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (i) and, in the case of the final distribution upon termination of the trust, clauses (l) through (o) under “—Distributions—Distributions from the Collection Account” above. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (c), (d)(1), (d)(2) and (e), clauses (f) and (i), and clauses (l) through (o), as applicable.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

Capitalized Interest Account.  The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $  . The initial deposit will not be replenished.

Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date through the _______ 20___ distribution date, the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture trustee to cover those shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under “—Distributions— Distributions from the Collection Account” above.

All remaining funds on deposit in the capitalized interest account on the _____ 20__ distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the           20   distribution date.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See “—The Notes—The Class B Notes—Subordination of the Class B Notes” above.

Potential Interest Rate Cap Agreement

At any time, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “interest rate cap agreement”) with one or more cap counterparties (collectively, the “cap counterparty”) to hedge some or all of the interest rate risk of the notes.  The interest rate cap agreement would contain customary and usual terms for such derivative agreements.  Any payment due by the trust to the cap counterparty would be payable only out of funds otherwise payable to the excess distribution certificateholder under item (i) of “—Distributions—Distributions from the Collection Account” in this prospectus supplement.  Any payments received from the cap counterparty would be included in Available Funds.  The trust will enter into the interest rate cap agreement only upon receipt of a written confirmation from each rating agency then rating the notes that the interest rate cap agreement will not result in the downgrading of its then current rating of any class of notes.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $______ per collection period payable in arrears on each distribution date.

In addition, to the extent that the trust does not have sufficient available funds therefor on the related reset date, the administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the Rating Agency Condition. On subsequent distribution dates, the administrator will be entitled to reimbursement from the trust for those remarketing related expenses, from available funds on a subordinated basis, as set forth under “Distributions—Distributions from the Collection Account” above.

Trust Accounts

The administrator will establish and maintain in the name of the indenture trustee the collection account, the reserve account, the capitalized interest account, the floor income rebate account, the add-on consolidation loan account, the supplemental purchase account, any accumulation account, any supplemental interest account, any investment premium purchase account and any investment reserve account, for the benefit of the noteholders.

Funds in each such trust account will be invested as provided in the indenture in eligible investments.  See “Servicing and Administration—Accounts—Eligible Investments” in the prospectus.

Trust Fees

The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount
Servicer(1)	The primary servicing fee for any month is equal to 1/12th of an amount not to exceed % of the outstanding principal amount of the trust student loans, plus the amount of any carryover servicing fee.
Indenture Trustee(2)	[$___ per annum,] [___% per annum of the [Note] [Adjusted Pool] Balance,] payable quarterly
Eligible Lender Trustee(3)	[$___ per annum] [___% per annum of the [Note] [Adjusted Pool Balance,] payable quarterly
Administrator	$_____ per quarter
Remarketing Agents	[Remarketing fee, which is an amount not to exceed ___% of the maximum principal balance of the class of reset rate notes that could be remarketed on a reset date.]

(1)  To be paid before any amounts are distributed to the noteholders.

(2)  To be paid by the depositor pursuant to a separate agreement with the indenture trustee.

(3)  To be paid by the depositor pursuant to a separate agreement with the eligible lender trustee.

Determination of Indices

For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for a class of notes, see “Additional Information Regarding the Securities— Determination of Indices” in the prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

●

pay to noteholders the interest payable on the related distribution date; and

●

reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.

See “The Student Loan Pools— Termination” in the prospectus.

For these purposes, if either class of reset rate notes:

●

is then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of that class of reset rate notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

●

is then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of that class of reset rate notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

In addition to the optional purchase right described above, the servicer also will have an option, but not the obligation, to purchase any trust student loan on any date; provided that the servicer may not purchase trust student loans if the aggregate, cumulative principal balance thereof (at the time of purchase) exceeds 2.0% of the Initial Pool Balance.  The purchase price for any trust student loans purchased by the servicer using this option will be equal to the outstanding principal amount of such trust student loans plus accrued and unpaid interest through the date of purchase.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

●

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

●

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools— Termination” in the prospectus.

The net proceeds of any auction sale, plus all amounts, less any investment earnings, then on deposit in any accumulation account, will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent quarterly distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the excess distribution certificateholder, exceeds the specified reserve account balance the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the prospectus.

STATIC POOLS

Information concerning the static pool performance data of previous securitizations of the sponsor will be available on the sponsor’s website at www.__________.com/____________ .  At this website, we will present the static pool performance data of the sponsor’s previous securitizations in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to the student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments of the trust student loans that may occur as described below.  Therefore, payments on the notes could occur significantly earlier than expected.  Consequently, the final payments on the notes could be significantly earlier, and average lives of the notes could be significantly shorter, than expected. All the trust student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto.  The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  See “Description of the Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers” and “Servicing and Administration—Servicer Covenants” in the attached prospectus.  See also “Summary—Termination of the Trust” in this prospectus supplement regarding the servicer’s option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the initial Pool Balance and the auction of the trust student loans if the servicer does not exercise such option.  See “Exhibit I—Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.”

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans which may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the notes could occur significantly later than expected.  Consequently, the final payments on the notes could be significantly later, and weighted average lives of the notes could be significantly longer, than expected. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments with respect thereto.  In addition, the maturity of certain of the trust student loans extends beyond the legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.  See “Exhibit I—Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.”

INITIAL INTEREST RATE SWAP AGREEMENTS

If during the applicable initial reset period, the class A-5 notes or the class A-6 notes bear interest at a fixed rate, then, on the closing date, the trust will enter into one or more initial interest rate swaps with one or more Eligible Swap Counterparties to hedge the basis risk that results from the payment of a fixed rate of interest on the applicable class of reset rate notes. Any interest rate swap counterparty or counterparties will be identified in the final prospectus supplement.

The Significance Percentage of any initial interest rate swap agreement will be [less than 10%.] [at least 10% but less than 20%.]

Any initial interest rate swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to any such swap agreements as the “initial interest rate swap agreements.”

Under any initial interest rate swap agreement, the related initial interest rate swap counterparty will be obligated to pay to the trust, on or before the third business day preceding each distribution date, while that interest rate swap agreement is still in effect, an amount equal to the product of:

●

a fixed rate of interest with respect to the applicable class of notes;

●

the outstanding principal balance of such class of notes immediately following the preceding distribution date (or with respect to the first distribution date, the closing date); and

●

a fraction, the numerator of which is 90 (or, with respect to the initial distribution date,  ) and the denominator of which is 360.

All amounts received from each initial interest rate swap counterparty will be deposited into the collection account and will become part of Available Funds on the next distribution date.

In exchange for the payments made by each initial interest rate swap counterparty, on or before the third business day preceding each distribution date while the related initial interest rate swap agreement is still in effect, the initial interest rate swap counterparty will be entitled to a payment from the trust, from Available Funds and, if necessary, the capitalized interest account and the reserve account, pari passu with interest payments to the class A notes, in an amount equal to the product of:

●

a LIBOR-based floating rate of interest (provided that LIBOR for the first accrual period will be determined using the same formula that applies to the LIBOR-based notes);

●

the outstanding principal balance of the related class of notes immediately following the preceding distribution date (or with respect to the first distribution date, the closing date); and

●

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360.

The payment obligations of the trust and each initial interest rate swap counterparty under the related initial interest rate swap agreement will be netted.

Termination Dates.  Unless a termination event has occurred, any initial interest rate swap agreement will terminate, generally, on the initial reset date for the related class of notes.

Modifications and Amendment of an Initial Interest Rate Swap Agreement. The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to any initial interest rate swap agreement for either class of reset rate notes to cure any ambiguity in, or correct or supplement any provision of, that initial interest rate swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that an amendment will not materially and adversely affect the interest of the noteholders and the Rating Agency Condition is satisfied.

Conditions Precedent.  The obligation of the trust to pay amounts due under any initial interest rate swap agreement for either class of reset rate notes will be subject to the conditions that:

●

no event of default by the related initial interest rate swap counterparty has occurred and is continuing under such initial interest rate swap agreement; and

●

no event that with the giving of notice or lapse of time or both would become an event of default by the related initial interest rate swap counterparty under the related initial interest rate swap agreement has occurred and is continuing.

Each initial interest rate swap counterparty’s obligation under each related initial interest rate swap agreement for either class of reset rate notes to pay amounts it owes will not be subject to any condition precedent, other than where an early termination under the related initial interest rate swap agreement has occurred or been designated.

Default Under an Initial Interest Rate Swap Agreement. Events of default under any initial interest rate swap agreement for either class of reset rate notes will be limited to:

●

the failure of the trust (subject to the trust having sufficient Available Funds) or an initial interest rate swap counterparty to pay any amount when due under the related initial interest rate swap agreement after giving effect to the applicable grace period,

●

the occurrence of events of insolvency or bankruptcy of the trust or the related initial interest rate swap counterparty,

●

an acceleration of the principal of the notes following an event of default under the indenture,

●

a default by the related initial interest rate swap counterparty’s credit support provider, if applicable,

●

a “Cross-Default,” as described in Section 5(a)(vi) of the 1992 ISDA Master Agreement. However, this event of default is not applicable to the trust, and

●

a “Merger Without Assumption,” as described in Section 5(a)(viii) of the 1992 ISDA Master Agreement. However, this event of default is not applicable to the trust.

Termination Events.  Any initial interest rate swap agreement will contain usual and customary termination events and will also include an additional termination event relating to withdrawal or downgrade of the related initial interest rate swap counterparty’s credit rating. This additional termination event will occur if:

●

(1) the short-term debt rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below “  “ (or in the absence of a short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below “  “) by S&P or any successor rating agency; (2) (a) the long-term senior debt rating or counterparty rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by Moody’s or any successor rating agency below “  “ where the related initial interest rate swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either (i) the long-term senior debt rating or (ii) the short-term debt rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded by Moody’s or any successor rating agency below “  “ or “  “, respectively, or put on watch for downgrade when rated at such level by Moody’s, where the related initial interest rate swap counterparty or its credit support provider, as the case may be, has both long-term and short- term debt ratings, or (3) the short-term debt rating or counterparty rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below “   ” or “   ” by Fitch or any successor rating agency; and

●

the related initial interest rate swap counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

For purposes of this additional termination event:

A “collateral arrangement” means any of:

●

a collateral agreement executed between the parties naming a third-party collateral agent, provided for the collateralization of the related initial interest rate swap counterparty’s obligations under the related initial interest rate swap agreement as measured by the net present value of the related initial interest rate swap counterparty’s marked-to-market obligations, together with a rating reaffirmation from the applicable rating agency; or

●

a letter of credit, guaranty or surety bond or insurance policy covering the related initial interest rate swap counterparty’s obligations under the related initial interest rate swap agreement from a bank, guarantor or insurer having a short-term debt, long-term debt, counterparty or claims paying rating equal to or above the ratings set forth above.

A “replacement transaction” means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the related initial interest rate swap counterparty’s position under the related initial interest rate swap agreement on substantially the same terms or with those other amendments to the terms of the related initial interest rate swap agreement as may be approved by the parties and each of the rating agencies.

A “rating affirmation” means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.

Early Termination of an Initial Interest Rate Swap Agreement.  Upon the occurrence of any swap default under each initial interest rate swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

Upon any early termination of an initial interest rate swap agreement, either the trust or the related initial interest rate swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction under the related initial interest rate swap agreement computed in accordance with the procedures in the related initial interest rate swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust or an insolvency event with respect to the trust, the payment will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount. However, in the event that termination payment is owed to the related initial interest rate swap counterparty following any other swap default of the trust, a swap default resulting from a default of the related initial interest rate swap counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to deposits into any investment premium purchase account, and to the payment of any carryover servicing fee.

Upon termination of any initial interest rate swap agreement the administrator, on behalf of the trust will attempt to enter into a replacement interest rate swap agreement on substantially the same terms as the initial interest rate swap agreement.  However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

Initial Interest Rate Swap Counterparties.  [Each of the initial interest rate swap counterparties will be identified in the final prospectus supplement and applicable disclosure regarding each initial interest rate swap counterparty’s name, organizational form, the general character of such initial interest rate swap counterparty’s business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

Interest Rate Cap

On the closing date, the trust will purchase an interest rate cap from an Eligible Swap Counterparty, as cap counterparty. The cap counterparty will be identified in the final prospectus supplement.

The Significance Percentage of any interest rate cap will be [less than 10%.] [at least 10% but less than 20%.]

The interest rate cap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

The interest rate cap will terminate on the ____________ 20___ distribution date. It may terminate earlier if a termination event or an event of default occurs under the master agreement.

Under the terms of the interest rate cap agreement, the trust will pay the cap counterparty, from the net proceeds from the sale of the notes, an upfront payment of $         . On or before the third business day immediately preceding each distribution date to and including the ______, 20__ distribution date, the cap counterparty will pay to the trust for deposit into the collection account an amount, calculated on a quarterly basis, equal to the product of:

●

the excess, if any, of (1) LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2)     %; and

●

a notional amount equal to $            .

Modifications and Amendment to the Interest Rate Cap Agreement.  The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to the interest rate cap agreement to cure any ambiguity in, or correct or supplement any provision of, the interest rate cap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders, and provided further that the Rating Agency Condition is satisfied.

Default Under the Interest Rate Cap Agreement.  Events of default under the interest rate cap agreement, or defaults, are limited to:

●

the failure of the cap counterparty to pay any amount when due under the interest rate cap agreement after giving effect to the applicable grace period,

●

the occurrence of events of bankruptcy of the trust,

●

an event of insolvency or bankruptcy of the cap counterparty,

●

an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable,

●

an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans, and

●

the following other standard events of default under the 1992 ISDA Master Agreement: “Breach of Agreement” (not applicable to the trust), “Credit Support Default” (not applicable to the trust), “Default under Specified Transaction” (not applicable to the trust), “Cross-Default” (not applicable to the trust except as set forth in the two immediately preceding bullets) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events.  The interest rate cap agreement will contain usual and customary termination events and will also include an additional termination event relating to the withdrawal or downgrade of the cap counterparty’s credit rating. This additional termination event is in most respects the same as that which would apply to any initial interest rate swap agreements, except that the rating thresholds with respect to the cap counterparty will be lower than those with respect to any initial interest rate swap counterparties. See “—Initial Interest Swap Agreements—Additional Termination Event” above.

Early Termination of the Interest Rate Cap.  Upon the occurrence of any default under the interest rate cap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

Upon an early termination of the interest rate cap, either the trust or the cap counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the interest rate cap agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes, to the replenishment of the reserve account to the Specified Reserve Account Balance, to deposits into any investment premium purchase account, and to the payment of any carryover servicing fee.

Upon termination of the interest rate cap agreement the administrator, on behalf of the trust will attempt to enter into a replacement interest rate cap agreement on substantially the same terms as the original interest rate cap agreement.  However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

Interest Rate Cap Counterparty.  [The interest rate cap counterparty will be identified in the final prospectus supplement and applicable disclosure regarding the cap counterparty’s name, organizational form, general character of the cap counterparty’s business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

U.S. FEDERAL INCOME TAX CONSEQUENCES

For a discussion of U.S. federal income tax consequences for holders of the notes, you should refer to the section entitled “U.S. Federal Income Tax Consequences” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”). Particularly, the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator, any underwriter, any swap counterparty, the cap counterparty or any of their respective affiliates may be the fiduciary for one or more Plans. Because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the administrator, the servicer, any swap counterparty, the cap counterparty or any of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

●

the Plan’s purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus; and

●

the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:

●

whether the fiduciary has the authority to make the investment;

●

the diversification by type of asset of the Plan’s portfolio;

●

the Plan’s funding objective; and

●

whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for their class of notes.

REPORTS TO SECURITYHOLDERS

Quarterly and annual reports concerning the trust will be delivered to noteholders. See “Reports to Securityholders” in the prospectus. These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent. The first quarterly distribution report is expected to be available on or about ____________, 20___ . See “Reports to Securityholders” in the prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See “Additional Information Regarding the Securities—Book-Entry Registration” in the prospectus.

The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at the sponsor’s website:  http://__________.  The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The reports concerning the trust will be delivered to the holders of the notes upon request, in compliance with applicable securities laws.  These reports include (but are not limited to):

•

Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K the transaction documents;

•

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which will be filed 15 days following each quarterly distribution date; and

•

Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Exchange Act.

The trust has been assigned a separate Central Index Key by the SEC.  Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust’s Central Index Key, which is a serial company number assigned to the file number of the depositor.  The trust’s separate Central Index Key is ________.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System, on or about ________, 200__ against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement dated ___________, 200__, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
	$	$	$	$

Total	$	$	$	$

Underwriter	Class A-5 Notes	Class A-6 Notes	Class B Notes
	$	$	$

Total	$	$	$

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance

Per Class A-1 Note	%	%	%	%	%
Per Class A-2 Note	%	%	%	%	%
Per Class A-3 Note	%	%	%	%	%
Per Class A-4 Note	%	%	%	%	%
Per Class A-5 Note	%	%	%	%	%
Per Class A-6 Note	%	%	%	%	%
Per Class B Note	%	%	%	%	%
Total	$	$	$

The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $             payable by the depositor.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

Each underwriter has represented and agreed that:

•

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ( the “FSMA”);

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the prospectus supplement, in all cases at their own expense.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made.  Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.  Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the underwriter from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

•

where required by law, that the purchaser is purchasing as principal and not as agent,

•

the purchaser has reviewed the text above under “—Resale Restrictions”,  and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action – Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a note offered by this prospectus supplement and related prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us if this prospectus supplement and related prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation.  The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes.  The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes.  If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us.  In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the note as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser.  The foregoing is a summary of the rights available to an Ontario purchaser.  Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as any experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons.  All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation

LISTING INFORMATION

Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that this application will be granted. You should consult with _____________, the Luxembourg listing agent for the notes, at _______________, Luxembourg, phone number (352) ____________, to determine whether the notes are listed on the Luxembourg Stock Exchange.  Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement and the purchase and sale agreements will be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent.  Once the notes have been listed on the Official List of the Luxembourg Stock Exchange, trading may be effected on the Luxembourg Stock Exchange.  So long as any class of notes is listed on the Luxembourg Stock Exchange’s Euro MTF Market, and its rules so require, notices relating to that class of notes, including if such class is delisted, will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  The Luxembourg Stock Exchange will also be advised if any class of notes is delisted.

The notes, the indenture, the administration agreement, the interest rate cap agreement and any initial interest rate swap agreements are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The interest rate cap agreement and any initial interest rate swap agreements contain provisions under which the parties to those agreements agree to the non-exclusive jurisdiction of the New York courts.

If the notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  We will maintain a Luxembourg paying and transfer agent as long as required by the rules of the Luxembourg Stock Exchange.

We expect that the notes will be accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear on or prior to the closing date.

As long as the notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent or the Luxembourg listing agent. The first of these quarterly distribution reports is expected to be available not later than __________, 200__ .

The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In such circumstances the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.

As of the date of this prospectus supplement, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes. We are not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLM ECFC or the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since                , 200__, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

LEGAL PROCEEDINGS

[TO BE INSERTED IF APPLICABLE] As of the date of this prospectus supplement, the following legal proceedings against [the depositor, the sponsor, the servicer, the administrator, each seller, the indenture trustee and the eligible lender trustee] could be considered to be material to the noteholders:

[____________________]

RATINGS OF THE NOTES

It is a condition to the issuance and sale of the offered class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody’s and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the two highest investment rating categories by at least two of those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.

LEGAL MATTERS

Robert S. Lavet, Esq., General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of SLM Corporation, as counsel to SLM Education Credit Finance Corporation, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to SLM Education Credit Finance Corporation, VG Funding, the trust, the servicer, the administrator and the depositor, will give opinions on specified legal matters for SLM Education Credit Finance Corporation, the trust, the depositor, the sponsor, the servicer and the administrator.

Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters.

Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP also will give opinions on specified legal matters for the underwriters.

GLOSSARY FOR PROSPECTUS SUPPLEMENT

“Adjusted Pool Balance” means, for any distribution date,

●

if the Pool Balance as of the last day of the related collection period is greater than ____% of the Initial Pool Balance, the sum of that Pool Balance, Capitalized Interest, the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account relating to the initial distribution date) and the Specified Reserve Account Balance for that distribution date, or

●

if the Pool Balance as of the last day of the related collection period is less than or equal to ____% of the Initial Pool Balance, the sum of that Pool Balance and Capitalized Interest.

“All-Hold Rate” means, if a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if that class is in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if that class is in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the holders of that class of reset rate notes choose to hold their reset rate notes for the upcoming reset period. The All-Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, and in their good faith determination, believe would result in the remarketing of the entire applicable class of reset rate notes at a price equal to 100% of the outstanding principal balance thereof.

“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

●

all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(1)

any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

(2)

amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees and floor income rebate fees;

●

any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

●

all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer’s customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

●

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

●

the aggregate purchase amounts received during that collection period for those trust student loans purchased by the sellers;

●

the aggregate amounts, if any, received from any of the sellers, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

●

amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

●

any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing date;

●

investment earnings for that distribution date earned on amounts on deposit in each trust account (other than any accumulation account and any currency account);

●

investment earnings actually received by the trust for that distribution date earned on amounts on deposit in any accumulation account;

●

amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;

●

payments received under the interest rate cap agreement;

●

amounts transferred from any investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;

●

all amounts on deposit in any investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;

●

all amounts on deposit in any supplemental interest account;

●

all amounts received by the trust from any swap counterparty for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date;

●

on the initial distribution date, the collection account initial deposit and any amounts transferred into the collection account from the supplemental purchase account following the end of the supplemental purchase period;

●

on the initial distribution date, any amounts transferred from the add-on consolidation loan account following the end of the consolidation loan add-on period;

●

amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

●

amounts on deposit in the floor income rebate account that were deposited into such account during the collection period preceding that collection period; and

●

on the ________ 20___ distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement (but excluding clause (e), and including clauses (f) and (g), in the event that a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement), then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

“Call Rate” means, if the call option has been exercised with respect to a class of reset rate notes, the rate of interest that is either:

●

if that class did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

●

if that class had one or more related swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related swap counterparties from the trust during the previous reset period.

The Call Rate will continue to apply for each reset period while the call holder retains that class of reset rate notes.

“Capitalized Interest” means for any distribution date through and including the _______ 20___ distribution date:

●

if neither of conditions (1) and (2) described under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (d)(1), (d)(2) and (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, or

●

if either of conditions (1) or (2) described under “Description of the Notes— The Notes—The Class B Notes—Subordination of the Class B Notes” above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (d)(1) and (d)(2) under “Description of the Notes— Distributions—Distributions from the Collection Account” in this prospectus supplement over (y) the Class B Noteholders’ Interest Distribution Amount.

“Class A Note Interest Shortfall” means, for any distribution date, the excess of:

●

the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

●

the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each related class of notes from that preceding distribution date to the current distribution date.

“Class A Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

●

the Class A Noteholders’ Principal Distribution Amount on that distribution date, over

●

the amount of principal actually distributed or allocated to the class A noteholders or deposited into any accumulation account on that distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

●

the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

●

the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in any related accumulation account.

In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

“Class A Percentage” means 100% minus the Class B Percentage.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

●

the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

●

the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

“Class B Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

●

the Class B Noteholders’ Principal Distribution Amount on that distribution date, over

●

the amount of principal actually distributed to the class B noteholders on that distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

●

the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

●

the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the class B notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

“Class B Percentage” with respect to any distribution date, means:

●

prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

●

on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, less all amounts (other than investment earnings) on deposit in any accumulation account, immediately prior to that distribution date.

“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme, or any successor thereto.

“DTC” means The Depository Trust Company, or any successor thereto.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“FFELP” means the Federal Family Education Loan Program.

“Eligible Swap Counterparty” means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“Extension Rate” means, for each quarterly distribution date following a Failed Remarketing with respect to a class of reset rate notes then in foreign exchange mode, the rate of interest payable to the related currency swap counterparty, generally not to exceed three-month LIBOR plus  %, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that in each case the Rating Agency Condition is satisfied.

“Failed Remarketing” means, on any reset date for a class of reset rate notes, the situation where:

●

the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,

●

the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,

●

the remarketing agents are unable to remarket some or all of the tendered notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase those notes themselves,

●

the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

●

certain conditions specified in the remarketing agreement are not satisfied, or

●

any applicable Rating Agency Condition has not been satisfied.

“Failed Remarketing Rate” means, for any reset period when any class of reset rate notes is then denominated in U.S. Dollars, three-month LIBOR plus %; and when any class of reset rate notes is in foreign exchange mode during a reset period, as will be determined on the related Spread Determination Date pursuant to the terms of the related currency swap agreement.

“Fitch” means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.

“Hold Notice” means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of reset rate notes denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that the holder desires to hold its reset rate notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All-Hold Rate during that reset period.

“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

“Investment Premium Purchase Account Deposit Amount” means, with respect to each distribution date when funds are deposited into an accumulation account, an amount generally equal to    % of the amount deposited into that accumulation account.

“Investment Reserve Account Required Amount” means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in an accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (that amount not to exceed the amount of the unrealized loss on the related eligible investments).

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Notice Date” means, for each class of reset rate notes, 12:00 p.m. (noon), New York City time, on the sixth business day prior to the reset date for that class.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

●

all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

●

all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the servicer;

●

all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

●

the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

●

the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Principal Distribution Amount” means:

●

as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance for that distribution date, and

●

as to each subsequent distribution date, the sum of (1) the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date and (2) any amounts received under the interest rate cap agreement for that distribution date.

“Quarterly Funding Amount” means, for each class of reset rate notes, for any distribution date that is (1) more than one year before the next related reset date, zero; and (2) one year or less before the next related reset date, an amount to be deposited in the remarketing fee account so that the amount therein in respect of that class equals the Quarterly Required Amount for that class; provided, however, that if on any distribution date that is not a reset date, the amount on deposit in the remarketing fee account in respect of that class is greater than the Quarterly Required Amount for that class, the excess will be transferred to the collection account and included in Available Funds for that distribution date.

“Quarterly Required Amount” means, for each class of reset rate notes, (1) on any related reset date, the Reset Period Target Amount for that class or (2) on a distribution date that is one year or less before the next related reset date (x) the Reset Period Target Amount for that class multiplied by (y) 5 minus the number of distribution dates remaining until the next reset date for that class (excluding the current distribution date and including the next reset date), divided by (z) 5.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Remarketing Terms Determination Date” means, for a class of reset rate notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.

“Reset Period Target Amount” means, for each class of reset rate notes, for any distribution date that is (1) more than one year before the next related reset date, zero, and (2) one year or less before the next related reset date, the highest remarketing fee payable to the remarketing agents for that class of reset rate notes (not to exceed    % of the maximum principal balance of that class of reset rate notes that could be remarketed) on the next related reset date as determined by the administrator based on the assumed weighted average life of that class of reset rate notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as that schedule may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Significance Estimate” with respect to any derivative instrument and as of the closing date, means the reasonable, good faith estimate of the maximum probable exposure of the trust to the related swap counterparty, which estimate is made in the same manner as that utilized in the sponsor’s internal risk management process for similar instruments.

“Significant Guarantor” means any guarantee agency that guarantees trust student loans comprising at least 10% of the initial Pool Balance.

“Significance Percentage” means as of the closing date the percentage that the Significance Estimate represents of the Pool Balance plus all amounts on deposit in the accounts.

“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)

     % of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such accounts relating to the initial distribution date), each as of the close of business on the last day of the related collection period; and

(b)

$             ;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, as to a class of reset rate notes that is not then structured to receive a payment of principal until the end of the related reset period, the outstanding principal balance of that class (or its U.S. Dollar equivalent, if applicable) will be reduced by any amounts (less any investment earnings) on deposit in the related accumulation account.

“Spread” means the percentage determined by the remarketing agents with respect to a class of reset rate notes that is to bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to that class during any reset period after the initial reset period so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered notes of that class to be remarketed by the remarketing agents at 100% of the principal balance thereof, as described under “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this prospectus supplement.

“Spread Determination Date” means 3:00 p.m., New York City time, on the third business day prior to the related reset date.

“Stepdown Date” means the earlier to occur of (1) the _________ 20___ distribution date or (2) the first date on which no class A notes remain outstanding. For this purpose, the outstanding principal balance of the reset rate notes will be deemed reduced by any amounts (other than investment earnings) on deposit in any accumulation account.

“Supplemental Interest Account Deposit Amount” means, with respect to any distribution date during a reset period when a class of reset rate notes is then structured not to receive a payment of principal until the end of the related reset period, the lesser of:

●

the product of:

(1)

the difference between (a) the weighted average of the LIBOR- based rates (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to any related swap counterparties on the next distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to the related noteholders on the next distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

(2)

the amount on deposit in the related accumulation account immediately after that distribution date, and

(3)

the actual number of days from that distribution date to the next reset date for that class, divided by 360; and

●

an amount that satisfies the Rating Agency Condition.

“Trigger Event” means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts on deposit in any accumulation account (other than investment earnings), after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.

“Trust Accounts”  means, collectively, the collection account, the reserve account, the capitalized interest account, the floor income rebate account, the add-on consolidation loan account, the supplemental purchase account, any accumulation account, any supplemental interest account, any investment premium purchase account and any investment reserve account.

ANNEX A

CHARACTERISTICS OF THE INITIAL TRUST STUDENT LOAN POOL

The initial trust student loans were selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

●

is a [FFELP] [consolidation] loan that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with FFELP;

●

contains terms in accordance with those required by FFELP, the guarantee agreements and other applicable requirements;

●

is fully disbursed;

●

is not more than [210] days past due;

●

does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

●

has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

Unless otherwise specified, all information with respect to the initial trust student loans is presented herein as of ________ __, 200__, which is the statistical cutoff date.

The following tables provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $_________ as of the statistical cutoff date.

The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the initial trust student loans as a result of prepayments or the granting of grace, deferral and forbearance periods.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments if that consolidation loan has both subsidized and unsubsidized segments. The following tables reflect those loan segments within the number of loans. In addition, approximately ___ borrowers have more than one initial trust student loan.

Percentages and dollar amounts in any table may not total 100% or the initial trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE INITIAL TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance
Aggregate Outstanding Principal Balance—Treasury Bill
Aggregate Outstanding Principal Balance—Commercial Paper
Number of Borrowers
Average Outstanding Principal Balance Per Borrower
Number of Loans
Range of Outstanding Principal Balances
Average Outstanding Principal Balance Per Loan —Treasury Bill
Percentage of Loans indexed to Treasury Bill
Average Outstanding Principal Balance Per Loan —Commercial Paper
Percentage of Loans indexed to Commercial Paper
Range of Remaining Terms to Scheduled Maturity
Weighted Average Remaining Term to Scheduled Maturity
Range of Annual Borrower Interest Rates
Weighted Average Annual Borrower Interest Rate
[Percent of Stafford Loans]
[Percent of PLUS Loans]
[Percent of Consolidation Loans]
[Aggregate Outstanding Principal Balance—Stafford]
[Aggregate Outstanding Principal Balance—PLUS]
[Aggregate Outstanding Principal Balance—Consolidation]

We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was ____% as of the statistical cutoff date.

The weighted average spread, including special allowance payments, to the three-month commercial paper rate was ____% as of the statistical cutoff date. See “Federal Family Education Loan Program—Special Allowance Payments” in Appendix A to the prospectus.

For these purposes, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%
3.01% to 3.50%
3.51% to 4.00%
4.01% to 4.50%
4.51% to 5.00%
5.01% to 5.50%
5.51% to 6.00%
6.01% to 6.50%
6.51% to 7.00%
7.01% to 7.50%
7.51% to 8.00%
8.01% to 8.50%
Equal to or greater than 8.51%
Total

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00
$5,000.00 — $9,999.99
$10,000.00 — $14,999.99
$15,000.00 — $19,999.99
$20,000.00 — $24,999.99
$25,000.00 — $29,999.99
$30,000.00 — $34,999.99
$35,000.00 — $39,999.99
$40,000.00 — $44,999.99
$45,000.00 — $49,999.99
$50,000.00 — $54,999.99
$55,000.00 — $59,999.99
$60,000.00 — $64,999.99
$65,000.00 — $69,999.99
$70,000.00 — $74,999.99
$75,000.00 — $79,999.99
$80,000.00 — $84,999.99
$85,000.00 — $89,999.99
$90,000.00 — $94,999.99
$95,000.00 — $99,999.99
$100,000.00 and above
Total

______________

* Represents a percentage greater than 0% but less than 0.05%.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY DELINQUENCY STATUS AS OF THE STATISTICAL CUTOFF DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance

0-30
31-60
61-90
121-150
151-180
181-210
Total

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3
4 to 12
13 to 24
25 to 36
37 to 48
49 to 60
61 to 72
73 to 84
85 to 96
97 to 108
109 to 120
121 to 132
133 to 144
145 to 156
157 to 168
169 to 180
181 to 192
193 to 204
205 to 216
217 to 228
229 to 240
241 to 252
253 to 264
265 to 276
277 to 288
289 to 300
301 to 312
313 to 324
325 to 336
337 to 348
349 to 360
361 and greater
Total

_____________________

* Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferral
Forbearance
Repayment
First year in repayment
Second year in repayment
Third year in repayment
More than 3 years in repayment
Total

Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date. The borrower:

●

may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

●

may be currently required to repay the loan—repayment.

See Appendix A to the prospectus and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately ____, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE INITIAL TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Scheduled Remaining Months in Status
Current Borrower Payment Status	Deferral	Forbearance	Repayment
Deferral
Forbearance
Repayment

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferral or forbearance periods that may be granted in the future.  Of the $___________ aggregate outstanding principal balance of the initial trust student loans in deferral as of the statistical cutoff date, $_________ or approximately ___% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferrals or forbearances at the end of their current deferral periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferral and forbearance periods as well as the likelihood of future deferral and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the prospectus and "The Student Loan Pools—SLM Corporation's Student Loan Financing Business" in the prospectus.

GEOGRAPHIC DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS AS OF
THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other
Total

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the initial trust student loans shown on the servicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, that payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

Each of the sellers makes available, through the servicer, to borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by the sellers provide for level payments throughout the repayment term of the loans. Some student loans provide for interest-only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of the sellers also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY LOAN TYPE AS OF
THE STATISTICAL CUTOFF DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized
Unsubsidized
Total

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment
Graduated Repayment(1)
Income-Sensitive
Total

_______________________

(1)

Graduated repayment loans include loans with interest-only periods.

[With respect to interest-only loans, there are ____ loans with an outstanding principal balance of $_______ currently in an interest-only period.  The lengths of the applicable interest-only periods, as of the statistical cutoff date, range from ____ months to ___ months, with a weighted average remaining interest-only period of ___ months.]

The servicer, at the request of the sellers or the depositor and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

The following table provides information about the initial trust student loans regarding date of disbursement.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
DATE OF DISBURSEMENT AS OF
THE STATISTICAL CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Pre-October 1, 1993
October 1, 1993 and after
Total

Guarantee Agencies for Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE*

Name of Guarantee Agency	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed

American Student Assistance
California Student Aid Commission
Colorado Student Loan Program
Connecticut Student Loan Foundation
Educational Credit Management Corp of Virginia
Florida Bureau of Student Financial Assistance
Great Lakes Higher Education Corporation
Illinois Student Assistance Commission
Iowa College Student Aid Commission
Kentucky Higher Education Assistance Authority
Louisiana Office of Student Financial Assistance
Michigan Guaranty Agency
New Jersey Office of Student Assistance
New York State Higher Education Services Corporation
Northwest Education Loan Association
Oklahoma Guaranteed Student Loan Program
Oregon State Scholarship Commission
Pennsylvania Higher Education Assistance Agency
Student Loan Guarantee Foundation of Arkansas, Inc
Tennessee Student Assistance Corporation
Texas Guaranteed Student Loan Corporation
United Student Aid Funds, Inc
Total

________________________

*

Additional trust student loans may be guaranteed by a guarantee agency not shown above.

**

Represents a percentage greater than 0% but less than 0.05%.

[The following table provides information about the initial trust student loans regarding distribution by school type:]

[DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY SCHOOL TYPE AS OF THE STATISTICAL CUTOFF DATE]

School Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
4-year Institutions
2-year Institutions
Proprietary/Vocational
Unidentified
Total

SIGNIFICANT GUARANTOR INFORMATION

The information shown for the Significant Guarantors relates to all student loans, including but not limited to initial trust student loans, guaranteed by such Significant Guarantor.

We obtained the information in these tables from various sources, including Department of Education publications and data or from the Significant Guarantors themselves.

Guarantee Volume.  The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by each Significant Guarantor in each of the last five federal fiscal years:

	Loans Guaranteed
Name of	Federal Fiscal Year
Guarantee
Agency	2000	2001	2002	2003	2004

___________________

Reserve Ratio.  Each Significant Guarantor’s reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

●

Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education’s share of collections on claims paid, returned advances and reinsurance fees.

●

The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

The following table shows each Significant Guarantor’s reserve ratios for the last five federal fiscal years:

Reserve Ratio as of Close of Federal
Fiscal Year
Guarantor	2000	2001	2002	2003	2004

________________

*

Excludes data from guarantors that do not report a reserve ratio pursuant to the terms of their voluntary flexible agreements with the Department of Education.

Recovery Rates.  A guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for each Significant Guarantor for the last five federal fiscal years:

Recovery Rate
Federal Fiscal Year
Guarantor	2000	2001	2002	2003	2004

Claims Rate.  The following table shows the claims rates of each Significant Guarantor for the last five federal fiscal years:

Claims Rate
Federal Fiscal Year
Guarantor	2000	2001	2002	2003	2004

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

[The following information describes two models (CLR and CPR), one or both of which will be used to calculate the weighted average lives and expected maturities of the notes in the relevant prospectus supplement.]

The following table contains information concerning the weighted average lives and expected maturity dates of the notes.  The information presented in the table is based on the below assumptions.

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate prepayments in this prospectus supplement is the consolidation loan ramp (or “CLR”) model.  The CLR model assumes that:

●

Student loans will prepay at an annual rate of 1/___th of 1.0% in the first month after origination;

●

The prepayment rate will increase by an annual rate of 1/___th of 1.0% per month up to the ___th month after origination; and

●

The monthly prepayment rate will be constant at ___% per annum in the ____th month after origination and in all subsequent months.

This assumption is called “100% CLR.”  For example, at 100% CLR, student loans with a loan age of three months (student loans in the fourth month after origination) are assumed to prepay at an annual rate of 4/___ths of 1.0%.  “0% CLR” assumes no prepayments; “50% CLR” assumes prepayment rates equal to 0.50 times 100% CLR; “200% CLR” assumes prepayment rates equal to 2.00 times 100% CLR; and so forth.

The CLR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant percentage of CLR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Exhibit I shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CLR scenarios.  For purposes of calculating the information contained in Exhibit I, it is assumed, among other things, that:

●

the cutoff date for the trust student loans is as of _________;

●

all trust student loans are in repayment with interest to be capitalized added to principal balance;

●

no trust student loan moves from repayment to any other status;

●

no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

●

consolidation rebate fees are paid one month in arrears based on the current month’s ending principal balance;

●

there are government payment delays of 60 days for special allowance payments;

●

index levels for calculation of borrower and government payments are:

●

91-day Treasury bill rate of ____%; and

●

three-month commercial paper rate of ____%;

●

distributions begin on ___________, and occur quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

●

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all distribution dates will be equal to:

●

Class A-1 notes: ______%;

●

Class A-2 notes: ______%;

●

Class A-3 notes: ______%;

●

Class A-4 notes: ______%;

●

Class A-5 notes: ______%;

●

Class A-6 notes: ______%; and

●

Class B notes: ______%;

●

the Class A-5 and Class A-6 notes are successfully reset on each applicable reset date and will continue to bear the same rate of interest as during the initial reset period;

●

an administration fee equal to $______ is paid quarterly by the trust to the administrator;

●

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

●

the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;

●

the collection account has an initial current balance equal to $0 and the remarketing fee account has an initial balance equal to $0;

●

prepayments on the trust student loans:

●

are applied monthly in accordance with CLR as described above and the weighted average number of months since origination is ____ months; and

●

are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable distribution date;

●

[there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

●

collections are reinvested in eligible investments until the day before the applicable distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period;

●

no funds in the remarketing fee account are included in Available Funds; and

●

the pool of trust student loans consists of representative loans (“rep lines”), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.  Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

Exhibit I has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in Exhibit I, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

Weighted Average Lives and Expected Maturity Dates of the Notes
At Various CLR Percentages(1)

Weighted Average Life (years)(2)	[0%]	[50%]	[100%]	[150%]	[200%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

______________________

(1)   Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Weighted Average Lives and Expected Maturity Dates of the Notes
At Various CLR Percentages(1)

Weighted Average Life (years)(2)	[0%]	[50%]	[100%]	[150%]	[200%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

______________________

(1)   Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans.

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

The following table contains information concerning the weighted average lives and expected maturity dates of the notes.  The information presented in the table is based on the below assumptions.

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant percentage rate (“CPR”).  The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period. The CPR assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for various CPR examples:

CPR

0%

5%

7%

12%

15%

Monthly Prepayment

$0.00

$4.27

$6.03

$10.60

$13.45

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Exhibit I shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.  For purposes of calculating the information presented in Exhibit I, it is assumed, among other things, that:

●

the cutoff date for the trust student loans is as of _________;

●

[all trust student loans are in repayment with interest to be capitalized added to principal balance; ]

●

[no trust student loan moves from repayment to any other status;]

●

no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

●

[consolidation rebate fees are paid one month in arrears based on the current month’s ending principal balance;]

●

there are government payment delays of 60 days for special allowance payments;

●

index levels for calculation of borrower and government payments are:

●

91-day Treasury bill rate of ____%; and

●

three-month commercial paper rate of ____%;

●

distributions begin on ___________, and occur on each monthly allocation date and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

●

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all distribution dates will be equal to:

●

Class A-1 notes: ______%;

●

Class A-2 notes: ______%;

●

Class A-3 notes: ______%;

●

Class A-4 notes: ______%;

●

Class A-5 notes: ______%;

●

Class A-6 notes: ______%; and

●

Class B notes: ______%;

●

the Class A-5 and Class A-6 notes are successfully reset on each applicable reset date and will continue to bear the same rate of interest as during the initial reset period;

●

an administration fee equal to $______ is paid quarterly by the trust to the administrator;

●

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

●

the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;

●

the collection account has an initial current balance equal to $0 [and the remarketing fee account has an initial balance equal to $0;]

●

prepayments on the trust student loans:

●

are applied monthly in accordance with the CPR as described above [and the weighted average number of months since origination is ____ months]; and

●

are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable distribution date;

●

[there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

●

collections are reinvested in eligible investments until the day before the applicable distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period;

●

[no funds in the remarketing fee account are included in Available Funds; and]

●

the pool of trust student loans consists of representative loans (“rep lines”), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.  Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

Exhibit I has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in Exhibit I, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

Weighted Average Lives And Expected Maturity Dates of the Notes
At Various CPRs(1)

Weighted Average Life (years)(2)	[0%]	[5%]	[7%]	[10%]	[12%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

______________________

(1)   Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Weighted Average Lives And Expected Maturity Dates of the Notes
At Various CPRs(1)

Weighted Average Life (years)(2)	[0%]	[5%]	[7%]	[10%]	[12%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class A-6 Note
Class B Note

______________________

(1)   Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans.

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

PRINCIPAL OFFICES

ISSUING ENTITY

SLM STUDENT LOAN TRUST 200__-_
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713

DEPOSITOR

SLM FUNDING LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SPONSOR, SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.

12061 Bluemont Way

Reston, Virginia 20190

ELIGIBLE LENDER TRUSTEE [__________________]	DELAWARE TRUSTEE [__________________]	INDENTURE TRUSTEE [__________________]

PAYING AGENT

[__________________]

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT

[________________]

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SPONSOR, THE SERVICER AND THE ADMINISTRATOR

MCKEE NELSON LLP One Battery Park Plaza 34th Floor New York, New York 10004	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP 1201 F Street, N.W. Suite 1100 Washington, D.C. 20004	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLC

1751 Pinnacle Drive

McLean, Virginia 22102-3811

$________________

SLM Student Loan Trust 200__-__

Issuing Entity

$	Floating Rate Class A-1 Student Loan-Backed Notes
$	Floating Rate Class A-2 Student Loan-Backed Notes
$	Floating Rate Class A-3 Student Loan-Backed Notes
$	Floating Rate Class A-4 Student Loan-Backed Notes
$	Reset Rate Class A-5 Student Loan-Backed Notes
$	Reset Rate Class A-6 Student Loan-Backed Notes
$	Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

_______________

PROSPECTUS SUPPLEMENT

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note must deliver a prospectus supplement and a prospectus until _________, 200___.

_______, 200__

This document is subject to completion and amendment.  This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The definitive terms of the transaction described herein will be described in the final version of this document.

Subject to completion, dated May 15, 2007

Prospectus Supplement to Prospectus dated __________, 200_
$__________
SLM Private Credit Student Loan Trust 200_-_
Issuing Entity
SLM Funding LLC
Depositor
Sallie Mae, Inc.
Sponsor, Servicer and Administrator
Student Loan-Backed Notes

On _________, 200_ the trust will issue:

Class A Notes
	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class A-5 Notes	Class B Notes	Class C Notes
Principal	$	$	$	$	$	$	$

Interest Rate	3-month LIBOR plus %	3-month LIBOR plus %	Auction	Auction	Auction	3-month LIBOR plus %	3-month LIBOR plus %
Maturity

The trust will make payments primarily from collections on a pool of private credit student loans.  Private credit student loans are education loans to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program or any other federal student loan program.

Credit enhancement will include overcollateralization, cash on deposit in a reserve account and, for the class A notes, the subordination of the class B and class C notes and, for the class B notes, the subordination of the class C notes, as described in this prospectus supplement.  The trust will also enter into two basis swap agreements and an interest rate cap agreement and will make a deposit into a cash capitalization account, which will be available for a limited period of time.

We are offering the notes through the underwriters at the prices shown below, when and if issued.  Application has been made for the floating rate notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

You should consider carefully the risk factors beginning on page S-29 of this supplement and on page 19 of the prospectus.  The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust.  The notes are obligations of the trust only.  They are not obligations of or interests in the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.  The notes are not guaranteed or insured by the United States or any governmental agency.

Proceeds

Price to

Underwriting

to the

Public

Discount

Depositor

Per Class A-1 Note

%

%

%

Per Class A-2 Note

%

%

%

Per Class A-3 Note

%

%

%

Per Class A-4 Note

%

%

%

Per Class A-5 Note

%

%

%

Per Class B Note

%

%

%

Per Class C Note

%

%

%

We expect the proceeds to the depositor to be $              before deducting expenses payable by the depositor estimated to be $    and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the prospectus is accurate or complete.  Any contrary representation is a criminal offense.

_________________

[List of Underwriters]

__________, 200_

Prospectus Supplement

Page

The Information in this Prospectus Supplement and the Accompanying Prospectus

S-6

Summary of Terms

S-10

•

Issuing Entity

S-10

•

Depositor

S-10

•

Sponsor, Servicer and Administrator

S-10

•

Indenture Trustee And Paying Agent

S-10

•

Trustee

S-10

•

Delaware Trustee

S-10

•

The Notes

S-10

•

Dates

S-11

•

Information About the Notes

S-11

Floating Rate Notes

S-11

Auction Rate Notes

S-12

All Notes

S-13

•

Information About the Certificates

S-15

•

Indenture Trustee and Paying Agent

S-16

•

Trustee

S-16

•

Broker-Dealers

S-16

•

Auction Agent

S-16

•

Luxembourg Paying Agent

S-16

•

Administrator

S-16

•

Information About the Trust

S-16

Formation of the Trust

S-16

Its Assets

S-17

•

Administration of the Trust

S-20

Distributions

S-20

Transfer of the Assets to the Trust

S-24

Servicing of the Assets

S-24

Compensation of the Servicer

S-24

•

Termination of the Trust

S-25

Optional Purchase of the Trust Assets

S-25

Auction of the Trust Assets

S-25

•

Swap Agreements

S-27

•

Interest Rate Cap

S-27

•

Excess Distribution Certificateholder

S-27

•

Tax Considerations

S-28

•

ERISA Considerations

S-28

•

Ratings of the Notes

S-29

•

Listing Information

S-29

•

Risk Factors

S-30

•

Identification Numbers

S-30

International Securities Identification Numbers (ISIN)

S-30

Risk Factors

S-31

•

Sequential Payment of the Class A, Class B and Class C Notes and Subordination of the

Class B and Class C Notes Results in a Greater Risk of Loss for Some Holders

S-31

•

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted,

There May Be Shortfalls In Distributions To Noteholders

S-32

•

Certain Applications Of Funds In The Cash Capitalization Account May Result In Delays In

Payments Of Principal On The Notes

S-32

•

The Characteristics Of The Trust Student Loans May Change

S-32

•

The Trust Will Not Have the Benefit of Any Guarantees or Insurance on the Trust Student

Loans

S-33

•

Your Notes Will Have Basis Risk and the Swap Agreements Do Not Eliminate All of This

Basis Risk

S-33

•

Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default

S-35

•

The Occurrence of an Event of Default Under the Indenture May Delay Payments on the

Class B Notes and the Class C Notes

S-35

•

Subordinated Noteholders May Not Be Able to Direct the Indenture Trustee Upon an Event of

Default Under the Indenture

S-35

•

Risk of Bankruptcy Discharge of Private Credit Student Loans

S-36

•

The Interest Rates on the Auction Rate Notes are Subject to Limitations Which Could Reduce

Your Yield

S-36

•

Certain Actions Can Be Taken Without Noteholder Approval

S-37

•

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or

Reduce Payments On Your Notes

S-37

•

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military

Service

S-37

Defined Terms

S-39

Formation of the Trust

S-39

•

The Trust

S-39

•

Capitalization of the Trust

S-40

•

Trustee

S-40

•

Delaware Trustee

S-42

•

Indenture Trustee

S-42

Private Credit Student Loans

S-43

Use of Proceeds

S-46

The Trust Student Loan Pool

S-46

•

[The Third-Party Originator and Non-SLM Originated Loans]

S-47

•

Characteristics of the Trust Student Loan Pool

S-48

•

Insurance of Student Loans

S-48

•

Cure Period for Trust Student Loans

S-48

Recent Developments

S-49

Description of the Notes

S-48

•

General

S-48

•

Interest

S-48

•

Determination of LIBOR

S-49

•

Notice of Interest Rates

S-50

•

The Auction Rate Notes

S-50

•

Accounts

S-54

•

Distributions

S-55

•

Principal Distributions

S-59

•

Priority of Payments Following Certain Events of Default Under the Indenture

S-60

•

Voting Rights and Remedies

S-62

•

Cash Capitalization Account

S-62

•

Credit Enhancement

S-64

•

Administration Fee

S-66

•

Servicing Compensation

S-66

•

Trust Fees

S-67

•

Optional Purchase

S-67

•

Auction of the Trust Assets

S-68

Static Pools

S-69

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

S-69

Derivative Instruments

S-70

•

Swap Agreements

S-70

•

Interest Rate Cap

S-75

U.S. Federal Income Tax Consequences

S-77

ERISA Considerations

S-77

Accounting Considerations

S-79

Reports To NOTEholders

S-79

Underwriting

S-80

Notice To Canadian Residents

S-83

Listing Information

S-84

Legal Proceedings

S-86

Ratings of the Notes

S-86

Legal Matters

S-86

Glossary For Prospectus Supplement

S-88

Annex A: Characteristics of the Trust Student Loan Pool

A-1

Exhibit I: Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

E-1

Prospectus

Page

Prospectus Summary

7

Risk Factors

20

Formation of the Issuing Entities

41

Use of Proceeds

43

The Depositor

43

The Sponsor, Servicer and Administrator

45

The Sellers

47

The Student Loan Pools

48

Sallie Mae’s Student Loan Financing Business

51

Transfer and Servicing Agreements

58

Servicing and Administration

62

Trading Information

75

Description of the Notes

76

Additional Information Regarding the Notes

83

Certain Legal Aspects of the Student Loans

128

U.S. Federal Income Tax Consequences

130

European Union Directive on the Taxation of Savings Income

142

State Tax Consequences

143

ERISA Considerations

143

Available Information

146

Reports to Noteholders

146

Incorporation of Documents by Reference

147

The Plan of Distribution

147

Legal Matters

150

Appendix A: Federal Family Education Loan Program

A-1

Appendix B:  Undergraduate and Graduate Loan Programs

B-1

Appendix C:  Law Loan Programs

C-1

Appendix D:  MBA Loan Programs

D-1

Appendix E:  Medical Loan Programs

E-1

Appendix F:  Direct-to-Consumer Loan Programs

F-1

Appendix G:  Private Consolidation Loan Program

G-1

Appendix H: Global Clearance, Settlement and Tax Documentation Procedures

H-1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information.  These two sections are:

•

the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes, and

•

this prospectus supplement, which describes the specific terms of the notes being offered.

You should read both the prospectus and the prospectus supplement to fully understand the notes.  We have not authorized anyone to provide you with different information.

For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information.  The Table of Contents on pages S-3 through S-5 provide the pages on which you can find these captions.

_______________

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

_______________

Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that the application will be granted. You should consult with _________________________, the Luxembourg listing agent for the notes, to determine their status.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

SUMMARY OF PARTIES

TO THE TRANSACTION*

*

This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this free-writing prospectus for a further description.

**

 Each of these entities is a direct or indirect wholly-owned subsidiary of SLM Corporation.

PAYMENT FLOWS

AND DELIVERIES

SUMMARY OF TERMS

This summary highlights selected information about the notes.  It does not contain all of the information you might find important in making your investment decision.  It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus.  You should read the full description of the information appearing elsewhere in this document and in the prospectus to understand all of the terms of the offering of the notes.

ISSUING ENTITY

SLM Private Credit Student Loan Trust 200__-___, which is a newly formed Delaware statutory trust.  Its principal address is c/o the eligible lender trustee, at __________, ______, Delaware ______.

DEPOSITOR

SLM Funding LLC, which is a Delaware limited liability company.  Its principal address is 12061 Bluemont Way, V3419, Reston, Virginia 20190.

SPONSOR, SERVICER AND ADMINISTRATOR

Sallie Mae, Inc., which is a Delaware corporation.  Its principal address is 12061 Bluemont Way, Reston, Virginia 20190.

Sallie Mae, Inc. is an affiliate of the depositor and each seller.

INDENTURE TRUSTEE AND PAYING AGENT

[___________________]

TRUSTEE

[___________________]

DELAWARE TRUSTEE

[___________________]

THE NOTES

The trust will issue and offer the following classes of notes, which are obligations of the trust:

•

Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $                       ;

•

Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $                       ;

•

Auction Rate Class A-3 Student Loan-Backed Notes in the amount of $                       ;

•

Auction Rate Class A-4 Student Loan-Backed Notes in the amount of $                       ;

•

Auction Rate Class A-5 Student Loan-Backed Notes in the amount of $                       ;

•

Floating Rate Class B Student Loan-Backed Notes in the amount of $                       ; and

•

Floating Rate Class C Student Loan-Backed Notes in the amount of $                       .

The floating rate notes consist of the class A-1, class A-2, class B and class C notes.  The auction rate notes consist of the class A-3, class A-4 and class A-5 notes.

DATES

The closing date for this offering will be               , 20   .

The information about the trust student loans in this prospectus supplement is calculated as of _________, 200  .  We refer to this date as the statistical cutoff date.

The trust will be entitled to receive all collections and proceeds on the trust student loans on or after the closing date.

A distribution date for the floating rate notes is the 15th of each March, June, September and December, beginning in                 200_.  If any March 15, June 15, September 15 or December 15 is not a business day, the distribution date will be the next business day.  We sometimes refer to these distribution dates as quarterly distribution dates.

A distribution date for a class of auction rate notes is (a) the business day following the end of each auction period for that class of auction rate notes and (b) for a class of auction rate notes with an auction period in excess of 90 days, in addition to the days referred to in clause (a), the quarterly distribution dates referred to above.  We sometimes refer to a distribution date for auction rate notes as an auction rate distribution date.

In months with a quarterly distribution date, the monthly servicing payment date is the same as the quarterly distribution date.  In other months, the monthly servicing payment date is the 15th day of the month, or if the 15th day of the month is not a business day, the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is:

•

for the floating rate notes, the day before the related distribution date and

•

for the auction rate notes,

•

for payments of interest at the applicable interest rate and for payments of principal, two business days before the related distribution date, and

•

for payments of carry-over amounts and interest accrued thereon, the record date relating to the distribution date for which the carry-over amount accrued.

INFORMATION ABOUT THE NOTES

The notes are debt obligations of the trust.

Floating Rate Notes

Interest will accrue generally on the principal balance of the floating rate notes during three-month accrual periods and will be paid on quarterly distribution dates.

Each accrual period for the floating rate notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date.  The first accrual period for the floating rate notes, however, will begin on the closing date and end on                  , 200_, the day before the first quarterly distribution date.

Interest Rates.  Except for the first accrual period, each class of floating rate notes will bear interest at a rate equal to the sum of three-months LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-1	plus %
Class A-2	plus %
Class B	plus %
Class C	plus %

For the floating rate notes, LIBOR for the first accrual period will be determined by the following formula:

x + [     /      * (y-x)]

where

x =           -month LIBOR, and

y =           -month LIBOR.

The administrator will determine LIBOR on the second business day before the start of the applicable accrual period.  The administrator will calculate interest for the floating rate notes based on the actual number of days elapsed in each accrual period divided by 360.

Auction Rate Notes

Interest will accrue generally on the principal balance of the auction rate notes during the related accrual period and will be paid on the related distribution date.

An accrual period for a class of auction rate notes begins on a distribution date for that class and ends on the day before the next distribution date for that class.  The first accrual period for a class of auction rate notes, however, will begin on the closing date and end on the initial auction date for that class.

Interest Rates.  The interest rate for each class of auction rate notes is determined at auction.  The initial interest rate on the auction rate notes will be determined on the 2nd business day before the closing date.  The initial auction date and the initial rate adjustment date occurring after the closing date for each class of auction rate notes are set forth below:

Class:	Initial Auction Date	Initial Rate Adjustment Date
A-3	, 200	, 200
A-4	, 200	, 200
A-5	, 200	, 200

For each auction period, the interest rate for the auction rate notes will equal the least of:

•

the rate determined pursuant to the auction procedures described under “Description of the Notes—The Auction Rate Notes”;

•

a maximum rate, equal to the least of:

•

LIBOR for a period comparable to the auction period plus a margin generally expected to be       % to       %, depending upon the ratings of the auction rate notes;

•

      %; and

•

the maximum rate permitted by law; and

•

the auction student loan rate, which is the weighted average interest rate of the trust student loans minus administrative expenses.

For the auction rate notes, we will calculate interest based on the actual number of days elapsed in each accrual period divided by 360.

After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day.  The length of the auction period or the auction date for any class of auction rate notes may change as described under “Description of the Notes—The Auction Rate Notes.”

If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the accrual period will be the non-payment rate, which is one-month LIBOR plus ___%.

If, in any auction, all the auction rate notes subject to the auction are subject to hold orders, the interest rate for that accrual period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less ___%.

All Notes

Interest Payments.  Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

Principal Payments.  Principal will be payable or allocable to the notes on each quarterly distribution date in an amount generally equal to the principal distribution amount for that quarterly distribution date.  Principal will not be paid to a class of auction rate notes on a quarterly distribution date unless it is also a distribution date for that class.  Instead, principal will be allocable to the applicable class.  Principal allocable but not payable to the auction rate notes on a quarterly distribution date will be set aside in the future distribution account and then paid on the applicable auction rate distribution date.

Unless the principal balances of the class A-1, class A-2, class A-3, class A-4 and class A-5 notes have been reduced to zero, the class B and class C notes will not be entitled to any payments of principal until the __________ 200_ quarterly distribution date or during any period thereafter in which cumulative realized losses on the trust student loans exceed specified levels.  During these periods, in general, principal will be paid or allocated only to the class A-1 notes until their balance is reduced to zero, then to the class A-2 notes until their balance is reduced to zero and then, pro rata, in lots of $50,000, to the class A-3, class A-4 and class A-5 notes until their balances are reduced to zero.

In general, on and after the _________ 200_ quarterly distribution date and so long as cumulative realized losses on the trust student loans do not exceed specified levels, principal on the notes will be paid or allocated sequentially on each quarterly distribution date:

•

first, to the class A-1 notes until their collective share of the principal distribution amount is paid in full;

•

second, to the class A-2 notes until their share of the principal distribution amount is paid in full;

•

third, pro rata in lots of $50,000, to the class A-3, class A-4 and class A-5 notes until their share of the principal distribution amount is paid in full;

•

fourth, to the class B notes until their share of the principal distribution amount is paid in full; and

•

fifth, to the class C notes until their share of the principal distribution amount is paid in full.

On each quarterly distribution date described in the preceding paragraph, the class A, class B and class C notes generally will be allocated a share of the principal distribution amount sufficient to cause the principal balances of the class A, class B and class C notes, as applicable, to equal specified percentages of the asset balance.  See “Description of the Notes—Distributions” and “—Principal Distributions” in this prospectus supplement for a more detailed description of principal payments.

Maturity Dates.  Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity
Class A-1
Class A-2
Class A-3
Class A-4
Class A-5
Class B
Class C

The actual maturity of any class of notes could occur earlier if, for example:

•

there are prepayments on the trust student loans;

•

the servicer exercises its option to purchase delinquent trust student loans;

•

the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

•

the indenture trustee auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance).

Denominations.  The floating rate notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000.  The auction rate notes will be available for purchase in minimum denominations of $100,000 and additional increments of $50,000.  The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.  You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes.  The notes will be secured by the assets of the trust, primarily the trust student loans.

Subordination of the Class B and Class C Notes.

•

Payments of interest on the class B notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, to payments of principal on the class A notes.

•

Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes.

•

Payments of interest on the class C notes will be subordinate to the payment of interest and, to the extent distributed in this prospectus supplement, to payments of principal on the class A and class B notes.

•

Payments of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A and class B notes.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Priority of the Notes” in this prospectus supplement.

Overcollateralization.  On the closing date, the asset balance of the trust (which does not give effect to the reserve account described below but includes the amount deposited into the cash capitalization account on the closing date) will be approximately           % of the aggregate balance of the notes.  Over-collateralization is intended to provide credit enhancement for the notes.  The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest and of certain insurance fees and the incurrence of losses on the trust student loans.  In general, overcollateralization will not exceed the specified overcollateralization amount.  See “Description of the Notes—Credit Enhancement—Overcollateralization’’ in this prospectus supplement.

INFORMATION ABOUT THE CERTIFICATES

The certificates are not being offered by this prospectus supplement.  Any description of the certificates in this prospectus supplement is for informational purposes only.

The certificates represent ownership interests in the trust.  The certificates will not bear interest and will not have a principal balance.

Distributions on the Certificates.  In general, distributions on the certificates will be made only after all of the notes have received or been allocated all amounts due or allocable on a quarterly distribution date.  See “Description of the Notes—Distributions” and “—Principal Distributions” in this prospectus supplement.

Subordination of the Certificates.

Distributions on the certificates will be subordinate to the payment of both interest and principal on the notes and all other amounts payable or allocable by the trust on a quarterly distribution date.  See “Description of the Notes— Distributions” and “—Credit Enhancement” in this prospectus supplement.

INDENTURE TRUSTEE AND PAYING AGENT

The trust will issue the notes under an indenture to be dated as of _______, 200_.

Under the indenture,                                will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

TRUSTEE

The trust will be created under a trust agreement to be dated as of                  , 200  .                                            will be the initial trustee under the trust agreement.

BROKER-DEALERS

[       ] and [       ] will act as initial broker-dealers with respect to the auction rate notes.  We anticipate that the auction agent, on behalf of the trust, will enter into broker-dealer agreements with additional broker-dealers.

The broker-dealers will be entitled to fees in connection with an auction of the auction rate notes, that together with the auction agent fees, will not exceed the product of [       ]% per annum and the outstanding principal balance of the auction rate notes.

AUCTION AGENT

__________________________ will act as auction agent with respect to the auction rate notes.

LUXEMBOURG PAYING AGENT

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause a paying agent to be appointed.  Initially,                                                  will act as the Luxembourg paying agent with respect to the floating rate notes listed on the EuroMTF Luxembourg Stock Exchange.

ADMINISTRATOR

Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement dated as of the closing date.  Sallie Mae, Inc. is a Delaware corporation and a wholly owned subsidiary of SLM Corporation.  Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate.  See “Servicing and Administration—Administration Agreement” in the prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust will be a Delaware statutory trust created under a trust agreement dated as of ______, 200_.

The only activities of the trust will be acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the securities entering into the swap agreements described below and other related activities.  See “Formation of the Trust—The Trust.”

The depositor is SLM Funding LLC, a Delaware limited liability company, which is a wholly owned subsidiary of SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC.

SLM ECFC and VG Funding, LLC will sell the trust student loans to the depositor under separate purchase agreements and the depositor will subsequently sell them to the trust on the closing date under a sale agreement.  We sometimes refer to VG Funding, LLC as VG Funding.  The sale agreement and the purchase agreements will each be dated as of the closing date.

[          ], as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust agreement.

[Approximately ___% of the outstanding principal balance of the trust student loans, as of the statistical cutoff date, was originated by ______________, an entity unaffiliated with the depositor, which we sometimes refer to as the third-party originator, prior to such trust student loans being acquired by the sellers. See “The Trust Student Loan Pool—The Third-Party Originator and Non-SLM Originated Loans” in this prospectus supplement for a description of these trust student loans and the third-party originator.]

Its Assets

The assets of the trust will include:

•

the trust student loans; the trust student loans consist of private credit student loans, which are education loans made to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program, also known as FFELP, or under any other federal student loan program;

•

collections and other payments on the trust student loans;

•

funds it will hold in its trust accounts, including a collection account, a cash capitalization account, a future distribution account and a reserve account;

•

its rights under the swap agreements described under “—Swap Agreements” below; and

•

its rights under the interest rate cap agreement described under “—Interest Rate Cap” below.

The rest of this section describes the trust student loans and trust accounts more fully.

Trust Student Loans.  The trust student loans were made and underwritten under various loan programs administered or sponsored by Sallie Mae, Inc., including its Undergraduate and Graduate Student Loan Programs, its Law Loan Programs, its MBA Loan Programs, its Medical Loan Programs, its Direct-to-Consumer Loan Programs and its Private Consolidation Loan Program.  These programs are summarized in Appendices B through G to the prospectus.

As of the statistical cutoff date, the trust student loans had an initial pool balance of approximately $________________ as of the cutoff date.

As of the statistical cutoff date, the weighted average annual interest rate of the trust student loans was approximately        % and their weighted average remaining term to scheduled maturity was approximately       months.

The depositor will acquire the trust student loans from one or both of VG Funding and SLM ECFC under separate purchase agreements and will subsequently sell them to the trust on the closing date under the sale agreement.  VG Funding and SLM ECFC, as applicable, acquired or will acquire the student loans to be sold to the trust in the ordinary course of their business either directly from commercial banks that originated the loans or from an affiliate.

The trust student loans are also not guaranteed, insured or reinsured by the United States or any state-sponsored guarantee agency or private insurer.

The trust student loans have been selected from the student loans owned by SLM ECFC and/or VG Funding, as applicable, or have been acquired by the related seller either directly from commercial banks that originated the loans or from one or more of its affiliates, based on the criteria established by the sponsor, as described in this prospectus supplement and the prospectus.    The criteria are described in this prospectus supplement under “The Trust Student Loan Pool.”  [In the event that any originator or group of affiliated originators, that is unaffiliated with the sponsor or its affiliates, originated or is expected to originate 10% or more (or 20% or more, as the case may be) of the trust student loan pool assets, the identity (and further information, as the case may be) of such originator(s) will be provided in this summary section and such originator(s) will be described in this prospectus supplement under “The Trust Student Loan Pool.”]

Collection Account.  The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account. The deposit will be in cash or eligible investments equal to approximately $_________ plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date.  The administrator will deposit collections on the trust student loans and any payments received from the swap counterparties described below into the collection account as described in this prospectus supplement and the prospectus.  See “Servicing and Administration—Accounts” in the prospectus for more complete description of eligible investments.

Cash Capitalization Account.  The administrator will establish and maintain the cash capitalization account as an asset of the trust in the name of the indenture trustee as an asset of the trust.  On the closing date, the trust will make an initial deposit from the net proceeds from the sale of the notes into the cash capitalization account.  The deposit will be in cash or eligible investments equal to $__________.

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the cash capitalization account to cover shortfalls, if any, in payments described in the 1st through 10th items in the chart on page S-[   ] of this prospectus supplement.  Funds in the cash capitalization account will not be replenished.  To the extent funds are available in the cash capitalization account, they will be drawn prior to drawing on the reserve account as described below.

Part of the funds in the cash capitalization account may be released to the collection account starting on the _________ 200_ quarterly distribution date if certain conditions are met, as described under “Description of the Notes—Cash Capitalization Account” in this prospectus supplement.

All remaining funds in the cash capitalization account on the ________ 200_ quarterly distribution date will be deposited in the collection account and distributed as part of available funds.

See “Description of the Notes—Cash Capitalization Account” in this prospectus supplement.

Future Distribution Account.  The administrator will establish and maintain the future distribution account as an asset of the trust in the name of the indenture trustee.  The indenture trustee will deposit specified amounts on deposit in the collection account into the future distribution account as set forth under “—Administration of the Trust” in this prospectus supplement.

Reserve Account.  The administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee.  On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account.  The initial deposit will be in cash or eligible investments equal to $__________.  Funds in the reserve account may be replenished on each quarterly distribution date by additional funds available after all prior required distributions have been made.  The amount required to be on deposit in the reserve account at any time, or the specified reserve account balance, is the lesser of $_________ and the outstanding balance of the notes.  See “Description of the Notes—Distributions” in this prospectus supplement.

The administrator will instruct the indenture trustee to withdraw funds from the reserve account to cover (a) shortfalls, if any, in the payments described in the 1st through 5th, 7th and 9th items in the chart on page S-[     ] of this prospectus supplement, to the extent such shortfalls are not covered by amounts on deposit in the cash capitalization account or in the collection account, and (b) the 6th, 8th and 10th items in the chart on page S-[    ] of this prospectus supplement on the respective maturity dates of each class of notes, to cover the unpaid principal balance of the maturing class of notes to the extent such principal payment is not covered by amounts on deposit in the cash capitalization account or in the collection account.

If the market value of the reserve account on any quarterly distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal balance on the notes and the interest accrued on the notes, any payments owing to the swap counterparties and any unpaid primary servicing and administration fees, amounts on deposit in the reserve account will be so applied on that quarterly distribution date.

See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

ADMINISTRATION OF THE TRUST

Distributions

On or prior to the fifth business day of each month, the administrator will instruct the indenture trustee to make the following allocations on or before the fifteenth calendar day of the same month with funds on deposit in the collection account:

•

first, deposit into the future distribution account for the servicer and administrator, pro rata, the amounts of the servicing fee and administration fee that will accrue for the related calendar month plus previously accrued and unpaid or set aside amounts;

•

second, deposit into the future distribution account, pro rata, for the auction agent and the broker-dealers, an amount equal to their auction fees expected to be payable from the calendar day after the current calendar month’s quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts;

•

third, deposit into the future distribution account, for the swap counterparties, an amount equal to swap payments to the swap counterparties expected to accrue from the calendar day after the current calendar month’s quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts net of payments expected to accrue for this period from the swap counterparties; and

•

fourth, deposit into the future distribution account, pro rata, for (a) each class of class A notes an amount equal to interest expected to accrue on the class A notes from the calendar day after the current calendar month’s quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts and (b) the swap counterparties certain swap termination payments due.

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and, to the extent required, the reserve account and the cash capitalization account.  These funds will be applied on each applicable distribution date generally as shown in the chart below, and funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee and on each quarterly distribution date and auction rate distribution date generally as shown in the charts on pages S-20 and S-21 of this prospectus supplement.  To the extent a class of auction rate notes does not have a distribution date on a quarterly distribution date, it will not be allocated or paid interest payments on the quarterly distribution date.

On each auction rate distribution date that is not a quarterly distribution date, the indenture trustee will make the following distributions:

•

first, from amounts deposited in the future distribution account that were allocated to the auction agent and the broker-dealers, and then from amounts on deposit in the collection account, pro rata, to the auction agent and the broker-dealers, the auction fees of the auction agent and the broker-dealers, and

•

second, from amounts deposited in the future distribution account that were allocated to the auction rate notes with a distribution date on this auction rate distribution date, and then from amounts on deposit in the collection account, pro rata, to the auction rate notes with a distribution date on this auction rate distribution date, an amount equal to interest payable thereon.

On each quarterly distribution date that is not a distribution date for one or more classes of auction rate notes, in lieu of making payments on that date of principal and carry-over amounts to these classes of auction rate notes, these amounts will be deposited into the future distribution account.

Amounts on deposit in the future distribution account with respect to principal and carry-over amounts allocated to the auction rate notes will be paid to the auction rate notes on their auction rate distribution dates.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of distributions.

Quarterly Distribution Date Cashflows

COLLECTION ACCOUNT

1st
SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
SWAP COUNTERPARTY
(Trust Swap Payments)
4th
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTY
(Certain Swap Termination Payments, if any)
5th
PRINCIPAL DISTRIBUTION ACCOUNT
(First Priority Principal Distribution Amount, if any)
6th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
7th
PRINCIPAL DISTRIBUTION ACCOUNT
(Second Priority Principal Distribution Amount, if any)
8th
CLASS C NOTEHOLDERS
(Class C Noteholders' Interest Distribution Amount)
9th
PRINCIPAL DISTRIBUTION ACCOUNT
(Third Priority Principal Distribution Amount, if any)
10th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
PRINCIPAL DISTRIBUTION ACCOUNT
(Regular Principal Distribution Amount)
12th
SERVICER
(Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTY
(Remaining Swap Termination Payments, if any)
14th
PRINCIPAL DISTRIBUTION ACCOUNT
(Additional Principal Distribution Amount, if any)
15th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any Remaining Amounts)

Auction Rate Distribution Date Cashflows

A collection period is a three-month period ending on the last day of February, May, August or November, in each case for the quarterly distribution date in the following month.  However, the first collection period will be the period from the cutoff date through _____________, 200_.

Amounts deposited in the principal distribution account, as shown on page S-20 will be distributed as described under “Description of the Notes —Principal Distributions” in this prospectus supplement.

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the trust student loans to the trust.  The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally it will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

The sellers will have similar obligations under the purchase agreements. See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the prospectus.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, Inc., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans.

The servicer manages and operates the loan servicing functions for the SLM Corporation family of companies.  See “Servicing and Administration— Servicing Procedures” and”—Administration Agreement” in the prospectus.  The servicer may enter into subservicing arrangements with respect to some or all of its servicing obligations, but these arrangements will not affect the servicer’s obligations to the trust.  Under some circumstances, the servicer may transfer its obligations as servicer.  See “Servicing and Administration—Certain Matters Regarding the Servicer” in the prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach.  See “Servicing and Administration—Servicer Covenants” in the prospectus.

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12 of an amount not to exceed       % of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable in arrears out of amounts on deposit in the collection account, the cash capitalization account, the future distribution account and the reserve account on the 15th of each month or, if the 15th of any month is not a business day, the next business day, beginning in ____________, 200_.  Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each quarterly distribution date out of available funds remaining after all payments owing on the notes have been made.

The carryover servicing fee is the sum of:

•

the amount of specified increases in the costs incurred by the servicer;

•

the amount of specified conversion, transfer and removal fees;

•

any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•

interest on any unpaid amounts.

See “Description of the Notes—Distributions” and “—Servicing Compensation” in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

•

the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

•

the payment of all amounts required to be paid to the holders of the securities.

See “The Student Loan Pools—Termination” in the prospectus.

Optional Purchase of the Trust Assets

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any quarterly distribution date when the pool balance is 10% or less of the initial pool balance.  The servicer’s exercise of this purchase option will result in the early retirement of the remaining notes as of that quarterly distribution date.  The purchase price will equal the amount required to repay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than the prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•

pay any amount owing to the swap counterparties;

•

reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero;

•

pay to noteholders the interest payable on the related distribution date; and

•

in the case of the auction rate notes, pay any carry-over amounts and interest on any carry-over amounts.

See “The Student Loan Pools—Termination” in the prospectus.

Auction of the Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans as described above. The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

•

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the notes or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase all of the remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the prospectus.

SWAP AGREEMENTS

The trust will enter into two basis swaps as of the closing date with one or more eligible a swap counterparties.  The swap counterparty or counterparties will be identified in the final prospectus supplement.

Under each basis swap, the swap counterparty will pay to the trust, on [or before the third business day preceding] each quarterly distribution date, an amount based upon LIBOR, determined in the same manner as applies to the notes.

For each quarterly distribution date, the trust will pay the swap counterparty or counterparties from the collection account and, if necessary, the cash capitalization account and the reserve account, prior to interest payments on the class A notes, an amount based upon:

•

in the case of the first basis swap, the prime rate for the applicable quarter minus      %; or

•

in the case of the second basis swap, the weighted average of the prime rates for each of the three months in the applicable quarter minus      %.

The notional amount for each basis swap will be the aggregate principal balance, as of the last day of the collection period preceding the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon prime rate and that reset quarterly (in the case of the first basis swap) or monthly (in the case of the second basis swap). The notional amount of the first basis swap initially will be $                   and the notional amount of the second basis swap initially will be $                  .  However, at no time shall the combined notional balances of both basis swaps exceed the aggregate balance of the notes outstanding as of the end of the first day of the related accrual period.

The basis swaps are scheduled to terminate on the               , 20    distribution date.

See "Description of the Notes—Swap Agreements" in this prospectus supplement.

INTEREST RATE CAP

On the closing date, the trust will purchase an interest rate cap from one or more eligible swap counterparties, as cap counterparty. The cap counterparty or counterparties will be identified in the final prospectus supplement.

Under the interest rate cap agreement, the cap counterparty will make payments to the trust if three-month LIBOR, calculated in the same manner as for the LIBOR-based notes, exceeds      % during the period the interest rate cap is in effect. The interest rate cap will terminate, generally, on the                    , 20    distribution date.

See “Description of the Notes—Interest Rate Cap” in this prospectus supplement.

EXCESS DISTRIBUTION CERTIFICATEHOLDER

Under the trust agreement, the trust will also issue an excess distribution certificate to the depositor. This excess distribution certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLM ECFC, the depositor will transfer the excess distribution certificate to SLM ECFC as a part of the consideration for the sale of the trust student loans being sold to the depositor by SLM ECFC under the related purchase agreement.

Distributions on the Excess Distribution Certificate.  The excess distribution certificate will not bear interest and will not have a principal balance.  In general, distributions on the excess distribution certificate will be made only after all of the notes have received or been allocated all amounts due or allocable on a quarterly distribution date.  See “Description of the Notes—Distributions” and  “—Principal Distributions” in this prospectus supplement.

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

•

In the opinion of federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

•

In the opinion of federal tax counsel for the trust, the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

•

In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes and noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:

•

an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the notes will not result in a non-exempt prohibited transaction; and

•

the purchase will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

RATINGS OF THE NOTES

The notes are required to be rated as follows:

•

Class A notes:  The highest rating category from at least two of Fitch Ratings, Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

•

Class B notes:  One of the three highest rating categories from at least two of Fitch, Moody’s or S&P.

•

Class C notes:  One of the four highest rating categories from at least two of Fitch, Moody’s or S&P.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity with respect to the notes or the likelihood of payment of any carryover amounts with respect to the auction rate notes.  See “Ratings of the Notes” in this prospectus supplement.

LISTING INFORMATION

Application has been made for the floating rate notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that the application will be granted. You should consult with [         ], the Luxembourg listing agent for the notes, to determine their status. You can contact the listing agent at [        ]. So long as any class of notes is listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of notes, including if such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort, and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.

We expect that the notes will be accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear on or prior to the closing date.

RISK FACTORS

Some of the factors you should consider before making an investment in these notes are described in this prospectus supplement and in the prospectus under “Risk Factors.”

IDENTIFICATION NUMBERS

CUSIP NUMBERS

•

Class A-1 notes:

•

Class A-2 notes:

•

Class A-3 notes:

•

Class A-4 notes:

•

Class A-5 notes:

•

Class B notes:

•

Class C notes:

International Securities Identification Numbers (ISIN)

•

Class A-1 notes:

•

Class A-2 notes:

•

Class A-3 notes:

•

Class A-4 notes:

•

Class A-5 notes:

•

Class B notes:

•

Class C notes:

European Common Codes

•

Class A-1 notes:

•

Class A-2 notes:

•

Class A-3 notes:

•

Class A-4 notes:

•

Class A-5 notes:

•

Class B notes:

•

Class C notes:

RISK FACTORS

You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes.  Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note.  The prospectus describes additional risk factors that you should also consider, beginning on page [     ] of the prospectus.  These risk factors could affect your investment in or return on the notes.

Sequential Payment of the Class A, Class B and Class C Notes and Subordination of the Class B and Class C Notes Results in a Greater Risk of Loss for Some Holders

Class C noteholders, to a lesser extent, class B noteholders, to a still lesser extent, class A-3, class A-4 and class A-5 noteholders, and, to a still lesser extent, class A-2 noteholders, bear a greater risk of loss than do class A-1 noteholders because:

•

In general, distributions of principal on the class A-3, class A-4 and class A-5 notes will be made only after the class A-1 and class A-2 notes have been paid and distributions of principal on the class A-2 notes will be made only after the class A-1 notes have been paid.

•

Distributions of interest on the class B notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, payments of principal on the class A notes.  Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes.

•

Distributions of interest on the class C notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, payments of principal on the class A and class B notes.  Distributions of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A and class B notes.

•

Unless the balances of the class A notes have been reduced to zero, the class B and class C notes will not be entitled to any principal distributions until the ___________ 20__ quarterly distribution date, or during any period thereafter in which cumulative realized losses on the trust student loans exceed specified levels.  As a result, the weighted average lives of the class B and class C notes will be longer than would be the case if distributions of principal were allocated among all of the notes at the same time.  As a result of the longer weighted average lives of the class B and class C notes, holders of those notes have a greater risk of suffering a loss on their investments.

The yields to maturity on the class A-2, class
A-3, class A-4, class A-5, class B and class C notes may be more sensitive than the yield to maturity of the class A-1 notes because of losses due to defaults on the trust student loans and the timing of those losses, to the extent the losses are not covered by any applicable credit enhancement.  The timing of receipt of principal and interest on the class A-2, class A-3, class A-4, class A-5, class B and class C notes may be adversely affected by the losses even if those notes do not ultimately bear such losses.

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders

Certain credit and liquidity enhancement features, including the reserve account and the cash capitalization account, are limited in amount and will not be replenished.  In addition, the cash capitalization account is available for a limited duration and will not be extended.  In certain circumstances if there is a shortfall in available funds, such amounts may be depleted.  This depletion could result in shortfalls and delays in distributions to noteholders.

Certain Applications Of Funds In The Cash Capitalization Account May Result In Delays In Payments Of Principal On The Notes

The trust may withdraw funds from the cash capitalization account to pay certain fees, swap payments and interest on the notes if, among other things, available funds are insufficient to make those payments. Any such application of funds in the cash capitalization account reduces the amounts that would otherwise be available to pay principal on the notes, and this may result in delays in the payment of principal.

The Characteristics Of The Trust Student Loans May Change

The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date.  The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date.  We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the trust student loans presented in this prospectus supplement as of the statistical cutoff date.

The Trust Will Not Have the Benefit of Any Guarantees or Insurance on the Trust Student Loans

The trust student loans are not guaranteed, insured or reinsured by the United States or any state-sponsored guarantee agency or private insurer or by any other insurance or external credit enhancement.  The only credit enhancement for the notes is overcollateralization, the reserve account and, in the case of the class A notes, the subordination of the class B and class C notes and, in the case of the class B notes, the subordination of the class C notes.  The amount of credit enhancement is limited and can be depleted over time.  In this event, you may suffer a loss.

Your Notes Will Have Basis Risk and the Swap Agreements Do Not Eliminate All of This Basis Risk

The trust will enter into the swap agreements with the swap counterparties.  Each swap is intended to mitigate some of the basis risk associated with the notes.  Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans either adjust on the basis of certain indexes or are fixed and the notes may adjust on the basis of different indexes or are set at auction.  See “Annex A—Characteristics of the Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Cutoff Date” which specifies the percentages of trust student loans that adjust based on reference to the prime rate or the 91-day Treasury bill rate, as applicable.

The notional amount of each swap will equal the lesser of (i) the outstanding balance of the notes and (ii) the aggregate principal balance of the prime rate-based trust student loans.  The notional amounts do not include the principal balances of the fixed rate or T-bill rate-based trust student loans.  Consequently you must rely on other forms of credit enhancement, to the extent available, to mitigate that portion of the basis risk not covered by the swap agreements.

Each swap agreement is scheduled to terminate, by its terms, on the ___________ 20__ quarterly distribution date.  In addition, an early termination of a swap agreement may occur in the event that either:

•

the trust or the swap counterparty fails to make a required payment within three business days of the date that payment was due; or

•

the swap counterparty fails, within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, to:

•

obtain a replacement swap agreement with terms substantially the same as the swap agreement;

•

obtain a rating reaffirmation on the notes; or

•

establish a collateral arrangement or any other arrangement satisfactory to the trust and the applicable rating agencies.

Upon the early termination of either swap agreement, you cannot be certain that the trust will be able to enter into a substitute swap agreement.  The trust will not enter into any substitute swap agreement after the swap agreements terminate on the _________ 20__ quarterly distribution date.  In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the basis risk associated with the notes.  In addition, if a payment is due to the trust under either swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the notes.

Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default

The indenture provides that failure to pay interest when due on any outstanding subordinated class or classes of notes will not be an event of default under the indenture.  For example, for so long as any of the class A notes are outstanding, the failure to pay interest on the class B or class C notes will not be an event of default under the indenture.  Under these circumstances, the holders of the applicable outstanding subordinated notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct any remedial action under the indenture.

The Occurrence of an Event of Default Under the Indenture May Delay Payments on the Class B Notes and the Class C Notes

The trust will not make any distributions of principal or interest on a subordinated class of notes until payment in full of principal and interest is received on the controlling class of notes, which is the most senior class of notes outstanding, following:

•

an event of default under the indenture relating to the payment of principal on any class of notes at their maturity date or the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes;

•

an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes: or

•

a liquidation of the trust assets following any event of default under the indenture.

This may result in a delay or default in making payments on the class B or class C notes.
Subordinated Noteholders May Not Be Able to Direct the Indenture Trustee Upon an Event of Default Under the Indenture

If an event of default occurs under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the indenture.  The holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

Risk of Bankruptcy Discharge of Private Credit Student Loans

Private credit student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy.  Private credit student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents.  In addition, direct-to-consumer loans are disbursed directly to the borrowers based upon certifications and warranties contained in their promissory notes, including their certification of the cost of attendance for their education.  This process does not involve school certification as an additional control and, therefore, may be subject to some additional risk that the loans are not used for qualified education expenses.  If you own any notes, you will bear any risk of loss resulting from the discharge of any borrower of a private credit student loan to the extent the amount of the default is not covered by the trust’s credit enhancement.

The Interest Rates on the Auction Rate Notes are Subject to Limitations Which Could Reduce Your Yield

The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (generally,      % per annum) or, in certain circumstances, the auction student loan rate (which is based on the rates of return on the trust student loans, less specified administrative costs).  If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for a class of auction rate notes is equal to the auction student loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate over (b) the auction student loan rate will become a carry-over amount, and will be allocated to the applicable auction rate notes on succeeding quarterly distribution dates (and paid on the succeeding auction rate distribution date), but only to the extent that there are funds available for that purpose and other conditions are met.  It is possible that such carry-over amount may never be paid.  Any carry-over amount not paid at the time of redemption of an auction rate note will be extinguished.  See “Description of the Notes—The Notes—The Auction Rate Notes—Maximum Auction Rate and Interest Carry-Overs” in this prospectus supplement.

Certain Actions Can Be Taken Without Noteholder Approval

The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding ratings assigned by such rating agencies to the notes will not be impaired by those actions.  To the extent those actions are taken after issuance of the notes, investors in the notes will be depending on the evaluation by the rating agencies of those actions and their impact on credit quality.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur.  Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Auction Procedures And Transfer Requirements May Limit The Liquidity And Marketability Of Your Auction Rate Notes

The auction procedures and transfer requirements described in this prospectus supplement and the prospectus may limit the liquidity and marketability of the auction rate notes and therefore may not yield an owner the best possible price for an auction rate note.  In particular, if an existing holder of an auction rate note were to submit a sell order or a hold order subject to an interest rate that is determined to be greater than the maximum rate for the auction date, and sufficient clearing bids were not obtained on such auction date, the existing owner would not have its auction rate notes purchased through the auction procedures on the auction date.  In that event, no assurance can be given that a broker-dealer would purchase the auction rate note or would otherwise be able to locate a purchaser prior to the auction date or that sufficient clearing bids would be obtained on any succeeding auction date.

The Interest Rate On The Auction Rate Notes Is Subject To Limitations Which Could Reduce Your Yield

The interest rate on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (generally, [    ]% per annum) or, in certain circumstances, the auction student loan rate (which is the weighted average interest rate of the trust student loans, minus specified administrative expenses).  If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for the auction rate notes is equal to the auction student loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures and (2) the amount of interest at the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate, over (b) the auction student loan rate will become a carryover amount, and will be allocated to the auction rate notes on the succeeding quarterly distribution date (and paid on the succeeding auction rate distribution date), but only to the extent that there are funds available for that purpose and other conditions are met.  It is possible that such carryover amount may never be paid.  Any carryover amount not paid at the time of final payment of an auction rate note will be extinguished.  See “Description of the Notes—The Notes—The Auction Rate Notes—Maximum Auction Rate and Interest Carryovers” in this prospectus supplement.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement.  These terms appear in bold face on their first use and in initial capital letters thereafter.

FORMATION OF THE TRUST

The Trust

SLM SLM Private Credit Student Loan Trust 200_-_ is a statutory trust newly formed in accordance with Delaware law on _________, 200_, under a short-form trust agreement dated as of ________, 200_ among the depositor, the Delaware trustee and the eligible lender trustee.  The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement to be dated the closing date among the depositor, the eligible lender trustee, the Delaware trustee and the indenture trustee. We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”

After its formation, the trust will not engage in any activity other than:

•

acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

•

issuing the certificates and the notes;

•

making payments on them;

•

entering into the swap agreements and making the payments required under those agreements;

•

entering into the interest rate cap agreement and making the upfront payment required under that agreement; and

•

engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust will be initially capitalized with equity of $       , excluding amounts to be deposited in the reserve account and the cash capitalization account by the trust on the closing date.  The trust will use the proceeds from the sale of the notes to make the initial deposits in the collection account, the cash capitalization account and the reserve account, to make the upfront payment on the interest rate cap and to purchase the trust student loans.  It will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date between the depositor and the trust.  The depositor will use the net proceeds it receives from the sale of the trust student loans to pay to VG Funding and SLM ECFC the respective purchase prices of the trust student loans it acquires from VG Funding and SLM ECFC under the related purchase agreement.

The property of the trust will consist of:

(a)

the pool of trust student loans;

(b)

all funds collected on trust student loans on or after the cutoff date;

(c)

all moneys and investments on deposit in the collection account, the cash capitalization account, the future distribution account and the reserve account;

(d)

its rights under the transfer and servicing agreements, including the right to require VG Funding, SLM ECFC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions;

(e)

its rights under the swap agreements and the related documents; and

(f)

its rights under the interest rate cap agreement and the related documents.

The sections “Transfer and Servicing Agreements,” “Servicing and Administration,” “Description of the Notes” and “Additional Information Regarding The Notes” in the prospectus contain descriptions of the material provisions of the transaction documents.

The notes will be secured by the property of the trust.  The collection account, the cash capitalization account, the future distribution account and the reserve account will be established and maintained in the name of the indenture trustee for the benefit of the noteholders.  To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in [                 ], Delaware, in care of  [                 ], as trustee.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes had taken place on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$
Floating Rate Class A-2 Student Loan-Backed Notes
Auction Rate Class A-3 Student Loan-Backed Notes
Auction Rate Class A-4 Student Loan-Backed Notes
Auction Rate Class A-5 Student Loan-Backed Notes
Floating Rate Class B Student Loan-Backed Notes
Floating Rate Class-C Student Loan-Backed Notes
Equity	100
Total	$

Trustee

[                                                   ] is the trustee for the trust under the trust agreement.  [                                         ] is a national banking association whose principal offices are located at [                                         ], Delaware [       ].  [Disclosure regarding the particular trustee’s prior experience to be provided by the applicable trustee, and included in the applicable prospectus supplement.]

Asset classes for which [        ] serves as owner trustee or trustee, as applicable, include residential mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, and student loans.  As of [          ], 200[  ], [         ] has acted as trustee for approximately [    ] asset-backed securities transactions involving federally-insured student loans.

The trustee will acquire on behalf of the trust legal title to all the initial trust student loans.

The trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement.  The trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the prospectus.  Affiliates of the depositor maintain banking relations with the trustee.

The trustee may resign at any time. The administrator may also remove the trustee if it becomes insolvent or ceases to be eligible to continue as trustee.  In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the trustee are not paid by the trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.  [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

Delaware Trustee

[                                                   ] is the Delaware trustee for the trust under the trust agreement.  [                                         ] is a Delaware banking corporation whose principal offices are located at [                                         ], Delaware [       ].  [Disclosure regarding the particular Delaware trustee’s prior experience to be provided by the applicable Delaware trustee, and included in the applicable prospectus supplement.]

The liability of the Delaware trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement.  The Delaware trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The Delaware trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the trust agreement.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the prospectus.  The depositor and its affiliates maintain banking relations with the Delaware trustee and/or its affiliates.

The Delaware trustee may resign at any time. The administrator may also remove the Delaware trustee if it becomes insolvent or ceases to be eligible to continue as trustee.  In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the Delaware trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the Delaware trustee are not paid by the Delaware trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the Delaware trustee.  [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

Indenture Trustee

The trust will issue the notes under an indenture to be dated as of _______, 200___. Under the indenture, _______________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. [______________]  is a national banking association whose principal offices are located at ____________________, _______, Delaware ________.  [Disclosure regarding the particular indenture trustee’s prior experience to be provided by the applicable trustee, and included in the applicable prospectus supplement.]

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.  [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

PRIVATE CREDIT STUDENT LOANS

The following two tables contain information concerning the managed private credit student loans of SLM Corporation and its consolidated subsidiaries, the direct or indirect parent of the sellers and the depositor. Private Credit Student Loans are also known as Private Education Loans in this prospectus supplement and the accompanying prospectus. The following table shows the consolidated loan loss allowance activity of SLM Corporation for the fiscal years ended December 31, 200  , 200  , 200  , 200   and 200   and for the           months ended                         , 200  .

SLM Corporation analyzes its student loan portfolio on a “managed basis,” under which it views both on-balance sheet student loans and off-balance sheet student loans owned by the securitization trusts as a single portfolio, and the related on-balance sheet financings are combined with off-balance sheet debt.  Additionally, when private credit loans in its securitization trusts, which were established on or prior to September 30, 2005, become 180 days delinquent, it typically exercises its contingent call option to repurchase these loans at par value out of the related trust and record a loss for the difference in the par value paid and the fair market value of the loan at the time of purchase.

SLM CORPORATION

Managed Private Education Loans

Loan Loss Experience

(dollars in thousands, except as noted)

(Unaudited)

	Months ended , 200	Years ended December 31,
		200	200	200	200	200
Gross charge-offs, managed[1]	$	$	$	$	$	$
Recoveries, managed[2]
Total charge-offs, net of recoveries[3]	$	$	$	$	$	$
Average managed private education loans (in millions)	$	$	$	$	$	$
Net charge-offs as a percentage of average managed private education loans	%	%	%	%	%	%
Ending managed private education loans in repayment (in millions)[4]	$	$	$	$	$	$
Net charge-offs as a percentage of ending managed private education loans in repayment[4]	%	%	%	%	%	%

____________________

1

Represents the unpaid principal balance and accrued interest of loans at least 180 days past due recorded in the period when SLM Corporation's management has deemed, in accordance with its practices and procedures in effect for such period, any further collections to be unlikely.

2

Represents the amount of cash collected during the period on previously charged-off loans without giving effect to any collection costs. Also represents the outstanding principal balance of previously charged-off loans that were rehabilitated (generally, loans brought current during the period in which the sixth consecutive on-time payment was received).

3

An amount equal to gross charge-offs less recoveries during the reporting period.

4

Excludes loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation. Excludes loans for borrowers who have requested an extension of a grace period during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing procedures and policies.

The following table shows the loan status and delinquency history of SLM Corporation's consolidated managed private credit student loan portfolio as of December 31, 200  , 200  , 200  , 200   and 200   and as of                     , 200  .

SLM CORPORATION

Managed Private Education Loans

Loan Status and Delinquency

(dollars in millions

(Unaudited)

	As of , 200		As of December 31,
			200		200		200		200		200
	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment[1]	$		$		$		$		$		$
Loans in forbearance[2]
Loans in repayment and percentage of each status:
Loans current		%		%		%		%		%		%
Loans delinquent 31-60 days[3]
Loans delinquent 61-90 days
Loans delinquent 91-120 days
Loans delinquent 121-150 days
Loans delinquent 151-180 days
Loans delinquent greater than 180 days [awaiting charge-off]
Total Private Education Loans in repayment		%		%		%		%		%		%
Total Private Education Loans, gross
Private Education Loan unamortized (discount)/premium
Total Private Education Loans
Private Education Loan allowance for losses
Private Education Loans, net	$		$		$		$		$		$

_______________________________________

1

Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

2

Loans for borrowers who have requested extension of grace period during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

3

The period of delinquency is based on the number of days scheduled payments are contractually past due.

The foregoing two tables are for all active private credit student loans of SLM Corporation and its consolidated subsidiaries and may not be representative or indicative of the loss or delinquency performance of the trust student loans. SLM Corporation owns private credit student loans that differ from the trust student loans. Loan losses, loan status and delinquency status experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond our control. We cannot assure you that actual loan losses, loan status and delinquency status of the trust student loans will be similar to that set forth above.

In addition, the percentages in the tables above have not been adjusted to eliminate the effect of the rapid growth of SLM Corporation's private credit student loans. Accordingly, actual loan loss, loan status and delinquency status percentages may be higher than those shown in those tables if a group of loans were isolated at a period in time and the loan loss, loan status and delinquency status data showed the activity only for that isolated group over the periods indicated.

USE OF PROCEEDS

The trust will use the net proceeds from the sale of the notes of $                     to make the initial deposits to the collection account, the cash capitalization account and the reserve account and to purchase the trust student loans from the depositor on the closing date and to make the upfront payment on the interest rate cap agreement. The depositor will then use the proceeds paid to it by the trust to pay VG Funding and SLM ECFC the respective purchase prices due to such sellers for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and to issue the notes (other than commissions that are due to the underwriters) are payable by the depositor

THE TRUST STUDENT LOAN POOL

The trustee, on behalf of the trust, will purchase the pool of trust student loans from the depositor under the sale agreement on the closing date, and the trust will be entitled to collections on and proceeds of the trust student loans on and after that date.

The depositor will purchase the trust student loans from VG Funding and SLM ECFC under the applicable purchase agreement on the closing date.

The trust student loans were selected by employing several criteria, including requirements that each trust student loan as of the cutoff date:

•

contains terms in accordance with those required by the loan program under which it was originated (the Undergraduate and Graduate Student Loan Programs, the Law Loan Programs, the MBA Loan Programs, the Medical Loan Programs, the Direct-to-Consumer Loan Programs and the Private Consolidation Loan Program, as applicable), the loan purchase agreements, and other applicable requirements;

•

is not [30] days or more past due; and

•

does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.

No trust student loan, as of the statistical cutoff date, was subject to any prior obligation to sell that loan to a third party.

For a description of each loan program under which the private credit student loans were originated, see Appendices B through G to the prospectus.  [To the extent the loan programs apply underwriting standards different from those of the depositor and its affiliates, the performance of the student loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described below and in the prospectus may be made in the event that compensating factors are demonstrated by a borrower.]

[The Third-Party Originator and Non-SLM Originated Loans]

[Approximately ___% of the trust student loans, by outstanding principal balance as of the statistical cutoff date, was originated by _____________, which we sometimes refer to as the third-party originator.   The third-party originator sold such trust student loans, which we refer to as the non-SLM originated loans, to [SLM ECFC] [VG Funding] in a [series of] negotiated sale transaction(s) prior to such non-SLM originated loans being sold to the depositor.  The applicable seller has recourse rights against the third-party originator for breaches of usual and customary representations and warranties made to such seller with respect to the non-SLM originated loans at the time of the negotiated sale transaction(s).  These recourse rights have been transferred from the applicable seller to the depositor pursuant to the purchase agreement and then from the depositor to the trust pursuant to the sale agreement; [however, the representations and warranties provided by the third-party originator are different than those provided by each seller, and] the applicable seller remains obligated to repurchase such non-SLM originated loans for breaches of representations and warranties provided in the applicable purchase agreement irrespective of any repurchase obligations of the third-party originator.]

[__________] is a [__________] corporation and has been originating private credit student loans since 19___, and as of _____, 200__ has originated approximately $_______ of private credit student loans.]     [Disclosure regarding such third-party originator and its origination experience will be included in the applicable prospectus supplement.]

[The non-SLM originated loans were not originated in connection with the loan programs nor underwritten to the standards set forth in the prospectus under “Sallie Mae’s Student Loan Financing Business—Private Credit Loans” and “—Underwriting of Private Credit Loans”.]  [Disclosure regarding the applicable third-party originator’s loan program and underwriting standards for such non-SLM originated loans to be added into the applicable prospectus supplement.]

Characteristics of the Trust Student Loan Pool

The tables contained in Annex A to this prospectus supplement provide a description of specified characteristics of the trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the trust student loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest to be capitalized of $                  as of the statistical cutoff date. Unless otherwise specified, all information with respect to the trust student loans is presented herein as of                           , 200  , which is the statistical cutoff date.

Insurance of Student Loans

The trust student loans are not guaranteed, insured or reinsured by the United States or any state-sponsored guarantee agency or private insurer.

Cure Period for Trust Student Loans

[VG Funding, SLM ECFC, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. The cure period will be 270 days. In each case the cure period begins on the date on which the breach is discovered. The purchase or substitution will be made not later than the end of the 270-day cure period.]

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RECENT DEVELOPMENTS

On April 15, 2007, SLM Corporation, Mustang Holding Company Inc. (“Parent”) and Mustang Merger Sub, Inc. (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Parent is owned 50.2% by J.C. Flowers II L.P., 24.9% by Bank of America, N.A. and 24.9% JPMorgan Chase Bank, N.A. (collectively, the “Investors”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, Merger Subsidiary will merge with and into SLM Corporation (the “Merger”), with SLM Corporation continuing as the surviving corporation and a wholly-owned subsidiary of Parent.  As of the effective time of the Merger, each issued and outstanding share of common stock of SLM Corporation will be cancelled and converted into the right to receive $60.00 in cash, without interest.  Parent has provided SLM Corporation with executed equity and debt financing commitments, the proceeds of which will provide for the payment of the aggregate cash consideration contemplated by the Merger Agreement.  The financing commitments are subject to customary closing conditions.

The Merger Agreement contains certain termination rights for both SLM Corporation and Parent.  The Merger Agreement provides that, upon termination under specified circumstances, SLM Corporation would be required to pay Parent a termination fee of $900 million.  The Merger Agreement further provides that, upon termination under specified circumstances, Parent would be required to pay SLM Corporation a termination fee of $900 million.  The termination fee payable by Parent is severally guaranteed by the Investors in separate limited guarantees.

Consummation of the Merger is subject to several conditions, including the adoption of the Merger Agreement by SLM Corporation’s stockholders, the absence of legal prohibitions and the receipt of requisite regulatory approvals.

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DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part.  The following summary describes some terms of the notes, the indenture, the trust agreement, the swap agreements and the interest rate cap agreement.  The prospectus describes other terms of the notes.  See “Description of the Notes” and “Additional Information Regarding the Notes” in the prospectus.  Because these sections present only brief descriptions of the material terms of these transaction documents, they are subject to the actual provisions of the notes, the indenture, the trust agreement, the swap agreements and the interest rate cap agreement.

Interest

Interest will accrue on the balances of the class A, class B and class C notes at their respective interest rates.  Interest will accrue during each applicable accrual period and will be payable to the noteholders entitled to distributions on each applicable distribution date.  Interest accrued as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum.  Interest payments on the notes entitled to distributions for any applicable distribution date will generally be funded from Available Funds; from amounts on deposit in the cash capitalization account and the reserve account to the extent necessary and available; and from the future distribution account for the applicable notes.  See “—Distributions” and “—Credit Enhancement.”  If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders entitled to distributions on that distribution date, based upon the total amount of interest then payable on each class of the class A notes entitled to distributions on that distribution date.

Depending on the allocations of the administrator at the beginning of each month, the rate and timing of collections and the different distribution dates for different classes of notes, interest may be paid in full on the class B and class C notes or on one or more classes of class A notes on a given distribution date while interest is not paid in full on all of the class A notes, or on certain classes thereof, on a later distribution date.

The class A-1 interest rate for each accrual period will be equal to three-month LIBOR (except for the first accrual period), plus 0.     %.  The class A-2 interest rate for each accrual period will be equal to three-month LIBOR (except for the first accrual period), plus 0.     %.  The interest rate for each class of auction rate notes will be determined on each auction date as described under “—The Auction Rate Notes.”  The class B interest rate for each accrual period will be equal to three-month LIBOR (except for the first accrual period), plus 0.     %.  The class C interest rate for each accrual period will be equal to three-month LIBOR (except for the first accrual period), plus 0.     %.

LIBOR for the first accrual period will be determined by the following formula:

x + [    /       * (y-x)]

where:

x =         -month LIBOR, and

y =         -month LIBOR.

The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under “—Determination of LIBOR” in this prospectus supplement.

Determination of LIBOR

LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. dollars having the specified maturity, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date.  If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m.  New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•

“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period.

•

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•

“Reference Banks” means four major banks in the London interbank market selected by the administrator.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.  Interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Notice of Interest Rates

Information concerning the past and current LIBOR and the interest rates applicable to the notes will be available on the administrator’s website at http://________________ or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P.  If any class of floating rate notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, if any, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of floating rate notes listed on the exchange prior to the first day of each accrual period and of the first day and last day of each related accrual period.

The Auction Rate Notes

The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below.  Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.  Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

Determination of Note Interest Rates.  The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.”  In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates.  The broker-dealers submit their clients’ orders to the auction agent.  The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming accrual period.  The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes.  Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.  [                          ] will serve as auction agent for the auction rate notes and initially [                          ] and [                          ] and/or other entities that are engaged by the trust will serve as broker-dealers for one or more classes of auction rate notes from time to time.  The auction agent fees and broker-dealers fees per year will not exceed the product of      % and the outstanding principal balance of the auction rate notes.

In the auction, the following types of orders may be submitted:

•

“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

•

“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•

“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.

(a) Assumptions:

1. Denominations (Units)	= $50,000
2. Interest period	= 28 days
3. Principal amount outstanding	= $50 Million (1000 Units)

(b) Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%
200 Units at 3.10%	400 Units	100 Units at 3.10%
200 Units at 3.12%		100 Units at 3.11%
600 Units		100 Units at 3.14%
200 Units at 3.15%
700 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c) Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent
1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1,000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

________________

(W) Winning Order        (L) Losing Order

Order #10 is the order that clears the market of all available units.  All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held.  Multiple orders at the winning rate are allocated units on a pro rata basis.  Regardless of the results of the auction, the interest rate will not exceed the lesser of (1) a maximum rate, equal to the least of (a) LIBOR for a comparable period plus a margin ranging from [1.50% to 3.50%] depending upon the ratings of the auction rate notes, (b) 18%, and (c) the maximum rate permitted by law, and (2) the auction student loan rate, which is the weighted average interest rate of the trust student loans minus administrative expenses.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled.  However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale.  In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate.  Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less [0.20%.]

If a payment default has occurred, the rate will be the non-payment rate, which will be one-month LIBOR plus [1.50%.]

Maximum Auction Rate And Interest Carry-Overs.  If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate notes is set at the auction student loan rate, the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate, (b) over the auction student loan rate will be carried over for that class of auction rate notes.  If there are insufficient bid orders to purchase all the auction rate notes of a class offered for sale in an auction and the interest rate for that class of auction rate notes is set at the auction student loan rate, the excess of the maximum auction rate which would have been applied if the auction student loan rate was not a component of the maximum auction rate over the auction student loan rate will be carried over for that class of auction rate notes.  The carry-over amount will bear interest calculated at the one-month LIBOR rate.  The ratings of the notes do not address the payment of carry-over amounts or interest accrued on carry-over amounts.

The carry-over amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds are available after the application of clauses (1) through (13) under “—Distributions—Distributions from the Collection Account” on that quarterly distribution date.  Any carry-over amount and interest accrued on the carry-over amount so allocated will be paid to the registered owner on the record date with respect to which the carry-over amount accrued on the immediately succeeding auction rate distribution date.

Changes in Auction Period.  The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes.  The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes at least [10] days prior to the auction date for the auction rate notes.  Any adjusted auction period will be at least ___ days but not more than ____ days.  The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date.  The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.  The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least [10] days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

Bidding by Broker-Dealers. The broker-dealers are permitted, but not obligated, to submit sell orders or bid/hold orders (“orders”) in auctions for their own accounts either as a bidder or as a seller, and they routinely do so in the auction rate securities market in their sole discretion.  If a broker-dealer submits an order for its own account, it would likely have an advantage over other bidders because that broker-dealer would have knowledge of some or all of the other orders placed through broker-dealers in that auction and, thus, could determine the rate and size of its order so as to ensure that its order is likely to be accepted in the auction and that the auction is likely to clear at a particular rate.  For this reason, and because the broker-dealers are appointed and paid by the trust to serve as broker-dealers in the auction, the broker-dealers’ interests in conducting an auction may differ from those of existing auction rate noteholders and prospective auction rate noteholders who participate in auctions.  See “—Auction Dealer Fees” below.  A broker-dealer would not have knowledge of orders submitted to the auction agent by any other firm that is, or may in the future be, appointed to accept orders pursuant to a broker-dealer agreement.

A broker-dealer may routinely place one or more bids in an auction for its own account to acquire auction rate notes for its inventory, to prevent an “auction failure event” (i.e., an event where there are insufficient clearing bids which would result in the auction rate being set at the maximum rate) or an auction from clearing at a rate that it believes does not reflect the market for the auction rate notes.  A broker-dealer may place such bids even after obtaining knowledge of some or all of the other orders submitted through it.  When bidding for its own account, a broker-dealer may also bid outside or inside the range of rates that it posts in its price talk.  See “—Price Talk” below.

A broker-dealer also may routinely encourage bidding by others in auctions, including to prevent an auction failure event or an auction from clearing at a rate that it believes does not reflect the market for the auction rate notes.  A broker-dealer may routinely encourage such bids even after obtaining knowledge of some or all of the other orders submitted through it.

Bids by a broker-dealer or by those it may encourage to place bids are likely to affect (i) the auction rate — including preventing the auction rate from being set at the maximum rate or otherwise causing bidders to receive a higher or lower rate than they might have received had a broker-dealer not bid or not encouraged others to bid and (ii) the allocation of auction rate notes being auctioned — including displacing some bidders who may have their bids rejected or receive fewer auction rate notes than they would have received if a broker-dealer had not bid or encouraged others to bid.  Because of these practices, the fact that an auction clears successfully does not mean that an investment in the auction rate notes involves no significant liquidity or credit risk.  The broker-dealers are not obligated to continue to place such bids or encourage other bidders to do so in any particular auction to prevent an auction from failing or clearing at a rate the broker-dealers believe does not reflect the market for the auction rate notes.  Investors should not assume that any broker-dealer will do so or that auction failure events and unfavorable auction rates will not occur. Investors should also be aware that bids by the broker-dealers or by those they may encourage to place bids may cause unfavorable auction rates to occur.

In any particular auction, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all-hold rate (such a situation is called an “all-hold auction”).  When an all-hold auction is likely, a broker-dealer may, but is not obligated to, advise its customers that are existing auction rate noteholders of that fact, which might facilitate the submission of bids by such existing auction rate noteholders that would avoid the occurrence of an all-hold auction.  If a broker-dealer decides to inform any of its customers that are existing auction rate noteholders of the likelihood of an all-hold auction, it will make that information available to all of its customers that are existing auction rate noteholders at the same time.

If a broker-dealer holds any auction rate notes for its own account on an auction date, it will submit a sell order into the auction with respect to such auction rate notes, which would prevent that auction from being an all-hold auction.  A broker-dealer may, but is not obligated to, submit bids for its own account in that same auction, as set forth above.

Auction Dealer Fees.  For many auction rate securities, the broker-dealers have been appointed by the issuers of the securities to serve as dealers for the related auctions and are paid by those issuers for their services.  With respect to the auction rate notes, each broker-dealer has been appointed to serve as a broker-dealer in the auctions pursuant to a broker-dealer agreement among the trust, the auction agent and the applicable broker-dealer, which provides that each broker-dealer will receive broker-dealer fees from the trust at an annual rate not to exceed 0.16% of the principal amount of the auction rate notes sold or successfully placed through that broker-dealer. As a result, the broker-dealer’s interests in conducting auctions may differ from those of investors who participate in auctions.

Each broker-dealer may share a portion of the broker-dealer fees it receives from the trust with other brokers or dealers (“non-program broker-dealers”) that submit orders through that broker-dealer that it successfully places in auctions.  Similarly, with respect to auctions for other auction rate securities for which a broker-dealer does not serve as a dealer, the non-program broker-dealers who serve as dealers in those auctions may share auction dealer fees with that broker-dealer for orders that such broker-dealer submits through those non-program broker-dealers that those non-program broker-dealers successfully place in those auctions.

Price Talk.  Before the start of an auction, any broker-dealer, in its discretion, may make available to its customers that are existing auction rate noteholders and prospective auction rate noteholders its good faith judgment of the range of likely clearing rates for the auction based on market and other information.  This is known as “price talk.”  Price talk is not a guaranty, and existing auction rate noteholders and prospective auction rate noteholders are free to use it or ignore it.  If a broker-dealer provides price talk, it will make the price talk available to all of its customers that are existing auction rate noteholders and prospective auction rate noteholders.  A broker-dealer may occasionally update and change the price talk based on changes in the trust’s credit quality or macroeconomic factors that are likely to result in a change in interest rate levels, such as an announcement by the Federal Reserve Board of a change in the Federal Funds rate or an announcement by the Bureau of Labor Statistics of unemployment numbers.  Such broker-dealer will make such changes available to all of its customers that are existing auction rate noteholders and prospective auction rate noteholders that were given the original price talk.

All-or-Nothing Bids.  The broker-dealers do not accept all-or-nothing bids (i.e., bids whereby the bidder proposes to reject an allocation smaller than the entire quantity bid) or any other type of bid that allows the bidder to avoid auction procedures that require the pro rata allocation of auction rate notes where there are not sufficient sell orders to fill all bids at the clearing rate.

No Assurances Regarding Auction Outcomes.  No broker-dealer provides assurance as to the outcome of any auction.  Nor does any broker-dealer provide any assurance that any bid will be accepted or that the auction will clear at a rate that a bidder considers acceptable.  Bids may be rejected or may be only partially filled.

Deadlines/Auction Periods.  Each particular auction has a formal time deadline by which all bids must be submitted by the broker-dealers to the auction agent.  This deadline is called the auction submission deadline.  To provide sufficient time to process and submit customer bids to the auction agent before the auction submission deadline, each broker-dealer imposes an earlier deadline — called the broker-dealer deadline — by which bidders must submit bids to that broker-dealer.  Each broker-dealer’s broker-dealer deadline is subject to change by the applicable broker-deal. The broker-dealers may allow for correction of clerical errors after the broker-dealer deadline and prior to the auction submission deadline.  The broker-dealer may submit bids for their own account at any time until the auction submission deadline.  The auction agent may allow for the correction of clerical errors for a specified period of time after the auction submission deadline.

During any auction period, the broker-dealers may change the length of the next auction period.  In auctions that are subject to the changed auction period, the broker-dealers may place a bid to buy auction rate notes that may effectively place an upper limit on the rate that can be set at the auction rate that is below the maximum rate.  Each broker-dealer may negotiate a separate fee from the trust in such circumstances.

Existing Auction Rate Noteholders’ Ability to Resell Auction Rate Notes May Be Limited.  Existing auction rate noteholders will be able to sell all of the auction rate notes that are the subject of submitted sell orders only if there are bidders willing to purchase all the auction rate notes in the auction.  If sufficient clearing bids have not been made, existing auction rate noteholders that have submitted sell orders will not be able to sell in the auction all, and may not be able to sell any, of the auction rate notes subject to such submitted sell orders.  As discussed above under “—Bidding By Broker-Dealers”, a broker-dealer may submit a bid in an auction to keep it from failing, but it is not obligated to do so.  There may not always be enough bidders to prevent an auction from failing in the absence of the broker-dealers bidding in the auction for their own account or encouraging others to bid.  Therefore, auction failure events are possible, especially if the trust’s credit were to deteriorate, a market disruption were to occur or if, for any reason, the broker-dealers were unable or unwilling to bid.

Between auctions, there can be no assurance that a secondary market for the auction rate notes will develop or, if it does develop, that it will provide existing auction rate noteholders the ability to resell the auction rate notes on the terms or at the times desired by an existing auction rate noteholder.  A broker-dealer may, in its own discretion, decide to buy or sell auction rate notes in the secondary market for its own account to or from investors at any time and at any price, including at prices equivalent to, below, or above the par value of the auction rate notes.  However, broker-dealers are not obligated to make a market in the auction rate notes, and may discontinue trading in the auction rate notes without notice for any reason at any time.  Existing auction rate noteholders who resell between auctions may receive less than par value, depending on market conditions.

The ability to resell the auction rate notes will depend on various factors affecting the market for the auction rate notes, including news relating to the trust, the attractiveness of alternative investments, the perceived risk of owning the auction rate notes (whether related to credit, liquidity or any other risk), the tax or accounting treatment accorded the auction rate notes (including recent clarification of U.S. generally accepted accounting principles as they apply to the accounting treatment of auction rate securities), reactions of market participants to regulatory actions (such as those described in “—Securities and Exchange Commission Settlements” above) or press reports, financial reporting cycles and market conditions generally.  Demand for the auction rate notes may change without warning, and declines in demand may be short-lived or continue for longer periods.

Resignation of the Auction Agent Under the Auction Agent Agreement or a Broker-Dealer Under the Broker-Dealer Agreement Could Impact the Ability to Hold Auctions.  The auction agent agreement provides that the auction agent may resign from its duties as auction agent by giving at least 30 days notice to the indenture trustee, the trust and each broker-dealer and does not require, as a condition to the effectiveness of such resignation, that a replacement auction agent be in place if its fee has not been paid. The auction agent may terminate the auction agent agreement if, after notifying the indenture trustee and the trust that it has not received payment of any auction agent fee due it in accordance with the terms hereof, the auction agent does not receive such payment within 25 days.  Any resignation or termination of the auction agent, other than as described in the immediately preceding sentence, shall not become effective until a successor auction agent has been appointed and such successor auction agent has accepted such position; provided, however, that if a successor auction agent has not been appointed within 60 days after the date specified in its notice of resignation, then the auction agent may petition a court of competent jurisdiction for a replacement.

The broker-dealer agreements provide that a broker-dealer thereunder may resign upon 30 days notice or immediately, in certain circumstances, and does not require, as a condition to the effectiveness of such resignation, that a replacement broker-dealer be in place.  For any auction period during which there is no duly appointed auction agent, or during which there is no duly appointed broker-dealer, it will not be possible to hold auctions, with the result that the interest rate on the auction rate notes will be determined by a securities dealer appointed by the trust (or the administrator acting on its behalf) capable of making such a determination in accordance with the applicable auction rate note procedures and shall equal the lesser of (1) the applicable maximum rate in effect for that accrual period and (2) the auction student loan rate (which is the weighted average interest rate of the trust student loans, minus specified administrative expenses) in effect for that accrual period.

Accounts

The administrator will establish and maintain in the name of the indenture trustee the collection account, the principal distribution account, the cash capitalization account, the future distribution account and the reserve account for the benefit of the noteholders.

Funds in the collection account, the reserve account, the future distribution account and the cash capitalization account will be invested as provided in the indenture in eligible investments.  Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes.  Subject to some conditions, eligible investments may include securities or other obligations issued by the depositor or its affiliates or other trusts originated by the depositor or its affiliates.  Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date or the next monthly servicing fee payment date, to the extent of the primary servicing fee.  See “Servicing and Administration—Accounts” in the prospectus for a more complete description of eligible investments.

Distributions

Deposits into Collection Account.  On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $                              plus the excess, if any, of the Pool Balance as of the cutoff date over the Pool Balance as of the closing date.  On or before the business day immediately prior to each quarterly distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds.

Except as provided in the next sentence, the servicer will deposit all payments on trust student loans and all proceeds of trust student loans collected by it during each collection period into the collection account within two business days of receipt.

However, for so long as no administrator default has occurred and is continuing, the servicer will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, to the extent of the primary servicing fee payable on that date, and on or before the business day preceding each distribution date, to the extent of the remainder of such amounts, together with interest calculated from the first day of the month following receipt by the administrator through the last day of the related collection period at a rate no less than the federal funds rate for each day during that period less      %.  The administrator will also deposit into the collection account (a) on or before the fifteenth calendar day of each month, an amount sufficient to make the allocations described in the immediately succeeding paragraph and (b) on or before the business day preceding each distribution date that is not a quarterly distribution date, any amounts required to make distributions on such distribution date not previously deposited pursuant to clause (a) above, in each case, to the extent it has collected such amounts during the related collection period.  See “Servicing and Administration—Payments on Student Loans” in the prospectus.

Monthly Distributions from the Collection Account.  On or prior to the fifth business day of each month, the administrator will instruct the indenture trustee to make the following allocations on or before the fifteenth calendar day of the same month with funds on deposit in the collection account:

•

first, deposit into the future distribution account for the servicer and administrator, pro rata, the amounts of the servicing fee and administration fee that will accrue for the related calendar month plus previously accrued and unpaid or set aside amounts,

•

second, deposit into the future distribution account, for the auction agent and the broker-dealers, pro rata, an amount equal to their auction fees expected to be payable from the calendar day after the current calendar month’s quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts,

•

third, deposit into the future distribution account for the swap counterparties an amount equal to swap payments to each swap counterparty expected to accrue from the calendar day after the current calendar month’s quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts, net of payments expected to accrue for this period from the related swap counterparty, and

•

fourth, deposit into the future distribution account, pro rata, for (a) each class of class A notes an amount equal to interest expected to accrue on the class A notes from the calendar day after the current calendar month’s quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts and (b) each swap counterparty certain swap termination payments due to that swap counterparty under its swap agreement.

Quarterly Distributions from the Collection Account.  On [or before] each monthly servicing payment date that is not a quarterly distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the future distribution account (with respect to funds allocated to the servicer) and, if amounts on deposit therein are insufficient, from the collection account.

On each quarterly distribution date, the administrator will instruct the indenture trustee to make the deposits and distributions set forth in items (1) through (17) below with respect to notes that have a distribution date on the quarterly distribution date and, in the case of a quarterly distribution date that is not an auction rate distribution date for all auction rate notes, allocations to the future distribution account with respect to these auction rate notes (for principal and any carry-over amounts), in the amounts and in the order of priority shown below, except as otherwise provided under “—Principal Distributions.” These deposits and distributions will be made to the extent of the Available Funds for that quarterly distribution date (plus funds, if any, deposited into the collection account from the cash capitalization account for payment of items (1) through (10) and funds, if any, deposited into the collection account from the reserve account for payment of items (1) through (5), (7) and (9) and on the respective maturity date of each class of notes, items (6), (8) and (10) to the extent necessary to reduce the outstanding balance of the related class of notes to zero and, as applicable, amounts on deposit in the future distribution account):

(1)

to the servicer, the primary servicing fee due on that distribution date;

(2)

to the administrator, the administration fee due on that distribution date plus any unpaid administration fees from previous distribution dates;

(3)

pro rata, to the auction agent its auction fees and the broker-dealers their auction fees;

(4)

to the swap counterparties, any swap payments payable to each swap counterparty by the trust under its swap agreement;

(5)

pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment due and payable by the trust to a swap counterparty under this item (5):

(a)

to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount; and

(b)

pari passu, to the swap counterparties, the amount of any swap termination payment due to each swap counterparty under its swap agreement due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;

(6)

to the principal distribution account (for distribution as described under “—Principal Distributions” below), the First Priority Principal Distribution Amount, if any;

(7)

to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(8)

to the principal distribution account (for distribution as described under “—Principal Distributions” below), the Second Priority Principal Distribution Amount, if any;

(9)

to the class C noteholders, the Class C Noteholders’ Interest Distribution Amount;

(10)

to the principal distribution account (for distribution as described under “—Principal Distributions” below), the Third Priority Principal Distribution Amount, if any;

(11)

to the reserve account, the amount required to reinstate the amount in the reserve account up to the Specified Reserve Account Balance;

(12)

to the principal distribution account (for distribution as described under “—Principal Distributions” below), the Regular Principal Distribution Amount;

(13)

to the servicer, all carryover servicing fees, if any;

(14)

to the auction rate noteholders, any carry-over amounts;

(15)

to each swap counterparty, the amount of any swap termination payments owed by the trust to that swap counterparty under its swap agreement and not payable in item (5) above;

(16)

to the principal distribution account (for distribution as described under “—Principal Distributions” below), the Additional Principal Distribution Amount, if any; and

(17)

to the excess distribution certificateholders, any remaining funds.

Distributions from the Future Distribution Account. On each quarterly distribution date that is not a distribution date for one or more classes of auction rate notes, in lieu of making payments on that date of principal and carry-over amounts to these classes of auction rate notes, these amounts will be deposited into the future distribution account.

On each auction rate distribution date that is not a quarterly distribution date, the administrator will instruct the indenture trustee to make the following distributions:

•

first, from amounts deposited in the future distribution account for the benefit of the auction agent and the broker-dealers and then from amounts on deposit in the collection account, pro rata, to the auction agent and the broker-dealers, the auction fees of the auction agent and the broker-dealers, and

•

second, from amounts deposited in the future distribution account for the benefit of the auction rate notes with a distribution date on this auction rate distribution date, and then from amounts on deposit in the collection account, pro rata, to the auction rate notes with a distribution date on this auction rate distribution date, an amount equal to the Class A Noteholders’ Interest Distribution Amount for these notes.

Amounts on deposit in the future distribution account with respect to principal and carry-over amounts allocated to the auction rate notes will be paid to the auction rate notes on their auction rate distribution dates.

Principal Distributions

On each quarterly distribution date, the indenture trustee will make the following distributions and allocations from the principal distribution account.  Principal will be paid on the floating rate notes on each quarterly distribution date.  Principal payable to the auction rate notes will be allocated to the auction rate notes on a quarterly distribution date and deposited in the future distribution account and then paid on the applicable auction rate distribution date in lots of $50,000.

With respect to each quarterly distribution date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, holders of the class A notes will be entitled to receive 100% of the Principal Distribution Amount for such quarterly distribution date, paid sequentially, first to the class A-1 notes, second, to the class A-2 notes and third, pro rata, to the class A-3 notes, class A-4 notes and class A-5 notes, until the outstanding balances thereof have been reduced to zero.  Once the balances of the class A notes have been reduced to zero, the holders of the class B notes will be entitled to receive 100% of the Principal Distribution Amount for that quarterly distribution date until the balance of the class B notes has been reduced to zero.  Similarly, if the balance of the class B notes has been reduced to zero, the holders of the class C notes will be entitled to receive 100% of the Principal Distribution Amount for that quarterly distribution date until the balance of the class C notes has been reduced to zero.

On each quarterly distribution date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of all classes of notes will be entitled to receive (or with respect to the auction rate notes, be allocated) payments of principal, in the order of priority and in the amounts set forth below and to the extent of the funds in the principal distribution account:

First, an amount up to the Class A Noteholders’ Principal Distribution Amount will be distributed (or with respect to the auction rate notes, be allocated) sequentially, first to the class A-1 notes, second to the class A-2 notes and third, pro rata, to the class A-3 notes, class A-4 notes and class A-5 notes, until the balances thereof have been reduced to zero; provided, however, that on any distribution date on which the Class A Note Parity Trigger is in effect, the Principal Distribution Amount will be distributed (or with respect to the auction rate notes, allocated) pro rata to the class A-1 notes, class A-2 notes, class A-3 notes (in lots of $50,000), class A-4 notes (in lots of $50,000) and class A-5 notes (in lots of $50,000), based on their outstanding balances, until the balances thereof have been reduced to zero;

Second, amounts remaining in the principal distribution account up to the Class B Noteholders’ Principal Distribution Amount will be distributed to the class B notes, until the balance thereof has been reduced to zero;

Third, amounts remaining in the principal distribution account up to the Class C Noteholders’ Principal Distribution Amount will be distributed to the class C notes, until the balance thereof has been reduced to zero; and

Fourth, amounts remaining in the principal distribution account after making all of the distributions in clauses First, Second and Third, above will be paid to the class C notes until the balance of the class C notes has been reduced to zero.  Once the balance of the class C notes has been reduced to zero, holders of the class B notes will be entitled to receive all remaining amounts until the balance of the class B notes has been reduced to zero.  Similarly, once the balance of the class B notes has been reduced to zero, the holders of the class A notes will be entitled to receive (or with respect to the auction rate notes, be allocated) all remaining amounts, on a pro rata basis, until the balance of the class A notes has been reduced to zero.

Further, if the market value of securities and cash in the reserve account and any other Available Funds on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes, any amount owing to the swap counterparties, any unpaid primary servicing fees and administration fees, and all other amounts due by the trust on that date, these assets will be so applied on that distribution date.

Priority of Payments Following Certain Events of Default Under the Indenture

After any of the following:

•

an event of default under the indenture relating to the payment of principal on any class at its maturity date or to the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes;

•

an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes; or

•

a liquidation of the trust assets following any event of default under the indenture;

the priority of the payment of the notes changes.  In particular, payments on the notes on each distribution date following the acceleration of the notes as provided above will be made after the payments of any of the items (1) through (5) under “—Distributions—Distributions from the Collection Account” above in the following order of priority:

(1)

pro rata, to the indenture trustee, for annual fees and any other amounts due and owing under the indenture, and to the trustee and Delaware trustee, if applicable, for annual fees and any other amounts due and owing under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);

(2)

to the servicer, the primary servicing fee due on that quarterly distribution date;

(3)

to the administrator, the administration fee due on that quarterly distribution date plus any unpaid administration fees from previous quarterly distribution dates;

(4)

pro rata, to the auction agent its auction fees and the broker-dealers their broker-dealer fees;

(5)

to the swap counterparty, any swap payments payable to the swap counterparty by the trust under the swap agreement;

(6)

pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment due and payable by the trust to the swap counterparty under this item (6):

(a)

to the class A noteholders, pro rata, the Class A Noteholders’ Interest Distribution Amount; and

(b)

to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the swap agreement due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such quarterly distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;

(7)

pro rata, to the class A noteholders, an amount sufficient to reduce the principal balances of the class A notes to zero;

(8)

pro rata, to the class B noteholders, all accrued and unpaid interest;

(9)

to the class B noteholders, an amount sufficient to reduce the principal balance of the class B notes to zero;

(10)

pro rata, to the class C noteholders, all accrued and unpaid interest;

(11)

pro rata, to the class C noteholders, an amount sufficient to reduce the principal balances of the class C notes to zero;

(12)

to the servicer, all carryover servicing fees, if any;

(13)

to the auction rate noteholders, any carryover amounts, until paid in full;

(14)

to the swap counterparty, the amount of any swap termination payments owed by the trust to the swap counterparty under the swap agreement and not payable in item (6) above; and

(15)

to the excess distribution certificateholder, any remaining funds.

Voting Rights and Remedies

Noteholders will have the voting rights and remedies set forth in the prospectus.  The rights of the senior notes specified in the prospectus will be applicable.  References to senior notes in the prospectus mean the class A-1, class A-2, class A-3, class A-4 notes and class A-5 notes (voting together as a single class), or if they have been paid in full, the class B notes, or if they have been paid in full, the class C notes.

Cash Capitalization Account

The cash capitalization account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $_________.  The cash capitalization account will not be replenished.

Amounts held from time to time in the cash capitalization account will be held for the benefit of the noteholders.  Funds will be withdrawn from the cash capitalization account on any distribution date prior to the _______ 20__ quarterly distribution date to the extent that the amount of Available Funds on the distribution date is insufficient to pay items (1) through (10) under “—Distributions—Distributions from the Collection Account” above.

On each quarterly distribution date from the ______ 20__ quarterly distribution date through the ______ 20__ quarterly distribution date, any amount on deposit in the cash capitalization account (equal to “CI” for such quarterly distribution date in the definition of “Asset Balance” in the Glossary of this prospectus supplement) that is in excess of _____% of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

•

the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding quarterly distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding quarterly distribution date is greater than or equal to $__________ which is the amount of overcollateralization that existed on the closing date; and

•

at least ___% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current quarterly distribution date.

On each quarterly distribution date from the ______ 20__ quarterly distribution date through the ______ 20__ quarterly distribution date, any amount on deposit in the cash capitalization account (equal to “CI” for such quarterly distribution date in the definition of “Asset Balance” in the Glossary of this prospectus supplement) that is in excess of ____% of the Asset Balance on the closing date will be released to the collection account and treated as Available Funds if:

•

the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding quarterly distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding quarterly distribution date is greater than or equal to $________, which is twice the amount of overcollateralization that existed on the closing date; and

•

at least ___% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current quarterly distribution date.

On each distribution date from the                  , 20    distribution date through the                        , 20     distribution date, any amount on deposit in the cash capitalization account (equal to “CI” for such distribution date in the definition of “Asset Balance” in the Glossary of this prospectus supplement) that is in excess of      % of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

•

the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding quarterly distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding quarterly distribution date, is greater than or equal to $                   , which is twice the amount of overcollateralization that existed on the closing date; and

•

at least ___% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current quarterly distribution date.

Any amount remaining on deposit in the cash capitalization account on the _______ 20__ quarterly distribution date will be released to the collection account and treated as Available Funds.

The cash capitalization account is intended to enhance the likelihood of timely distributions of interest and certain payments of principal to the noteholders through the ______ 20__ quarterly distribution date.

Credit Enhancement

Reserve Account.  The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $_________.  The reserve account may be replenished on each quarterly distribution date by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance, from any Available Funds remaining after payment for that distribution date of items (1) through (10) under
“—Distributions—Distributions from the Collection Account” above.

If the market value of cash and eligible investments in the reserve account on any quarterly distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal balance on the notes, the interest accrued on the notes, any payments owing to the swap counterparty, fees due and owing to the auction agent and the broker-dealers, and any servicing and administration fees, amounts on deposit in the reserve account will be so applied on that quarterly distribution date.

If the amount on deposit in the reserve account on any quarterly distribution date after giving effect to all deposits or withdrawals from the reserve account on that quarterly distribution date is greater than the Specified Reserve Account Balance for that quarterly distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that quarterly distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.  Funds will be withdrawn from the reserve account on any distribution date or, in the case of the payment of the primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the cash capitalization account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in items (1) through (5), (7) and (9) under “—Distributions—Distributions from the Collection Account” above, and on the respective maturity dates of each class of notes, items (6), (8) and (10) under “—Distributions—Distributions from the Collection Account” above, to the extent necessary to reduce the balance of that class of notes to zero.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and their payment in full at their maturity dates and to decrease the likelihood that the noteholders will experience losses.  In some circumstances, however, the reserve account could be reduced to zero.  In addition, amounts on deposit in the reserve account will be available to pay unpaid swap termination payments, carry-over amounts and the carryover servicing fee on the final distribution date upon termination of the trust.  See “Swap Agreements” in this prospectus supplement.

Subordination.  The class B notes are subordinate to the class A notes and the class C notes are subordinate to the class A notes and class B notes as described below.  In addition, an event of default under the indenture will occur if the full amount of interest due on the most senior class of notes outstanding at any time is not paid within five days of the related distribution date.  The failure to pay interest on any other class of notes will not be an event of default.

Overcollateralization.  On the closing date, the Asset Balance of the trust (including the initial deposit into cash capitalization account) will be approximately ______% of the aggregate balance of the notes.  Overcollateralization is intended to provide credit enhancement for the notes.  The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest and of certain insurance fees and the incurrence of losses on the trust student loans.  In general, overcollateralization will not exceed the Specified Overcollateralization Amount.

Priority of the Notes.  On any quarterly distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and to the payment of the First Priority Principal Distribution Amount.  Principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.  Consequently, on any quarterly distribution date, Available Funds and amounts on deposit in the cash capitalization account and, in certain circumstances, amounts remaining in the reserve account after payment of the primary servicing fee, the administration fee and the swap payments to the swap counterparties will be applied to the payment of interest on the class A notes and to the payment of certain swap termination payments to the swap counterparties prior to any payment of interest on the class B notes, and no payments of the principal balance of the class B notes will be made until the class A notes have been paid or allocated the Class A Noteholders’ Principal Distribution Amount for such quarterly distribution date.

On any quarterly distribution date, distributions of interest on the class C notes will be subordinated to the payment of interest on the class A and class B notes, and payment of the First Priority and Second Priority Principal Distribution Amounts.  Principal payments on the class C notes will be subordinated to the payment of both interest and principal on the class A and class B notes.  Consequently, on any quarterly distribution date, Available Funds and amounts on deposit in the cash capitalization account and, in certain circumstances, amounts remaining in the reserve account after payment of the primary servicing fee, the administration fee and the swap payments to the swap counterparties will be applied to the payment of interest on the class A and class B notes and to the payment of certain swap termination payments to the swap counterparties prior to any payment of interest on the class C notes, and no payments of the principal balance on the class C notes will be made until the class A and class B notes have been paid the entire amount of the Class A Noteholders’ Principal Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for such quarterly distribution date.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $                  per collection period payable in arrears on each quarterly distribution date.

Servicing Compensation

The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust.  The primary servicing fee will be payable on each monthly servicing payment date.  The carryover servicing fee will be payable to the servicer on each quarterly distribution date out of Available Funds after payment on that quarterly distribution date of items (1) through (12) under “—Distributions—Distributions from the Collection Account.”  The carryover servicing fee will be subject to increases agreed to by the administrator, the trustee and the servicer, to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, insurer program requirements or regulations, or postal rates.

Trust Fees

The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount
Servicer	The primary servicing fee(1) for any month is equal to 1/12 of an amount not to exceed % of the outstanding principal amount of the trust student loans, plus the amount of any carryover servicing fee.
Indenture Trustee(2)	[$[ ] per annum] [__% per annum of the [Note] [Asset] Balance], payable in advance.
Trustee(3)	[$[ ] per annum] [__% per annum of the [Note] [Asset] Balance], payable in advance.
Administrator(1)	$[ ] per quarter, payable in arrears.
Auction Agent Fees(1)	Not to exceed [ ]% per annum of the outstanding principal amount of the auction rate notes.
Broker-Dealer Fees(1)	Not to exceed [ ]% per annum of the outstanding principal amount of the auction rate notes.

_______________

(1)

To be paid before any amounts are distributed to the noteholders.

(2)

To be paid by the depositor pursuant to a separate agreement with the indenture trustee, and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid.

(3)

To be paid by the depositor pursuant to a separate agreement with the trustee, and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any quarterly distribution date on or after the first quarterly distribution date when the pool balance is [10%] or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•

pay any amount owing to the swap counterparties;

•

pay to noteholders the interest payable on the related quarterly distribution date;

•

reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero; and

•

in the case of the auction rate notes, pay any carryover amounts and interest on any carryover amounts.

See “The Student Loan Pools— Termination” in the prospectus.

Auction of the Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is [10%] or less of the initial pool balance.

The trust auction date will be the third business day before the related quarterly distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

•

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools— Termination” in the prospectus.

The net proceeds of any auction sale, plus all amounts, less any investment earnings, then on deposit in any accumulation account, will be used to retire any outstanding notes on the related quarterly distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent quarterly distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

See “The Student Loan Pools— Termination” in the prospectus.

STATIC POOLS

Information concerning the static pool performance data of previous securitizations of the sponsor will be available on the sponsor’s website at www.__________.com/____________ .  At this website, we will present the static pool performance data of the sponsor’s previous securitizations in the form of published charts.  The information presented with respect to pools that were established prior to [January 1, 2006] [the date hereof] is not to be deemed a part of this prospectus supplement, the prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to the student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments of the trust student loans that may occur as described below.  Therefore, payments on the notes could occur significantly earlier than expected.  Consequently, the final payments on the notes could be significantly earlier, and average lives of the notes could be significantly shorter, than expected.  All the trust student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto.  The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors.  In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  See “Description of the Transfer and Servicing Agreements─Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers” and “Servicing and Administration—Servicer Covenants” in the attached prospectus.  See also “Summary—Termination of the Trust” in this prospectus supplement regarding the servicer’s option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the initial Pool Balance and the auction of the trust student loans if the servicer does not exercise such option.  See “Exhibit I—Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.”

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans which may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer.  Therefore, payments on the notes could occur significantly later than expected.  Consequently, the final payments on the notes could be significantly later, and weighted average lives of the notes could be significantly longer, than expected.  The rate of payment of principal of the notes and the yield on the class A notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments with respect thereto.  In addition, the maturity of certain of the trust student loans extends beyond the legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.  See “Exhibit I—Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.”

DERIVATIVE INSTRUMENTS

Swap Agreements

On the closing date, the trust will enter into two basis swaps with one or more Eligible Swap Counterparties. The swap counterparties will be identified in the final prospectus supplement.

The Significance Percentage of each swap agreement will be [less than 10%.] [at least 10% but less than 20%.]

Each basis swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to these basis swaps as the "swap agreements." The swap agreements will terminate on the               , 20     distribution date. Each swap agreement may terminate earlier than that date if an event of default or termination event occurs.

Under the swap agreements, the swap counterparties will make the payments described below to the administrator on behalf of the trust, on [or before the third business day preceding] each quarterly distribution date while the applicable swap agreement is still in effect.

Under the first swap agreement, the related swap counterparty will pay to the trust an amount equal to the product of:

•

three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable quarterly distribution date, over

•

a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset quarterly; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In exchange for the related swap counterparty's payments under the first swap agreement, the trust will pay to that swap counterparty, on or before each quarterly distribution date while such swap agreement is still in effect, prior to interest payments on the class A notes, an amount equal to the product of:

•

the prime rate published in The Wall Street Journal in the "Interest Rates & Bonds" section, "Consumer Rates" table as of the 15th of the immediately preceding March, June, September or December (or if The Wall Street Journal is not published on that date the first preceding day for which that rate is published in The Wall Street Journal) minus       %;

•

a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset quarterly; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

In the event that the prime rate as of any date of determination is less than       %, the rate payable by the swap counterparty will be correspondingly increased.

Under the second swap agreement, the related swap counterparty will pay to the trust an amount equal to the product of:

•

three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable quarterly distribution date, over

•

a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset monthly; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In exchange for the related swap counterparty's payments under the second swap agreement, the trust will pay to that swap counterparty, on or before each quarterly distribution date while such swap agreement is still in effect, prior to interest payments on the class A notes, an amount equal to the product of:

•

the weighted average of the prime rates published in The Wall Street Journal in the "Interest Rates & Bonds" section, "Consumer Rates" table as of the second business day before the first calendar day of each of the immediately preceding three months (or if The Wall Street Journal is not published on any such date the first preceding day for which that rate is published in The Wall Street Journal) minus       %;

•

a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset monthly; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

In the event that the weighted average of the prime rates as of any date of determination is less than       %, the rate payable by the swap counterparty will be correspondingly increased.

For purposes of the swap agreements, LIBOR for the first accrual period and three-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the notes, as described under "Description of the Notes—Determination of LIBOR" in this prospectus supplement.

In addition, at no time shall the combined notional balances of both basis swaps exceed the aggregate principal balance of the notes outstanding as of the end of the first day of the related accrual period. If the combined notional balances of the basis swaps are required to be reduced to the aggregate balance of the notes, such reduction will be proportional based on the respective notional balances of each basis swap.

Modifications and Amendment of the Swap Agreements.  The trust agreement and the indenture will contain provisions permitting the trustee, with the consent of the indenture trustee, to enter into amendments to the swap agreements to cure any ambiguity in, or correct or supplement any provision of the swap agreements, so long as the trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders.

Default Under the Swap Agreements.  Events of default under each swap agreement are limited to:

•

the failure of the trust or the swap counterparty to pay any amount when due under that swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment;

•

the occurrence of a bankruptcy of the trust;

•

an event of insolvency or bankruptcy of the swap counterparty;

•

an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

•

an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans; and

•

the following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Default Under Specified Transaction" (not applicable to the trust), "Cross-Default" (not applicable to the trust, except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events.  Termination events under each swap agreement include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"—not applicable to the trust; "Credit Event Upon Merger"—not applicable to the trust; and the additional termination event described below.

Each swap agreement will include an additional termination event relating to the swap counterparty's credit rating. This additional termination event will occur if the swap counterparty has not, within 30 days of receiving notice of a ratings event, procured (1) a collateral arrangement (and delivered any collateral required to be delivered at that time), (2) a letter of credit or other guaranty of its obligations from an entity whose ratings would make that entity an Eligible Swap Counterparty, (3) a replacement transaction on substantially the same terms or (4) a rating reaffirmation.

The ratings events that may cause this additional termination event are: (1) the short-term debt rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "__" (or in the absence of a short-term debt rating, the long-term senior debt or counterparty rating is withdrawn or downgraded below "__") by S&P; (2) (a) the long-term senior debt rating or counterparty rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "__" or put on watch for downgrade when rated at such level by Moody's, where the swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) the long-term senior debt rating and the short-term debt rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "__" or "__", respectively, or put on watch for downgrade when rated at such level by Moody's, where the swap counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings; or (3) the short-term debt rating or counterparty rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "__" or "__" by Fitch.

Early Termination of a Swap Agreement.  Upon the occurrence of any event of default under a swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

Upon any early termination of a swap agreement, either the trust or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of that swap transaction as computed in accordance with the procedures in that swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust or the bankruptcy of the trust, the payment will be payable pari passu with the Class A Noteholders' Interest Distribution Amount. However, in the event that a termination payment is owed to the swap counterparty following any other swap default by the trust, any swap default resulting from a default of the swap counterparty or a termination event under the swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that quarterly distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance and to the payment of any carryover servicing fees.

Upon termination of any swap agreement the administrator, on behalf of the trust will attempt to enter into a replacement swap agreement on substantially the same terms as the original swap agreement.  However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

Swap Counterparties.  [Each of the swap counterparties will be identified in the final prospectus supplement and applicable disclosure regarding each swap counterparty’s name, organizational form, the general character of such swap counterparty’s business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

Interest Rate Cap

On the closing date, the trust will purchase an interest rate cap from an Eligible Swap Counterparty, as cap counterparty. The cap counterparty will be identified in the final prospectus supplement.

The Significance Percentage of any interest rate cap will be [less than 10%.] [at least 10% but less than 20%.]

The interest rate cap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

The interest rate cap will terminate on the ____________ 20___ distribution date. It may terminate earlier if a termination event or an event of default occurs under the master agreement.

Under the terms of the interest rate cap, the trust will pay the cap counterparty, from the net proceeds from the sale of the notes, an upfront payment of $         . On or before the third business day immediately preceding each distribution date to and including the ______, 20__ distribution date, the cap counterparty will pay to the trust for deposit into the collection account an amount, calculated on a quarterly basis, equal to the product of:

•

the excess, if any, of (1) LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2)     %; and

•

a notional amount equal to $            .

Modifications and Amendment to the Interest Rate Cap.  The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to the interest rate cap to cure any ambiguity in, or correct or supplement any provision of, the interest rate cap, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders, and provided further that the Rating Agency Condition is satisfied.

Default Under the Interest Rate Cap Agreement.  Events of default under the interest rate cap agreement, or defaults, are limited to:

•

the failure of the cap counterparty to pay any amount when due under the interest rate cap agreement after giving effect to the applicable grace period,

•

the occurrence of events of bankruptcy of the trust,

•

an event of insolvency or bankruptcy of the cap counterparty,

•

an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable,

•

an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans, and

•

the following other standard events of default under the 1992 ISDA Master Agreement: “Breach of Agreement” (not applicable to the trust), “Credit Support Default” (not applicable to the trust), “Default under Specified Transaction” (not applicable to the trust), “Cross-Default” (not applicable to the trust except as set forth in the two immediately preceding bullets) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events.  The interest rate cap will contain usual and customary termination events and will also include an additional termination event relating to the withdrawal or downgrade of the cap counterparty’s credit rating. This additional termination event is in most respects the same as that which would apply to any initial interest rate swap agreements, except that the rating thresholds with respect to the cap counterparty will be lower than those with respect to any initial interest rate swap counterparties. See “—Initial Interest Swap Agreements—Additional Termination Event” above.

Early Termination of the Interest Rate Cap.  Upon the occurrence of any default under the interest rate cap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

Upon an early termination of the interest rate cap, either the trust or the cap counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the interest rate cap. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes, to the replenishment of the reserve account to the Specified Reserve Account Balance, to deposits into any investment premium purchase account, and to the payment of any carryover servicing fee.

Upon termination of the interest rate cap agreement the administrator, on behalf of the issuing entity will attempt to enter into a replacement interest rate cap agreement on substantially the same terms as the original interest rate cap agreement.  However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

Interest Rate Cap Counterparty.  The interest rate cap counterparty will be identified in the final prospectus supplement and applicable disclosure regarding the cap counterparty’s name, organizational form, general character of the swap counterparty’s business and any required financial disclosure will be included.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For a discussion of U.S. federal income tax consequences for holders of the notes, you should refer to “U.S. Federal Income Tax Consequences” in the prospectus.  Certain U.S. federal income tax consequences to holders of auction rate notes are described under “U.S. Federal Income Tax Consequences—Special Tax Consequences to Holders of Auction Rate Notes” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”).  Particularly, the depositor, the servicer, the trustee, the indenture trustee, the administrator, a swap counterparty, the auction agent, an underwriter or any of their affiliates may be the fiduciary for one or more Plans.  Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the prospectus.  However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the trustee, the indenture trustee or any of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  However, these plans may be subject to the provisions of other applicable federal, state, local or foreign laws similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”).  Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that: (i) the Plan’s purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 or the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus and (ii) the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of such Similar Law.

Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances.  Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

•

whether the fiduciary has the authority to make the investment;

•

the diversification by type of asset of the Plan’s portfolio;

•

the Plan’s funding objectives; and

•

whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for their class of notes.

REPORTS TO NOTEHOLDERS

Quarterly distribution reports and annual servicing and administration reports concerning the trust will be delivered to noteholders.  These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent.  The first such quarterly distribution report is expected to be available not later than                        , 200  .  See “Reports to Noteholders” in the prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust.  Instead, you will receive them through Cede & Co., as nominee of DTC, and the registered holder of each class of notes.  See “Additional Information Regarding the Notes—Book-Entry Registration” in the prospectus.

The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at the sponsor’s website:  http://__________.  The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The reports concerning the trust will be delivered to the holders of the notes upon request, in compliance with applicable securities laws.  These reports include (but are not limited to):

•

Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K the transaction documents;

•

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which will be be filed 15 days following each quarterly distribution date; and

•

Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Exchange Act.

The trust has been assigned a separate Central Index Key by the SEC.  Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust’s Central Index Key, which is a serial company number assigned to the file number of the depositor.  The trust’s separate Central Index Key is ________.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC in New York, New York on or about ________, 200_ against payment in immediately available funds, and also Clearstream, Luxembourg and the Euroclear System.

Subject to the terms and conditions in the underwriting agreement dated ________, 200_, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal balances of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
	$	$	$	$

Total	$	$	$	$

Underwriter	Class A-5 Notes	Class B Notes	Class C Notes
	$	$	$

Total	$	$	$

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The underwriters have advised us that they propose initially to offer the notes and the certificates to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	%	%	%	%	%
Per Class A-2 Note	%	%	%	%	%
Per Class A-3 Note	%	%	%	%	%
Per Class A-4 Note	%	%	%	%	%
Per Class A-5 Note	%	%	%	%	%
Per Class B Note	%	%	%	%	%
Per Class C Note	%	%	%	%	%
Total	$_____________	$_____________	$_____________

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $_________ payable by the depositor.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, the depositor and SLM ECFC have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred in connection with the marketing of the notes to investors.

The notes are new issues of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has represented and agreed that:

•

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ( the “FSMA”);

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made.  Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.  Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the underwriter from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

•

where required by law, that the purchaser is purchasing as principal and not as agent,

•

the purchaser has reviewed the text above under “—Resale Restrictions”,  and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action – Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a note offered by this prospectus supplement and related prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us if this prospectus supplement and related prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation.  The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes.  The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes.  If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us.  In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the note as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser.  The foregoing is a summary of the rights available to an Ontario purchaser.  Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as any experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons.  All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation

LISTING INFORMATION

We have applied for a listing of the floating rate notes on the EuroMTF of the Luxembourg Stock Exchange.  We cannot assure you that this listing will be granted.  You should consult with                                             , the Luxembourg listing agent for the notes, at                                                             , Luxembourg, phone number (352)                          , to determine whether or not the floating rate notes are listed on the Luxembourg Stock Exchange.  In connection with the listing application, we will deposit copies of our formation documents, as well as legal notice relating to the issuance of the notes together with copies of the indenture, the trust agreement, the form of the notes, the administration agreement, the servicing agreement and other basic documents prior to listing with the Trade and Companies Register (Registre de Commerce et des Sociétés in Luxembourg), where copies of those documents may be obtained upon request.  Copies of the indenture, the trust agreement, the forms of notes, the administration agreement, the servicing agreement, the sale agreement, the purchase agreements, any swap agreements and any interest rate cap agreements will also be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent.  Once the notes have been listed, trading may be effected on the Luxembourg Stock Exchange.  So long as any class of notes is listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) or the Luxembourg Stock Exchange website at http://www.bourse.lu.  The Luxembourg Stock Exchange will also be advised if any class of notes is delisted.

The notes, the indenture, the administration agreement, the swap agreements and the interest rate cap agreement are governed by the laws of the State of New York.  The trust agreement is governed by the laws of the State of Delaware.  The swap agreements and interest rate cap agreement also contain provisions under which the parties to the swap agreements or the interest rate cap agreement agree to the non-exclusive jurisdiction of the New York courts.

If the floating rate notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) or the Luxembourg Stock Exchange website at http://www.bourse.lu.  We will maintain a Luxembourg paying and transfer agent as long as so required by the Luxembourg Stock Exchange.

We expect that the notes will be accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear on or prior to the closing date.

As long as the notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust will be available at the office of the Luxembourg paying agent or the Luxembourg listing agent.  The first such quarterly distribution report is expected to be available not later than                              , 200  .

The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In such circumstances the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.

As of the date of this prospectus supplement, none of the trust, the trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes.  We are not aware of any proceedings relating to the issuance of the notes or the certificates, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects.  In relation to the depositor, the trust, the administrator and the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and prospectus.  Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since __________, 200_, which is the cutoff date and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

LEGAL PROCEEDINGS

[TO BE INSERTED IF APPLICABLE]  As of the date of this prospectus supplement, the following legal proceedings against [the depositor, the sponsor, the servicer, the administrator, each seller, the indenture trustee and the trustee] could be considered to be material to the noteholders:

[____________________]

RATINGS OF THE NOTES

It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody’s or S&P.  It is a condition to the issuance and sale of the class B notes that they be rated in one of the three highest investment rating categories by at least two of those rating agencies.  It is a condition to the issuance and sale of the class C notes that they be rated in one of the four highest investment rating categories by at least two of those rating agencies.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity with respect to the notes or the likelihood of the payment of any carryover amounts with respect to the auction rate notes.

LEGAL MATTERS

Robert S. Lavet, Esq., General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of SLM Corporation, as counsel to SLM ECFC, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to SLM ECFC, VG Funding, the trust, the servicer, the administrator and the depositor, will give opinions on specified legal matters for SLM ECFC, the trust, the sponsor, the servicer, the administrator and the depositor.

Shearman & Sterling LLP will give an opinion on specified U.S. federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give an opinion on specified Delaware state income tax and other Delaware law matters for the trust and the depositor.

Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP will give opinions on specified legal matters for the underwriters.

GLOSSARY
FOR PROSPECTUS SUPPLEMENT

“Additional Principal Distribution Amount” means, as of any quarterly distribution date after the last day of the collection period on which the Pool Balance has declined to 10% or less of the initial Pool Balance, an amount equal to the lesser of (i) amounts available to be distributed on such quarterly distribution date after payment of items (1) through (15) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement and (ii) the aggregate unpaid balance of the notes after giving effect to all prior distributions and allocations on that quarterly distribution date.

“Asset Balance” means, with respect to any quarterly distribution date, an amount equal to:

PB + CI - R

Where:

CI = the amount on deposit in the cash capitalization account on the last day of the related collection period less the excess for the quarterly distribution date of (i) interest due on the notes plus any primary servicing and administrative fees, any swap payments owed to a swap counterparty by the trust and any swap termination payments owed by the trust that are pari passu with interest payments on the class A notes due, over (ii) Available Funds on deposit in the collection account.  In no case shall CI be less than zero;

PB = the Pool Balance at the last day of the related collection period; and

R = the amount to be released from the cash capitalization account on such quarterly distribution date pursuant to the third and fourth paragraphs under “Description of the Notes—Cash Capitalization Account” in this prospectus supplement.

provided, however, that, as of the closing date, the Asset Balance shall equal $______________ and that, for all quarterly distribution dates occurring on or after the _________ 20__ quarterly distribution date, the Asset Balance will be equal to the Pool Balance as of the last day of the related collection period.

“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts for the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

•

all collections received by the servicer from borrowers on the trust student loans;

•

all Recoveries received during that collection period;

•

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer, VG Funding or SLM ECFC;

•

amounts received by the trust pursuant to the servicing agreement during that collection period related to yield or principal adjustments;

•

investment earnings for that distribution date and any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date;

•

payments received under the interest rate cap agreement; and

•

amounts received from the swap counterparties for that distribution date;

provided that if on any distribution date there would not be sufficient funds to pay all of the items specified in clauses (1) through (12) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, after application of Available Funds, as defined above, and application of (a) amounts available from the cash capitalization account to pay any of the items specified in clauses (1) through (10) under “Description of the Notes—Distributions—Distributions from the Collection Account,” in this prospectus supplement, and (b) amounts available from the reserve account to pay any of the items specified in clauses (1) through (5), (7) and (9) and on the respective maturity dates of each class of notes, clauses (6), (8) and (10), then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.  In addition, Available Funds on the quarterly distribution dates from __________ 20__ through__________ 20__ shall include all funds released from the cash capitalization account for deposit into the collection account on those dates.

“Charged-Off Loan” means a trust student loan which is written-off in accordance with the servicer’s policies and procedures, but in any event, not later than the date such loan becomes 271 days past due.

“Class A Enhancement” means, for any quarterly distribution date, the excess of (i) the Asset Balance as of the prior quarterly distribution date (or as of the closing date, in the case of the first quarterly distribution date) over (ii) the outstanding balance of the class A notes before taking into account any principal distributions to the class A notes on the current quarterly distribution date.

“Class A Note Interest Shortfall” means, for any distribution date, the sum for all of the class A notes with a distribution date on this distribution date, of the excess of:

(a)

the amount of interest that was payable to each class of class A notes with a distribution date on this distribution date on the preceding distribution date for the class, over

(b)

the amount of interest actually distributed with respect to this class A note on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the weighted average interest rate on this class A note from that preceding distribution date to the current distribution date.

“Class A Note Parity Trigger” means, with respect to any quarterly distribution date, that (i) the outstanding balance of the class A notes (prior to giving effect to distributions on such date) is in excess of the sum of (a) the Pool Balance as of the last day of the related collection period and (b) amounts on deposit in the collection account and cash capitalization account after payment of items (1) through (5) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement or (ii) the outstanding balance of the class A notes as of such related quarterly distribution date (prior to giving effect to any distributions on that date) is greater than or equal to the Asset Balance for the prior quarterly distribution date.  The Class A Note Parity Trigger will remain in effect until the Class A Enhancement is greater than or equal to the Specified Class A Enhancement.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

(a)

the amount of interest accrued at the class A note interest rates for the related accrual period with respect to all classes of class A notes with a distribution date on this distribution date on the aggregate outstanding principal balances of these classes of class A notes on the applicable immediately preceding distribution date(s) after giving effect to all principal distributions to class A noteholders on preceding distribution dates or, in the case of the first distribution date for these classes, on the closing date, and

(b)

the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means (a) as of any quarterly distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, the lesser of (i) 100% of the excess, if any, of (x) the aggregate balance of all classes of notes (after taking into account distributions or allocations of principal on the immediately preceding quarterly distribution date or as of the closing date in the case of the first quarterly distribution date) over (y) the excess, if any, of (1) the Asset Balance for such quarterly distribution date over (2) the Specified Overcollateralization Amount and (ii) the aggregate balance of the class A notes and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect for such quarterly distribution date, the excess, if any, of (x) the sum of the balances of the class A notes (giving effect to principal allocated but not distributed to the auction rate notes) immediately prior to such quarterly distribution date over (y) the lesser of (A) the product of (i) ___% and (ii) the Asset Balance as of such quarterly distribution date and (B) the excess, if any, of the Asset Balance for such quarterly distribution date over the Specified Overcollateralization Amount.  Notwithstanding the foregoing, on or after the maturity date for the class A-1, class A-2, class A-3, class A-4 or class A-5 notes, the Class A Noteholders’ Principal Distribution Amount shall not be less than the amount that is necessary to reduce the balance of the class A-1, class A-2, class A-3, class A-4 or class A-5 notes, as applicable, to zero.

“Class B Enhancement” means for any quarterly distribution date, the excess of (i) the Asset Balance as of the prior quarterly distribution date (or as of the closing date, in the case of the first quarterly distribution date) over (ii) the outstanding balance of the class A and class B notes before taking into account any principal distributions on the current quarterly distribution date but giving effect to principal allocated but not distributed to the auction rate notes.

“Class B Note Interest Shortfall” means, for any quarterly distribution date, the excess of:

(a)

the Class B Noteholders’ Interest Distribution Amount on the preceding quarterly distribution date, over

(b)

the amount of interest actually distributed to the class B noteholders on that preceding quarterly distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding quarterly distribution date to the current quarterly distribution date.

“Class B Note Parity Trigger” means, with respect to any quarterly distribution date, that (i) the outstanding balance of the class A and class B notes (prior to giving effect to any distributions on such date but after giving effect to principal allocated but not distributed to the auction rate notes) is in excess of the sum of (a) the Pool Balance as of the last day of the related collection period and (b) amounts on deposit in the collection account, principal distribution account and cash capitalization account after payment of items (1) through (7) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement or (ii) the outstanding balance of the class A and class B notes as of the related quarterly distribution date (prior to giving effect to any distributions on that date but after giving effect to principal allocated but not distributed to the auction rate notes) is greater than or equal to the Asset Balance for the prior quarterly distribution date.  The Class B Note Parity Trigger will remain in effect until the Class B Enhancement is greater than or equal to the Specified Class B Enhancement.

“Class B Noteholders’ Interest Distribution Amount” means, for any quarterly distribution date, the sum of:

(a)

the amount of interest accrued at the class B note interest rate for the related accrual period on the outstanding balance of the class B notes (i) on the immediately preceding quarterly distribution date, after giving effect to all principal distributions to class B noteholders on that preceding quarterly distribution date or (ii) in the case of the first quarterly distribution date, the closing date, and

(b)

the Class B Note Interest Shortfall for that quarterly distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, as of any quarterly distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect on such quarterly distribution date, the excess, if any, of (x) the sum of (i) the outstanding balance of the class A notes (after taking into account the Class A Noteholders’ Principal Distribution Amount due on such quarterly distribution date but after giving effect to principal allocated but not distributed to the auction rate notes) and (ii) the outstanding balance of the class B notes immediately prior to such quarterly distribution date over (y) the lesser of (A) the product of (i) _____% and (ii) the Asset Balance for such quarterly distribution date and (B) the excess, if any, of the Asset Balance for such quarterly distribution date over the Specified Overcollateralization Amount.  Prior to the Stepdown Date or on any quarterly distribution date for which a Trigger Event is in effect, the excess, if any, of (i) the amounts in clause (a)(i) of the definition of Class A Noteholders’ Principal Distribution Amount over (ii) the outstanding balance of the class A notes (after giving effect to principal allocated but not distributed to the auction rate notes).  Notwithstanding the foregoing, on or after the maturity date for the class B notes, the Class B Noteholders’ Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class B notes to zero.

“Class C Enhancement” means, for any quarterly distribution date, the excess of (i) the Asset Balance as of the prior quarterly distribution date (or as of the closing date, in the case of the first quarterly distribution date) over (ii) the outstanding balance of the class A, class B and class C notes before taking into account any principal distributions on the current quarterly distribution date but giving effect to principal allocated but not distributed to the auction rate notes.

“Class C Note Interest Shortfall” means, for any quarterly distribution date, the excess of:

(a)

the Class C Interest Distribution Amount on the preceding quarterly distribution date, over

(b)

the amount of interest actually distributed to the class C noteholders on that preceding quarterly distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class C note interest rate from that preceding quarterly distribution date to the current quarterly distribution date.

“Class C Note Parity Trigger” means, with respect to any quarterly distribution date that, (i) the outstanding balance of the class A, class B and class C notes (prior to giving effect to any distributions on such date but after giving effect to principal allocated but not distributed to the auction rate notes) is in excess of the sum of (a) the Pool Balance as of the last day of the related collection period and (b) amounts on deposit in the collection account, principal distribution account and cash capitalization account after payment of items (1) through (9) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement or (ii) the outstanding balance of the class A, class B and class C notes as of the related quarterly distribution date (prior to giving effect to any distributions on that date but after giving effect to principal allocated but not distributed to the auction rate notes) is greater than or equal to the Asset Balance for the prior quarterly distribution date.  The Class C Note Parity Trigger will remain in effect until the Class C Enhancement is greater than or equal to the Specified Class C Enhancement.

“Class C Noteholders’ Interest Distribution Amount” means, for any quarterly distribution date, the sum of:

(a)

the amount of interest accrued at the class C note interest rate for the related accrual period on (i) the outstanding balance of the class C notes on the immediately preceding quarterly distribution date, after giving effect to all principal distributions to class C noteholders on that preceding quarterly distribution date or (ii) in the case of the first quarterly distribution date, the closing date, and

(b)

the Class C Note Interest Shortfall for that quarterly distribution date.

“Class C Noteholders’ Principal Distribution Amount” means, as of any quarterly distribution date on or after the Stepdown Date and, as long as a Trigger Event is not in effect on such quarterly distribution date, the excess, if any, of (x) the sum of (i) the outstanding balance of the class A notes (after taking into account the Class A Noteholders’ Principal Distribution Amount due on such quarterly distribution date and after giving effect to principal allocated but not distributed to the auction rate notes), (ii) the outstanding balance of the class B notes (after taking into account the Class B Noteholders’ Principal Distribution Amount due on such quarterly distribution date) and (iii) the outstanding balance of the class C notes immediately prior to such quarterly distribution date over (y) the lesser of (A) the product of (i) ____% and (ii) the Asset Balance for such distribution date and (B) the excess, if any, of the Asset Balance for such quarterly distribution date over the Specified Overcollateralization Amount.  Prior to the Stepdown Date or on any quarterly distribution date for which a Trigger Event is in effect, the excess, if any, of (i) the amounts in clause (a)(i) of the definition of Class A Noteholders’ Principal Distribution Amount over (ii) the outstanding balance of the class A and class B notes (after giving effect to principal allocated but not distributed to the auction rate notes).  Notwithstanding the foregoing, on or after the maturity date for the class C notes, the Class C Noteholders’ Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class C notes to zero.

The “Cumulative Realized Losses Test” is satisfied for any quarterly distribution date on which the cumulative principal amount of Charged-Off Loans, net of Recoveries, is equal to or less than the percentage of the initial Pool Balance set forth below for the specified period:

Distribution Date	Percentage of Initial Pool Balance
____________ through ____________	%
____________ through ____________	%
_____________ and thereafter	%

“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme, or any successor thereto.

“DTC” means The Depository Trust Company, or any successor thereto.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“Eligible Swap Counterparty” means an entity, which may be an underwriter or an affiliate of an underwriter, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“FFELP” means the Federal Family Education Loan Program.

“First Priority Principal Distribution Amount” means, with respect to any quarterly distribution date, an amount not less than zero equal to:

AN – AB

Where:

AN = the aggregate outstanding balance of the class A notes on (i) the immediately preceding quarterly distribution date (after giving effect to any principal payments made on or in the case of the auction rate notes, allocated to, the class A notes on such preceding quarterly distribution date) or (ii) in the case of the first quarterly distribution date, the closing date; and

AB = the Asset Balance for such quarterly distribution date;

provided, however, that:

•

if a Class A Note Parity Trigger is in effect, then the First Priority Principal Distribution Amount shall equal the Class A Noteholders’ Principal Distribution Amount;

•

on or after the class A-1 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-1 notes to zero;

•

on or after the class A-2 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-2 notes to zero; and

•

on or after the class A-3, class A-4 and class A-5 maturity date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class A-3, class A-4 and class A-5 notes to zero.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

“Moody's” means Moody's Investors Service, Inc., or any successor rating agency.

“Pool Balance” means, as of the last day of a collection period, the aggregate principal balance of the trust student loans as of the beginning of such collection period, including accrued interest as of the beginning of such collection period that is expected to be capitalized, plus interest and insurance fees that accrue during such collection period that are capitalized or are to be capitalized and which were not included in the prior Pool Balance, as reduced by:

•

all payments received by the trust through the last day of such collection period from borrowers (other than Recoveries);

•

all amounts received by the trust through that date for trust student loans repurchased by the depositor or purchased by SLM ECFC, VG Funding or the servicer;

•

the aggregate principal balance of all trust student loans that became Charged-Off Loans during such collection period; and

•

the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through the last day of such collection period.

“Principal Distribution Amount” means the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

“Recoveries” means, as of any date of determination, all amounts received by the trust in respect of a Charged-Off Loan after such trust student loan became a Charged-Off Loan.

“Regular Principal Distribution Amount” means, with respect to any quarterly distribution date, an amount not less than zero equal to:

(N – (AB – SOA)) – (FPDA + SPDA + TPDA)

Where:

N = the sum of the aggregate outstanding balance of all of the notes on (i) the immediately preceding quarterly distribution date (after giving effect to any principal payments made on or in the case of the auction rate notes, allocated to, such preceding quarterly distribution date) or (ii) in the case of the first quarterly distribution date, the closing date, as the case may be;

AB = the Asset Balance for such quarterly distribution date;

SOA = the Specified Overcollateralization Amount for such quarterly distribution date;

FPDA = the First Priority Principal Distribution Amount, if any, for such quarterly distribution date;

SPDA = the Second Priority Principal Distribution Amount, if any, for such quarterly distribution date; and

TPDA = the Third Priority Principal Distribution Amount, if any, for such quarterly distribution date;

provided, however, that:

•

the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding balance of all of the notes on such quarterly distribution date (after taking into account the allocation of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Principal Distribution Amount, if any, on such quarterly distribution date and in the case of the auction rate notes, principal allocated but not yet paid).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Second Priority Principal Distribution Amount” means, with respect to any quarterly distribution date, an amount not less than zero equal to:

(ABN – AB) – FPDA

Where:

ABN = the aggregate outstanding balance of the class A and class B notes on (i) the immediately preceding quarterly distribution date (after giving effect to any principal payments made on or, in the case of the auction rate notes, allocated to, such preceding quarterly distribution date) or (ii) in the case of the first quarterly distribution date, the closing date;

AB = the Asset Balance for such quarterly distribution date; and

FPDA = the First Priority Principal Distribution Amount, if any, with respect to such quarterly distribution date;

provided, however, that:

•

if a Class B Note Parity Trigger is in effect, then the Second Priority Principal Distribution Amount shall equal (a) the sum of (i) the Class A Noteholders’ Principal Distribution Amount and (ii) the Class B Noteholders’ Principal Distribution Amount less (b) the First Priority Principal Distribution Amount;

•

on or after the maturity date for the class B notes, the Second Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class B notes to zero; and

•

the Second Priority Principal Distribution Amount shall not exceed the aggregate outstanding balance of the class A and class B notes as of such distribution date (after taking into account the allocation of the First Priority Principal Distribution Amount, if any, on such distribution date).

“Specified Class A Enhancement” means, for any quarterly distribution date, the greater of (a) _____% of the Asset Balance for such quarterly distribution date or (b) the Specified Overcollateralization Amount for such quarterly distribution date.

“Specified Class B Enhancement” means, for any quarterly distribution date, the greater of (a) _____% of the Asset Balance for such quarterly distribution date or (b) the Specified Overcollateralization Amount for such quarterly distribution date.

“Specified Class C Enhancement” means, for any quarterly distribution date, the greater of (a) ____% of the Asset Balance for such quarterly distribution date or (b) the Specified Overcollateralization Amount for such quarterly distribution date.

“Specified Overcollateralization Amount” means, as of any quarterly distribution date, ____% of the initial Asset Balance.

“Specified Reserve Account Balance” means the lesser of $_________ and the outstanding balance of the notes.

“Stepdown Date” means the earlier to occur of (a) the __________ 20__ quarterly distribution date and (b) the quarterly distribution date following that date on which the outstanding balance of the class A notes is reduced to zero.

“Third Priority Principal Distribution Amount” means, with respect to any quarterly distribution date, an amount not less than zero equal to:

(N – AB) – (FPDA + SPDA)

Where:

N = the aggregate outstanding balance of all of the notes on (i) the immediately preceding quarterly distribution date (after giving effect to any principal payments made on or in the case of the auction rate notes, allocated to, the notes on such preceding quarterly distribution date) or (ii) in the case of the first quarterly distribution date, the closing date;

AB = the Asset Balance for such quarterly distribution date;

FPDA = the First Priority Principal Distribution Amount, if any, for such quarterly distribution date; and

SPDA = the Second Priority Principal Distribution Amount, if any, for such quarterly distribution date;

provided, however, that:

•

if a Class C Note Parity Trigger is in effect, then the Third Priority Principal Distribution Amount shall equal (a) the sum of (i) the Class A Noteholders’ Principal Distribution Amount, (ii) the Class B Noteholders’ Principal Distribution Amount and (iii) the Class C Noteholders’ Principal Distribution Amount less (b) the First Priority Principal Distribution Amount plus the Second Priority Principal Distribution Amount;

•

on or after the maturity date for the class C notes, the Third Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding balance of the class C notes to zero; and

•

the Third Priority Principal Distribution Amount shall not exceed the aggregate outstanding balance of all of the notes on such quarterly distribution date (after taking into account the allocation of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any, on such quarterly distribution date).

“Trigger Event” means, with respect to any quarterly distribution date, that the Cumulative Realized Losses Test is not satisfied.

ANNEX A

CHARACTERISTICS OF THE TRUST STUDENT LOAN POOLS

The following tables provide a description of specified characteristics of the trust student loans as of the cutoff date. The aggregate outstanding principal balance of the trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $                     as of the cutoff date to be capitalized upon commencement of repayment.

The distribution by interest rates applicable to the trust student loans on any date following the cutoff date may vary significantly from that in the following tables as a result of variations in the rates of interest applicable to the trust student loans. Moreover, the information below about the remaining terms to maturity of the trust student loans as of the cutoff date may vary significantly from the actual terms to maturity of the trust student loans as a result of defaults or prepayments or of the granting of deferral and forbearance periods.

Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS

AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance—Treasury Bill	$
Percent of Trust Student Loans Indexed to Treasury Bill Rate	%
Aggregate Outstanding Principal Balance—Prime	$
Percent of Trust Student Loans Indexed to Prime Rate	%
Aggregate Outstanding Principal Balance—Fixed	$
Percent of Trust Student Loans Indexed to Fixed Rate	%
Number of Borrowers
Average Outstanding Principal Balance Per Borrower	$
Number of Loans
Weighted Average Remaining Term to Maturity	months
Weighted Average Annual Interest Rate	%
Weighted Average Margin—Treasury Bill	%
Weighted Average Margin—Prime	%
Weighted Average Annual Interest Rate—Fixed	%

We have determined the weighted average remaining term to maturity shown in the table above from the cutoff date to the stated maturity dates of the trust student loans without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Depositor, The Sellers, The Servicer and the Administrator—SLM Education Credit Finance Corporation's Student Loan Financing Business" in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY LOAN PROGRAM AS OF THE CUTOFF DATE

Loan Program	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Undergraduate and Graduate Student Loan Programs[1]		$	%
Law Loan Programs
MBA Loan Programs
Medical Loan Programs
Direct-to-Consumer Loan Programs
Private Consolidation Loan Program
Total			$100.0%

1

Includes approximately $                 of Signature Student Loans for students attending 2-year institutions.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY INTEREST RATES AS OF THE CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than 4.50%		$	%
4.50% to 5.74%
5.75% to 7.25%
Greater than 7.25%
Total			$100.0%

We have determined the interest rates shown in the table using the interest rates applicable to the trust student loans as of the cutoff date. Because most of the trust student loans bear interest at rates that reset quarterly, the above information will not necessarily remain applicable to the trust student loans on the closing date or any later date.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000		$	%
$5,000 to $9,999
$10,000 to $14,999
$15,000 to $19,999
$20,000 to $24,999
$25,000 to $29,999
$30,000 to $34,999
$35,000 to $39,999
$40,000 to $44,999
$45,000 to $49,999
$50,000 to $54,999
$55,000 to $59,999
$60,000 to $64,999
$65,000 to $69,999
$70,000 to $74,999
$75,000 to $79,999
$80,000 to $84,999
$85,000 to $89,999
$90,000 to $94,999
$95,000 to $99,999
$100,000 and greater
Total			$100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
1 to 84		$	%
85 to 144
145 to 192
193 to 228
229 to 276
277 to 348
349 and greater
Total			$100.0%

*

Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the cutoff date to the stated maturity dates of the applicable trust student loans without giving effect to any deferral or forbearance periods that may be granted in the future. See "Risk Factors—You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control" in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
In-School		$	%
Grace
Deferral
Forbearance
Repayment
First year in repayment
Second year in repayment
Third year in repayment
More than 3 years in repayment
Total			$100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the cutoff date. The borrower:

•

may still be attending school—in-school;

•

•

may be in a grace period after completing school and prior to repayment commencing—grace;

•

•

may be currently required to repay the loan—repayment; or

•

•

may have temporarily ceased repaying the loan through a deferral or a forbearance period.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately [   ], calculated as the term to scheduled maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

Scheduled Remaining Months in Status
Current Borrower Payment Status	In-School	Grace	Deferral	Forbearance	Repayment
In-School			—	—
Grace	—		—	—
Deferral	—	—		—
Forbearance	—	—	—
Repayment	—	—	—	—

We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS

AS OF THE CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama		$	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other
Total			$100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

Each of VG Funding and SLM ECFC makes available through the servicer to some of its borrowers payment terms that may lengthen the remaining term of the student loans. For example, not all of the loans owned by VG Funding or SLM ECFC provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of VG Funding and SLM ECFC also offers an income-sensitive repayment plan through the servicer, under which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for these graduated payment and income-sensitive repayment plans. See "The Depositor, the Sellers, the Servicer and the Administrator—SLM Education Credit Finance Corporation's Student Loan Financing Business" in the prospectus.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REPAYMENT TERMS AS OF THE CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment[1]		$	%
Other Repayment Options[2]
Total			$100.0%

1

Includes in-school and grace period loans.

2

Includes, among others, graduated repayment, income sensitive and interest only period loans.

The servicer, at the request of the borrower and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average lives of the notes could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY YEAR OF DISBURSEMENT AS OF THE CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
1986		$	*
1987			*
1988			*
1989			*
1990			%
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
Total			$100.0%

*

Represents a percentage greater than 0% but less than 0.05%.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DAYS LATE AS OF THE CUTOFF DATE

Days Late	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-29 days		$	%
Total			$100.0%

The following tables provide FICO credit scores for certain trust student loans as of a date near the date of the loan application. FICO credit scores are a statistical credit model developed by Fair Isaac and Company. The score is designed to be a relative measure of the degree of risk a potential borrower represents to a lender based upon credit-related data contained in an applicant's credit bureau reports. FICO scores are influenced by a number of factors and can change over time. There can be no assurance that the FICO scores shown have not changed as of the date of this prospectus supplement or will not change in the future. Where FICO scores for both the borrower and co-borrower of trust student loans are available, the co-borrower's FICO score is used for purposes of the information contained in this prospectus supplement.

DISTRIBUTION OF

FICO CREDIT SCORES

AS OF A DATE NEAR THE LOAN APPLICATION

ALL BORROWERS AND CO-BORROWERS1

FICO Score	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than 630	$	%
630 - 639
640 - 649
650 - 659
660 - 669
670 - 679
680 - 689
690 - 699
700 - 709
710 - 719
720 - 729
730 - 739
740 - 749
750 - 759
760 - 769
770 - 779
780 - 789
790 - 799
800 - 809
810 - 819
820 - 829
830 - 839
840 - 849
850 and greater
Other[2]
Total		$100.0%

1

Co-borrowers include joint and several obligors.

2

Includes trust student loans which were underwritten without relying upon FICO scores and loans where no FICO scores are available.

*

Represents a percentage greater than 0% but less than 0.05%.

The weighted average FICO score for the borrowers and co-borrowers of trust student loans for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was [   ]. As of [       ] 2005, the weighted average FICO score for all borrowers and co-borrowers of trust student loans, for whom FICO scores were available as of that date (which may include some borrowers or co-borrowers whose trust student loans were not originally underwritten using credit scores, was [   ]. In addition, as of [       ] 2005, approximately [   ]% of all borrowers and co-borrowers of the trust student loans (by outstanding principal balance of the trust student loans) had FICO scores less than [   ]. As of [       ] 2005, FICO scores were not available for approximately [   ]% of the trust student loans (by outstanding principal balance of the trust student loans).

CO-BORROWER LOANS

FICO Score[1]	Aggregate Outstanding Principal Balance	Percent by Outstanding Principal Balance
Less than 630	$	%
630 - 639
640 - 649
650 - 659
660 - 669
670 - 679
680 - 689
690 - 699
700 - 709
710 - 719
720 - 729
730 - 739
740 - 749
750 - 759
760 - 769
770 - 779
780 - 789
790 - 799
800 - 809
810 - 819
820 - 829
830 - 839
840 - 849
850 and greater
Other[2]
Total		$100.0%

1

The FICO scores shown are for the co-borrower on the trust student loan.

2

Includes student loans which were underwritten without relying upon FICO scores and loans where no FICO scores are available.

*

Represents a percentage greater than 0% but less than 0.05%.

The weighted average FICO score for co-borrower trust student loans for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was [   ]. As of [       ] 2005, the weighted average FICO score for all trust student loan co-borrowers, for whom FICO scores were available as of that date (which may include some co-borrowers whose trust student loans were not originally underwritten using credit scores), was [   ]. In addition, as of [       ] 2005, approximately [   ]% of the trust student loan co-borrowers (by outstanding principal balance of co-borrower trust student loans) had FICO scores less than [   ]. As of [       ] 2005, FICO scores were not available for approximately [   ]% of the co-borrowers (by outstanding principal balance of co-borrower trust student loans).

LOANS WITHOUT CO-BORROWERS

FICO Score	Aggregate Outstanding Principal Balance	Percent by Outstanding Principal Balance
Less than 630	$	%
630 - 639
640 - 649
650 - 659
660 - 669
670 - 679
680 - 689
690 - 699
700 - 709
710 - 719
720 - 729
730 - 739
740 - 749
750 - 759
760 - 769
770 - 779
780 - 789
790 - 799
800 - 809
810 - 819
820 - 829
830 - 839
840 - 849
850 and greater
Other[1]
Total		$100.0%

1

Includes trust student loans which were underwritten without relying upon FICO scores and where no FICO scores are available.

*

Represents a percentage greater than 0% but less than 0.05%.

The weighted average FICO score for trust student loans without co-borrowers for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was [   ]. As of [       ] 2005, the weighted average FICO score for all trust student loans without co-borrowers, for which FICO scores were available as of that date (which may include some borrowers whose trust student loans were not originally underwritten using credit scores), was [   ]. In addition, as of [       ] 2005, approximately [   ]% of borrowers for trust student loans without co-borrowers (by outstanding principal balance of trust student loans without co-borrowers) had FICO scores less than [   ]. As of [       ] 2005, FICO scores were not available for approximately [   ]% of the borrowers for trust student loans without co-borrowers (by outstanding principal balance of trust student loans without co-borrowers).

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

[The following information describes two models (CLR and CPR), one or both of which will be used to calculate the weighted average lives and expected maturities of the notes in the relevant prospectus supplement.]

[CLR assumptions and table] The following tables contain information concerning the weighted average lives and expected maturity dates of the notes.  The information presented in the tables is based on the below assumptions.

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate prepayments in this prospectus supplement is the consolidation loan ramp (or “CLR”) model.  The CLR model assumes that:

•

Student loans will prepay at an annual rate of 1/___ of 1.0% in the first month after origination;

•

The prepayment rate will increase by an annual rate of 1/___ of 1.0% per month up to the ___th month after origination; and

•

The monthly prepayment rate will be constant at ___% per annum in the ____th month after origination and in all subsequent months.

This assumption is called “100% CLR.”  For example, at 100% CLR, student loans with a loan age of three months (student loans in the fourth month after origination) are assumed to prepay at an annual rate of 4/___ of 1.0%.  “0% CLR” assumes no prepayments; “50% CLR” assumes prepayment rates equal to 0.50 times 100% CLR; “200% CLR” assumes prepayment rates equal to 2.00 times 100% CLR; and so forth.

The CLR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant percentage of CLR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Exhibit I shows the weighted average remaining lives and expected maturity dates of the notes under various CLR scenarios.  For purposes of calculating Exhibit I information, it is assumed, among other things, that:

•

the cutoff date for the trust student loans is as of _________;

•

all trust student loans are in repayment with interest to be capitalized added to principal balance;

•

no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

•

index levels for calculation of borrower and government payments are:

•

91-day Treasury bill rate of ____%; and

•

three-month commercial paper rate of ____%;

•

distributions begin on ___________, and occur on each monthly allocation date and payments are made quarterly on the 15th day of every January, April, July and October thereafter, whether or not the 15th is a business day;

•

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all quarterly distribution dates will be equal to:

•

class A-1 notes: ______%;

•

class A-2 notes: ______%;

•

class A-3 notes: ______%;

•

class A-4 notes: ______%;

•

class A-5 notes: ______%;

•

class B notes: ______%; and

•

class C notes: ______%;

•

an administration fee equal to $______ is paid quarterly by the trust to the administrator;

•

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

•

the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;

•

the collection account has an initial current balance equal to $0 and the remarketing fee account has an initial balance equal to $0;

•

prepayments on the trust student loans:

•

are applied monthly in accordance with CLR as described above and the weighted average number of months since origination is ____ months; and

•

are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable quarterly distribution date;

•

[there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

•

collections are reinvested in eligible investments until the day before the applicable quarterly distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period;

•

no funds in the remarketing fee account are included in Available Funds; and

•

the pool of trust student loans consists of representative loans (“rep lines”), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.  Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

Exhibit I has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in Exhibit I, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages(1)

Weighted Average Life (years)(2)	[0%]	[50%]	[100%]	[150%]	[200%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

______________________

(1)   Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance;

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages(1)

Weighted Average Life (years)(2)	[0%]	[50%]	[100%]	[150%]	[200%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

______________________

(1)   Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans;

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

[CPR assumptions and table]  The following table contains information concerning the weighted average lives and expected maturity dates of the notes.  The information presented in the table is based on the below assumptions.

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant percentage rate (“CPR”).  The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period. The CPR assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for various CPR examples:

CPR

0%

5%

7%

12%

15%

Monthly Prepayment

$0.00

$4.27

$6.03

$10.60

$13.45

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Exhibit I shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.  For purposes of calculating the information presented in Exhibit I, it is assumed, among other things, that:

●

the cutoff date for the trust student loans is as of _________;

●

[all trust student loans are in repayment with interest to be capitalized added to principal balance; ]

●

[no trust student loan moves from repayment to any other status;]

●

no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

●

[consolidation rebate fees are paid one month in arrears based on the current month’s ending principal balance;]

●

there are government payment delays of 60 days for special allowance payments;

●

index levels for calculation of borrower and government payments are:

91-day Treasury bill rate of ____%; and

three-month commercial paper rate of ____%;

●

distributions begin on ___________, and occur on each monthly allocation date and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

●

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all distribution dates will be equal to:

Class A-1 notes: ______%;

Class A-2 notes: ______%;

Class A-3 notes: ______%;

Class A-4 notes: ______%;

Class A-5 notes: ______%;

Class B notes: ______%; and

Class C notes: ______%;

the Class A-5 and Class A-6 notes are successfully reset on each applicable reset date and will continue to bear the same rate of interest as during the initial reset period;

●

an administration fee equal to $______ is paid quarterly by the trust to the administrator;

●

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

●

the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;

●

the collection account has an initial current balance equal to $0 [and the remarketing fee account has an initial balance equal to $0;]

●

prepayments on the trust student loans:

are applied monthly in accordance with the CPR as described above [and the weighted average number of months since origination is ____ months]; and

are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable distribution date;

●

[there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

●

collections are reinvested in eligible investments until the day before the applicable distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period;

●

[no funds in the remarketing fee account are included in Available Funds; and]

●

the pool of trust student loans consists of representative loans (“rep lines”), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.  Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

Exhibit I has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in Exhibit I, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average Life (years)(2)	[0%]	[5%]	[7%]	[10%]	[12%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

______________________

(1)   Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance;

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average Life (years)(2)	[0%]	[5%]	[7%]	[10%]	[12%]

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

Expected Maturity Date

Class A-1 Note
Class A-2 Note
Class A-3 Note
Class A-4 Note
Class A-5 Note
Class B Note
Class C Note

______________________

(1)   Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans;

(2)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

PRINCIPAL OFFICES

ISSUING ENTITY

SLM PRIVATE CREDIT STUDENT LOAN TRUST 200__-_
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713

DEPOSITOR

SLM FUNDING LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SPONSOR, SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.

12061 Bluemont Way

Reston, Virginia 20190

ELIGIBLE LENDER TRUSTEE [__________________]	DELAWARE TRUSTEE [__________________]	INDENTURE TRUSTEE [__________________]

PAYING AGENT

[__________________]

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT

[________________]

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SPONSOR, THE SERVICER AND THE ADMINISTRATOR

MCKEE NELSON LLP One Battery Park Plaza 34th Floor New York, New York 10004	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP 1201 F Street, N.W. Suite 1100 Washington, D.C. 20004	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLC

1751 Pinnacle Drive

McLean, Virginia 22102-3811

SLM Private Credit Student Loan Trust 200_-_

Issuer

$                   Floating Rate Class A-1 Student Loan-Backed Notes

$                   Floating Rate Class A-2 Student Loan-Backed Notes

$                   Auction Rate Class A-3 Student Loan-Backed Notes

$                   Auction Rate Class A-4 Student Loan-Backed Notes

$                   Auction Rate Class A-5 Student Loan-Backed Notes

$                   Floating Rate Class B Student Loan-Backed Notes

$                   Floating Rate Class C Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Servicer and Administrator

________________

PROSPECTUS SUPPLEMENT

________________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note must deliver a prospectus supplement and a prospectus until               , 200  .

________, 200__

This document is subject to completion and amendment. This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transaction described herein will be described in the final version of this document.

Subject to completion, dated May 15, 2007

PROSPECTUS

The SLM Student Loan Trusts

The SLM Private Credit Student Loan Trusts
Issuing Entities

Student Loan-Backed Notes

________________

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

________________

You should consider carefully the risk factors described in this prospectus beginning on page __ and in the prospectus supplement that accompanies this prospectus.

The notes described herein represent obligations of the applicable issuing entity only.  The notes are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States of America or any U.S. governmental agency.

This prospectus may be used to offer and sell any series of notes only if it is accompanied by the prospectus supplement for that series.

The Depositor

SLM Funding LLC, a Delaware limited liability company, is the depositor.  SLM Education Credit Finance Corporation is the sole member of SLM Funding LLC.

The Notes

The depositor intends to form trusts to issue student loan-backed notes. Each issue of notes will have its own designation. We intend to sell the notes from time to time in amounts, at prices and on terms determined at the time of the offering and sale of the related series of notes.  Each series will include one or more classes of notes secured by the assets of the trust for that issue.

A class of notes may:

●

be senior or subordinate to other classes in its series; and

●

receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each holder of a class of notes will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

●

education loans to students or parents of students;

●

specified types of credit enhancement; and

●

other moneys, investments and property, including derivative instruments in some cases.

Each supplement to this prospectus will describe, among other things, the specific amounts, prices and terms of the notes of the related series. The supplements will also provide details of the specific student loans, credit enhancement, derivative instruments and other assets of the related trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

_______ __, 20__

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:

•

this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and

•

the related prospectus supplement, including all Annexes thereto, which describes the specific terms of your series of notes, including:

•

the timing of interest and principal payments;

•

financial and other information about the student loans and the other assets owned by the trust;

•

information about credit enhancement;

•

the ratings; and

•

the method of selling the notes.

In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement.  Under each of those captions, further information about the notes is provided. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

Page

Prospectus Summary

7

Principal Parties

7

The Notes

8

Assets of the Issuing Entity

10

Collection Account

11

Reserve Account

11

Pre-Funding Account

12

Capitalized Interest Account

12

Other Accounts

12

Pre-funding Period

13

Revolving Period

13

Credit and Cash Flow or other Enhancement or Derivative Arrangements

13

Servicing Agreements

13

Servicing Fee

14

Administration Agreement

14

Administration Fee

14

Purchase Agreements

14

Sale Agreements

14

Representations and Warranties of the Depositor

15

Representations and Warranties of SLM Education Credit  Finance Corporation and  the

Other Sellers under  the Purchase Agreements

16

Covenants of the Servicer

16

Optional Purchases

17

Call Option and Collateral Call

17

Auction of Trust Assets

18

Tax Considerations

18

ERISA Considerations

19

Ratings

19

Risk Factors

20

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not

Receive The Return On Investment That You Expected

20

The Notes Are Not  Suitable Investments For All Investors

20

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May

Diminish

20

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The

Notes, Which May Result In Losses

20

Private Credit Student Loans May Have Greater Risk Of Default

21

Past Charge-Off Rates On SLM Corporation’s Private Education Loans May Not Be

Indicative Of Future Charge-Off Rates

21

Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An

Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes

22

Risk Of Default By Private Guarantors

22

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On

The Student Loans

23

If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or

Failure, You May Suffer Delays In Payment Or Losses On Your Notes

23

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May

Negatively Affect The Timely Payment Of Principal And Interest On Your Notes

24

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual

Borrowers And Other Variables Beyond Our Control

24

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes

25

A Failure To Comply With Student Loan Origination And Servicing Procedures Could

Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The

Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

26

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May

Result In Losses On Your Notes

26

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays

In Payment On Those Notes

26

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The

Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear

Reinvestment Risk

27

Incentive Programs May Affect Your Notes

27

Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education

Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal

And Interest Due On Your Notes

28

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A

Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May

Have An Adverse Effect On Your Notes

29

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer

Or Reduce Payments On Your Notes

30

The Bankruptcy Of The Depositor, SLM ECFC  Or Any Other Seller Could Delay Or

Reduce Payments On Your Notes

30

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of

Default

31

Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The

Depositor, SLM ECFC, Or The Other Sellers And, Accordingly, Adversely Affect Your

Notes

31

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security

Interest In The Student Loans

31

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes

32

An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To

Active Military Service

32

Consumer Protection Laws May Affect Enforceability Of Student Loans

33

Risk of Bankruptcy Discharge of Private Credit Student Loans

33

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An

Event Of Default Under The Indenture

33

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap

Termination Events, An Issuing Entity May Be Required To Make A Large Termination

Payment To Any Related Swap Counterparty

34

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

34

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates

35

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be

Able To Reinvest In A Comparable Note

36

Risks Related To Auction Rate Notes

36

The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could

Reduce Your Yield

36

Risks Related To Reset Rate Notes

37

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid

37

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your

Reset Rate Notes

38

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes

May Be Downgraded Or You May Suffer A Loss

39

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An

Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be

Delayed, Or Subordinated Noteholders May Suffer A Loss

39

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option,

You May Not Be Able To Reinvest In A Comparable Note

40

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through

The Secondary Market If You Wish To Sell Your Reset Rate Notes

40

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May

Be Less Than The Then-Prevailing Market Rate Of Interest

41

Formation of the Issuing Entities

42

The Issuing Entities

42

Eligible Lender Trustee or Trustee

43

Use Of Proceeds

44

The Depositor

44

The Sponsor, Servicer and Administrator

46

The Sellers

48

The Student Loan Pools

49

FFELP Delinquencies, Defaults, Claims and Net Losses

50

Static Pool Data

50

Prepayments and Yield

51

Payment of Notes

51

Termination

52

Sallie Mae’s Student Loan Financing Business

52

Transfer and Servicing Agreements

60

General

60

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

60

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

61

Custodian of Promissory Notes

62

Additional Fundings

62

Amendments to Transfer and Servicing Agreements

63

Servicing and Administration

63

General

63

Accounts

63

Servicing Procedures

66

Payments on Student Loans

66

Servicer Covenants

67

Servicing Compensation

68

Net Deposits

69

Evidence as to Compliance

69

Matters Regarding the Servicer

70

Servicer Default

71

Rights Upon Servicer Default

72

Waiver of Past Defaults

72

Administration Agreement

72

Administrator Default

73

Rights Upon Administrator Default

74

Statements to Indenture Trustee and Trust

74

Evidence as to Compliance

76

Trading Information

76

Pool Factors

77

Description of the Notes

78

General

78

Principal and Interest on the Notes

78

Call Option on the Notes

79

Collateral Call

79

The Indenture

79

Additional Information Regarding the Notes

85

Fixed Rate Notes

85

Floating Rate Notes

85

Auction Rate Notes

86

The Reset Rate Notes

89

Determination of Indices

107

Distributions

115

Credit Enhancement and Other Support

115

General

115

Subordination of Notes

116

Reserve Accounts

116

Capitalized Interest Accounts

117

Cash Capitalization or Cash Collateral Accounts

117

Supplemental Interest Accounts

117

Investment Premium Purchase Accounts

117

Investment Reserve Accounts

117

Letters of Credit

118

Liquidity Agreements

118

Pool Insurance Policies

118

Financial Guaranty Insurance Policies or Surety Bonds

118

Repurchase Bonds

118

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments;

119

Insolvency Events

119

Book-Entry Registration

119

Reset Rate Notes

122

Non-U.S. Dollar Denominated Notes

125

Definitive Notes

127

List of Noteholders

128

Reports to Noteholders

128

Certain Legal Aspects of the Student Loans

128

Transfer of Student Loans

128

Consumer Protection Laws

130

Loan Origination and Servicing Procedures Applicable to Student Loans

130

Student Loans Generally Not Subject to Discharge in Bankruptcy

131

U.S. Federal Income Tax Consequences

131

Tax Characterization of the Trust

132

Tax Consequences to Holders of Notes In General

133

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes

137

Special Tax Consequences to Holders of Auction Rate Notes

140

Special Tax Consequences to Holders of Reset Rate Notes

141

European Union Directive On The Taxation Of Savings Income

143

State Tax Consequences

144

ERISA Considerations

144

Available Information

147

Reports to Noteholders

147

Incorporation of Documents by Reference

148

The Plan of Distribution

148

Legal Matters

150

Appendix A:  Federal Family Education Loan Program

A-1

Appendix B:  Undergraduate and Graduate Loan Programs

B-1

Appendix C:  Law Loan Programs

C-1

Appendix D:  MBA Loan Programs

D-1

Appendix E:  Medical Loan Programs

E-1

Appendix F:  Direct-to-Consumer Loan Programs

F-1

Appendix G:  Private Consolidation Loan Program

G-1

Appendix H:  Global Clearance, Settlement and Tax Documentation Procedures

H-1

PROSPECTUS SUMMARY

This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information which appears elsewhere in this document and in the prospectus supplement for your particular notes.

Principal Parties
Issuing Entity

Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor and an eligible lender trustee.  We sometimes refer to an issuing entity as a “trust” in this prospectus.

Depositor

The depositor is SLM Funding LLC, which is a Delaware limited liability company. SLM Education Credit Finance Corporation is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your notes will hold legal title to any FFELP loans on our behalf. Where the context involves the holding or transferring of legal title to FFELP loans, references herein to the depositor include the interim eligible lender trustee.

Trustee, Delaware Trustee and Eligible Lender Trustee

For each series of notes, the related prospectus supplement will specify the trustee, the Delaware trustee and/or eligible lender trustee, as applicable, for the related issuing entity. See “Formation of the Issuing Entities—Eligible Lender Trustee or Trustee” in this prospectus.

Sponsor	The sponsor is Sallie Mae, Inc. We sometimes refer herein to Sallie Mae, Inc. as SMI.
Servicer

The servicer will be either SMI or another servicer specified in the prospectus supplement for your notes. SMI manages and operates the loan servicing functions for SLM Corporation and its affiliates and certain unrelated parties.

Under the circumstances described in this prospectus, the servicer may transfer its servicing obligations to other entities. It may also contract with other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers with whom the servicer has contracted. See “Servicing and Administration—Matters Regarding the Servicer” in this prospectus.

Sellers

The sellers are SLM Education Credit Finance Corporation and/or other affiliates of the depositor as identified in the related prospectus supplement. We sometimes refer herein to SLM Education Credit Finance Corporation as SLM ECFC.

Originators

To the extent that non-FFELP loans have been originated by one or more originators not affiliated with SMI or the depositor and constitute a material portion of the related loan pool, the identity of such originators will be disclosed, to the extent known. The requisite information concerning those originators, to the extent available, will be provided in the related prospectus supplement.

Indenture Trustee	For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes. See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.
Administrator

The administrator of the issuing entity will be either Sallie Mae, Inc. or a sub-administrator specified in the prospectus supplement for your notes.  Under the circumstances described in this prospectus, the administrator may transfer its obligations as administrator to an affiliate. The administrator may also contract with sub-administrators.  If there is a sub-administrator, the identity of the sub-administrator will be specified in the prospectus supplement for your notes.  The related prospectus supplement will describe any sub-administrators with whom the administrator has contracted.  See “Summary of Terms—Administrator” in the related prospectus supplement.

The Notes

Each series of notes will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the issuing entity and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional amounts in excess thereof, as  provided in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.  The notes will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

See “Additional Information Regarding the Notes—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Each class of notes will have a stated principal amount and will bear interest at the rate described in the related prospectus supplement. Interest rates may vary between the classes of notes in a particular series. The interest rate may be:

● fixed;
● variable;
● adjustable;
● auction-determined;
● reset rate; or
● any combination of these rates.
The related prospectus supplement will specify:
● the stated principal amount of each class of notes; and
● the interest rate for each class of notes or the method for determining the interest rate.
See “Description of the Notes—Principal and Interest on the Notes” in this prospectus “Summary of Terms—The Notes” and “—Information About the Notes” and in the related prospectus supplement.
If a series includes two or more classes of notes:
● the timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or
● payments of principal or interest on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.
Assets of the Issuing Entity	The assets of each issuing entity will include a pool of student loans. The loans may be:
● education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or
● if so specified in the prospectus supplement, other education loans not made under the FFELP.
Student loans owned by the issuing entity are called “trust student loans.”
The assets of each issuing entity will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from SLM ECFC or another affiliate of SLM Corporation under one or more  purchase agreements. The prospectus supplement for your notes will describe the seller or sellers that sold the loans to us. The student loans will be selected based on criteria listed in the related purchase agreement.

We will sell the student loans to the related issuing entity under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold to the issuing entity as of the cutoff date specified in that prospectus supplement. The property of each issuing entity will also include amounts on deposit in specific trust accounts.  The accounts may include: a collection account, any reserve account, any pre-funding account, any capitalized interest account, any cash capitalization account and any other account identified in the related prospectus supplement.  The property of each issuing entity may also include the right to receive payments under any swap agreements entered into by the issuing entity from time to time. See “Formation of the Issuing Entities” in this prospectus.

Each FFELP loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. The percentage of the guarantee will be set forth in the prospectus supplement for your notes. These guarantees are contingent upon compliance with specific origination and servicing procedures, as prescribed by various U.S. federal and guarantor regulations. Each guarantor is reinsured by the U.S. Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in this prospectus.

Non-FFELP loans or “private credit student loans” may or may not be insured by a private guarantor or surety. If insured private credit student loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee. If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will describe such private guarantee or surety.

An issuing entity’s assets may include various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps and similar financial contracts. As applicable, these agreements will be described in the related prospectus supplement.

Collection Account

For each issuing entity, the administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans. We refer herein to each of these accounts collectively as the “collection account.” The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The collection account will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Reserve Account

The administrator will establish a reserve account for each series. The reserve account will be established in the name of the indenture trustee and will be an asset of the issuing entity. On the relevant closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may be supplemented from time to time by additional deposits. The prospectus supplement will describe the conditions and amounts of these additional deposits.

The prospectus supplement for each issuing entity will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Pre-Funding Account

The prospectus supplement for your notes will inform you if a portion of the net proceeds of the sale of the notes will be held in a pre-funding account and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the pre-funding account.

Capitalized Interest Account

The prospectus supplement for your notes will inform you if the administrator will establish and maintain a capitalized interest account as an asset of the issuing entity. If a capitalized interest account is established, it will be in the name of the indenture trustee. If a capitalized interest account is established, the related issuing entity will make an initial deposit from the net proceeds of the sale of the notes into that account as specified in the related prospectus supplement. This initial deposit will be in the form of either cash or eligible investments.

Funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect. Following such payments and after application of funds available in the collection account, but before application of funds in the reserve account, any funds remaining in the capitalized interest account will be applied towards shortfalls in payments of interest to subordinate noteholders.

Other Accounts

The prospectus supplement for your notes will also describe any other accounts established for the related issuing entity. These accounts may include cash collateralization accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts, currency accounts, and for any series that contains reset rate notes, one or more accumulation accounts.

Pre-funding Period

The prospectus supplement for your notes will inform you if there is a pre-funding period and the length of such pre-funding period for the trust to acquire additional student loans with amounts on deposit in the pre-funding account.  The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes.  The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes.  The additional student loans will have the same general characteristics as the original trust student loans in the related pool.

Revolving Period

The prospectus supplement for your notes will inform you if there is a revolving period and the length of such revolving period for the trust to acquire additional student loans with the cash flows from the related pool of trust student loans.  The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes.  The prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

Credit or cash flow enhancement for any series of notes may include one or more of the items shown under “Additional Information Regarding the Notes—Credit Enhancement and Other Support—General” in this prospectus.

If any credit or cash flow enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. The related prospectus supplement will describe any such limitations or exclusions. See “Additional Information Regarding the Notes—Credit Enhancement and Other Support” in this prospectus.

Servicing Agreements

The servicer will enter into one or more servicing agreements covering the trust student loans held by each issuing entity. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with any guarantor of the trust student loans and the U.S. Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the trust student loans. See “Servicing and Administration” in this prospectus.

Servicing Fee

The servicer will receive a servicing fee as specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement. See “Servicing and Administration—Servicing Compensation” in this prospectus.

Administration Agreement

Sallie Mae, Inc., in its capacity as administrator, will enter into an administration agreement with each issuing entity, the eligible lender trustee or trustee, as applicable, the servicer and the indenture trustee. Under this agreement, Sallie Mae, Inc. will undertake specific administrative duties for each issuing entity. See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee

The administrator will receive an administration fee as specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement. See “Servicing and Administration—Administration Agreement” in this prospectus.

Purchase Agreements

For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements. We will assign our rights under the purchase agreements to the trustee or eligible lender trustee, as applicable, on behalf of the issuing entity. The issuing entity will further assign these rights to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Sale Agreements

We will sell the trust student loans to the issuing entity under a sale agreement. The trustee or eligible lender trustee, as applicable, will hold legal title to the trust student loans. The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Representations and Warranties of the Depositor

Under the sale agreement for each issuing entity, the depositor, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans. We will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of the depositor’s representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, we may substitute qualified student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

● principal balance;
● status—in-school, grace, deferment, forbearance or repayment;
● program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;
● school type;
● total return; and
● remaining term to maturity.
Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.
In addition, the depositor will have an obligation to reimburse the issuing entity for:
● any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and
● any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.
See “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” in this prospectus.
Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers under the Purchase Agreements

In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans sold through that purchase agreement. These representations and warranties will be similar to the representations and warranties we made under the related sale agreement. Under each purchase agreement, the related seller will have repurchase, substitution and reimbursement obligations that match our obligations under the sale agreement.

See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in this prospectus.
Covenants of the Servicer

The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, as applicable. It will have an obligation to purchase from an issuing entity any trust student loan if the issuing entity is materially and adversely affected by a breach by the servicer of any of its covenants concerning that student loan. Alternatively, the servicer will have the right to substitute qualified student loans in those circumstances. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, as in effect on such date of determination or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

If the servicer does not cure a breach within the grace period specified in the related prospectus supplement, the purchase or substitution will be made on the collection period end date immediately following the expiration of the applicable cure period, or as otherwise described in the related prospectus supplement.

In addition, the servicer will have an obligation to reimburse the issuing entity for:
● any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced; and
● any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the servicer’s covenants.
See “Servicing and Administration—Servicer Covenants” in this prospectus.
Optional Purchases

Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in that prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining trust student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus.

In addition, the servicer or another entity specified in the prospectus supplement may have an option to purchase or arrange for the purchase of some of the trust student loans at any time.  If the servicer or another entity has this option, the related prospectus supplement will specify the percentage limitation applicable to the option together with the other limitations thereon.

Call Option and Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See “Description of the Notes—Call Option on the Notes” in this prospectus.  Each class of reset rate notes will be subject to a call option as described under “Description of the Notes—The Reset Rate Notes—Call Option” in this prospectus.  In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.

See “Description of the Notes—Collateral Call” in this prospectus.
Auction of Trust Assets

Subject to any limitations described in the related prospectus supplement, the indenture trustee will offer for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Auction of the Trust Assets” in the related prospectus supplement.

Tax Considerations

On the closing date for a series, Shearman & Sterling LLP or another law firm identified in the related prospectus supplement, as federal tax counsel to the applicable issuing entity, will deliver an opinion stating that, for U.S. federal income tax purposes:

● the notes of that series will be characterized as debt; and
● the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.
In addition, the law firm identified in the related prospectus supplement as Delaware tax counsel to the issuing entity will deliver an opinion stating that:
● the tax characterizations which apply for U.S. federal income tax purposes would apply for Delaware state income tax purposes; and
● holders of the notes that are not otherwise subject to Delaware state income taxation will not become subject to Delaware state tax as a result of their ownership of the notes.
By acquiring a note, you will agree to treat that note as indebtedness.
See “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus.
ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings

All of the notes will be rated in at least one of the four highest rating categories by at least two nationally recognized statistical rating organizations. The prospectus supplement for each issuing entity will specify the ratings for the notes being issued.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any notes. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the notes.

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.
The Notes Are Not Suitable Investments For All Investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish

The notes will be a new issue without an established trading market. While we intend to list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list the notes on any exchange in the United States. We cannot assure you that a listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses

An issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans and the guarantee agreements. If so provided in the related prospectus supplement, the issuing entity may have a reserve account, any other accounts established in the issuing entity’s name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and the other specified credit or cash flow enhancements to repay your notes. If these sources of funds are unavailable or insufficient to make payments on your notes, you may experience a loss on your investment.

Private Credit Student Loans May Have Greater Risk Of Default

Private credit student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private credit student loans  typically have already borrowed up to the maximum annual or aggregate limits under FFELP loans. As a result, borrowers of private credit student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private credit student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your notes. In addition, the private credit student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. Consequently, if a borrower defaults on a private credit student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover such default.

Past Charge-Off Rates On SLM Corporation’s Private Education Loans May Not Be Indicative Of Future Charge-Off Rates

Sallie Mae, Inc. as the servicer, has agreed to service the trust student loans on the same terms as they service substantially similar loans owned by SLM Corporation and its affiliates.  SLM Corporation and its subsidiaries have established forbearance policies for their private credit loans under which they provide to the borrower temporary relief from payment of principal or interest in exchange for a processing fee paid by the borrower, which is waived under certain circumstances.  During the forbearance period, generally granted in three-month increments, interest that the borrower otherwise would have paid is typically capitalized at the end of the forbearance term.  At December 31, 2006, approximately nine percent of SLM Corporation’s managed private credit loans in repayment and forbearance were in forbearance.  Forbearance is used most heavily when the borrower’s loan enters repayment; however, borrowers may apply for forbearance multiple times and a significant number of private credit loan borrowers have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments on his account will be accounted for as borrower in a current repayment status when the borrower exits the forbearance period.  In addition, past charge-off rates on SLM Corporation’s private credit loans may not be indicative of future charge-off rates because of, among other things, the use of forbearance and the effect of future changes to the forbearance policies.  If their forbearance policies prove over time to be less effective on cash collections than they expect or if they limit the circumstances under which forbearance may be granted under their forbearance policies, these changes could have a material adverse effect on the amount of future charge-offs and the ultimate default rate changes.

In addition, future charge-off rates can be higher than anticipated due to a variety of factors such as downturns in the economy, regulatory or operational changes in debt management operations effectiveness, and other unforeseeable future trends.  You will bear the risk of loss if actual future performance in charge-offs and delinquency is worse than estimated.

Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes

Another person could acquire an interest in a private credit student loan that is superior to an issuing entity’s interest in that student loan because the promissory notes evidencing private credit student loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity’s interest in the related private credit student loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private credit student loans. If another party purchases (or takes a security interest in) one or more private credit student loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private credit student loans without actual knowledge of the issuing entity’s interests, the new purchaser (or secured party) will acquire an interest in those private credit student loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors

If a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Student Loans

If the servicer does not continue to have its “exceptional performance” designation, most FFELP loans owned by an issuing entity will be only 98% or 97% guaranteed, depending upon the date of first disbursement. If a borrower defaults on a trust student loan that is only 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 2% or 3%, as the case may be, of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes

All of the student loans will be unsecured. As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor or surety. Student loans acquired by each issuing entity may be subject to guarantee or surety agreements with a number of individual guarantors or insurance companies. A deterioration of a guarantor’s or surety’s financial condition and ability to honor guarantee claims could result in a failure of that guarantor or surety to make guarantee or surety payments to the eligible lender trustee in a timely manner, or at all. The financial condition of a guarantor or surety could be adversely affected by a number of factors, including the amount of claims made against that guarantor or surety  as a result of borrower defaults.

A FFELP guarantor’s financial condition and ability to honor guarantee claims could be adversely affected by a number of other factors including:
● the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;
● the amount of claims made against that guarantor as a result of borrower defaults;

●

the amount of claims reimbursed to that guarantor from the U.S. Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan, depending on the date the loan was made and the historical performance of the guarantor; and

●

changes in legislation that may reduce expenditures from the U.S. Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the U.S. Department of Education.

If the financial condition of a guarantor or surety  deteriorates, they may fail to make guarantee payments in a timely manner, or at all. In that event, you may suffer delays in payment or losses on your notes.

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes

If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the U.S. Department of Education for payment. The U.S. Department of Education’s obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the U.S. Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the U.S. Department of Education will not make guarantee payments to the issuing entity. The U.S. Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations.  If the U.S. Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control

A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments. In addition, an issuing entity may receive unscheduled payments due to defaults and purchases by the servicer or the depositor. Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes

Asset-backed notes usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private credit student loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

●

the U.S. Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

●

the guarantors’ or sureties’ inability or refusal to make guarantee or insurance payments on the trust student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your notes.
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes

Under some circumstances, the issuing entity has the right to require the depositor or the servicer to purchase a trust student loan or provide the issuing entity with a substitute student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the issuing entity, and is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes

Some classes of notes may be subordinate to other classes of that series. Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

The notes may be repaid before you expect them to be if:

●

the indenture trustee successfully conducts an auction sale or

●

the servicer or other applicable entity exercises its option to purchase all of the trust student loans.

Either event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

Incentive Programs May Affect Your Notes

At the present time, the sellers of the trust student loans make available to borrowers various incentive programs.  In addition, under the terms of the servicing agreement for your notes, the servicer may make new incentive programs available to borrowers with trust student loans upon certain conditions.  See “SLM Corporation’s Student Loan Financing Business—Underwriting of Private Credit Loans—Incentive Programs” in this prospectus.  These current or future incentive programs may affect payments on your notes.

For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.

Accordingly, your notes may experience faster than anticipated principal payments.

Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan.  If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.

The servicing agreement for your notes will provide that any incentive program that effectively reduces the yield on trust student loans will be applicable to the trust student loans only if the administrator receives payment from the servicer, a seller, the depositor, the excess distribution certificateholder or any other Sallie Mae affiliate of amounts sufficient to offset the effective yield reductions.  If the administrator does not receive those amounts, the administrator will be required to notify the servicer that such incentive programs cannot be applied.  In that case, the servicer will be required to terminate the applicable incentive programs.  We cannot guarantee to you that any person who has the option to make the payments mentioned above will make contributions in the amount required to reimburse the trust for the cost of such incentive programs.

While the sellers and the servicer will represent that they have the right to discontinue these incentive programs at any time, we cannot assure you that, in the event those funds are not contributed to the trust and the servicer terminates the incentive programs applicable to the related trust student loans, the affected borrowers will not be successful in asserting a defense against the trust for payment of amounts attributable to incentive programs.  If borrowers were successful in asserting a defense, you will bear the risk of any loss to the extent not covered by available credit enhancement.

Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes

The eligible lender trustee may use the same U.S. Department of Education lender identification number for FFELP loans in an issuing entity as it uses for other FFELP loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the U.S. Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the U.S. Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

If the U.S. Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the U.S. Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity’s ability to pay you principal and interest on the notes.

The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes

If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the trustee or eligible lender trustee, as applicable. Only the indenture trustee or the noteholders, and not the trustee or eligible lender trustee, as applicable, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

●

the cost of the transfer of servicing to the successor;

●

the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

● the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur.  Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes

We have taken steps to assure that the voluntary or involuntary application for relief by SLM ECFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLM ECFC and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLM ECFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

SLM ECFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of SLM ECFC or the other sellers should any such seller become subject to an insolvency law.

If SLM ECFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.

In addition, if the court ruled in favor of this position, reductions in the amount of payments on the notes could result.

If the transfer of student loans by SLM ECFC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the SLM ECFC or the applicable seller that arises before the transfer of those student loans to the depositor may have priority over that issuing entity’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default

If an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full).  However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, SLM ECFC, Or The Other Sellers And, Accordingly, Adversely Affect Your Notes

The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of SLM ECFC, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans

For loans disbursed on or after July 1, 1999, a master promissory note evidences any student loan made to a borrower under the Federal Family Education Loan Program. When a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the issuing entity may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan. It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes

The prospectus supplement for your notes will specify the minimum required ratings for the notes. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downgrade in the rating on your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Consumer Protection Laws May Affect Enforceability Of Student Loans

Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk of Bankruptcy Discharge of Private Credit Student Loans

Private credit student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy.  Private credit student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents.  In addition, direct-to-consumer loans are disbursed directly to the borrowers based upon certifications and warranties contained in their promissory notes, including their certification of the cost of attendance for their education.  This process does not involve school certification as an additional control and, therefore, may be subject to some additional risk that the loans are not used for qualified education expenses.  If you own any notes, you will bear any risk of loss resulting from the discharge of any borrower of a private credit student loan to the extent the amount of the default is not covered by the trust’s credit enhancement.

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture

If specified in the related prospectus supplement, and an event of default occurs under the indenture, only the holders of the controlling class of notes, which is defined as the holders of the then outstanding class or classes of the most senior notes, will be able to waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the related indenture.  In this event, the holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty

To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates

To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:

● principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and
● the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.

In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency.

Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of notes.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note

If specified in the prospectus supplement for your notes, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes.  If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement for your notes.  In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.  If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

Risks Related To Auction Rate Notes	(If auction rate notes are offered in the related prospectus supplement, the following risk factors will apply.)
The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield

The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs. If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for a class of auction rate notes is equal to the student loan rate, the carry-over amount will be the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate over (b) the student loan rate. This carry-over amount will be allocated to the applicable notes on succeeding quarterly distribution dates, and paid on the succeeding distribution date, only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption of an auction rate note will be extinguished.

Risks Related To Reset Rate Notes	(If reset rate notes are offered in the related prospectus supplement, the following risk factors will apply.)
If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid

To the extent described in the prospectus supplement for your notes, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes

Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identity of the remarketing agents, whether (1) such class of notes will be subject to an automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate notes by timely delivery of a hold notice, or (2) whether such class of notes is subject to mandatory tender by all of the holders regardless of a desire by any noteholders to retain their notes.  The administrator also will request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of such notes.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Timeline” in this prospectus for a chart describing the dates related to the entire remarketing process.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss

During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the administration agreement. Eligible investments include among other things asset-backed notes and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and that have an expected maturity date at least one business day before the next reset date for the related class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss

On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes will be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note

SLM Corporation will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes

In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest

If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect a class of reset rate notes. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar notes and you may suffer a loss in yield.

FORMATION OF THE ISSUING ENTITIES

The Issuing Entities

The depositor will establish a separate issuing entity, in the form of a Delaware statutory trust, for each series of notes.  We sometimes refer to an issuing entity as a “trust.”  Each trust will be formed under a trust agreement.  It will perform only the following activities:

•

acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

•

enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

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issue the notes;

•

make payments on the notes; and

•

engage in other incidental or related activities.

Other than issuing the notes or as otherwise specified in the prospectus supplement for your notes, no trust will be permitted to borrow money or make loans to other persons.  Unless otherwise specified in a related prospectus supplement, the permitted activities of the trust may be amended only with the consent of a majority of the senior and subordinate noteholders, voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related notes to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

•

the trust student loans themselves, legal title to which either the trustee or the eligible lender trustee, as applicable, will hold;

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all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor, surety or U.S. Department of Education payments;

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all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

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all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

•

rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions; and

•

rights under the guarantee or surety agreements with guarantors or insurers.

Each trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement.  The servicer will be responsible for the administration of the trust student loans pursuant to the servicing agreement.  See “Servicing and Administration” in this prospectus.

The trusts will not own any other assets.  The fiscal year of each trust will be a calendar year.

The notes will represent indebtedness of the trust secured by its assets.  The excess distribution certificate will represent the beneficial ownership interest of the assets of the trust.  To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

The sections “The Transfer and Servicing Agreements,” “Servicing and Administration” and “Prospectus Summary—The Notes” in this prospectus contain descriptions of the material provisions of the transaction agreements.  The related prospectus supplement may also contain additional information regarding other material provisions of certain transaction agreements.

Eligible Lender Trustee or Trustee

If the trust student loans for your notes include education loans made under the FFELP, we will specify the eligible lender trustee for that trust in the prospectus supplement for your notes. Each eligible lender trustee for a trust will be the bank or trust company as specified in the related prospectus supplement. It will acquire legal title to all trust student loans made under the FFELP on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

In the event that the trust student loans are not FFELP loans, in lieu of an eligible lender trustee, an owner trustee (referred to as the trustee) may be appointed.

We will also specify the Delaware trustee for that trust in the prospectus supplement for your notes.  The Delaware trustee’s roles will be limited to those duties required under the Delaware Statutory Trust Act.  Unless otherwise provided in the related trust agreement, such roles are limited to fulfilling the provision of the Statutory Trust Act that a Delaware statutory trust shall at all times have at least one trustee, in the case of a natural person, who shall be a person who is a resident of Delaware or which, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the trust.

The eligible lender trustee or trustee will act on behalf of the excess distribution certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee or trustee will also execute and deliver all agreements required to be entered into on behalf of the related trust.

The liability of the trustee or eligible lender trustee in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale agreement.  The trustee or eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The trustee or eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.

The prospectus supplement will specify the trustee or eligible lender trustee for each series.  A trustee or eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove  a trustee or eligible lender trustee if such trustee or eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of a trustee or eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of a trustee or eligible lender trustee, as applicable, are not paid by the applicable trustee or eligible lender trustee that is being replaced or by the applicable successor trustee, the depositor will be responsible for the payment of such expenses.

The prospectus supplement will specify the principal office of each trust and trustee or eligible lender trustee, as applicable.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the eligible lender trustee or trustee, on behalf of the trust, will purchase student loans from the depositor and make an initial deposit into the collection account, the reserve account, any capitalized interest account, any cash collateralization account, and any pre-funding account with the net proceeds of sale of the notes. The eligible lender trustee or trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE DEPOSITOR

SLM Funding LLC is the depositor. SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC, is the sole member of SLM Funding LLC. It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing Association, which was liquidated on December 29, 2004, was the sole member. The depositor was incorporated in Delaware as SLM Funding Corporation on July 25, 1995 and was converted to a limited liability company on December 31, 2002.

The depositor has only limited purposes, which include purchasing student loans from SLM ECFC and other sellers, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 12061 Bluemont Way, V3419, Reston, VA 20190. Its telephone number is (703) 810-3000.

The depositor has taken steps intended to prevent any application for relief by SLM ECFC, as sole member, under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of SLM ECFC.  These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:

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restrictions on the nature of its business; and

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a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate limited liability company identity by:

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maintaining records and books of accounts separate from those of its sole member;

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refraining from commingling its assets with the assets of its sole member; and

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refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.

Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans.  If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.  Although each seller and the depositor will express its intent to treat the conveyance of the related trust student loans as a sale, each seller and the depositor will also grant to the trustee or eligible lender trustee, as applicable, on behalf of the trust, a security interest in the related trust student loans.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller’s or the depositor’s transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the trust student loans.  In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the trustee or eligible lender trustee, as applicable.  Each seller and the depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee or eligible lender trustee, as applicable, as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The depositor will also represent and warrant that each sale of trust student loans by the depositor to the trust is a valid sale of those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the trust student loans as a sale. The depositor, SLM ECFC and each other seller will take all actions that are required so the trustee or eligible lender trustee will be treated as the legal owner of the trust student loans.

The depositor’s obligations after issuance of a series of notes include the sale of any trust student loans to the related trust to be purchased with amounts on deposit in any pre-funding account, supplemental purchase account and/or add-on consolidation loan account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee or eligible lender trustee, as applicable, and maintaining the trustee’s or eligible lender trustee’s first priority perfected security interest in the assets of the related trust.

The prospectus supplement for a series may contain additional information concerning the depositor.

THE SPONSOR, SERVICER AND ADMINISTRATOR

Sallie Mae, Inc. acts as the sponsor of the SLM student loan securitization program. Sallie Mae, Inc., which we sometimes refer to as SMI, is a wholly owned subsidiary of SLM Corporation and acts as the principal management company for most of SLM Corporation’s business activities. SMI’s servicing division, Sallie Mae Servicing, manages and operates the loan servicing functions for SLM Corporation and its affiliates. SMI acts as administrator for each trust sponsored by the depositor and its affiliates. As administrator, SMI may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve SMI of its liability under the administration agreement. Effective as of December 31, 2003, SMI merged with Sallie Mae Servicing L.P. SMI was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P. SMI is a Delaware corporation and its principal executive offices are at 12061 Bluemont Way, Reston, Virginia 20190. Its telephone number is (703) 810-3000.

SMI is an affiliate of the depositor and each seller.

SMI’s servicing division, Sallie Mae Servicing, services the vast majority of student loans owned by SLM Corporation and its affiliates. Its loan servicing centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. As servicer, SMI may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve SMI of its liability under the servicing agreement.

Sallie Mae Servicing has serviced student loans for over 20 years.  SMI itself, and as the assignee of the Student Loan Marketing Association, sponsored its first student loan securitization in 1995, called Sallie Mae Student Loan Trust 1995-1.

As of December 31, 2006, SMI and/or SLMA have sponsored 84 student loan securitizations involving 73 FFELP student loan transactions and 11 private education loan transactions. These sponsored trusts have issued, in both public offerings and private placements, an aggregate principal amount of notes greater than $177 billion.

SMI owns no loans. As the sponsor and administrator of the company’s student loan securitization program, SMI selects portfolios of loans from loans owned by its affiliates for sale to the trust. SMI is also chiefly responsible for structuring each transaction.

SMI’s affiliates originate both federally guaranteed student loans which are administered by the U.S. Department of Education, and private education loans, which are not federally guaranteed.  SMI manages the largest portfolio of student loans in the industry, serving, as of December 31, 2006, more than ten million borrowers through SMI’s affiliates’ ownership and its management of approximately $142.1 billion in managed student loans, of which approximately $119.5 billion, or approximately 84 percent, are federally insured. SMI is also the nation’s largest servicer of student loans, servicing a portfolio of $115.2 billion of FFELP student loans and $25 billion of private education loans, as of December 31, 2006.

In addition to federal loan programs, which have statutory limits on annual and total borrowing, SMI and its affiliates sponsor a variety of private education loan programs and purchase loans made under such programs to bridge the gap between the cost of education and a student’s resources.  Most of these higher education private education loans are made in conjunction with a FFELP Stafford loan, so they are marketed to schools through the same marketing channels as FFELP loans by the same sales force.  In 2004, SMI expanded its direct-to-consumer loan marketing channel with its Tuition Answer(SM) loan program where SMI’s affiliates originate and purchase loans outside of the traditional financial aid process.  SMI’s affiliates also originate and purchase alternative private education loans, which are marketed by a subsidiary of SLM Corporation to technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools.  These loans are primarily made at schools not eligible for Title IV loans.  In 2006, SMI began to sponsor a private credit consolidation loan program under which certain SMI affiliates and their lender partners make new loans available to borrowers to combine two or more existing loans into a single loan.  In 2005, Sallie Mae announced the formation of Sallie Mae Bank as a Utah industrial loan corporation.  Beginning in 2006, Sallie Mae Bank began to originate private education and direct-to-consumer loans.

The prospectus supplement for a series may contain additional information concerning the sponsor, the servicer or the administrator.

THE SELLERS

SLM Education Credit Finance Corporation.  SLM Education Credit Finance Corporation (which we refer to as SLM ECFC), formerly known as NM Education Loan Corporation and subsequently as SLM Education Credit Management Corporation, is a wholly-owned subsidiary of SLM Corporation. SLM ECFC was formed on July 27, 1999. It changed its name to SLM Education Credit Finance Corporation on November 19, 2003. SLM ECFC purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” in this prospectus. It also purchases loans made by these affiliates that are not originated under the FFELP loan program, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, loans that are privately insured by entities other than the guarantors and not reinsured by the federal government and loans that are not insured.

SLM Education Loan Corp.  SLM Education Loan Corp. is a wholly-owned subsidiary of SLM Corporation. We sometimes refer to SLM Education Loan Corp. as SLM ELC. SLM ELC was incorporated in Delaware on April 29, 1998. SLM ELC originates Stafford Loans, SLS Loans and PLUS Loans under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” in this prospectus. It also originates consolidation loans. In addition, SLM ELC holds a portfolio of Stafford Loans, SLS Loans, PLUS Loans and consolidation loans which it was assigned or received as a part of a capital contribution from SLM Corporation.

VG Funding, LLC.  VG Funding, LLC is a limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to VG Funding, LLC as VG Funding. VG Funding was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit student loans programs, for re-sale in various securitization transactions. Sallie Mae, Inc. services all loans owned by VG Funding. Chase Bank USA, National Association acts as interim eligible lender trustee on behalf of VG Funding.

The Other Sellers.  If your notes will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the prospectus supplement for your notes will provide you details about that other seller.

Third-Party Originators. With respect to FFELP loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria are in all cases prescribed by provisions of the Higher Education Act.  In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.

To the extent private credit student loans are originated by entities not affiliated with SLM Corporation (and subsequently purchased by one of the sellers), such private credit student loans have been generally underwritten to the criteria specified by the Sallie Mae programs as set forth below under “Sallie Mae’s Student Loan Financing Business.”  To the extent trust student loans in a pool are originated by a third-party originator and are not underwritten to the SMI student loan criteria set forth below, if the amount of such trust student loans is 10% or more of the pool, the related prospectus supplement will identify such third-party originator and if the amount of such trust student loans is 20% or more of the pool, the related prospectus supplement will also identify the originator’s form of organization and, to the extent material, describe such third-party originator’s student loan origination experience and underwriting standards.

The prospectus supplement for a series may also contain additional information concerning the sellers and/or third-party originators.

THE STUDENT LOAN POOLS

The depositor will purchase the trust student loans from SLM ECFC and other sellers described in the prospectus supplement for your notes out of the portfolio of student loans held by that seller.  Each pool of trust student loans owned by any issuing entity may contain only FFELP loans, only private credit student loans or a combination of FFELP loans and private credit student loans, as will be specified in the related prospectus supplement.

The trust student loans must meet several criteria, including:

for each loan made under the FFELP program:

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The principal and interest of each loan is guaranteed by a guarantor and is reinsured by the U.S. Department of Education under the FFELP.

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Each loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

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Each loan contains terms required by the FFELP program and the applicable guarantee agreements.

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Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

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Each loan satisfies any other criteria described in the related prospectus supplement.

for each private credit student loan:

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The principal and interest of the loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.

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Each loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

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Each loan contains terms required by the program and the applicable guarantee agreements.

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Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

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Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

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the composition of the pool,

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the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

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the borrowers’ states of residence, and

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the percentages of the student loans guaranteed by the applicable guarantors.

FFELP Delinquencies, Defaults, Claims and Net Losses

Information about delinquencies, defaults, guarantee claims and net losses on FFELP loans is available in the U.S. Department of Education’s Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through a website.  The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information.  Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

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information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

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with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement.  Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement.  The related prospectus supplement will specify how the static pool data will be provided.

Prepayments and Yield

Prepayments on student loans can be measured relative to a prepayment standard or model.  The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related trust are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).

We cannot give any assurance that the prepayment of the trust student loans included in the related trust will conform to any level of any prepayment standard or model specified in the related prospectus supplement.  The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.

The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the holder of the excess distribution certificate.

Termination

For each trust, the obligations of the servicer, the depositor, the administrator, the trustee or eligible lender trustee, as applicable, and the indenture trustee under the transfer and servicing agreements will terminate upon:

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the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

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the payment to the noteholders of all amounts required to be paid to them.

The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cut-off dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. SLM ECFC, any other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, SLM ECFC, any other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates.

SALLIE MAE’S STUDENT LOAN FINANCING BUSINESS

SLM Corporation operates its student loan financing business through several subsidiaries, including SLM ECFC, SLM ELC, VG Funding and Sallie Mae Bank. We sometimes refer to SLM Corporation and its family of subsidiaries as Sallie Mae. These companies originate and/or purchase student loans insured under various federally sponsored programs. These companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the U.S. Department of Education. They also originate and purchase consolidation loans.

These companies also make and/or purchase loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.

They purchase insured loans from various sources including:

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commercial banks, thrift institutions and credit unions;

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pension funds and insurance companies;

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educational institutions; and

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various state and private nonprofit loan originating and secondary market agencies.

These purchases occur at various times including:

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shortly after loan origination;

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while the borrowers are still in school;

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just before their conversion to repayment after borrowers graduate or otherwise leave school; or

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while the loans are in repayment.

In addition to buying loans on a spot basis, these companies enter into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. SLM Corporation, through SLM ECFC, SLM ELC or another subsidiary, offers these lenders commitment contracts under which they have the right or the obligation to sell a specified amount of loans over a specified term, usually two to three years.

In conjunction with commitment contracts, the purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:

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its automated loan administration system called PortSS® for the lender to use prior to loan sale; or

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its loan origination and interim servicing system called ExportSS®.

Both PortSS and ExportSS provide the applicable Sallie Mae entity and the lender with the assurance that the loans will be administered by the servicer’s computerized servicing systems.

FFELP Loans.  As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through the FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower’s school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related prospectus supplement (each a “Federal Guarantor” and collectively, the “Federal Guarantors”) and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the “Federal Guarantee Agreements”). See “Appendix A—Federal Family Education Loan Program” in this prospectus.

Private Credit Loans.  In addition to the FFELP loans originated under the Higher Education Act, the sellers and other affiliates of SLM Corporation have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents (“Private Undergraduate Loans”), graduate students (“Private Graduate Loans”), private credit consolidation programs (“Private Consolidation Loans”) and programs marketed directly to consumers (“Direct-to-Consumer Loans”), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. Private Undergraduate Loans and some Private Graduate Loans (“Undergraduate and Graduate Loans”) are marketed as Signature Student Loans® and EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom (collectively, the “EXCEL Loans”). Private Graduate Loans made to law students (“Law Loans”) are marketed as LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, B&B EXCEL Custom and EXCEL Grad Extension Loan(SM) (collectively, the “LawEXCEL Loans”) and LAWLOANS (consisting of LAWLOANS®,  LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans). Private Graduate Loans made to medical students (“Medical Loans”) are marketed as MD EXCEL, Med EXCEL Preferred, Med EXCEL Custom, Med EXCEL, R&R EXCEL, R&R EXCEL Preferred, R&R EXCEL Custom, EXCEL Grad Extension Loan R&R, Dental EXCEL Preferred, and Dental EXCEL Custom (collectively, the “MD EXCEL Loans”) and MEDLOANS (consisting of MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans) . Private Graduate Loans made to business school graduate students (“MBA Loans”) are marketed as MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom (collectively, the “MBA EXCEL Loans”) and MBA Loans®. Private Consolidation Loans are marketed as Private Consolidation Loans.  Direct-to-Consumer Loans are marketed as Tuition Answer(SM) , Tuition Answer II and Tuition Answer for Employees First (collectively, “Tuition Answer Loans”). The Undergraduate and Graduate Loans, Medical Loans, Law Loans, MBA Loans, Private Consolidation Loans and Direct-to-Consumer Loans are sometimes referred to collectively as the “Private Credit Loans.” The holders of Private Credit Loans are not entitled to receive any federal assistance with respect thereto.

In addition, a law student may be eligible for a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may be eligible for a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.

Some of the types of Private Credit Loans which may be originated or purchased by Sallie Mae include:

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Undergraduate and Graduate Loans.  Sallie Mae entities acquire Signature Student Loans and EXCEL Loans originated by several commercial banks in the United States.  Sallie Mae Bank also originates Signature Student Loans.  Signature Student Loans and EXCEL Loans provide undergraduate and graduate students (other than law, medical, dental or business school students) supplemental funding that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Signature Student Loans and EXCEL Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Signature Student Loans and EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

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Law Loans.  Sallie Mae entities acquire LAWLOANS and LawEXCEL Loans originated by several commercial banks in the United States.  Beginning in 2006, Sallie Mae Bank also will originate LAWLOANS.  LAWLOANS and LawEXCEL Loans provide law students additional educational financing to help pay for the costs of attending law school and to finance the costs of taking one or more state bar examinations upon graduation from law school. LAWLOANS and LawEXCEL Loans are serviced on behalf of the seller by the servicer.  They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor.  LAWLOANS and LawEXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

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Medical Loans.  Sallie Mae entities acquire MEDLOANS and MD EXCEL Loans originated by several commercial banks in the United States.  Sallie Mae Bank also originates MEDLOANS.  MEDLOANS and MD EXCEL Loans provide medical students additional educational financing to help pay for the costs of attending medical school. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation. MEDLOANS and MD EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. MEDLOANS and MD EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

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MBA Loans.  The seller acquires MBA Loans and MBA EXCEL Loans originated by several commercial banks in the United States.  Sallie Mae Bank also originates MBA Loans.  MBA Loans and MBA EXCEL Loans provide business school students additional educational financing to help pay for the costs of attending graduate school. MBA Loans and MBA EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. MBA Loans and MBA EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

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Private Consolidation Loans.  Sallie Mae Bank originates Private Consolidation Loans.  Private Consolidation Loans allows eligible borrowers to combine several existing private education loans into one new loan. Private Consolidation Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Private Consolidation Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI.

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Direct-to-Consumer Loans.  Sallie Mae Bank originates Direct-to-Consumer Loans.  Direct-to-Consumer Loans are available to eligible adult students or parents or other creditworthy individuals borrowing on behalf of students. Direct-to-Consumer Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Direct-to-Consumer Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI.

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Other Private Credit Loan Programs.  From time to time the seller may acquire Private Credit Loans originated under other loan programs. If the trust for your notes were to purchase any of those loans, the prospectus supplement for your notes would describe the loans and the loan program.

Each trust may have a different combination of FFELP loans and private credit student loans or may consist entirely of one type or the other. The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan program involved. We have included program descriptions for the Undergraduate and Graduate Loan Program, Law Loan Programs, MBA Loan Programs, Medical Loan Programs, Direct-to-Consumer Loan Programs and Private Consolidation Loan Program as described in “Appendix B,” “Appendix C,” “Appendix D,” “Appendix E,” “Appendix F” and “Appendix G,” respectively, each of which is a part of this prospectus. The program rules and servicing criteria for these private credit student loans may be modified from time to time. Any other private credit student loan programs for loans to be purchased by a trust will be described in a similar manner in the related prospectus supplement.

Underwriting of Private Credit Loans

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Signature Student Loans, LAWLOANS and MBA Loans.  Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank and the commercial banks originating these loans. Prior to 1998, judgmental criteria were applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc., and in the case of co-borrowers, debt to income ratios and job history. Beginning in May 1998, FICO scoring was employed along with additional judgmental tests, including debt to income tests for co-borrowers. Freshmen borrowers, in all cases, require a co-borrower and other students who fail the underwriting criteria are only granted credit if they obtain a credit-worthy co-borrower.

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EXCEL Loans, LawEXCEL Loans, MBA EXCEL Loans, MD EXCEL Loans, MEDLOANS, Private Consolidation Loans and Direct-to-Consumer Loans. Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank or the commercial banks originating these loans. Since inception, judgmental criteria have been applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.

Servicing.  Prior to purchase of a loan by the applicable Sallie Mae entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with U.S. Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Sallie Mae entity.

The U.S. Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The servicer’s internal procedures support compliance with existing U.S. Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. SLM Corporation and its subsidiaries, including the sellers to the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable U.S. Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

In addition, Sallie Mae affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under SLM ECFC’s graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.

In other cases, Sallie Mae affiliates offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

Sallie Mae affiliates also offer an income-sensitive repayment plan under which repayments are based on the borrower’s income. Under this plan, ultimate repayment may be delayed up to five years.

Consolidation/Repayment Programs.  Consolidation and repayment programs made available by Sallie Mae companies to student loan borrowers will continue to be made available to borrowers with trust student loans. SLM Corporation and its subsidiaries currently participate in the consolidation loan program for FFELP loans. See “Appendix A—Federal Family Education Loan Program—Consolidation Loan Program” in this prospectus. In addition, in 2005, SLM Corporation and its subsidiaries began offering a private consolidation loan program.  Therefore, the transfer and servicing agreements permit the applicable seller to purchase student loans from the trust to effect consolidations at the request of borrowers.

In addition, many Sallie Mae companies offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.

In other cases, Sallie Mae companies offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

These companies also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.

Incentive Programs.  SLM Corporation and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:

•

Great Rewards(SM).  Under the Great Rewards(SM) program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

•

Great Returns(SM).  Under the Great Returns(SM)program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower’s origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

•

Direct Repay plan.  Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

•

Cash Back plan.  Under the Cash Back plan, borrowers whose loans were disbursed between July 1, 2002 and June 30, 2003 with a Sallie Mae lender partner and who enroll in Manage Your Loans(SM), the servicer’s on-line account manager, who agree to receive their account information by e-mail and who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

We cannot predict how many borrowers will participate in these programs.

These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments in an amount sufficient to offset the effective yield reductions.

TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the important and material terms of the sale agreements under which the trusts will purchase student loans from the depositor, the purchase agreements under which the depositor will acquire the student loans from the seller specified in the prospectus supplement for your notes, the servicing agreements that provide for the servicing of the related trust student loans and the administration agreement, which provides for the administration and management of each trust.  We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.”  We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the provisions of the transfer and servicing agreements.

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

•

each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

•

the information provided about the student loans is true and correct as of the cutoff date;

•

each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee or insurance agreement; and

•

with respect to FFELP loans, each student loan is guaranteed by the applicable guarantor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:

•

for any shortfall between:

•

the purchase amount of the qualified substitute student loans,

and

•

the purchase amount of the trust student loans being replaced; plus

•

for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

On the closing date, the depositor will sell to the trustee or eligible lender trustee, as applicable, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The trustee or eligible lender trustee, as applicable, concurrently with that sale will issue the notes. The trust will apply net proceeds from the sale of the notes to purchase the student loans from the depositor.

In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of noteholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor’s repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related trust (including the expenses of accountants, underwriters and rating agencies) are paid by SMI and/or the depositor.  Such expenses are not paid from proceeds from the resale of the related notes.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, representing the student loans and any other related documents. In acting as custodian, the servicer may use its own facilities or those of sub-custodians.  The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

Pre-funding.  The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

•

the amount in the pre-funding account on the closing date,

•

the length of the funding period, and

•

the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.

Supplemental Purchase Period.  The related prospectus supplement will indicate whether a supplemental purchase account will exist for a particular trust as a component of pre-funding. The prospectus supplement will also indicate:

•

the amount in the supplemental purchase account on the closing date,

•

the length of the funding period, and

•

the uses to which the funds in the supplemental purchase account can be applied and the conditions to the application of those funds.

Consolidation Loan Add-on Period.  With respect to trusts where some or all of the trust student loans are consolidation loans, the related prospectus supplement will indicate whether an add-on consolidation loan account will exist for that particular trust as a component of pre-funding. The prospectus supplement will also indicate:

•

the amount in the add-on consolidation loan account on the closing date,

•

the length of the add-on consolidation loan period (not to exceed the maximum permitted pre-funding period), and

•

the uses to which the funds in the add-on consolidation loan account can be applied and the conditions to the application of those funds.

Amendments to Transfer and Servicing Agreements

The parties to the transfer and servicing agreements may amend them without the consent of noteholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee or trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders. However, such an amendment may not reduce the percentage of the notes required to consent to an amendment, without the consent of the holders of all the outstanding notes.

SERVICING AND ADMINISTRATION

General

The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

For any series of notes, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture.  The administrator will instruct the indenture trustee concerning investment decisions.

Each trust account will be either:

•

a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

•

a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Each trust may invest sums on deposit in trust accounts in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

•

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;

•

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies rating the notes issued by that trust;

•

guaranteed investment certificates issued by an institution or entity having, at the time of investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust.

•

commercial paper having, at the time of the investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust;

•

investments in money market funds having a rating to be specified by each of the rating agencies rating the notes issued by that trust (including funds for which the indenture trustee, the administrator or the trustee or eligible lender trustee, as applicable, or any of their respective affiliates is investment manager or advisor);

•

bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet above;

•

asset-backed securities, including asset-backed securities issued by affiliates, or entities formed by affiliates, of SLM Corporation, but excluding mortgage-backed securities, that at the time of investment have a rating to be specified by each of the rating agencies rating the notes issued by that trust, but not at a purchase price in excess of par;

•

repurchase obligations with respect to student loans serviced by the servicer or an affiliate thereof, entered into with an institution that is an eligible lender (under the FFELP) or that holds student loans through an eligible lender trustee and whose short-term debt ratings are not less than a rating to be set by the rating agencies rating the notes issued by that trust, provided that the applicable repurchase date shall occur no later than the business day prior to the next distribution date; and

•

any other investment which would not result in the downgrading or withdrawal of any rating of the related series of notes by any of the rating agencies as affirmed in writing to the indenture trustee.

The administrator will prepare a monthly account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the eligible lender trustee.

Servicing Procedures

Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

The duties of the servicer include the following:

•

collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

•

responding to inquiries from borrowers;

•

attempting to collect delinquent payments; and

•

sending out statements and payment coupons to borrowers.

In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.  It will also furnish periodic statements to the indenture trustee, the trustee or eligible lender trustee, as applicable, and the noteholders.  See “—Statements to Indenture Trustee and Trust” below.

Payments on Student Loans

The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

However, for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

No servicing agreement will require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Servicer Covenants

For each trust, the servicer will agree that:

•

it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

•

it will do nothing to impair the rights of the noteholders in the trust student loans; and

•

it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferment or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLM Corporation and its affiliates.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the U.S. Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest.  If the trust student loan to be purchased is a FFELP loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—currently either 98% or 100%—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the U.S. Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the servicer will be obligated to reimburse the related trust:

•

for the shortfall, if any, between

•

the purchase amount of any qualified substitute trust student loans;

and

•

the purchase amount of the trust student loans being replaced; and

•

for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

•

a specified annual percentage of the pool balance;

•

a unit amount based on the number of accounts and other activity or event related fees;

•

any combination of these; or

•

any other formulation described in the related prospectus supplement.

The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the applicable prospectus supplement.

The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

•

collecting and posting all payments;

•

responding to inquiries of borrowers on the trust student loans;

•

investigating delinquencies;

•

pursuing, filing and collecting any program payments;

•

accounting for collections;

•

furnishing monthly and annual statements to the trustees; and

•

paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the trustee or eligible lender trustee, as applicable, the noteholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and the trustee or eligible lender trustee, as applicable, notice of servicer defaults under the servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

The servicing agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the servicer will provide the administrator such compliance statements, assessments and attestation reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Matters Regarding the Servicer

The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

•

the successor to the servicer’s operations assumes in writing all of the obligations of the servicer,

•

the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

•

the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

•

its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the U.S. Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer’s actions, or

•

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

A servicer default under each servicing agreement will consist of:

•

any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the trustee or eligible lender trustee, as applicable;

•

any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, the trustee or eligible lender trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the trustee or eligible lender trustee, as applicable, by holders of 50% or more of the notes (or the most senior notes then outstanding, if applicable);

•

the occurrence of an insolvency event involving the servicer; and

•

any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions.

Notwithstanding the foregoing, the servicer shall not be deemed to have breached its obligations to service the applicable student loans, nor will a servicer default be deemed to have occurred under the related servicing agreement, if the servicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties to the related servicing agreement (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man made disasters).  The servicer will be required to diligently resume the performance of its duties under the related servicing agreement as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the trust student loans, to transfer servicing, either temporarily or permanently, to another servicer.

Rights Upon Servicer Default

As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the most senior notes then outstanding, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee or eligible lender trustee (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or the most senior notes then outstanding if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each trust, the holders of a majority of the outstanding notes (or the most senior notes then outstanding, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the most senior noteholders then outstanding, if applicable) may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the senior noteholders, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the holder of the excess distribution certificate (or subordinate noteholders if applicable). No waiver will impair the noteholders’ rights as to subsequent defaults.

Administration Agreement

Sallie Mae, Inc., as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

•

directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

•

preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the trustee or eligible lender trustee, as applicable, and the indenture trustee and any related U.S. federal income tax reporting information; and

•

providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SMI may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SMI’s duties under the administration agreement.

Each administration agreement will provide that SMI may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

The administrator may sub-contract any or all of its duties to a sub-administrator if the following conditions are met:

•

the sub-administrator assumes in writing all of the obligations of the administrator that are sub-contracted,

•

the sub-administrator covenants to comply with the requirements of the administration agreement, and

•

the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any administrator will be paid solely by the administrator being replaced.

Administrator Default

An administrator default under the administration agreement will consist of:

•

any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given:

(1)

to the administrator by the indenture trustee or the trustee or eligible lender trustee, as applicable, or

(2)

to the administrator, the indenture trustee, the trustee or the eligible lender trustee, as applicable, by holders of 50% or more of the notes (or senior notes, if applicable); and

•

the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable), may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the eligible lender trustee, or the subordinate noteholders, if applicable, may remove the administrator if an administrator default occurs while the notes, or senior notes, if applicable, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes.

Statements to Indenture Trustee and Trust

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and the trustee or eligible lender trustee, as applicable, as of the end of the preceding collection period.  The statement will include:

•

the amount of principal distributions for each class;

•

the amount of interest distributions for each class and the applicable interest rates;

•

the pool balance at the beginning and at the end of the preceding collection period;

•

the outstanding principal amount and the note pool factor for each class of the notes for that distribution date;

•

the servicing and the administration fees for that collection period;

•

the interest rates, if available, for the next period for each class or the website where those rates may be found;

•

the amount of any aggregate realized losses for that collection period;

•

the amount of any note interest shortfall and note principal shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

•

the amount of any carryover servicing fee for that collection period;

•

the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

•

the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer, any seller from the trust in that collection period;

•

the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;

•

any amounts paid to any credit enhancement provider or swap counterparty;

•

the balance of any reserve account or capitalized interest account, after giving effect to changes in the balance on that distribution date;

•

to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;

•

any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

•

any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

•

if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

•

amounts distributed to the holders of the excess distribution certificates and the uses of available funds to the extent not otherwise set forth above.

Evidence as to Compliance

Each administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator will agree to give the indenture trustee and trustee or eligible lender trustee, as applicable, notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

The administration agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the administrator will provide or obtain such compliance statements, assessments and attestations reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

TRADING INFORMATION

The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

•

borrower default, death, disability or bankruptcy;

•

the closing of the borrower’s school;

•

the school’s false certification of borrower eligibility;

•

liquidation of the student loan or collection of the related guarantee payments; and

•

purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferment and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes.

Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and reduce the effective yield on student loans included in the trust.

The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, incentive payment programs or repayment programs currently or in the future made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See “Sallie Mae’s Student Loan Financing Business—Incentive Programs” in this prospectus.

In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•

the original denomination of your note; and

•

the applicable pool factor.

Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See “Additional Information Regarding the Notes—Reports to Noteholders” in this prospectus.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel Bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined, reset rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also “Additional Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes”. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See “Additional Information Regarding the Notes—Distributions” and “—Credit Enhancement and Other Support; Derivative Instruments.”

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

Call Option on the Notes

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition.  Each class of reset rate notes will be subject to the call option described under “Description of the Notes—The Reset Rate Notes—Call Option.”

Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition.  The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.

The Indenture

The notes will be issued under and secured by an indenture entered into by the trust, the indenture trustee and, if any portion of the trust student loans are FFELP loans, the eligible lender trustee.  If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.

Modification of Indenture.  With the consent of the holders of a majority of the affected notes of the related series, the indenture trustee and the trustee or eligible lender trustee, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.

However, without the consent of the holder of each affected note, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

•

change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

•

change the place of payment or the payment currency for any note;

•

impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

•

reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

•

modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

•

reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

•

modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

•

modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•

permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

Events of Default; Rights Upon Event of Default.  An “event of default” under the indenture will consist of the following:

•

a default for five business days or more in the payment of any interest on any note after it is due (or senior notes only if so provided in the related prospectus supplement);

•

a default in the payment of the principal of any note at maturity;

•

a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes, or senior notes, if applicable; or

•

the occurrence of an insolvency event involving the trust.

The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, or senior notes, if applicable, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes, or senior notes, if applicable.

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

•

exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture;

•

sell those properties; or

•

elect to have the trustee or eligible lender trustee, as applicable, maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

•

the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale,

•

the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, or senior notes, if applicable, at the date of the sale, or

•

the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).

Such a sale also requires the consent of the holders of a majority of the outstanding subordinate notes, if applicable, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate notes.

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•

the holder previously has given to the indenture trustee written notice of a continuing event of default,

•

the holders of not less than 25% of the outstanding notes (or senior notes, if applicable), have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

•

the holder or holders have offered the indenture trustee reasonable indemnity,

•

the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

•

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes, or senior notes, if applicable.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each seller, the depositor, the administrator, the servicer, the trustee or eligible lender trustee, as applicable, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants.  Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•

the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

•

no default will occur and be continuing immediately after the merger or consolidation,

•

the trust has been advised that the ratings of the notes would not be reduced or withdrawn as a result of the merger or consolidation, and

•

the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.

Each trust will not:

•

except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

•

claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

•

except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

•

permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Trust.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report.  Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee.  The prospectus supplement will specify the indenture trustee for each series.  The indenture trustee or trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture.

The indenture trustee may resign at any time, in which event the eligible lender trustee or trustee, as the case may be, must appoint a successor. The eligible lender trustee or trustee, as the case may be, may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee or trustee, as the case may be, must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.  To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the issuing entity) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

The prospectus supplement will specify the principal office of each indenture trustee.

ADDITIONAL INFORMATION REGARDING THE NOTES

Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Notes

Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments.  See “—Determination of Indices” below for a more detailed description of potential indices and how they are calculated.

Floating rate notes also may have either or both of the following:

•

a maximum limitation, or ceiling, on its interest rate, and

•

a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the trustee, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate notes will be rounded, if necessary, to the nearest 1/100,000 of 1%, or 0.0000001, with five one-millionths of a percentage point being rounded upward.

Auction Rate Notes

Unless stated otherwise in the applicable prospectus supplement, the interest rate for auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

Determination of Note Interest Rates.  The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.” In the Dutch Auction, investors and potential investors submit orders through one or more registered broker-dealers, which have been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate notes that they wish to buy, hold or sell at various interest rates.  The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by these eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker-dealers.

In the auction, the following types of orders may be submitted:

•

“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

•

“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•

“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.

(a)

Assumptions:

1. Denominations (Units)	= $50,000
2. Interest period	= 28 days
3. Principal amount outstanding	= $50 Million (1000 Units)

(b)

Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
	100 Units Sell	60 Units at 3.00%
60 Units at 3.02%	200 Units Sell	100 Units at 3.05% 100 Units at 3.10%
120 Units at 3.05%	400 Units	100 Units at 3.11%
100 Units at 3.14%
200 Units at 3.10%		200 Units at 3.15%
200 Units at 3.12%		700 Units
600 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c)

Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent
1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

__________

(W)  Winning Order

(L)  Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate which will be set forth in the applicable prospectus supplement.

If a payment default on the notes has occurred (which is a failure to pay interest or principal when due and owing), the rate will be the non-payment rate that will be set forth in the related prospectus supplement.

Maximum Auction Rate and Interest Carry-Overs.  If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate notes is set at the student loan rate (which is the weighted average interest rate of the trust student loans minus the rate of administrative expenses), the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, over (b) the student loan rate will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate notes. The carry-over amount will bear interest calculated at the one-month LIBOR rate. The ratings of the notes do not address the payment of carry-over amounts or interest accrued on carry-over amounts.

The carry-over amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds are available as described in the applicable prospectus supplement on that quarterly distribution date. Any carry-over amount and interest accrued on the carry-over amount so allocated will be paid to the registered owner on the record date with respect to which the carry-over amount accrued on the immediately succeeding auction rate distribution date.

Changes in Auction Period.  The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes as described in the applicable prospectus supplement. Any adjusted auction period, unless otherwise set forth in the applicable prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date.  The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

The Reset Rate Notes

General.  The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

Interest.  Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•

if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•

if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement.  See “—Determination of Indices—Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below for a description of potential day-count conventions including Actual/Actual (ISMA).

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices—Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

Interest on a class of reset rate notes during any reset period when such reset rate notes bear interest determined pursuant to the auction procedures will be computed as described under “Additional Information Regarding the Notes—Auction—Rate Notes.”

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.

Principal.  In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of such class, or to the related swap counterparty for payment to the reset rate noteholders of such class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.

Reset Periods.  During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:

•

the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•

the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below.  The spread for each reset period will be determined in the manner described under “—Spread Determination Date”.

Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

•

at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode, or

•

at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.  The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish the following terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be applicable during the upcoming reset period:

•

the weighted average life of that class of reset rate notes under several assumed prepayment scenarios;

•

the name and contact information of the remarketing agents;

•

the next reset date and reset period;

•

the applicable minimum denomination and additional increments;

•

if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•

the interest rate mode, i.e., fixed rate or floating rate;

•

the applicable currency;

•

if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•

if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•

whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case generally, but not exclusively, wherever such class bears a fixed rate of interest);

•

if in floating rate mode described under “Additional Information Regarding the Notes—Auction—Rate Notes,” the applicable interest rate index or whether such rate will be determined pursuant to the auction procedures;

•

if in floating rate mode, the interval between interest rate change dates;

•

if in floating rate mode, the applicable interest rate determination date;

•

if in fixed rate mode, the applicable fixed rate pricing benchmark;

•

if in fixed rate mode, the identities of the eligible swap counterparties from which bids will be solicited;

•

if in floating rate mode, whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•

if the floating rate mode is an auction rate, the auction period and the identity of the broker-dealer(s) and auction agent(s);

•

the applicable interest rate day-count basis;

•

the related all-hold rate, if applicable; and

•

the principal payment priority of the applicable class, if it will differ from that previously in effect.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require satisfaction of the “rating agency condition,” which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the related remarketing terms determination date.

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by such holders to retain their ownership thereof, and no all-hold rate will be applicable.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all noteholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.

In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Call Option.  Each class of reset rate notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to such date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of such call option.

If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:

•

if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•

if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

•

a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.

In addition, for reset rate notes listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of the exercise of a call option and will cause to be published a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort).

Spread Determination Date.  Three business days prior to the related reset date, which we refer to as the “spread determination date”, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Notes—Identification Numbers” below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream, Luxembourg’s respective procedures, the indenture trustee, the Luxembourg Stock Exchange, if the related class of reset rate notes is then listed on the Luxembourg Stock Exchange, or another applicable exchange then listing the applicable notes, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counterparty or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

Timeline:  The following chart shows a timeline of the remarketing process:

TIMING	EVENT
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	(Administrator to provide notice to clearing agencies specifying the identity of the remarketing agents and whether lender of the related notes is voluntary or mandatory)

At Least Eight Business Days Prior to Reset Date	REMARKETING TERMS DETERMINATION DATE (Notices sent to reset rate noteholders stating the new terms of the reset rate notices, including the related all hold rate, if applicable)

Six Business Days Prior to Reset Date

NOTICE DATE

(Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)

Three Business Days Prior to Reset Date

SPREAD DETERMINATION DATE

(Based on market conditions the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and if in foreign exchange mode, the outstanding principal balance of the related class of reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)

Reset Date

RESET DATE

(New terms of the remarketed reset rate notes become effective; swap agreement for previous reset period terminates; new swap agreement for next reset period becomes effective; payments are made to tendering noteholders of U.S. Dollar denominated notes; any interest rate swap agreements for the previous resent period terminates)

Two Business Days After Reset Date	SPECIAL RESET PAYMENT DATE (Payments to tendering noteholders of non-U.S. Dollar denominated notes; any currency swap agreement for the previous reset period terminates)

Failed Remarketing.  There will be a failed remarketing if:

•

the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•

the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•

either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•

one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and “—Fixed Rate Mode” below;

•

the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

•

certain conditions specified in the related remarketing agreement are not satisfied; or

•

any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

•

all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•

the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•

the related reset period will be three months; and

•

any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

•

all holders of that class will retain their reset rate notes;

•

that class will remain denominated in the then-current non-U.S. Dollar currency;

•

each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•

the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•

the related reset period will be three months.

If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

Foreign Exchange Mode.  A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•

to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•

to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•

to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•

on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•

on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•

with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the trust:

•

on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

•

on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•

the next succeeding related reset date resulting in a successful remarketing;

•

the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•

the maturity date of the related class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

Floating Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.

Fixed Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•

the applicable spread as determined by the remarketing agents on the spread determination date; and

•

the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed notes of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate holders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The related indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

•

the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

•

the related reset date of an exercise of the call option;

•

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

•

the maturity date of the related class of reset rate notes.

No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

Tender of Reset Rate Notes; Remarketing Procedures.  On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.  If for any reset period a class of reset rate notes is to bear interest at an auction rate, the administrator may appoint one or more broker-dealers and auction agents.

Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•

inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•

request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such note, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such note for remarketing by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.

Determination of Indices

Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•

“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

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“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•

“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

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“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

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“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•

“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•

where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•

where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)

the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)

the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.  LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Money line Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Money line Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•

“LIBOR determination date” means, for each accrual period, the second business day before the beginning of that accrual period.

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“Money line Telerate Page 3750” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

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“Reference Banks” means four major banks in the London interbank market selected by the administrator.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

GBP-LIBOR.  GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period. For any GBP-LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 365-day year.

EURIBOR.  Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

For this purpose:

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“EURIBOR determination date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

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“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

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“Telerate Page 248” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

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“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.

For any EURIBOR-based reset rate notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Commercial Paper Rate.  If the reset rate notes bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N × D	x 100
360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•

If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•

The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.  If the reset rate notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•

If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•

If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

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If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

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If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

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If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

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If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If any class of notes bears interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading “Federal Funds Rate”. The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

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If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•

If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

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If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If any class of notes bears interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If any class of notes bears interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

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If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

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If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

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If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

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If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Auction Rate.  If any class of notes bears interest based on an auction rate, the auction rate will be determined as described in “Additional Information Regarding the Notes—Auction— Rate Notes.”

Other Indices.  If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.

To the extent specified in any prospectus supplement, one or more classes of notes of the trust may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

Credit Enhancement and Other Support

General

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

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subordination of one or more classes of notes,

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reserve accounts,

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capitalized interest accounts,

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cash capitalization or cash collateral accounts,

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supplemental interest accounts,

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investment premium purchase accounts,

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investment reserve accounts,

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overcollateralization,

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letters of credit,

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liquidity agreements,

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pool insurance policies,

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financial guaranty insurance policies or surety bonds,

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repurchase bonds, or

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any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

Subordination of Notes

If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes.  The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Reserve Accounts

The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes.  It will also describe how amounts on deposit in the reserve account in excess of the specified reserve account balance will be distributed to noteholders.

Capitalized Interest Accounts

If specified in the related prospectus supplement, the depositor may deposit cash or eligible investments on the closing date into a capitalized interest account maintained by the indenture trustee for the purpose of providing additional available funds to pay interest on the notes for a limited time period following the closing date.  Any amount remaining in the capitalized interest account at the end of such limited time period will be remitted as specified in the related prospectus supplement.

Cash Capitalization or Cash Collateral Accounts

If specified in the related prospectus supplement, the depositor may be required to deposit cash into a cash capitalization or cash collateral account maintained by the indenture trustee for the purpose of assuring the availability of funds to pay interest on the notes.  Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.

Supplemental Interest Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture trustee, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes.  Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

Investment Premium Purchase Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable payment date, the indenture trustee, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Investment Reserve Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account.  Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes.  If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate, to a limited extent, the amortization of one or more classes of notes relative to the amortization of the related trust student loans.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of notes.  This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related trust student loans, over the principal balance of the related class or classes of notes.  This acceleration may continue for the life of the related notes, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Letters of Credit

If specified in the related prospectus supplement, credit support for a series of notes may be provided by the issuance of a letter of credit by the bank or financial institution that is specified in such prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of notes will be set forth in the related prospectus supplement.

Liquidity Agreements

If specified in the related prospectus supplement, credit or liquidity support for a series of notes may be provided by advances made to the issuing entity by a liquidity provider(s) under the terms and conditions of a liquidity agreement(s).  The amount, frequency and other material terms of any advances made by a liquidity provider to the issuing entity related to a series of notes will be set forth in the related prospectus supplement.  Disclosure regarding the identity and description of the liquidity providers, to the extent required, will be presented in the related prospectus supplement.  The related prospectus supplement will also disclose the amounts and priority of payment of reimbursements, to the extent applicable, to be made by the issuing entity to the liquidity provider(s) for advances made under the terms of the related liquidity agreement(s).

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guarantee agency or guarantor.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

Financial Guaranty Insurance Policies or Surety Bonds

If specified in the related prospectus supplement, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer specified in such prospectus supplement.  All required disclosure regarding the provider of such policy or bond will be presented in the related prospectus supplement.

Repurchase Bonds

If specified in the prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the trust student loan.  This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments;

If so specified in the prospectus supplement relating to a series of notes, the related trust will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements, collar agreements or liquidity agreements pursuant to which the trust will have the right to receive particular payments of interest or foreign currency, or other payments, as set forth or determined and as described in the related swap agreement, cap agreement or similar agreement, as applicable.  The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with the swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating.  The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB of the Securities Act.

Insolvency Events

Each trust agreement will provide that the trustee or eligible lender trustee, as applicable, may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all noteholders of the related series. In order to commence a voluntary bankruptcy, all noteholders must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream, Luxembourg or Euroclear.

Cede & Co., as nominee for DTC, will hold one or more global notes. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see “Appendix H—Global Clearance, Settlement and Tax Documentation Procedures”  in this prospectus.

DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee or eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Reset Rate Notes

Form and Denomination.  Interests in the reset rate notes will be represented by one or more of the following types of global notes:

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for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

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for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).

On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

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a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

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one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.

Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.

Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.

The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

Identification Numbers.  Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of a each class or reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar  denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar  denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar  denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form.  Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

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the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

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the administrator, at its option, elects to terminate the book-entry system through DTC; or

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after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes. When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Noteholders

Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Three or more noteholders of any series or one or more holders of notes of that series evidencing at least 25% of the notes balance of those notes may, by written request to the trustee or eligible lender trustee, as applicable, obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the trust agreement or under the notes.

Reports to Noteholders

On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under “Servicing and Administration—Statements to Indenture Trustee and Trust” in this prospectus. These statements and reports will be included with filings to be made with the SEC under the Securities Exchange Act of 1934 and the rules promulgated thereunder. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See “U.S. Federal Income Tax Consequences” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trustee or eligible lender trustee, as applicable, on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or trustee, as applicable, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.

Accordingly:

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A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

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A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee’s or eligible lender trustee’s, as the case may be, interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the trustee or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the trustee or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the trustee or the eligible lender trustee, as applicable.  The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.

Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the trustee or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

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purchased the student loans in the ordinary course of its business,

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took possession of the student loans, and

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acquired the student loans for new value and without actual knowledge of the related trustee’s or eligible lender trustee’s interest, as the case may be, then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

FFELP Loans.  The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts.  In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the U.S. Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Non-FFELP Loans.  If the Private Credit Loans in any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans.  Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan.  If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts.  In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

Student Loans Generally Not Subject to Discharge in Bankruptcy

FFELP loans and other student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in notes or currencies and traders that elect to mark-to-market their notes). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion also assumes that, with respect to notes reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.

This discussion is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. person. As used herein, “U.S. person” means a person that is for U.S. federal income tax purposes:

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a citizen or individual resident of the United States;

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a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

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a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

For purposes of this discussion, references to the trust, the notes and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes and related terms, parties and documents applicable to that trust. References to a holder of a note generally are deemed to refer to the beneficial owner of the note.

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Notes In General

Treatment of the Notes as Indebtedness.  Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes.  The consequences of the notes being treated as debt for U.S. federal income tax purposes are described below.  Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests.

Stated Interest.  Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.

Original Issue Discount.  Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount. Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated notes as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless otherwise stated herein, the discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount, or OID, except as described below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

A note will be treated as issued with OID if the excess of the note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to ¼ of 1 percent of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the “prepayment assumption,” if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Any de minimis OID must be included in income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

Holders of the notes are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID. In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

Market Discount.  The notes, whether or not issued with original issue discount, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium.  In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under “—Market Discount” over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Election to Treat all Interest as OID.  A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under “—Original Issue Discount.” This election will generally apply only to the specific note for which it was made. It may not be revoked without the consent of the IRS. Holders are strongly encouraged to consult with their own tax advisors before making this election.

Sale or Other Disposition.  If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

Waivers and Amendments.  An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax Consequences to Foreign Investors.  The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The term “foreign person” means any person other than a U.S. person, as defined above. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the notes.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:

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is not actually or constructively a “10 percent shareholder” of SLM Corporation or a “controlled foreign corporation” with respect to which SLM Corporation is a “related person” within the meaning of the Code, and

•

provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see “Appendix H—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements” in this prospectus.

Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:

•

the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

•

in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a U.S. social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes

The discussion under this heading addresses the U.S. federal income tax consequences to a holder (which, as stated above, is assumed to be a U.S. person for purposes of this discussion) whose functional currency is the U.S. dollar of the ownership and disposition of notes denominated in a currency other than U.S. dollars (“foreign exchange notes”), such as reset rate notes in foreign exchange mode.

With respect to currencies other than U.S. dollars, currency gains and losses are generally subject to special timing and characterization rules. Such rules, however, will not apply to a holder who enters into a “qualified hedging transaction.” A qualified hedging transaction is an integrated economic transaction consisting of a “qualifying debt instrument,” as defined in section 1.988-5(a)(3) of the Treasury regulations, and a “section 1.988-5(a) hedge,” as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder or the IRS, is treated as a single transaction for U.S. federal income tax purposes, the effect of which is to treat a holder as owning a U.S. dollar denominated synthetic debt instrument. See “—Tax Consequences to Holders of Notes In General” above. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to foreign exchange notes.

A holder of a foreign exchange note who uses the cash method of accounting will be required to include in income the U.S. dollar value of the applicable currency denominated interest payment determined on the date the payment is received by using the spot rate for that date regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value of the applicable currency will be the holder’s tax basis in such currency.

A holder of a foreign exchange note who uses the accrual method will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a foreign exchange reset rate note during the applicable accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The holder will recognize ordinary income or loss with respect to accrued interest income on the date the payment in respect of such income, including a payment attributable to accrued but unpaid interest upon the sale, exchange or retirement of a foreign exchange note, is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the applicable currency denominated payment received, determined on the date the payment is received by using the spot rate for that date, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as discussed above.

A holder of a foreign exchange note who uses the accrual method may elect to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt (“spot accrual convention”; the amount of such translated interest income is referred to below as the “translated amount”). A holder of a foreign exchange note that makes such an election must apply it consistently to all debt instruments held by such holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such holder and cannot change the election without the consent of the IRS.

A holder’s tax basis in a foreign exchange note will be the U.S. dollar value of the applicable currency denominated amount paid for such note determined on the date of its purchase. A holder of a foreign exchange note who purchases a foreign exchange note with previously owned non-U.S. dollar currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder’s tax basis in the applicable currency and the U.S. dollar fair market value of the foreign exchange note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign exchange note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions. As noted above, a holder of a foreign exchange note who uses the cash method of accounting will determine the holder’s interest income inclusion using the spot rate on the date of payment. In addition, currency gains or losses with respect to the principal balance of the foreign exchange notes will be recognized in amounts equal to the difference between:

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the U.S. dollar value of the applicable currency denominated principal balance determined on the date such payment is received or the foreign exchange note is disposed of by using the spot rate for the date of receipt or disposition, and

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the U.S. dollar value of such currency denominated principal balance determined on the date the holder acquired the foreign exchange note by using the spot rate for the date of acquisition.

In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the sum of:

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the difference between: (1) the U.S. dollar value of the applicable currency denominated principal balance of the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the rate for the date of receipt or disposition, and (2) the U.S. dollar value of such currency denominated principal balance of the foreign exchange note, determined on the date the holder acquired such note, by using the spot rate for the date of acquisition, and

•

the difference between: (1) the U.S. dollar value of the payment of any accrued interest on the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the date of receipt or disposition, and (2) the translated amount.

The non-U.S. dollar currency gain or loss will be recognized only to the extent of the total gain or loss realized by a holder of a foreign exchange note on the sale, exchange or retirement of such note. Any non-U.S. dollar currency gain or loss recognized by a holder will be treated as U.S. source gain or loss. Any gain or loss realized by such a holder in excess of the non-U.S. dollar currency gain or loss will generally be capital gain or loss. Holders who realize a loss on the sale, exchange or other disposition of their foreign exchange notes (including a loss realized upon a mandatory tender of such notes on a reset date) and who repurchase such notes within 30 days should be aware that their ability to recognize the loss might be limited by section 1091 of the Code.

Original issue discount, if any, on a foreign exchange note will be determined for any accrual period in the relevant currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis. Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of principal or the sale, exchange or retirement of a foreign exchange note), a holder will recognize exchange gain or loss to the extent of the difference between such holder’s basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the translated amount of such original issue discount, i.e., the U.S. dollar value of such payment (determined by translating any non-U.S. dollar denominated amount received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions.

Except with respect to a holder who does not elect to amortize bond premium under section 171 of the Code, any bond premium on a foreign exchange note will be determined for an accrual period in the applicable currency, and such amount will reduce (in units of the relevant currency) the amount of interest income that the holder would otherwise report with respect to such notes. As described above, a holder who uses the cash method of accounting would translate interest income based on the spot rate on the date of receipt, and a U.S. holder who uses the accrual method of accounting would translate interest income based on the average exchange rate for the accrual period, unless such holder elected to use the spot accrual convention. Additionally, exchange gain or loss will be recognized with respect to bond premium by treating the portion of the premium amortized in an accrual period as a return of principal.

Market discount on a foreign exchange note is also determined in the applicable currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder of a foreign exchange note who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a holder on the accrual basis. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a foreign exchange note received by a holder on the accrual basis.

For a discussion of U.S. federal income tax consequences to non-U.S. holders of a note denominated in a currency other than U.S. dollars, see “—Tax Consequences to Holders of Notes in General—Tax Consequences to Foreign Investors” above.

Reportable Transaction Disclosure Statement.  Pursuant to U.S. Treasury regulations, any taxpayer who has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year in which the taxpayer participated in the reportable transaction. Reportable transactions include transactions that produce a foreign exchange loss of at least $50,000, for taxpayers that are individuals or trusts, or higher amounts, for certain other non-individual taxpayers. Holders of foreign exchange notes may be required to report on IRS Form 8886 any sale, retirement or other taxable disposition of foreign exchange notes if such holders recognize a foreign exchange loss that exceeds the threshold amounts for that holder. Holders are strongly encouraged to consult with their own tax advisors concerning the implications of the reportable transaction disclosure requirements in light of their particular circumstances.

Special Tax Consequences to Holders of Auction Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes. For a general discussion of the U.S. federal income tax accounting treatment applicable to holders of auction rate notes, holders should refer to “—Tax Consequences to Holders of Notes in General” above.

Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining OID thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing OID solely because interest rates are set under the auction procedure, although OID could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.

If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

Special Tax Consequences to Holders of Reset Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

In General.  As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate notes”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars (“U.S. dollar reset rate notes”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under “—Possible Alternative Treatment of the Reset Rate Notes” below, a non-tendering holder of a U.S. dollar reset rate note will not realize gain or loss if the note continues to be denominated in U.S. dollars, and such note will be deemed to remain outstanding until the note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the note will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining OID thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, OID, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

Tax Accounting for Holders of the Reset Rate Notes.  For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to “—Tax Consequences to Holders of Notes in General” above, and for a discussion of the U.S. federal income tax accounting treatment of foreign exchange reset rate notes, holders of such notes should refer to “—Special Tax Consequences to Holders of Non- U.S. Dollar Denominated Notes” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above are correct but is subject to the discussion under the heading “—Possible Alternative Treatment of the Reset Rate Notes” below.

Possible Alternative Treatment of the Reset Rate Notes.  There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed under the heading “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such notes and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations. See “—Special Tax Consequences to Holders of Auction Rate Notes” above for a discussion of such regulations.

It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes.  Treasury regulations governing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency may apply to the reset rate notes under this alternative characterization.  The rules set forth in these regulations are complex and their potential application to the reset rate notes is not clear.  Holders are strongly encouraged to consult with their own tax advisors regarding the tax treatment of the reset rate notes if the reset rate notes were recharacterized in the manner described in this paragraph.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a Directive regarding the taxation of savings income. Member states of the European Union (“Member States”) are required to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

The withholding tax provisions of the Directive could apply to payments on notes made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.

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The federal and state tax discussions described above may not be applicable depending upon each holder’s particular tax situation. Prospective purchasers are strongly encouraged to consult with their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain restrictions on:

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employee benefit plans as defined in Section 3(3) of ERISA;

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certain other retirement plans and arrangements described in Section 4975 of the Code, including:

1.

individual retirement accounts and annuities,

2.

Keogh plans,

3.

collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

4.

any other entity whose assets are deemed to be “plan assets” as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

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persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the trustee, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, the auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Under regulations issued by the Department of Labor called the “Plan Asset Regulations”, if a Plan makes an “equity” investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations. However, without regard to this characterization of the notes, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions.

Included among the administrative exemptions are the following exemptions:

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Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

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PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

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PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

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PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

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PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the Department of Labor.

These administrative and statutory exemptions may not apply with respect to any particular Plan’s investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

* * *

A Plan fiduciary considering the purchase of the notes of a given series is strongly encouraged to consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

SLM Funding LLC, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the notes under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at: 100 First Street, N.E., Washington, D.C. 20549, or at the SEC’s regional offices.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 First Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.

The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.  The Securities Act file number for this registration statement is 333-132315.

REPORTS TO NOTEHOLDERS

The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC.  The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at sponsor’s website:  http://www.salliemae.com/investors/debtasset/slmsltrusts/.  The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reports concerning the trust are required to be delivered to the holders of the notes.  These reports include (but are not limited to):

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Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

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Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•

Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Each trust will have a separate Central Index Key assigned by the SEC for the trust.  Reports filed with respect to a trust with the SEC after the prospectus supplement is filed will be available under that trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to SLM Funding LLC, in care of Corporate and Investor Relations, Sallie Mae, Inc., 12061 Bluemont Way, V3419, Reston, Virginia 20190. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

The depositor, SLM, ECFC and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series. Under the underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.

Underwriters may offer the notes to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•

show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•

specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes, the offering prices and concessions may be changed.

Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If an underwriter creates a short position in the notes in connection with the offering—that is, if it sells more notes than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing notes in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters’ short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the notes to the extent that it discourages resales of the notes.

Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the notes but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the notes offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by SLM Corporation or its affiliate after its exercise of the related call option with respect to that class.

In connection with any remarketing of a class of reset rate notes, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If SLM Corporation or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Each underwriting agreement will provide that the depositor and SLM ECFC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.

Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the notes will appear in the related prospectus supplement.

LEGAL MATTERS

Robert S. Lavet, Esq., General Counsel of SLM Corporation or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., as counsel to SLM ECFC, any other affiliates of SLM Corporation who are selling loans to the trust, the administrator, the servicer and the depositor, and McKee Nelson LLP as special counsel to SLM ECFC, any other sellers, the administrator, the sponsor, the servicer and the depositor, will give opinions on specific matters for the trust, the applicable sellers, the depositor, the servicer and the administrator.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

Federal Family Education Loan Program

General

The Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

•

default of the borrower;

•

the death, bankruptcy or permanent, total disability of the borrower;

•

closing of the borrower’s school prior to the end of the academic period;

•

false certification by the borrower’s school of his eligibility for the loan; and

•

an unpaid school refund.

In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the U.S. Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans are currently authorized under the Higher Education Act:

•

Subsidized Stafford Loans to students who demonstrate requisite financial need;

•

Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•

Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

•

Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act was amended by the Ticket to Work and Work Incentives Improvement Act of 1999, the Consolidated Appropriations Act of 2001 and Public Law 107-139 in 2002 and Public Law 108-366 in 2004.

In 1993, Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366. The 1998 reauthorization, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender’s rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

On February 8, 2006, the President of the United States signed The Deficit Reduction Act of 2005.  Included in The Deficit Reduction Act of 2005 is The Higher Education Reconciliation Act of 2005, which extends the Department of Education's authority to provide federal insurance on loans, make subsidized loans and make consolidation loans through September 30, 2012.  Several provisions of the Higher Education Act governing the FFELP were also amended, including (i) an increase in the annual Stafford loan limits for first and second year undergraduate students, (ii) the reduction of  reimbursement due to servicers deemed as exceptional performers from 100% to 99%, (iii) requiring lenders to pay the Department of Education interest paid by borrowers that exceed the special allowance support levels applicable to such loans, (iv) deferment eligibility for a borrower who is on active military  or other qualifying service duty (v) the increase in forgiveness amounts for certain teachers and (vi) the availability of PLUS loans to graduate and professional students.

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Eligible Lenders, Students and Educational Institutions

Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

•

is a United States citizen, national or permanent resident;

•

has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

•

is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

•

meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the U.S. Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the U.S. Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin

Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provides for:

•

federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

•

federal interest subsidy payments on Subsidized Stafford Loans paid by the U.S. Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

•

special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance”.

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06	6.8%	N/A	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

•

the applicable maximum borrower rate

and

•

the sum of

•

the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

•

the applicable interest rate margin.

Under current law, Stafford Loans with a first disbursement on or after July 1, 2006 will revert to a fixed annual interest rate of 6.8%.

Interest Subsidy Payments.  The U.S. Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•

while the borrower is a qualified student,

•

during the grace period, and

•

during prescribed deferment periods.

The U.S. Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferment periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

•

satisfaction of need criteria, and

•

continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the U.S. Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

Loan Limits.  The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements.  The Higher Education Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

¶	Dependent Students		Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$ 2,625	$ 3,500	$ 4,000	$ 4,000	$ 7,500
2nd year	$ 3,500	$ 4,500	$ 4,000	$ 4,000	$ 8,500
3rd year and above	$ 5,500	$ 5,500	$ 5,000	$ 5,000	$ 10,500
Graduate (per year)	$ 8,500	$ 8,500	$ 10,000	$ 12,000	$ 20,500
Aggregate Limit:
Undergraduate	$ 23,000	$ 23,000	$ 23,000	$ 23,000	$ 46,000
Graduate (including undergraduate)	$ 65,500	$ 65,500	$ 73,000	$ 73,000	$ 138,500

For the purposes of the table above:

•

The loan limits include both FFELP and FDLP loans.

•

The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•

Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•

Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•

The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.

Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years
Note: Maximum repayment period excludes authorized periods of deferment and forbearance.

In addition to the outstanding FFELP indebtedness requirements described above, the Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The Higher Education Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

Grace Periods, Deferment Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be postponed:

•

while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

•

when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or

•

when the lender determines that repayment will cause the borrower “economic hardship”, as defined in the Higher Education Act, subject to a maximum deferment of three years.

For loans with a disbursement made on or after July 1, 2001, a borrower who is serving on active military duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency is eligible for deferment for up to three years. Math, science and special education teachers, with loans disbursed on or after October 1, 1998 are now eligible for increased forgiveness amounts of up to $17,500.

Interest that accrues during a deferment is paid by the U.S. Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.  When a borrower ends forbearance and enters repayment, the account is considered current.

PLUS and SLS Loan Programs

The Higher Education Act authorizes (i) PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and (ii) previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents or graduate or professional students who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

•

the applicable maximum borrower rate

and

•

the sum of:

•

the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

•

the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•

the borrower rate is set at the maximum borrower rate and

•

the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter or commercial paper rates, as applicable, and the applicable interest rate margin exceeds the maximum borrower rate.

Repayment; Deferments.  Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Higher Education Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to any eligible borrower who has eligible student loans. Under limited circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan.  In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay an origination fee to the Department of 0.50 percent on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guarantee Agencies under the FFELP

Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.

Guarantee agencies also guarantee lenders against default. For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest. For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest. For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.

The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the U.S. Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

FFELP loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund. Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the U.S. Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the U.S. Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee

23% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

The Higher Education Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.

U.S. Department of Education Oversight

The Secretary of Education has oversight powers over guarantors. If the U.S. Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department’s obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

Recent Developments

College Student Relief Act of 2007.  On January 17, 2007 the U.S. House of Representatives passed the “College Student Relief Act of 2007” (H.R. 5), which amends the Higher Education Act of 1965, as amended, to, among other things, (1) phase-in cuts in the interest rate charged to undergraduate student borrowers on FFELP loans from 6.8% in July 2006 to 3.4% in July 2011, (2) reduce the Federal Family Education Loan lender insurance percentage to 95% of the unpaid balance of such FFELP loans made on or after July 1, 2007, (3) eliminate the “exceptional performance” status for lenders, servicers, and guaranty agencies as of July 1, 2007, (4) reduce special allowance payments made to FFELP lenders to compensate them for the difference between FFELP interest rates and market rates, beginning with FFELP loans made on or after July 1, 2007, (5) increase the loan fee charged to FFELP lenders from 0.5% to 1.0% of the principal amount of FFELP loans disbursed on or after July 1, 2007, (6) increase, on or after July 1, 2007, the rebate fee charged to a holder of FFELP consolidation loans, provided that at least 90% of the total principal and accrued unpaid interest outstanding on FFELP loans held by such holder are such FFELP consolidation loans, and (7) provide for a series of graduated reductions in the percentage of collections on defaulted FFELP loans a guaranty agency is allowed to retain until, beginning in October 2010, such percentage is equal to the average rate paid to collection agencies that have contracts with the Secretary of Education.  At this time, it is uncertain whether this bill will be enacted into law.  In addition, there are various other legislative proposals currently under consideration by the United States Congress.  We cannot predict the likelihood that any of these proposals would become law or the potential effect of such legislation on the guaranty agencies, the servicer or any pool of trust student loans.

APPENDIX B

Undergraduate and Graduate Loan Programs

The Signature Student Loans® (“Signature Student Loans”) and the EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom Program loans (collectively, “EXCEL Loans”) provide private supplemental funding for undergraduate, graduate, and health professional students.  The Signature Student Loan and EXCEL Loan programs are referred to collectively as the “Undergraduate and Graduate Loan Programs.”  Since the inception of the Signature Student Loan program and since 1999 for the EXCEL Loan program, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for Undergraduate and Graduate Loan Programs are as follows:

•

Be enrolled or admitted at least half-time at a college or university eligible for the loan.

Note:  An eligible school for the Signature Student Loan program and EXCEL Loan program is a 4- or 5-year college or university that also is eligible under the Federal Family Education Loan Program.  Trade schools and 2-year schools generally are not eligible for a Signature Student Loan or EXCEL Loan.  In addition, students in certificate programs are not eligible for these loan programs unless the student has already obtained a Bachelor’s Degree and is furthering his or her education through a certificate program.

•

In the case of the Signature Student Loan program, be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

•

In the case of the EXCEL Loan program, be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•

Have all outstanding student loans in good standing (i.e., not in default).

•

Meet established credit requirements (including in some cases debt-to-income tests).

•

In most cases, be 18 years or older or apply with a creditworthy co-borrower with certain exceptions, including in the case of Signature Student Loans:

•

Nebraska residents must be 19 years old.

•

Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.

•

For the EXCEL Loan program, have a valid U.S. social security number.

Interest.

Signature Student Loans.  The interest rate for a Signature Student Loan depends on the date of disbursement and period of enrollment.  The borrower’s interest rate on a Signature Student Loan is variable and currently ranges from T-Bill plus 3.10% to T-Bill plus 3.50% and from prime rate minus 0.50% to prime rate plus 6.5%.  For loans first disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October.  For loans first disbursed on or after June 1, 2004, the borrower’s interest rate resets monthly on the first day of each month.  The margin may be based on whether there is a co-borrower and/or the borrower or co-borrower’s credit history.  If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history.  If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for Signature Student Loans disbursed before June 1, 2004 is equal to the lesser of:

•

The maximum borrower interest rate allowed by law,

and

•

The sum of

•

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•

or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date, and

•

the applicable interest rate margin,

and is

•

Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for Signature Student Loans disbursed on or after June 1, 2004 is equal to the lesser of:

•

The maximum borrower interest rate allowed by law,

and

•

The sum of

•

the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

•

the applicable interest rate margin,

and is

•

Rounded to the nearest one-eighth (0.125) of one percent.

EXCEL Loans.  The borrower’s interest rate on EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•

The annual variable interest rate for any year resets annually on or about the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

If specified in the related promissory note, borrowers are permitted to change their interest rate option from the monthly variable interest rate to the annual variable (or vice versa) by notifying Sallie Mae by July 1, with an effective date of August 1.  These loans are referred to as “Adjustable Period Loans.”  A change of the borrower’s interest rate option at any other time may be granted with the consent of Sallie Mae, Inc. for a fee generally equal to 3.00% of the outstanding principal of the related student loan.  The amount of any such fee will be capitalized as principal of the applicable trust student loan and included in the pool balance.

The spreads for interest rate for EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

Signature Student Loan program.  Borrowers typically begin to repay principal on a Signature Student Loan after the applicable grace period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school.  For borrowers with an eligible health student deferment, repayment begins six months after the deferment ends.  Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship.  Interest will capitalize:

•

At commencement of repayment.

•

Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•

Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•

At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins.  The Signature Student Loan program currently requires a minimum $50.00 monthly payment per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding Signature Student Loan Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months)
$20,000-$40,000	20 years (240 months)
Greater than $40,000	25 years (300 months)

Under the Signature Student Loan program, borrowers may also choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

EXCEL Loan program.  Borrowers typically begin to repay an EXCEL Loan 4 ½ years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for an EXCEL Loan to either:

•

pay principal and interest while in school;

•

pay only interest while in school; or

•

defer principal and interest while in school.

Interest that accrues on an EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The EXCEL Loan program currently requires a minimum $50.00 monthly payment per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the EXCEL Loan program, borrowers may also choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

The Undergraduate and Graduate Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Undergraduate and Graduate Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when the loan enters repayment.  For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount.  For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is added to the requested loan amount.  For loans disbursed prior to the 1999/2000 Academic Year, the disbursement fee was 6%.  For loans disbursed during or after the 1999/2000 Academic Year, the disbursement fee is based on the borrower’s and/or co-borrower’s credit and ranges from 0% to 6%.  The repayment fee or some portion of the repayment fee may be added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee is based on the borrower’s and/or the co-borrower’s credit rating as well as loan losses on similarly situated loans.  It currently ranges from 0% to 3%.

The Undergraduate and Graduate Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX C

Law Loan Programs

LAWLOANS®,  LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans, (“LAWLOANS”) and LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, EXCEL Grad Extension Loan(SM) and B&B EXCEL Custom loans (“LawEXCEL Loans”) provide private supplemental funding for law school students.  The LAWLOAN and LawEXCEL Loan programs are referred to collectively as the “Law Loan Programs.”  Since late 1996, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc.  and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P.  have performed all application and origination functions for these loan programs.

Eligibility Requirements.  The eligibility requirements for Law Loan Programs are as follows:

•

Be currently enrolled or admitted at least half-time at in a degree-granting program at an American Bar Association accredited law school program, and for an EXCEL Grad Extension Loan, must be in the final year of a law program.

•

In the case of the LAWLOAN programs, be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

•

In the case of the LawEXCEL Loan programs, be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•

Have all outstanding student loans in good standing (i.e., not in default).

•

Meet established credit requirements.

•

For a LAWLOAN Bar Study Loan, the borrower also must be sitting for the bar exam no later than nine (9) months after graduation.

•

For the LawEXCEL Loan program, have a valid U.S. social security number.

Interest.

LAWLOANS.  The interest rate for a LAWLOAN depends on the date of disbursement and the period of enrollment.  The borrower’s interest rate on a LAWLOAN is variable and ranges from T-Bill plus 3.25% to T-Bill plus 3.50% and Prime Rate minus 0.50% to Prime Rate plus 6.0%.  For loans disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October.  For loans disbursed on or after June 1, 2004, the borrower’s interest rate resets monthly on the first day of each month.  The interest rate margin on a LAWLOAN may be based on whether there is a co-borrower and/or the borrower or co-borrower’s credit history.  If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history.  If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for LAWLOANS disbursed before June 1, 2004 is equal to the lesser of:

•

The maximum borrower interest rate allowed by law,

and

•

The sum of

•

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result, as the “bond equivalent” rate of the most recent auction,

•

or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the change date, and

•

 the applicable interest rate margin,

and is

•

Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for LAWLOANS disbursed on or after June 1, 2004 is equal to the lesser of:

•

The maximum borrower interest rate allowed by law

and

•

The sum of

•

the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

•

the applicable interest rate margin,

and is

•

Rounded to the nearest one-eighth (0.125) of one percent.

LawEXCEL Loans. The borrower’s interest rate on LawEXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•

The annual variable interest rate for any year resets annually on or about the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for LawEXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for LawEXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

LAWLOANS.  Borrowers typically begin to repay principal on a LAWLOAN after the applicable grace period, which is usually nine months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school.  Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment and economic hardship.  Interest will capitalize:

•

At commencement of repayment.

•

Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•

At the end of each hardship forbearance period.

In general, each loan must be scheduled for full repayment over a period of not more than 25 years after repayment begins.  The LAWLOANS Program currently requires a minimum $50.00 monthly payment per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding LAWLOANS Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months)
$20,000-$40,000	20 years (240 months)
Greater than $40,000	25 years (300 months)

Under the LAWLOANS Program, borrowers may also choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

LawEXCEL Loans. Borrowers typically begin to repay a LawEXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a LawEXCEL Loan to either:

•

pay principal and interest while in school;

•

pay only interest while in school; or

•

defer principal and interest while in school.

Interest that accrues on a LawEXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total LawEXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the LawEXCEL Loan program, borrowers may also choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The LawEXCEL Loan program currently requires a minimum $50.00 monthly payment per loan.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Law Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Law Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when the loan enters repayment.  For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount.  For LAWLOANS disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount.  The disbursement fee is based on the borrower and/or co- borrower’s credit tier and currently ranges from 0% to 11.5%.  For LawEXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 8%.  For LAWLOANS and LawEXCEL Loans, the repayment fee or some portion of the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee is based on the borrower’s or the co-borrower’s credit rating as well as loan losses on similarly situated loans.  It currently ranges from 0% to 8%.

The Law Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX D

MBA Loan Programs

The MBA Loans® (“MBA Loans”) and MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom loans (“MBA EXCEL Loans”) provide private supplemental funding for students enrolled in a graduate business program.  The MBA Loans and MBA EXCEL Loans programs are referred to collectively as the “MBA Loan Programs.”  Since 1996 for new, non-serial loans and, since 1999 for all loans, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc.  and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P.  have performed the application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the MBA Loan Programs are as follows:

•

Be currently enrolled or admitted (including less than half-time students) in an approved graduate business program.

•

Be a U.S.  citizen, national, or permanent resident without conditions and with proper evidence of eligibility; international students may apply with a creditworthy U.S. citizen or permanent resident co-borrower.

•

Meet established credit requirements.

•

For the MBA EXCEL Loan program, have a valid U.S. social security number.

•

In most cases, be 18 years or older or apply with a creditworthy co-borrower with certain exceptions, including in the case of MBA Loans:

•

Nebraska residents must be 19 years old.

•

Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.

Interest.

MBA Loans.  For MBA Loans disbursed beginning with the 1988/1989 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills.  During repayment, the borrower’s rate is fixed and the index is the reported yield on 15-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed during the 1990/1991 Academic Year and the 1991/1992 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills.  During repayment, the borrower’s rate is fixed and the index is the reported yield on 10-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed beginning with the 1992/1993 Academic Year, the borrower received a variable rate during the in-school, grace, and repayment periods, with resets on January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills, the 10-year United States Treasury Bond or the 15-year United States Treasury Bond, as the case may be.

For MBA Loans disbursed beginning with the 1996/1997 Academic Year and through the 1998/1999 Academic Year, the borrower received a variable rate during the in-school, grace and repayment periods, with resets on every January 1, April 1, July 1 and October 1.  The index is the rate published weekly in The Wall Street Journal, “Credit Markets” section in the table that quotes the results as the “coupon equivalent” rate of the most recent auction of the 13-week U.S. Treasury Bills.

For MBA Loans disbursed beginning with the 1999/2000 Academic Year and through the 2003/2004 Academic Year, the borrower received a variable rate during the in-school, grace and repayment period, with resets on January 1, April 1, July 1, and October 1.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date.

For MBA Loans disbursed on or after June 1, 2004, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.

The interest rate margin for a MBA Loan may be based on whether the loan is in repayment and the borrower’s credit history.  Interest rates currently range from T-Bill plus 3.25% to T-Bill plus 4.50%, 10-year Treasury Bond plus 4.50%, 15-year Treasury Bond plus 4.625%, and Prime Rate minus 1.00% to Prime Rate plus 4.00%.

The rate for MBA Loans is equal to the lesser of:

•

the maximum borrower interest rate allowed by law, and

•

the sum of the applicable index and the applicable interest rate margin,

and is

•

rounded to the nearest one-eighth (0.125) of one percent.

MBA EXCEL Loans. The borrower’s interest rate on MBA EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate.  Both interest rates are based on the prime rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. prime rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•

The annual variable interest rate for any year resets annually on the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for MBA EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75%% to plus 2.25%.  All interest rates for MBA EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MBA Loans.  Borrowers typically begin to repay principal on a MBA Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at an eligible school at least half time at an eligible school.  Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment, internship/residency and economic hardship.  Interest will capitalize:

•

At commencement of repayment.

•

Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•

Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•

At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins.  The MBA Loans Program currently requires a minimum $50.00 monthly payment per loan.  The standard repayment term schedule for the MBA Loans Program is presented below.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

•

Prior to the 1996/1997 Academic Year, repayment terms were as follows:

•

Twelve (12) years (144 months).

•

Minimum monthly payment was $50.00 per loan program.

•

The maximum repayment excludes periods of in-school, grace, deferment and forbearance.

•

For the 1996/1997 Academic Year, repayment terms were as follows:

•

If the outstanding MBA Loan debt was $15,000 or less, the maximum repayment term was twelve (12) years (144 months).

•

If the total indebtedness exceeded $15,000, the maximum repayment term was fifteen (15) years (180 months).

•

Minimum monthly payment is $50.00 per loan program.

•

The maximum repayment excludes periods of in-school, grace, internship/residency, and forbearance.

•

For the 1997/1998 Academic Year to the present:

•

The initial repayment schedule will default to fifteen (15) years at the beginning of repayment.  However, the repayment schedule may extend on a case-by-case basis to prevent default, depending on the total indebtedness as outlined below.  The extended repayment option was implemented in the 2000/2001 Academic Year.

•

Repayment terms exclude periods of in-school, grace, deferment and forbearance.

•

The minimum monthly payment is $50.00 per loan program.

Total Outstanding MBA Loan Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months)
$20,000-$40,000	20 years (240 months)
Greater than $40,000	25 years (300 months)

Under the MBA Loans Program, borrowers may also choose a graduated repayment option.

For loans disbursed prior to the 1997/1998 Academic Year, the borrower may receive one of the alternative graduated repayment schedules set forth below in the Select Step(SM) Repayment Plan:

•

If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period allowed is twelve (12) years, the first year (12 months) will be interest-only payments followed by eleven (11) years (132 months) of principal and interest payments.

•

If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period is fifteen (15) years, the first year (12 months) will be interest-only payments followed by fourteen (14) years (168 months) of principal and interest payments.

The Select Step(SM) Repayment Plan also offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet eligibility requirements for this repayment option.

MBA EXCEL Loans.  Borrowers typically begin to repay a MBA EXCEL Loan 4½ years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at least half time at an eligible school, whichever is earlier.  Borrowers may make an election upon applying for an MBA EXCEL Loan to either:

•

pay principal and interest while in school;

•

pay only interest while in school; or

•

defer principal and interest while in school.

Interest that accrues on an MBA EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Outstanding MBA EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the MBA EXCEL Loan program, borrowers may also choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The MBA EXCEL Loan programs currently require a minimum $50.00 monthly payment per loan.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The MBA Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the MBA Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when their MBA Loan enters repayment. For an MBA Loan, disbursement fees currently range from 0% to 4%.  The disbursement fee is generally added to the requested loan amount.  For MBA EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 6%. For MBA Loans and MBA EXCEL Loans, the repayment fee, or some portion of that fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  Repayment fees currently range from 0% to 4%.

The MBA Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX E

Medical Loan Programs

MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans (“MEDLOANS”) and MD EXCEL, R&R EXCEL Custom, MED EXCEL Preferred, Med EXCEL Custom, R&R EXCEL Preferred, R&R EXCEL Custom, EXCEL Grad Extension Loan R&R, Dental EXCEL Preferred, and Dental EXCEL Custom loans (“MD EXCEL Loans”) provide private supplemental funding for osteopathic, allopathic, veterinary and dental students and can be used to cover education-related expenses.  The MEDLOANS and the MD EXCEL Loans programs are referred to collectively as the “Medical Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for these loan programs on behalf of the originating lenders.  The MEDEX Loan, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R programs help students in their final year of medical school to cover the costs related to internship/residency interviews and relocation.

Eligibility Requirements.

The eligibility requirements for Medical Loan Programs are as follows:

•

Graduate student enrolled or admitted at least half-time at a medical school approved by the Association of American Medical Colleges (AAMC) (for allopathic medical students only).

•

Be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

The eligibility requirements for MD EXCEL Loans are as follows:

•

Graduate student enrolled at least half time in a graduate level degree granting program at an approved institution, and must be in the final year of a medical program for the EXCEL Grad Extension Loan R&R program.

•

Be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•

Meet established credit requirements.

•

In general, be of the age of majority.

•

Have a valid U.S. social security number.

Interest

MEDLOANS.  The interest rate for MEDLOANS depends on the date of disbursement and the period of enrollment.

The borrower’s interest rate on MEDLOANS may be fixed or variable.  Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment.  As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date.  As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.  As of June 1, 2004 for MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans, rate changes are monthly variable with resets on the first day of each month.  The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.  Interest rates currently range from 91-day T-Bill plus 2.50% to 91-day T-Bill plus 3.50% and Prime Rate to Prime Rate plus 2.00%.

The rate for MEDLOANS is equal to the lesser of:

•

The interest rate cap as presented in the following chart

	Interest Rate Cap		Limitations on Changes in Interest Rates
App Year	Minimum	Maximum
1986/1987 through 1988/1989	6.00%	20.00%	Rate will not change more than 10% during each year
1989/1990 through 1990/1991	6.00%	20.00%	Rate will not change more than 10% during each year
1991/1992 to present	N/A	N/A	The rate will not exceed the maximum allowed by law

and

•

The sum of

Prior to 1992/1993	Variable (In-School and Grace)	Fixed (Repayment)
	• Weekly variable. • Changes each Wednesday. • The index is the weekly auction of the 91-day T-Bill that occurs each Tuesday.	• The most recent weekly average yield on United States Treasury securities adjusted to a constant maturity of 30 years published prior to the beginning of the repayment period.

As of 1992/1993	Variable (In-School and Grace)
• Quarterly variable. • Changes January 1, April 1, July 1 and October 1. • The index is the average of the weekly auctions of the 91-day T-Bill for the quarter preceding the change date.

As of 1999/2000	Variable (In-School, Grace, and Repayment)
• Quarterly variable. • Changes January 1, April 1, July 1 and October 1. • The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

As of June 1, 2004 for	Variable (In-School, Grace, and Repayment)
MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans

•

Monthly variable.

•

Changes on the first business day of each month.

•

The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.

and

•

The applicable interest rate margin.

and

•

Rounded to the nearest one-eighth (0.125) of one percent.

MD EXCEL Loans. The borrower’s interest rate on MD EXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the prime rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•

The annual variable interest rate for any year resets annually on the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for MD EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for MD EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MEDLOANS.  Borrowers typically begin to repay a MEDLOAN within 45 days of the status end date.  Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation.  When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period.  Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship.  Interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.
1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.
1998/1999 to Present	Interest will capitalize at the beginning of repayment and at the end of any deferment or forbearance.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The MEDLOANS program currently requires a minimum $50.00 monthly payment per loan.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

Under the MEDLOANS program, borrowers may choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower:

•

For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

•

For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

•

For all loans, the borrower has the choice of two (2) years of interest-only payments followed by level payments for the remaining term of the loan, or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.

•

The borrower must meet certain eligibility requirements.

MD EXCEL Loans.  Borrowers typically begin to repay a MD EXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a MD EXCEL Loan to either:

•

pay principal and interest while in school;

•

pay only interest while in school; or

•

defer principal and interest while in school.

Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.

Interest that accrues on a MD EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total MD EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the MD EXCEL Loan program, borrowers may also choose a graduated repayment option.  The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The MD EXCEL Loan program currently requires a minimum $50.00 monthly payment per loan.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Medical Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Medical Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their MEDLOAN enters repayment. For MEDLOANS disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee currently ranges from 0% to 8%. For MD EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 6%. For MEDLOANS and MD EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee currently ranges from 0% to 6%.

The Medical Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX F

Direct-to-Consumer Loan Programs

The Tuition AnswerSM Loan Program, the Tuition Answer II Loan Program and the Tuition Answer Loan Employee First Loan Program (each, a “Tuition Answer Loan” and together the “Tuition Answer Loan Programs”) are direct-to-consumer loan programs that are available to adult students or parents or other creditworthy individuals borrowing on behalf of students who are enrolled, at least half time, in a two or four year degree granting college or university. Since the inception of the Tuition Answer Loan Programs in 2004, Sallie Mae, Inc. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the Tuition Answer Loan Programs are as follows:

•

Be currently enrolled at least half-time in a degree or certificate granting program at an eligible degree-granting institution.

•

Have a valid U.S. social security number.

•

Be a U.S. citizen or eligible permanent resident.

•

Meet established credit requirements.

•

In most cases, be 18 years or older or apply with a creditworthy co-borrower.

Interest.

The interest rate for a Tuition Answer Loan is variable and currently ranges from prime rate plus 0.00% to prime rate plus 7.75%.  The borrower’s interest rate resets monthly on the first day of each month.  The margin will be based on the payment option chosen and on whether there is a co-borrower and/or the borrower or co-borrower’s credit score.  If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history.  If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for Tuition Answer Loans is equal to the lesser of:

•

The maximum borrower interest rate allowed by law,

and

•

The sum of

•

the highest U.S. Prime Rate, as published in The Wall Street Journal under the  “Money Rates” section on the next to last New York business day of the month prior to the reset date, and

•

the applicable interest rate margin,

and is

•

Rounded to the nearest one-fourth (0.25) of one percent.

A borrower’s interest rate may also be increased by 2% if a borrower fails to make a payment when due, is in default, or if certain other events outlined in the promissory note occur.

Repayment.

Borrowers typically begin to repay principal on a Tuition Answer Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school.  Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship.  Interest will capitalize:

•

At commencement of repayment.

•

At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The Tuition Answer Loan Programs currently require a minimum  monthly payment of $50.00 per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of deferment and forbearance.

Total Outstanding Tuition Answer Loan Indebtedness	Maximum Repayment Terms
$2,999 and under	4 years (48 months)
$3,000 to $3,999	6 years (72 months)
$4,000 to $7,499	10 years (120 months)
$7,500 to $9,999	15 years (180 months)
$10,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and above	30 years (360 months)

Under the Tuition Answer Loan Programs, borrowers may also choose an interest-only repayment option.  Under the interest-only repayment option while the student is continuously enrolled at an eligible school, a borrower may make interest-only payments for up to four (4) years followed by level payments of principal and interest for the remaining term of the loan.  The borrower must meet certain eligibility requirements for this repayment option.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  The disbursement fee is added to the requested loan amount and is based among other factors on the borrower’s and/or co-borrower’s credit score and ranges from 0% to 10%.

The Tuition Answer Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX G

Private Consolidation Loan Program

The Sallie Mae Private Consolidation Loan Program (“Private Consolidation Loans”) allows eligible borrowers to combine several existing private education loans into one new loan.  Since the inception of the Sallie Mae Private Consolidation Loan Program in 2006, Sallie Mae, Inc. and its affiliates have performed all application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the Private Consolidation Loan Program are as follows:

•

Be a U.S. citizen or eligible permanent resident.

•

Have a valid U.S. Social Security number.

•

Have good credit or apply with a creditworthy co-borrower and have a minimum three-year credit history.

•

Meet minimum income requirements.

•

In most cases, be 18 years or older.

•

Be consolidating private education loans on which he/she is the primary borrower.

•

Students must have successfully completed his/her post-secondary course of study (or will do so within the next 30 days).

Interest.

The interest rate for a Private Consolidation Loan is variable and currently ranges from prime rate plus 0.0% to prime rate plus 6.0%.  The borrower’s interest rate resets monthly on the first day of each month.  The margin is generally based on whether there is a co-borrower and the borrower and/or co-borrower’s credit score and payment history.  If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history.  If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for Private Consolidation Loans is equal to the lesser of:

•

The maximum borrower interest rate allowed by law,

and

•

The sum of

•

the highest U.S. Prime Rate, as published in The Wall Street Journal under the  “Money Rates” table on the next to last New York business day of the month prior to the reset date, and

•

the applicable interest rate margin,

and is

•

Rounded to the nearest one-fourth (0.25) of one percent.

A borrower’s interest rate may also be increased by 2% if the borrower fails to make any monthly installment payment within 15 days after it becomes due.

Repayment.

Borrowers typically begin to repay principal and interest on a Private Consolidation Loan immediately, within 45 days after the disbursement date.  If a student borrower re-enrolls in school at least half-time, the student borrower is eligible for up to forty-eight (48) months of in-school payment postponement, during which time the borrower is not required to make any payments.  Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship.  Interest will capitalize:

•

At commencement of repayment.

•

At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The Private Consolidation Loan Program currently require a minimum monthly payment of $50.00 per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of postponement, deferment and forbearance.

Total Outstanding Private Consolidation Loan Indebtedness	Maximum Repayment Terms
$5,000 to $19,999	15 years (180 months)
$20,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and above	30 years (360 months)

Under the Private Consolidation Loan Program, borrowers may also choose an interest-only repayment option.  Under the interest-only repayment option, a borrower will make one (1) year of interest-only payments followed by level payments of principal and interest for the remaining term of the loan.  The interest-only period, if any, is included in the maximum repayment term.  Interest only payments are based on the interest rate in effect at the time of disclosure.  The borrower must meet certain eligibility requirements for this repayment option.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  The disbursement fee is added to the requested loan amount and is based on the borrower’s and/or co-borrower’s credit and ranges from 0% to 5%.

The Private Consolidation Loan Program and the servicing requirements thereunder may be amended from time to time.

APPENDIX H

Global Clearance, Settlement and
Tax Documentation Procedures

Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as “Global Securities.” Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Additional Information Regarding the Notes—Book Entry Registration” in this prospectus) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions in U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary. Investors’ interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date.  Secondary market trading on a reset date will be settled as described under “Additional Information Regarding the Notes—Book-Entry Registration” in this prospectus.

Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear participants.  Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.

Securities.  After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•

that holder takes one of the following steps to obtain an exemption or reduced tax rate:

1.  Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

2.  Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or partnership, for which the income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

3.  Exemption or reduced rate for non-U.S. persons resident in treaty countries— Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

4.  Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The Global Securityholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN, provided without a taxpayer identification number (“TIN”) and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.  Form W8-BEN provided with a TIN will generally be effective until a change in circumstances makes any information on the form incorrect.

For these purposes, a U.S. person is:

•

a citizen or individual resident of the United States,

•

a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia,

•

an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

•

a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PART II

Item 14. Other Expenses of Issuance and Distribution.*

The following table sets forth the expenses payable by us in connection with the offering of the securities being registered herein. They are estimated as follows:

SEC registration fee	$3,597,772
Legal fees and expenses	$7,000,000
Accounting fees and expenses	$3,500,000
Blue Sky fees and expenses	$180,000
Rating agency fees	$25,000,000
Eligible Lender Trustee fees and expenses	$216,000
Indenture Trustee fees and expenses	$216,000
Printing expenses	$4,500,000
Miscellaneous	$400,000
Total	$44,609,772

*  All amounts, other than the Securities and Exchange Commission registration fee, aggregate estimates of costs and expenses incurred or to be incurred in connection with the issuance and distribution of separate series of securities to be offered from time to time.

Item 15. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act, as amended (6 Del. C. Section 18-101 et seq.), empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 20 of the Limited Liability Company Operating Agreement of SLM Funding LLC, dated as of January 1, 2003, provides as follows:

(a)  No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions, provided, any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

(c)  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto, to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)  The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Item 16. Exhibits. The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement for Notes*
1.2	Form of Pricing Agreement for Notes (included as Annex 1 to Exhibit 1.1)*
3.1	Form of Certificate of Trust for the SLM Student Loan Trusts (included as Exhibit B to Exhibit 4.2)*
3.2	Certificate of Formation of SLM Funding LLC**
3.3	Limited Liability Company Operating Agreement of SLM Funding LLC**
4.1	Form of Indenture among the Trust, the Eligible Lender Trustee and the Indenture Trustee*
4.2	Form of Amended and Restated Trust Agreement among SLM Funding LLC, the Eligible Lender Trustee and the Indenture Trustee*
4.3	Form of Interim Trust Agreement between SLM Funding LLC and the Interim Eligible Lender Trustee*
4.4	Form of Interim Trust Agreement between VG Funding, LLC and the Interim Eligible Lender Trustee*
5.1	Opinion of McKee Nelson with respect to legality***
8.1	Opinion of Shearman & Sterling LLP with respect to tax matters***
8.2	Opinion of Richards, Layton & Finger, Delaware tax counsel with respect to certain Delaware tax matters***
23.1	Consent of McKee Nelson LLP (to be included as part of Exhibit 5.1)***
23.2	Consent of Shearman & Sterling LLP (to be included as part of Exhibit 8.1)***
23.3	Consent of Richards, Layton & Finger, Delaware tax counsel (to be included as part of Exhibit 8.2)***
24.1	Power of Attorney for SLM Funding LLC (included with this Part II)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Indenture Trustee***
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Indenture Trustee***
99.1	Form of Sale Agreement among SLM Funding LLC, the Trust, the Interim Eligible Lender Trustee and the Eligible Lender Trustee*
99.2	Form of Servicing Agreement among the Trust, the Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee*
99.3	Form of Purchase Agreement among SLM Funding LLC, SLM Education Credit Finance Corporation and the Interim Eligible Lender Trustee*
99.4	Form of Purchase Agreement among SLM Funding LLC, Sallie Mae, Inc., VG Funding, LLC and the Interim Eligible Lender Trustee*
99.5	Form of Administration Agreement among SLM Funding LLC, the Trust, the Eligible Lender Trustee, the Indenture Trustee, the Administrator and the Servicer*
99.6	Form of Remarketing Agreement among the Trust, the Administrator and the Remarketing Agents*

*   Previously filed.

**  Incorporated by reference from the registrant’s registration statement on Form S-3 (File No. 333-132315) filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as declared effective on March 10, 2006.

***  Filed herewith.

Item 17. Undertakings.

(a) As to Rule 415:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:  If the registrant is relying on Rule 430B of the Securities Act:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv) Any other communication that is an offer in the offering made by the undersigned to the purchaser.

(b)    As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.

(c)    As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)    As to Rule 430A: The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus files as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.

(e) Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939:

The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(f)  Undertaking in respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)  Undertaking in respect of filings regarding asset-backed securities that provide certain information through an Internet web site:

The registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SLM Funding LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia on the 14th day of May, 2007.

SLM FUNDING LLC
(Registrant)
By: /s/ C.E. Andrews
Name: C.E. Andrews
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ C.E. Andrews C.E. Andrews	President (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Manager	May 14, 2007

/s/ Thomas J. Fitzpatrick* Thomas J. Fitzpatrick	Manager	May 14, 2007

/s/ J. Lance Franke* J. Lance Franke	Senior Vice President, Sallie Mae, Inc., a Manager of SLM Funding LLC	May 14, 2007

Manager
Victor A. Duva

Manager
Kenneth J. Uva

* By:           /s/ C.E. Andrews

       Attorney-in-Fact

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement for Notes*
1.2	Form of Pricing Agreement for Notes (included as Annex 1 to Exhibit 1.1)*
3.1	Form of Certificate of Trust for the SLM Student Loan Trusts (included as Exhibit B to Exhibit 4.2)*
3.2	Certificate of Formation of SLM Funding LLC**
3.3	Limited Liability Company Operating Agreement of SLM Funding LLC**
4.1	Form of Indenture among the Trust, the Eligible Lender Trustee and the Indenture Trustee*
4.2	Form of Amended and Restated Trust Agreement among SLM Funding LLC, the Eligible Lender Trustee and the Indenture Trustee*
4.3	Form of Interim Trust Agreement between SLM Funding LLC and the Interim Eligible Lender Trustee*
4.4	Form of Interim Trust Agreement between VG Funding, LLC and the Interim Eligible Lender Trustee*
5.1	Opinion of McKee Nelson with respect to legality***
8.1	Opinion of Shearman & Sterling LLP with respect to tax matters***
8.2	Opinion of Richards, Layton & Finger, Delaware tax counsel with respect to certain Delaware tax matters***
23.1	Consent of McKee Nelson LLP (to be included as part of Exhibit 5.1)***
23.2	Consent of Shearman & Sterling LLP (to be included as part of Exhibit 8.1)***
23.3	Consent of Richards, Layton & Finger, Delaware tax counsel (to be included as part of Exhibit 8.2)***
24.1	Power of Attorney for SLM Funding LLC (included with this Part II)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Indenture Trustee***
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Indenture Trustee***
99.1	Form of Sale Agreement among SLM Funding LLC, the Trust, the Interim Eligible Lender Trustee and the Eligible Lender Trustee*
99.2	Form of Servicing Agreement among the Trust, the Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee*
99.3	Form of Purchase Agreement among SLM Funding LLC, SLM Education Credit Finance Corporation and the Interim Eligible Lender Trustee*
99.4	Form of Purchase Agreement among SLM Funding LLC, Sallie Mae, Inc., VG Funding, LLC and the Interim Eligible Lender Trustee*
99.5	Form of Administration Agreement among SLM Funding LLC, the Trust, the Eligible Lender Trustee, the Indenture Trustee, the Administrator and the Servicer*
99.6	Form of Remarketing Agreement among the Trust, the Administrator and the Remarketing Agents*

*   Previously filed.

**  Incorporated by reference from the registrant’s registration statement on Form S-3 (File No. 333-132315) filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as declared effective on March 10, 2006.

***  Filed herewith.